   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 1997
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------
                        ICF KAISER INTERNATIONAL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              54-1437073
       (STATE OF INCORPORATION)            (I.R.S. EMPLOYER IDENTIFICATION
                                                       NUMBER)

                           AND SUBSIDIARY GUARANTORS
            CYGNA CONSULTING ENGINEERS AND PROJECT MANAGEMENT, INC.
                     ICF KAISER GOVERNMENT PROGRAMS, INC.
                          PCI OPERATING COMPANY, INC.
                   SYSTEMS APPLICATIONS INTERNATIONAL, INC.
    (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR RESPECTIVE CHARTERS)

              CALIFORNIA                             94-2278222
               DELAWARE                              54-1761768
               DELAWARE                              54-1589711
               DELAWARE                              54-1770848
       (STATE OF INCORPORATION)            (I.R.S. EMPLOYER IDENTIFICATION
                                                       NUMBER)
                                     8711
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                               ---------------
           9300 LEE HIGHWAY                     PAUL WEEKS, II, ESQ.
        FAIRFAX, VIRGINIA 22031        SENIOR VICE PRESIDENT, GENERAL COUNSEL
            (703) 934-3600                          AND SECRETARY
   (ADDRESS, INCLUDING ZIP CODE, AND       ICF KAISER INTERNATIONAL, INC.
TELEPHONE NUMBER, INCLUDING AREA CODE,            9300 LEE HIGHWAY
  OF REGISTRANTS' PRINCIPAL EXECUTIVE          FAIRFAX, VIRGINIA 22031
                OFFICE)                            (703) 934-3600
                                         (NAME, ADDRESS, INCLUDING ZIP CODE,
                                        AND TELEPHONE NUMBER, INCLUDING AREA
                                             CODE, OF AGENT FOR SERVICE)
                                   COPY TO:
                            JAMES J. MAIWURM, ESQ.
                             CROWELL & MORING LLP
                        1001 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C. 20004
                                (202) 624-2500
                               ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                        PROPOSED
                                           PROPOSED      MAXIMUM
  TITLE OF EACH CLASS OF      AMOUNT       MAXIMUM      AGGREGATE   AMOUNT OF
     SECURITIES TO BE          TO BE    OFFERING PRICE  OFFERING   REGISTRATION
        REGISTERED          REGISTERED   PER UNIT(1)    PRICE(1)       FEE
-------------------------------------------------------------------------------
12% Senior Notes due 2003,
 Series B ...............   $15,000,000     100.5%     $15,075,000  $4,568.18
-------------------------------------------------------------------------------
Guarantees of 12% Senior
 Notes, Series B ........   $15,000,000      (2)           (2)         (2)
-------------------------------------------------------------------------------
Total ...................   $15,000,000     100.5%     $15,075,000  $4,568.18

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) In accordance with Rule 457(f)(1), the registration fee is calculated based on the average of the bid and asked price on the over-the-counter market on January 6, 1997, of the 12% Senior Notes due 2003, Series A, of ICF Kaiser International, Inc.
(2) No additional consideration will be paid by the recipients of the 12% Senior Notes due 2003, Series B, for the Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.
                               ---------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 10, 1997

PROSPECTUS
                         ICF KAISER INTERNATIONAL, INC.

 OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF ITS 12% SENIOR NOTES DUE 2003,
   SERIES B, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR EACH $1,000 IN PRINCIPAL AMOUNT OF ITS OUTSTANDING 12% SENIOR
                            NOTES DUE 2003, SERIES A

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON    , 1997,
                                UNLESS EXTENDED.

                                  ----------

  ICF Kaiser International, Inc. ("ICF Kaiser" or the "Company") hereby offers to exchange (the "Exchange Offer") up to $15,000,000 in aggregate principal amount of its new 12% Senior Notes due 2003, Series B (the "Exchange Notes"), for up to $15,000,000 in aggregate principal amount of its outstanding 12% Senior Notes due 2003, Series A (the "Old Notes" and, together with the Exchange Notes, the "Notes"), that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

  The terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes (i) are freely transferable by holders thereof (except as provided below) and (ii) are not entitled to certain registration rights and certain additional interest provisions that are applicable to the Old Notes under the Registration Rights Agreement (as defined). The Exchange Notes will be issued under the indenture dated as of December 23, 1996 governing the Old Notes (the "Indenture").

  The interest rate on the Exchange Notes will be 13% until the Company achieves and maintains $36 million of Earnings (as defined) for two consecutive quarters on a trailing twelve-month basis after deducting minority interests and before interest, taxes, depreciation and amortization calculated in accordance with generally accepted accounting principles. See "Description of the Notes--Interest Rate Increase." Interest on the Exchange Notes is payable semiannually on June 30 and December 31 of each year, commencing June 30, 1997. Interest on the Exchange Notes will accrue from December 31, 1996. The Exchange Notes are not redeemable prior to December 31, 1998. The Exchange Notes are redeemable, in whole or in part, at the option of the Company on or after December 31, 1998 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption.

  The Exchange Notes will be senior unsecured obligations of the Company, will rank senior to all subordinated indebtedness of the Company and will rank pari passu in right of payment with all existing and future senior indebtedness of the Company, including the Old Notes and indebtedness under the Credit Facility (as defined). As of September 30, 1996, after giving pro forma effect to the issuance of the Old Notes, borrowings under the Credit Facility and application of the proceeds therefrom, the Company would have had approximately $153.9 million of total indebtedness and $18.8 million secured indebtedness under the Credit Facility. The Exchange Notes will be unconditionally guaranteed by four wholly owned subsidiaries of the Company (the "Subsidiary Guarantors").

  In the event of a Change of Control (as defined), the Company will be required to offer to purchase all Exchange Notes then outstanding at a purchase price equal to 101% of the aggregate principal amount of such Exchange Notes, plus accrued and unpaid interest, if any, to the date of purchase.
                                                        (Continued on next page)

                                  ----------
  HOLDERS OF OLD NOTES SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS PRIOR TO MAKING A DECISION WITH RESPECT TO THE EXCHANGE OFFER.

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------
                   THE DATE OF THIS PROSPECTUS IS      , 1997

(Continued from previous page)

  The Old Notes were originally issued and sold on December 23, 1996 in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 144A promulgated under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based upon its view of interpretations provided to third parties by the Staff (the "Staff") of the Securities and Exchange Commission (the "Commission"), the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder that is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act (an "Affiliate"), (ii) a broker-dealer who acquired Old Notes directly from the Company or (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The Letter of Transmittal that is filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Letter of Transmittal") states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Old Notes as a result of market-making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of Exchange Notes. The Company has agreed that, for a period of 180 days after the Exchange Date (as defined), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes and any other holder that cannot rely upon interpretations of the Staff must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

  Old Notes initially purchased by qualified institutional buyers and institutional accredited investors were initially represented by a single, global Old Note in registered form, registered in the name of a nominee of The Depository Trust Company ("DTC"), as depository. The Exchange Notes exchanged for Old Notes represented by the global Old Note will be represented by one or more global Exchange Notes in registered form, registered in the name of the nominee of DTC. See "Book-Entry; Delivery and Form." Exchange Notes issued to persons other than qualified institutional buyers and institutional accredited investors in exchange for Old Notes held by such investors will be issued only in certificated, fully registered, definitive form. Except as described herein, Exchange Notes in definitive certificated form will not be issued in exchange for the global Old Note or interests therein.

  The Old Notes and the Exchange Notes constitute new issues of securities with no established public trading market. Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Old Notes are not tendered or are tendered but are not accepted in the Exchange Offer, a holder's ability to sell such Old Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of any remaining Old Notes will continue to be subject to the existing restrictions on transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Notes except under certain limited circumstances. See "Old Notes Registration Rights; Additional Interest." No assurance can be given as to the liquidity of the trading market for the Old Notes or the Exchange Notes. The Old Notes are not listed on any securities exchange and the Company does not intend to apply for a listing of the Exchange Notes on a securities exchange.

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. The Exchange
Offer will expire at 5:00 p.m., New York City time, on    , 1997, unless
extended (the "Expiration Date"). The date of acceptance for exchange of the Old Notes (the "Exchange Date") will be the first business day following the Expiration Date, upon surrender of the Old Notes. Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable.

  The Company will not receive any proceeds from the Exchange Offer. The Company will pay all expenses incident to the Exchange Offer.

                             AVAILABLE INFORMATION

  The Company and the Subsidiary Guarantors have filed with the Commission a Registration Statement on Form S-1 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company, the Subsidiary Guarantors and the Exchange Notes, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made.

  The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements, and other information filed by the Company may be inspected by anyone without charge at the Commission's Public Reference Room, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

  The Company's common stock is traded on the New York Stock Exchange. Reports, proxy material and other information concerning the Company may be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  In the event that the Company ceases to be subject to the reporting requirements of the Exchange Act, the Company has agreed that, so long as the Exchange Notes remain outstanding, it will file with the Commission and distribute to holders of the Exchange Notes copies of the financial information that would have been contained in annual reports and quarterly reports, including management's discussion and analysis of financial condition and results of operations, that the Company would have been required to file with the Commission pursuant to the Exchange Act. Such financial information shall include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The terms "Company" or "ICF Kaiser" in this Prospectus may refer to ICF Kaiser International, Inc. and/or any of its consolidated subsidiaries. Effective December 31, 1995, the Company changed its fiscal year end from February 28 to December 31.

                                  THE COMPANY

  ICF Kaiser International, Inc., through ICF Kaiser Engineers, Inc. and its other operating subsidiaries, is one of the nation's largest engineering, construction, program management and consulting services companies. The Company's Federal Programs, Engineers and Consulting Groups provide fully integrated services to domestic and foreign clients in the private and public sectors of the environment, infrastructure and basic metals and mining industry markets. For the latest nine-month period ended September 30, 1996, ICF Kaiser had gross and service revenue of $1,023.4 million and $433.6 million, respectively. Service revenue is derived by deducting the costs of subcontracted services and direct project costs from gross revenue and adding the Company's share of income (loss) of joint ventures and affiliated companies. As of November 30, 1996, the Company employed 5,176 people located in more than 80 offices worldwide.

  In the environmental market, the Company provides services in connection with the remediation of hazardous and radioactive waste, waste minimization and disposal, risk assessment, global warming and acid rain, alternative fuels and clean up of harbors and waterways. Demand for environmental services is driven by a number of factors, including: the need to improve the quality of the environment; federal, state and municipal regulation and enforcement; and increased liability associated with pollution-related injury and damage. ICF Kaiser is well-positioned to take advantage of the growing market arising from the increased awareness internationally of the need for additional and/or initial environmental regulations, studies and remediation.

  ICF Kaiser also provides services to the infrastructure market. This market is driven by the need to maintain and expand, among other things, ports, roads, highways, mass transit systems and airports. Increasingly, environmental concerns, such as wastewater treatment and reducing automotive air pollutant emissions, are a driving force behind new infrastructure and transportation initiatives. The Company has capitalized on its specialized technical and environmental skills to win projects that provide consulting, planning, design and construction services. Internationally, there is a critical need for infrastructure projects where population growth of major cities has been and will continue to be extremely high. The Company currently provides engineering and construction management services for mass transit and wastewater treatment facilities in many such major cities worldwide.

  ICF Kaiser assists its basic metals and mining industry clients by providing the engineering and construction skills needed to maintain and retrofit existing plants and replace aging production capacity with newer, more efficient and more environmentally responsible facilities. The Company's engineering and construction skills, as well as its access to process technologies, have helped establish it as a worldwide leader in serving the basic metals and mining industries, especially aluminum and steel. ICF Kaiser is currently expanding its operations internationally, particularly engineering and construction management services related to alumina production from bauxite, aluminum smelting and other basic industry facilities.

  The Company is currently working on several large, highly visible projects, including, but not limited to, (i) a five-year contract at the U.S. Department of Energy's Rocky Flats Environmental Technology site near Golden, Colorado,
(ii) a two-year contract with Nova Hut, an integrated steel maker based in the Czech Republic, (iii) two four-year Total Environmental Restoration Contracts ("TERC") to perform environmental restoration work at federal installations for the U.S. Army Corps of Engineers, (iv) a five-year construction management contract for the Boston Harbor wastewater treatment facility and (v) a three-year contract as the project manager at the light rail transit system in Manila.

  ICF Kaiser International, Inc. was incorporated in Delaware in 1987 under the name American Capital and Research Corporation. It is the successor to ICF Incorporated, a nationwide consulting firm organized in 1969. In 1988, the Company acquired the Kaiser Engineers business which dates from 1914. The Company's headquarters is located at 9300 Lee Highway, Fairfax, Virginia 22031-1207, telephone number (703) 934-3600.

                               THE EXCHANGE OFFER

The Exchange Offer........  The Company is offering to exchange (the "Exchange
                            Offer") up to $15,000,000 aggregate principal amount of its 12% Senior Notes due 2003, Series B (the "Exchange Notes"), for up to $15,000,000 ag-gregate principal amount of its outstanding 12% Se-nior Notes due 2003, Series A, that were issued and sold in a transaction exempt from registration un-der the Securities Act (the "Old Notes" and to-gether with the Exchange Notes, the "Notes"). The form and terms of the Exchange Notes are substan-tially identical (including principal amount, in-terest rate, maturity, security and ranking) to the form and terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof except as provided herein (see "The Exchange Offer--Terms of the Exchange" and "--Terms and Conditions of the Letter of Transmittal") and are not entitled to certain registration rights and certain additional interest provisions that are ap-plicable to the Old Notes under a registration rights agreement dated as of December 23, 1996 (the "Registration Rights Agreement") between the Com-pany and BT Securities Corporation as initial pur-chaser (the "Initial Purchaser") of the Old Notes.

                            Exchange Notes issued pursuant to the Exchange Of-fer in exchange for the Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is (i) an Affiliate of the Company, (ii) a broker-dealer who acquired Old Notes directly from the Company or
                            (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activi-
                            ties), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not in-tend to engage in, and have no arrangement or un-derstanding with any person to participate in, a distribution of such Exchange Notes.

Minimum Condition.........  The Exchange Offer is not conditioned upon any min-
                            imum aggregate amount of Old Notes being tendered or accepted for exchange.

Expiration Date...........  The Exchange Offer will expire at 5:00 p.m., New
                            York City time, on    , 1997, unless extended (the
                            "Expiration Date").

Exchange Date.............  The first date of acceptance for exchange for the
                            Old Notes will be the first business day following the Expiration Date.

Conditions to the
 Exchange Offer...........  The obligation of the Company to consummate the Ex-
                            change Offer is subject to certain conditions. See "The Exchange Offer--Conditions to the Exchange Of-fer." The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

Withdrawal Rights.........  Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expira-tion Date. Any Old Notes not accepted for any rea-son will be returned without expense to the tendering holders thereof as promptly as practica-ble after the expiration or termination of the Ex-change Offer.
Procedures for Tendering
Old Notes.................  See "The Exchange Offer--How to Tender."

Federal Income Tax
Consequences..............  The exchange of Old Notes for Exchange Notes by tendering holders will not be a taxable exchange for federal income tax purposes, and such holders should not recognize any taxable gain or loss as a result of such exchange.

Use of Proceeds...........  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.
Effect on Holders of Old
Notes.....................  As a result of the making of this Exchange Offer, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of this Exchange Offer, the Company will have fulfilled a covenant contained in the terms of the Old Notes and the Registration Rights Agreement, and, accordingly, the holders of the Old Notes will have no further registration or other rights under the Registration Rights Agreement, except under certain limited circumstances. See "Old Notes Registration Rights; Additional Interest." Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture. All untendered, and tendered but unaccepted, Old Notes will continue to be subject to the restrictions on transfer provided for in the Old Notes and the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange Old Notes."

                          TERMS OF THE EXCHANGE NOTES

  The Exchange Offer applies to $15,000,000 aggregate principal amount of Old Notes. The form and terms of the Exchange Notes are substantially identical to the form and terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes."

Securities Offered........  $15,000,000 of 12% Senior Notes due 2003, Series B

Maturity Date.............  December 31, 2003

Interest Rate and Payment
 Dates....................  The Exchange Notes will bear interest at a rate of
                            12% per annum. Interest will accrue from December 31, 1996 and will be paid semiannually on June 30 and December 31 of each year, commencing June 30, 1997.
Temporary Interest Rate
 Increase.................  The interest rate on the Exchange Notes will be 13%
                            until (i) the Company achieves and maintains for two consecutive quarters on a trailing twelve-month basis $36 million of earnings after deducting mi-nority interests and before interest, taxes, depre-ciation and amortization calculated in accordance with generally accepted accounting principles ("Earnings") or (ii) March 31, 1998, provided that the Company's Earnings are $36 million as of that date on a trailing twelve-month basis. If the Company's Earnings are not $36 million as of that date on a trailing twelve-month basis, then the in-terest rate will continue at 13% until the Company's Earnings are $36 million for one quarter on a trailing twelve-month basis. See "Description of the Notes--Interest Rate Increase."

Optional Redemption.......  The Exchange Notes are redeemable, in whole or in part, at the option of the Company on or after De-cember 31, 1998 at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the redemption date.

Change of Control.........  In the event of a Change of Control, the Company will be required to offer to purchase all of the outstanding Exchange Notes at 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase. See "De-scription of the Notes--Change of Control."

Ranking...................  The Exchange Notes will be unsecured obligations of the Company, will rank senior to all subordinated indebtedness of the Company and will rank pari passu in right of payment with all existing and fu-ture senior indebtedness of the Company, including the Old Notes and indebtedness under the Credit Fa-cility (as defined).

Guarantees................  The Exchange Notes will be unconditionally guaran-
                            teed by the Subsidiary Guarantors.

Certain Covenants.........  The Indenture contains certain covenants that, among other things, limit: (i) the incurrence of additional indebtedness by the Company and its

                            Restricted Subsidiaries (as defined); (ii) the pay-ment of dividends; (iii) the repurchase of capital stock or subordinated indebtedness; (iv) the making of certain other distributions, loans and invest-ments; (v) the sale of assets and the sale of the stock of Restricted Subsidiaries; (vi) the creation of restrictions on the ability of Restricted Sub-sidiaries to pay dividends or make other payments to the Company; and (vii) the ability of the Com-pany and its Restricted Subsidiaries to enter into certain transactions with affiliates or to merge, consolidate or transfer substantially all assets. All of these limitations and restrictions are sub-ject to a number of important qualifications and exceptions. See "Description of the Notes--Certain Covenants."

  For additional information regarding the Exchange Notes, see "Description of the Notes."

            EXCHANGE OFFER; REGISTRATION RIGHTS; ADDITIONAL INTEREST

  Pursuant to the Registration Rights Agreement, the Company has agreed (i) to file the Registration Statement on or prior to February 6, 1997 with respect to the Exchange Offer, (ii) to use its best efforts to cause the Registration Statement to become effective under the Securities Act on or prior to April 27, 1997 and (iii) to use its best efforts to consummate the Exchange Offer on or prior to June 11, 1997. In the event that applicable interpretations of the Staff do not permit the Company to effect the Exchange Offer, or if for any reason the Exchange Offer is not consummated, the Company will use its best efforts to cause to become effective a shelf registration statement with respect to the resale of the Old Notes and to keep such shelf registration statement effective until December 23, 1999.

  The Company will be obligated to pay additional interest as liquidated damages to holders of the Old Notes under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement. See "Old Notes Registration Rights; Additional Interest."

                                  RISK FACTORS

  SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED PRIOR TO MAKING A DECISION WITH RESPECT TO THE EXCHANGE OFFER.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

  The summary historical consolidated financial data of the Company for the ten months ended December 31, 1995, and each year in the four-year period ended February 28, 1995, have been derived from the Company's audited consolidated financial statements. This information should be read in conjunction with the Consolidated Financial Statements and the related notes thereto appearing elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The summary historical consolidated financial data of the Company as of September 30, 1995 and 1996 and for the nine-month periods then ended, have been prepared on the same basis as the consolidated financial statements and, in the opinion of the Company, include all normal and recurring adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 1996. Certain reclassifications have been made to the prior period financial statements to conform to the presentation used in the September 30, 1996 financial statements. The data for the nine months ended September 30, 1995 and 1996 set forth below are unaudited.

                                                                  TEN MONTHS   NINE MONTHS ENDED
                             YEAR ENDED FEBRUARY 28 OR 29,          ENDED        SEPTEMBER 30,
                          -------------------------------------  DECEMBER 31, --------------------
                          1992(1)     1993   1994(2)     1995        1995       1995       1996
                          --------  -------- --------  --------  ------------ --------  ----------
                                                 (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Gross revenue...........  $710,873  $678,882 $651,657  $861,518    $916,744   $731,795  $1,023,410
Service revenue (3).....   385,942   391,528  382,708   459,786     425,896    357,582     433,647
Unusual income
 (expense), net.........   (67,054)       50   (8,709)      --          500        --          --
Operating income
 (loss).................   (43,963)   22,744   (5,230)   13,688      17,505     13,171      21,170
Interest expense, net...    10,347     6,921    6,722    13,000      11,202     10,629      11,885
Income (loss) before
 income taxes, minority
 interests, and
 extraordinary item.....   (54,310)   14,894  (12,877)    1,239       6,303      2,542       9,285
Income tax provision
 (benefit)..............   (13,794)    6,255     (349)    2,900       2,091      1,300         840
Minority interests......       --        --       --        --        1,960      1,315       4,725
Extraordinary loss on
 early extinguishment of
 debt...................       --        --     5,969       --          --         --          --
Net income (loss).......   (40,516)    8,639  (18,497)   (1,661)      2,252        (73)      3,720
Preferred stock
 dividends and
 accretion..............     2,416     5,293    4,896     2,154       1,803      1,616       1,631
Redemption of preferred
 stock..................       --        --     1,929       --          --         --          --
Net income (loss)
 available for common
 shareholders...........   (42,932)    3,346  (25,322)   (3,815)        449     (1,689)      2,089
BALANCE SHEET DATA (END
 OF PERIOD):
Working capital.........  $ 65,623  $ 85,861 $ 87,648  $ 91,640    $ 84,589   $ 84,422  $  102,009
Total assets............   318,947   293,076  281,198   281,422     369,517    373,074     374,535
Total indebtedness......    86,332    74,391  123,042   127,311     125,153    121,561     133,384
Redeemable preferred
 stock..................    45,161    44,824   20,212    19,617      19,787     19,736      19,940
Shareholders' equity....    51,151    58,521   30,780    27,624      28,427     27,690      33,192
OTHER DATA:
EBITDA (4)..............  $ 32,250  $ 33,460 $ 13,038  $ 22,920    $ 23,402   $ 19,182  $   24,285
Capital expenditures....     3,644     4,638    1,388     2,426       1,759      1,720       4,905
Depreciation and
 amortization...........     9,159    10,766    9,559     9,232       8,357      7,326       7,840
Ratio of earnings to
 fixed charges (5)......       N/A      1.8x      N/A      1.0x        1.2x       1.1x        1.2x

--------
(1) Fiscal year 1992 reflects an after-tax charge of $52.4 million associated with the disposal and restructuring of certain businesses.
(2) In fiscal year 1994, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions."
(3) Service revenue is derived by deducting the costs of subcontracted services and direct project costs from gross revenue and adding the Company's share of the equity in income of unconsolidated joint ventures and affiliated companies.
(4) EBITDA represents operating income (loss), excluding unusual items, plus depreciation and amortization minus minority interests. Management believes that EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.
(5) The ratio of earnings to fixed charges is calculated by dividing income from continuing operations before fixed charges and income taxes ("earnings") by fixed charges. Fixed charges consist of interest expense and that portion of rental expense that the Company believes to be representative of interest. In the years ended February 29, 1992 and February 28, 1994, earnings, as defined, were inadequate to cover fixed charges. The deficiencies were $54.3 million and $12.9 million for the years ended February 29, 1992 and February 28, 1994, respectively.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, before tendering their Old Notes for the Exchange Notes offered hereby, holders of Old Notes should consider carefully the following factors, which may be generally applicable to the Old Notes as well as to the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

  Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth in the legend thereon, as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances, the Company does not intend to register the Old Notes under the Securities Act. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered could be adversely affected. See "The Exchange Offer" and "Old Notes Registration Rights; Additional Interest."

COMPANY IS HIGHLY LEVERAGED

  On a pro forma basis, at September 30, 1996, assuming the issuance of the Old Notes, borrowings under the Credit Facility and application of the net proceeds therefrom, the Company would have had total indebtedness of $153.9 million, representing 82.4% of total capitalization. Effective March 8, 1996, the Company agreed to increase the interest rate on the Company's 12% Senior Subordinated Notes due 2003 (the "Existing Notes") by one percent until the Company achieves and maintains a specified level of earnings as defined in the Fourth Supplemental Indenture to the Indenture dated as of January 11, 1994 (as such Indenture has been and may be amended, restated, supplemented or otherwise modified from time to time, the "Existing Indenture") governing the Existing Notes. The Indenture governing the Notes contains an identical increased interest rate provision.

  The degree to which the Company is leveraged could have important consequences to holders of the Notes, including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of the principal of, and interest on, its debt; (iii) the agreements governing the Company's long-term debt contain certain restrictive financial and operating covenants which could limit the Company's ability to expand; (iv) the Company's substantial leverage may make it more vulnerable to economic downturns and reduce its flexibility in responding to changing business and economic conditions; and (v) the level of the Company's leverage may make it more difficult for the Company to obtain performance and similar bonds. The ability of the Company to pay interest and principal on the Notes and to satisfy its other debt obligations will be dependent on the future operating performance of the Company, which could be affected by changes in economic conditions and other factors, including factors beyond the control of the Company. A failure to comply with the covenants and other provisions of its debt instruments could result in events of default under such instruments, which could permit acceleration of the debt under such instruments and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions.

  If the Company is unable to generate sufficient cash flow to meet its debt obligations, the Company may be required to renegotiate the terms of the instruments relating to its long-term debt or to refinance all or a portion of its long-term debt. However, there can be no assurance that the Company will be able to successfully renegotiate such terms or refinance its indebtedness, or, if the Company were able to do so, that the terms available would be favorable to the Company. In the event that the Company were unable to refinance its indebtedness or obtain new financing under these circumstances, the Company would have to consider various other options such as the sale of certain assets to meet its required debt service, negotiation with its lenders to restructure applicable indebtedness or other options available to it under law. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

HISTORY OF NET LOSSES

  As shown in the following table, for three of the past five fiscal years, the Company has had net losses; fiscal 1992 reflects an after-tax charge of $52.4 million associated with the disposal and restructuring of certain businesses. The Company's cumulative deficit at September 30, 1996 was $30.8 million.

                                                              TEN MONTHS   NINE MONTHS
                          YEAR ENDED FEBRUARY 28 OR 29,         ENDED         ENDED
                         ----------------------------------  DECEMBER 31, SEPTEMBER 30,
                           1992     1993    1994     1995        1995         1996
                         --------  ------ --------  -------  ------------ -------------
                                                                           (UNAUDITED)
                                           (DOLLARS IN THOUSANDS)
Net income (loss)....... $(40,516) $8,639 $(18,497) $(1,661)    $2,252       $3,720
Net income (loss)
 available for common
 shareholders...........  (42,932)  3,346  (25,322)  (3,815)       449        2,089

RECENT AND ANTICIPATED RESULTS

  For the three months ended September 30, 1996, the Company's operating income decreased $2.8 million from the corresponding period in 1995, primarily due to a decrease in operating income from engineering and construction operations. The Company's service revenue and operating results for the fourth quarter will be significantly lower than the third quarter. For the nine months ended September 30, 1996, the Company's Federal Programs Group had significant increases in costs associated with marketing activities in pursuit of large-scale projects, including approximately $2.1 million in 1996 associated with the Company's unsuccessful recompete bid on the U.S. Department of Energy's ("DOE") proposal at its Hanford site ("Hanford") and significant costs associated with other DOE proposals. In August 1996, the Company was informed that it was unsuccessful in its bid for the DOE's new management and integration contract at Hanford. The Company's existing contract at Hanford, the operating income from which has been significant to the Company's results, was set to expire in March 1997, and effectively was terminated by DOE on October 1, 1996. Management believes the impact on earnings due to the closeout of the Hanford contract will be material in the fourth quarter of 1996. Management also believes the impact on earnings due to the closeout of the Hanford contract will be material in future periods, unless replaced with new contracts or offset by savings from the Company's on-going cost reduction program. There can be no assurance, however, that the Company will be able to enter into new contracts or achieve cost savings that will, in the aggregate, totally offset the effect of the loss of the Hanford contract. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  In March 1996, the Company and Nova Hut, an integrated steel maker based in the Ostrava region of the Czech Republic, signed a two-year $102 million contract to provide engineering and construction services for the initial phase of a mini-mill project. The Company is currently negotiating a contract with Nova Hut for the next phase of the mini-mill project and expects to complete negotiations in the first quarter of 1997. If negotiations are successful, anticipated earnings associated with this contract for the next phase of work are expected to be material to the Company's operating results. There can be no assurance, however, that such negotiations will be completed.

  The Company has sold (the "Disposition") its interest in entities owning and operating a pulverized coal injection facility in Indiana ("PCI"). Although the sale will result in a gain in the fourth quarter of 1996, the negative effect of the sale in future periods on earnings and cash flows will be significant. See "Unaudited Pro Forma Consolidated Financial Statements."

LIMITED ABILITY TO INCUR ADDITIONAL DEBT

  Excluding borrowings under the Credit Facility, the Existing Indenture and the Indenture (together, the "Indentures") limit the Company's ability to incur additional Indebtedness (as defined). The amount of available additional indebtedness may be insufficient for working capital needs, potential acquisitions, significant capital expenditures, repayment of debt or other purposes. See "Description of the Notes--Certain Covenants--Limitations on Additional Indebtedness" and "Description of the Credit Facility."

COMPANY DEPENDENT ON FEDERAL GOVERNMENT CONTRACTS

  A substantial portion of ICF Kaiser's revenues are derived from services performed directly or indirectly under contracts with various agencies and departments of the Federal government. During the ten months ended December 31, 1995, approximately 78% of the Company's consolidated gross revenue was derived from contracts with the U.S. Government. During the ten months ended December 31, 1995, the DOE accounted for approximately 68% of consolidated gross revenue; the U.S. Department of Defense ("DOD"), the U.S. Environmental Protection Agency ("EPA") and other Federal agencies collectively accounted for approximately 10% of the Company's consolidated gross revenue.

  The Company's existing contract at Hanford effectively was terminated by DOE on October 1, 1996. As a result, and based on the Company's current assessment of the closeout of the Hanford contract, management believes the impact on earnings will be material in the fourth quarter of 1996, as well as in future periods, unless replaced with new contracts and/or cost reductions. In response to the reduction and eventual elimination of the Hanford contract, in August 1996 the Company initiated a significant operational efficiency and cost savings program, together with management changes, with the objective of minimizing the long-term impact associated with the termination of the Hanford contract. See "--Recent and Anticipated Results."

  Contracts made with the U.S. Government generally are subject to annual approval of funding. Limitations imposed on spending by Federal government agencies, which might result from efforts to reduce the Federal deficit or for other reasons, may limit the continued funding of the Company's existing Federal government contracts and may limit the ability of the Company to obtain additional contracts or task orders under existing contracts. These limitations, if significant, could have a material adverse effect on the Company.

  The Company has a substantial number of cost-reimbursement contracts with the U.S. government, the costs of which are subject to audit by the U.S. government. As a result of pending audits relating to fiscal years 1986 forward, the government has asserted, among other things, that certain costs claimed as reimbursable under government contracts either were not allowable or not allocated in accordance with federal procurement regulations. The Company is actively working with the government to resolve these issues. The Company has provided for the potential effect of disallowed costs for the periods currently under audit and for periods not yet audited, although the amounts at issue have not been quantified by the government or the Company. This provision will be reviewed periodically as discussions with the government progress. Based on the information currently available, management believes the potential effects of these pending audits will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

  All Federal contracts may be terminated by the U.S. Government at any time, with or without cause. There can be no assurance that existing or future Federal government contracts would not be terminated or that the government will continue to use the Company's services at levels comparable to current use.

RISK ASSOCIATED WITH COMPANY'S PLEDGE OF ASSETS

  The Company and most of its subsidiaries have granted a security interest in substantially all of their accounts receivable and certain other assets to secure all debt incurred pursuant to the Credit Facility. The Company would not be able to incur additional debt (including additional debt permitted by the Indentures) if the Company were required to pledge assets in connection with the incurrence of such additional debt. In the event of bankruptcy or liquidation of the Company there can be no assurance that sufficient assets would be available for payment of the Notes.

LIMITED ABILITY TO MAKE ACQUISITIONS AND OTHER INVESTMENTS

  The Credit Facility limits the Company's ability to make acquisitions and other investments, and the Indentures limit the Company's ability to make restricted payments, including certain payments in connection with investments and acquisitions. Limitations in the Existing Indenture are based in part on the Company's Consolidated Net Income (as defined) during the period since August 31, 1993; the losses incurred by the Company during fiscal 1994 and 1995 have the effect of making this limitation very restrictive.

  The indebtedness, investment, acquisitions and restricted payments limitations in the Credit Facility and the Indentures discussed above mean that during the next several years it likely will be necessary for the Company to issue additional equity securities to fund any significant acquisitions and to invest significant amounts in joint ventures. These limitations may make it more difficult for the Company to compete effectively in its markets.

FRAUDULENT CONVEYANCE LAWS

  The incurrence by the Company of indebtedness such as the Notes may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced on behalf of unpaid creditors of the Company. Under these statutes, if a court were to find that (i) the Notes were incurred with the intent of hindering, delaying or defrauding creditors or that the Company received less than a reasonably equivalent value or fair consideration for the Notes and (ii) at the time the Notes were issued, the Company was insolvent, was rendered insolvent by the issuance of the Notes, was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital, or intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could void the Company's obligations under the Notes, or subordinate the Notes to all other indebtedness of the Company. In that event, there would be no assurance that any repayment on the Notes would ever by recovered by holders of the Notes. The measure of insolvency for purposes of the foregoing would vary depending upon the law of the jurisdiction which is being applied. Generally, however, the Company would be considered to have been insolvent at the time the Notes were issued if the sum of its debts was then greater than all of its property at a fair valuation, or if the then fair saleable value of its assets was less than the amount that was then required to pay its probable liability on its existing debts as they become absolute and matured. There can be no assurance as to what standard a court would apply in order to determine whether the Company was "insolvent" as of the date the Notes were issued, or that, regardless of the method of valuation, a court would not determine that the Company was insolvent on that date. Nor can there be any assurance that a court would not determine, regardless of whether the Company was insolvent on the date the Notes were issued, that the payments constituted fraudulent transfers on another of the grounds listed above.

LIMITATIONS ON CHANGE OF CONTROL

  In the event of a Change of Control, the Company would be required, subject to certain conditions, to offer to purchase all outstanding Existing Notes and Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. As of September 30, 1996, the Company did not have sufficient funds available to purchase all of the Existing Notes and Notes were they to be tendered in response to an offer made as a result of such a Change of Control. There can be no assurance that, at the time of a Change of Control, the Company will have sufficient cash to repay all amounts due under the Existing Notes and Notes. The terms of the Credit Facility prohibit the optional payment or prepayment or any redemption of the Existing Notes and Notes. If, following a Change of Control, the Company has insufficient funds to purchase all the Existing Notes and Notes tendered pursuant to such an offer, an event of default in respect of such Notes would occur. The Change of Control provisions of the Indentures may have the effect of discouraging attempts by a person or group to take control of the Company. See "Description of the Notes--Change of Control."

  The Company's Restated Certificate of Incorporation, By-laws, Shareholder Rights Plan and certain other agreements contain provisions that could have the effect of delaying or preventing a change of control of the Company or affect the Company's ability to engage in certain extraordinary transactions.

COMPANY DEPENDENT ON GOVERNMENTAL ENVIRONMENTAL REGULATION CONTINUING

  A substantial portion of the Company's business has been generated either directly or indirectly as a result of Federal and state laws, regulations and programs related to environmental issues. Accordingly, a reduction in the number or scope of these laws and regulations, or changes in government policies regarding the funding, implementation or enforcement of such laws, regulations and programs, could have a material adverse effect on the Company's business. In addition, any significant effort by the DOE to reduce the role of private contractors in environmental projects could have a material adverse effect on the Company.

POTENTIAL ENVIRONMENTAL LIABILITY FOR COMPANY'S WORK

  The assessment, analysis, remediation, handling, management, and disposal of hazardous substances necessarily involve significant risks, including the possibility of damages or personal injuries caused by the escape of hazardous materials into the environment, and the possibility of fines, penalties or other regulatory action. These risks include potentially large civil and criminal liabilities for violations of environmental laws and regulations, and liabilities to customers and to third parties for damages arising from performing services for clients.

 Potential Liabilities Arising Out of Environmental Laws and Regulations

  All facets of the Company's business are conducted in the context of a rapidly developing and changing statutory and regulatory framework. The Company's operations and services are affected by and subject to regulation by a number of Federal agencies, including the EPA and the Occupational Safety and Health Administration, as well as applicable state and local regulatory agencies. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") addresses cleanup of sites at which there has been a release or threatened release of hazardous substances into the environment. Increasingly, there are efforts to expand the reach of CERCLA to make environmental contractors responsible for cleanup costs by claiming that environmental contractors are owners or operators of hazardous waste facilities or that they arranged for treatment, transportation, or disposal of hazardous substances. Several recent court decisions have accepted these claims. Should the Company be held responsible under CERCLA for damages caused while performing services or otherwise, it may be forced to bear such liability by itself, notwithstanding the potential availability of contribution or indemnity from other parties. The Resource Conservation and Recovery Act ("RCRA") governs hazardous waste generation, treatment, transportation, storage and disposal. RCRA, or EPA-approved state programs at least as stringent, govern waste handling activities involving wastes classified as "hazardous." Substantial fees and penalties may be imposed under RCRA and similar state statutes for any violation of such statutes and the regulations thereunder.

 Potential Liabilities Involving Clients and Third Parties

  In performing services for its clients, the Company could potentially be liable for breach of contract, personal injury, property damage and negligence (including improper or negligent performance or design, failure to meet specifications and breaches of express or implied warranties). The damages available to a client, should it prevail in its claims, are potentially large and could include consequential damages.

  Environmental contractors, in connection with work performed for clients, potentially face liabilities to third parties from various claims, including claims for property damage or personal injury stemming from a release of hazardous substances or otherwise. Claims for damage to third parties could arise in a number of ways, including through a sudden and accidental release or discharge of contaminants or pollutants during the performance of services; through the inability, despite reasonable care, of a remedial plan to contain or correct an ongoing seepage or release of pollutants; through the inadvertent exacerbation of an existing contamination problem; or through reliance on reports or recommendations prepared by the Company. Personal injury claims could arise contemporaneously with performance of the work or long after completion of the project as a result of alleged exposure to toxic or hazardous substances. In addition, increasing numbers of claimants assert that companies performing environmental remediation should be adjudged strictly liable, i.e., liable for damages even though its services were performed using reasonable care, on the grounds that such services involved "abnormally dangerous activities."

  Clients frequently attempt to shift various of the liabilities arising out of remediation of their own environmental problems to contractors through contractual indemnities. Such provisions seek to require the Company to assume liabilities for damage or personal injury to third parties and property and for environmental fines and penalties including liabilities arising as a result of breaches by the Company of specified standards of care.

  For EPA contracts involving field services in connection with response actions under Superfund, a program established under CERCLA to clean up hazardous waste sites and provide for penalties and punitive damages for noncompliance with EPA orders, the Company is eligible for indemnification under Section 119 of CERCLA, for pollution and environmental damage liability resulting from release or threatened release of hazardous substances. Recently, EPA has constricted significantly the circumstances under which it will indemnify its contractors against liabilities incurred in connection with CERCLA projects. There are other proposals both in Congress and at the regulatory agencies to further restrict indemnification of contractors from third-party claims.

  Kaiser-Hill Company, LLC ("Kaiser Hill") (a limited liability company owned equally by the Company and CH2M Hill Companies, Ltd.) signed a five-year Performance Based Integrating Management contract in 1995 to perform work at the DOE's Rocky Flats Environmental Technology Site near Golden, Colorado. The terms of that contract govern any liability (including without limitation, a claim involving strict or absolute liability and any civil fine or penalty, expense or remediation cost, but limited to those of a civil nature), which may be incurred by, imposed on, or asserted against Kaiser-Hill arising out of any act or failure to act, condition, or exposure which occurred before Kaiser-Hill assumed responsibility on July 1, 1995 ("pre-existing conditions"). To the extent the acts or omissions of Kaiser-Hill constitute willful misconduct, lack of good faith, or failure to exercise prudent business judgment on the part of Kaiser-Hill's managerial personnel and cause or add to any liability, expense or remediation cost resulting from pre-existing conditions, Kaiser-Hill shall be responsible, but only for the incremental liability, expense or remediation caused by Kaiser-Hill. The contract further provides that Kaiser-Hill will not be reimbursed for liabilities and expenses to third parties caused by the willful misconduct or lack of good faith of Kaiser-Hill's managerial personnel or the failure to exercise prudent business judgment by Kaiser-Hill's managerial personnel.

MARKET FOR COMPANY'S SERVICES HIGHLY COMPETITIVE

  The market for the Company's services is highly competitive. The Company and its subsidiaries compete with many other environmental consulting, engineering and construction firms ranging from small firms to large multinational firms having substantially greater financial, management, and marketing resources than the Company. Other competitive factors include quality of services, technical qualifications, reputation, geographic presence, price, and the availability of key professional personnel. See "Business--Competition and Contract Award Process."

RISKS ASSOCIATED WITH COMPANY'S ABILITY TO ATTRACT AND RETAIN PROFESSIONAL PERSONNEL

  The Company's ability to retain and expand its staff of qualified professionals is an important factor in determining the Company's future success. The market for these professionals, especially environmental professionals, is competitive. There can be no assurance that the Company will continue to be successful in its efforts to attract and retain such professionals.

FLUCTUATIONS IN QUARTERLY FINANCIAL RESULTS

  The Company's quarterly financial results may be affected by a number of factors, including the commencement, completion or termination of major projects. Accordingly, results for any one quarter are not necessarily indicative of results for any other quarter or for the year.

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

  The Exchange Notes are being offered to the holders of the Old Notes. The Old Notes were offered and sold in December 1996 to a small number of institutional and accredited investors and are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market.

  The Company does not intend to apply for a listing of the Exchange Notes on a securities exchange. There is currently no established market for the Exchange Notes and there can be no assurance as to the liquidity of markets that may develop for the Exchange Notes, the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders would be able to sell their Exchange Notes. If such markets were to exist, the Exchange Notes could trade at prices that may be lower than the initial market values thereof, depending on many factors, including prevailing interest rates, the markets for similar securities, and the financial performance of the Company. The Initial Purchaser has made a market for the Old Notes. Although there is currently no market for the Exchange Notes, the Initial Purchaser has advised the Company that it currently intends to make a market in the Exchange Notes. However, the Initial Purchaser is not obligated to do so, and any such market making with respect to the Old Notes or the Exchange Notes may be discontinued at any time without notice. In addition, such market-making activities will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer or the pendency of an applicable Shelf Registration Statement (as defined).

  The liquidity of, and trading market for, the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

ORIGINAL ISSUE DISCOUNT

  The Old Notes were issued with original issue discount. Consequently, holders of Exchange Notes will have income for tax purposes arising from such original issue discount prior to the actual receipt of cash in respect of such income. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences to the holders of the Exchange Notes of the exchange of Old Notes for Exchange Notes and the ownership and disposition of the Exchange Notes.

  If a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code (the "Bankruptcy Code"), the claim of a holder of any of the Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price allocable to the Old Notes and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

                                USE OF PROCEEDS

  There will be no cash proceeds to the Company resulting from the Exchange
Offer.

  The Company used the net proceeds received from the sale of the Old Notes to repurchase a portion of the Company's Series 2D Senior Preferred Stock having an aggregate liquidation preference of $20.0 million. The balance of the Series 2D Senior Preferred Stock was repurchased using borrowings under the Credit Facility. See "Unaudited Pro Forma Consolidated Financial Statements."

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The sole purpose of the Exchange Offer is to fulfill the obligations of the Company under the Registration Rights Agreement with respect to the registration of the Old Notes.

  The Old Notes originally were issued and sold on December 23, 1996 (the "Issue Date"). Such sales were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 144A promulgated under the Securities Act. In connection with the sale of the Old Notes, the Company agreed to file with the Commission the Registration Statement, pursuant to which the Exchange Notes, consisting of another series of senior notes of the Company covered by such Registration Statement and containing substantially identical terms to the Old Notes, except as set forth in this Prospectus, would be offered in exchange for Old Notes tendered at the option of the holders thereof. If (i) because of any change in law or in currently prevailing interpretations of the Staff of the Commission the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 180 days of the Issue Date, (iii) in certain circumstances, after the consummation of the Exchange Offer, the Initial Purchaser continues to hold Exchange Notes and so requests, (iv) the holders of not less than a majority in aggregate principal amount of the Old Notes determine that the interests of the holders would be materially adversely affected by consummation of the Exchange Offer or (v) in the case of any holder of Old Notes that participates in the Exchange Offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an Affiliate of the Company), then the Company will file with the Commission a registration statement (the "Shelf Registration Statement") to cover resales of the Old Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. In the event that (i) the Company fails to file the Registration Statement, (ii) the Registration Statement or, if applicable, the Shelf Registration Statement, is not declared effective by the Commission or (iii) the Exchange Offer is not consummated or the Shelf Registration Statement ceases to be effective, in each case within specified time periods, the interest rate borne by the Old Notes will be increased. See "Old Notes Registration Rights; Additional Interest."

TERMS OF THE EXCHANGE

  The Company hereby offers to exchange, upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal accompanying the Registration Statement of which this Prospectus is a part, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of Old Notes. The terms of the Exchange Notes are substantially identical to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes generally will be freely transferable by holders thereof, and the holders of the Exchange Notes (as well as remaining holders of any Old Notes) are not entitled to certain registration rights and certain additional interest provisions that are applicable to the Old Notes under the Registration Rights Agreement. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes."

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange.

  Based on its view of interpretations set forth in no-action letters issued by the Staff to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder that is (i) an Affiliate of the Company, (ii) a broker-dealer who acquired Old Notes directly from the Company or (iii) a broker-dealer who acquired Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Broker-dealers who acquired Old Notes as a result of market-making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Company has agreed that, for a period of 180 days after the Exchange Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes or any other holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

  Tendering holders of Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer.

  The Exchange Notes will bear interest from December 31, 1996. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from December 31, 1996 to the date of the issuance of the Exchange Notes. Interest on the Exchange Notes is payable semiannually in arrears on June 30 and December 31 of each year, commencing June 30, 1997, accruing from December 31, 1996 at a rate of 12% per annum, subject to a temporary interest rate increase to 13% until the occurrence of certain events. See "Description of the Notes--Interest Rate Increase."

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

  The Exchange Offer expires on the Expiration Date. The term "Expiration
Date" means 5:00 p.m., New York City time, on     , 1997 unless the Company in
its sole discretion extends the period during which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which the Exchange Offer, as so extended by the Company, expires. The Company reserves the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to Bankers Trust Company (the "Exchange Agent") and by timely public announcement communicated by no later than 5:00 p.m. on the next business day following the Expiration Date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

  The initial Exchange Date will be the first business day following the Expiration Date. The Company expressly reserves the right to (i) terminate the Exchange Offer and not accept for exchange any Old Notes for any reason, including if any of the events set forth below under "Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Old Notes. If any such termination or amendment occurs, the Company will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holders of the Old Notes as promptly as practicable. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the Exchange Notes for Old Notes on the Exchange Date.

  This Prospectus and the related Letter of Transmittal and other relevant materials will be mailed by the Company to record holders of Old Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Old Notes.

HOW TO TENDER

  The tender to the Company of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

 General Procedures

  A holder of an Old Note may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") pursuant to the procedure described below), to the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Expiration Date or (ii) complying with the guaranteed delivery procedures described below.

  If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes should contact such holder promptly and instruct such holder to tender Old Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such Old Notes itself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

 Book-Entry Transfer

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at DTC (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer within two business days after receipt of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address specified on the back cover of this Prospectus on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

  THE METHOD OF DELIVERY OF OLD NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

  Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax, the Exchange Agent will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a holder pursuant to the Exchange Offer if the holder does not provide its taxpayer identification number (social security number or employer identification number, as applicable) and certify that such number is correct. Each tendering holder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Company and the Exchange Agent.

 Guaranteed Delivery Procedures

  If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if the Exchange Agent has received at its office listed on the Letter of Transmittal on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the principal amount of the Old Notes being tendered, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Old Notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

  A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a timely Book-Entry Confirmation) is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes (or a timely Book-Entry Confirmation).

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Neither the Company, the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

  The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

  The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Company and it revocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes. The Transferor further agrees that acceptance of any tendered Old Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of its obligations under the Registration Rights Agreement and that the Company shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

  By tendering Old Notes and executing the Letter of Transmittal, the Transferor certifies that (a) it is not an Affiliate of the Company, that it is not a broker-dealer that owns Old Notes acquired directly from the Company or an Affiliate of the Company, that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes, (b) that it is an Affiliate of the Company or of the Initial Purchaser of the Old Notes and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, or (c) that it is a Participating Broker-Dealer (as defined in the Registration Rights Agreement) and that it will deliver a prospectus in connection with any resale of such Exchange Notes. By tendering Old Notes and executing the Letter of Transmittal, the Transferor further certifies that it is not engaged in and does not intend to engage in a distribution of the Exchange Notes.

WITHDRAWAL RIGHTS

  Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

  For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back cover of this Prospectus prior to the Expiration Date. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, the certificate numbers of Old Notes to be withdrawn, the principal amount of Old Notes to be withdrawn, a statement that such holder is withdrawing its election to have such Old Notes exchanged, and the name of the registered holder of such Old Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company and such determination will be final and binding on all parties.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

  Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Old Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date.

  The Exchange Agent will act as agent for the tendering holders of the Old Notes for the purposes of receiving Exchange Notes from the Company and causing the Old Notes to be assigned, transferred and exchanged. Upon the terms and subject to conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Old Notes will be made by the Exchange Agent promptly after acceptance of the tendered Old Notes. Old Notes not accepted for exchange by the Company will be returned without expense to the tendering holders (or in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the Expiration Date or, if the Company terminates the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to issue Exchange Notes in respect of any properly tendered Old Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated by no later than 5:00 p.m. on the next business day following the Expiration Date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service) or, at its option, modify or otherwise amend the Exchange Offer, if (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, (ii) assessing or seeking any damages as a result thereof or (iii) resulting in a material delay in the ability of the Company to accept for exchange some or all of the Old Notes pursuant to the Exchange Offer; (b) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the reasonable judgment of the Company might directly or indirectly result in any of the consequences referred to in clauses (a)(i) or (ii) above or, in the reasonable judgment of the Company, might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes that are greater than those described in the interpretations of the Staff referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or (c) a material adverse change shall have occurred in the business, condition (financial or otherwise), operations, or prospects of the Company.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by it with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by the Company) giving rise to such condition or may be waived by the Company in whole or in part at any time or from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. In addition, the Company has reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

  Any determination by the Company concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

  In addition, the Company will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

EXCHANGE AGENT

  Bankers Trust Company has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed or transmitted to the Exchange Agent at:

MAIL:                            HAND/OVERNIGHT DELIVERY:         BY FACSIMILE:

Bankers Trust Company            Bankers Trust Company            (212) 250-6961
Corporate Trust and Agency Group Corporate Trust and Agency Group (212) 250-6392
Reorganization Dept.             Receipt & Delivery Window
P.O. Box 1458                    123 Washington Street, 1st Floor  CONFIRM BY
Church Street Station            New York, New York 10006          TELEPHONE:
New York, NY 10008-1458                                          (800) 735-7777

  Delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile number other than the ones set forth herein, will not constitute a valid delivery.

SOLICITATION OF TENDERS; EXPENSES

  The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Company also will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting, investment banking and legal fees, will be paid by the Company and are estimated to be approximately $130,568.

  No person has been authorized to given any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

DISSENT AND APPRAISAL RIGHTS

  HOLDERS OF OLD NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

FEDERAL INCOME TAX CONSEQUENCES

  The exchange of Old Notes for Exchange Notes by tendering holders will not be a taxable exchange for federal income tax purposes, and such holders should not recognize any taxable gain or loss as a result of such exchange. See "Certain Federal Income Tax Considerations."

OTHER

  Participation in the Exchange Offer is voluntary and holders of Old Notes should consider carefully whether to accept the terms and conditions thereof. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the Exchange Offer.

  As a result of the making of and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of this Exchange Offer, the Company will have fulfilled a covenant contained in the terms of the Old Notes and the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See "Description of the Notes." All untendered Old Notes will continue to be subject to the restriction on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for any remaining Old Notes could be affected adversely. See "Risk Factors-- Consequences of Failure to Exchange Old Notes."

  The Company may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes that are not tendered in the Exchange Offer.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of September 30, 1996 and as adjusted as of such date to give effect to the issuance of the Old Notes, borrowings under the Credit Facility, Disposition of PCI and the application of the assumed proceeds therefrom. This table should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Prospectus.

                                                         SEPTEMBER 30, 1996
                                                       -------------------------
                                                        ACTUAL     AS ADJUSTED
                                                       ----------- -------------
                                                       (DOLLARS IN THOUSANDS)
Debt:
  Credit Facility (a)................................. $    13,000  $    18,800
  12% Senior Subordinated Notes due 2003, Series
   A(b)...............................................         --        14,700
  Existing 12% Senior Subordinated Notes due 2003.....     120,339      120,339
  Other...............................................          45           45
                                                       -----------  -----------
    Total debt........................................     133,384      153,884
Minority interests in subsidiaries....................       6,441        6,441
9.75% Series 2D Senior Preferred Stock (c)............      19,940          --
Common shareholders' equity (d).......................      33,192       43,221
                                                       -----------  -----------
    Total capitalization..............................    $192,957  $   203,546
                                                       ===========  ===========

--------
(a) The Company used a borrowing of $5.8 million under the Credit Facility to repurchase partially the Series 2D Senior Preferred Stock on December 30, 1996.
(b) The proceeds from the issuance and sale of the Old Notes were used to repurchase partially the Series 2D Senior Preferred Stock on December 30, 1996. The Old Notes are shown net of the $0.3 million discount associated with issuance. The Old Notes have not been adjusted for the approximate $0.1 million value assigned to the warrants issued concurrently with the Old Notes.
(c) The Company repurchased the Series 2D Senior Preferred Stock with the net proceeds from the issuance of the Old Notes and borrowing under the Credit Facility.
(d) Common shareholders' equity is adjusted to reflect the effects of the net gain on the Disposition of PCI, expenses associated with the borrowing under the Credit Facility and the remaining accretion on the Series 2D Senior Preferred Stock. Common shareholders' equity has not been adjusted for the approximate $0.1 million value assigned to the warrants issued concurrently with the Old Notes. See "Unaudited Pro Forma Consolidated Financial Statements."

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The selected consolidated financial data of the Company for the ten months ended December 31, 1995, and each year in the four-year period ended February 28, 1995, have been derived from the Company's audited consolidated financial statements. This information should be read in conjunction with the Consolidated Financial Statements and the related notes thereto appearing elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected consolidated financial data of the Company as of September 30, 1995 and 1996 and for the nine-month periods then ended, have been prepared on the same basis as the consolidated financial statements and, in the opinion of the Company, include all normal and recurring adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 1996. Certain reclassifications have been made to the prior period financial statements to conform to the presentation used in the September 30, 1996 financial statements. The data for the nine months ended September 30, 1995 and 1996 set forth below are unaudited.

                                                                   TEN MONTHS   NINE MONTHS ENDED
                             YEAR ENDED FEBRUARY 28 OR 29,           ENDED        SEPTEMBER 30,
                          --------------------------------------  DECEMBER 31, --------------------
                          1992(1)     1993    1994(2)     1995        1995       1995       1996
                          --------  --------  --------  --------  ------------ --------  ----------
                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
Gross revenue...........  $710,873  $678,882  $651,657  $861,518    $916,744   $731,795  $1,023,410
Service revenue (3).....   385,942   391,528   382,708   459,786     425,896    357,582     433,647
Unusual income
 (expense), net.........   (67,054)       50    (8,709)      --          500        --          --
Operating income
 (loss).................   (43,963)   22,744    (5,230)   13,688      17,505     13,171      21,170
Interest expense, net...    10,347     6,921     6,722    13,000      11,202     10,629      11,885
Income (loss) before
 income taxes, minority
 interests, and
 extraordinary item.....   (54,310)   14,894   (12,877)    1,239       6,303      2,542       9,285
Income tax provision
 (benefit)..............   (13,794)    6,255      (349)    2,900       2,091      1,300         840
Income (loss) before
 minority interests and
 extraordinary item.....   (40,516)    8,639   (12,528)   (1,661)      4,212      1,242       8,445
Minority interests......       --        --        --        --        1,960      1,315       4,725
Net income (loss) before
 extraordinary item.....   (40,516)    8,639   (12,528)   (1,661)      2,252        (73)      3,720
Extraordinary loss on
 early extinguishment of
 debt...................       --        --      5,969       --          --         --          --
Net income (loss).......   (40,516)    8,639   (18,497)   (1,661)      2,252        (73)      3,720
Preferred stock
 dividends and
 accretion..............     2,416     5,293     4,896     2,154       1,803      1,616       1,631
Redemption of preferred
 stock..................       --        --      1,929       --          --         --          --
Net income (loss)
 available for common
 shareholders...........   (42,932)    3,346   (25,322)   (3,815)        449     (1,689)      2,089
Primary and Fully
 Diluted Net Income
 (Loss)
 Per Common Share:
 Before extraordinary
  item..................  $  (2.25) $   0.16  $  (0.92) $  (0.18)   $   0.02   $  (0.08) $     0.10
 Extraordinary loss on
  early extinguishment
  of debt...............       --        --      (0.29)      --          --         --          --
                          --------  --------  --------  --------    --------   --------  ----------
 Total..................  $  (2.25) $   0.16  $  (1.21) $  (0.18)   $   0.02   $  (0.08) $     0.10
                          ========  ========  ========  ========    ========   ========  ==========
BALANCE SHEET DATA (END
 OF PERIOD):
Working capital.........  $ 65,623  $ 85,861  $ 87,648  $ 91,640    $ 84,589   $ 84,422  $  102,009
Total assets............   318,947   293,076   281,198   281,422     369,517    373,074     374,535
Long-term liabilities...    85,675    75,602   130,752   133,130     125,818    126,953     139,063
Total indebtedness......    86,332    74,391   123,042   127,311     125,153    121,561     133,384
Redeemable preferred
 stock..................    45,161    44,824    20,212    19,617      19,787     19,736      19,940
Shareholders' equity....    51,151    58,521    30,780    27,624      28,427     27,690      33,192
OTHER DATA:
EBITDA (4)..............  $ 32,250  $ 33,460  $ 13,038  $ 22,920    $ 23,402   $ 19,182  $   24,285
Capital expenditures....     3,644     4,638     1,388     2,426       1,759      1,720       4,905
Depreciation and
 amortization...........     9,159    10,766     9,559     9,232       8,357      7,326       7,840
Ratio of earnings to
 fixed charges (5)......       N/A       1.8x      N/A       1.0x        1.2x       1.1x        1.2x

-------
(1) Fiscal year 1992 reflects after-tax charge of $52.4 million associated with the disposal and restructuring of certain businesses.
(2) In fiscal year 1994, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions."
(3) Service revenue is derived by deducting the costs of subcontracted services and direct project costs from gross revenue and adding the Company's share of the equity in income of unconsolidated joint ventures and affiliated companies.
(4) EBITDA represents operating income (loss), excluding unusual items, plus depreciation and amortization minus minority interests. Management believes that EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.
(5) The ratio of earnings to fixed charges is calculated by dividing income from continuing operations before fixed charges and income taxes ("earnings") by fixed charges. Fixed charges consist of interest expense and that portion of rental expense that the Company believes to be representative of interest. In the years ended February 29, 1992 and February 28, 1994, earnings, as defined, were inadequate to cover fixed charges. The deficiencies were $54.3 million and $12.9 million for the years ended February 29, 1992 and February 28, 1994, respectively.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The following tables set forth historical financial information for the Company and pro forma financial information giving effect to the issuance of the Old Notes, borrowings under the Credit Facility, the Disposition of PCI and application of the assumed proceeds therefrom (collectively, the "Pro Forma Transactions"). The pro forma statement of operations data are presented as if the Pro Forma Transactions had occurred as of March 1, 1995, and the pro forma balance sheet is presented as if the Pro Forma Transactions had occurred on September 30, 1996. The pro forma adjustments are described in detail in the accompanying notes. These pro forma results have been prepared for comparative purposes only and do not purport to indicate what would have occurred had the transactions actually occurred at the dates indicated, or of results which may occur in the future. This pro forma financial information should be read in conjunction with the notes thereto and the historical consolidated financial statements of the Company included elsewhere in this Prospectus.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996

                              (1)         (2)         (3)            (4)
                                       PRO FORMA ADJUSTMENTS
                                      -----------------------     PRO FORMA
                           ICF KAISER DISPOSITION    OTHER          AFTER
                           HISTORICAL   OF PCI    ADJUSTMENTS    ADJUSTMENTS
                           ---------- ----------- -----------    -----------
                                       (DOLLARS IN THOUSANDS)
ASSETS
Current Assets
  Cash and cash
   equivalents............  $ 21,022    $16,500    $ 13,950 (a)   $ 37,022
                                                      5,550 (b)
                                                    (20,000)(c)
  Contract receivables,
   net....................   234,168        --          --         234,168
  Prepaid expenses and
   other current assets...    10,780        --          --          10,780
  Deferred income taxes...    11,938      2,613          23 (b)     14,574
                            --------    -------    --------       --------
    Total Current Assets..   277,908     19,113        (477)       296,544
                            --------    -------    --------       --------
Fixed Assets
  Furniture, equipment,
   and leasehold
   improvements...........    48,839     (1,365)        --          47,474
  Less depreciation and
   amortization...........   (36,595)       852         --         (35,743)
                            --------    -------    --------       --------
                              12,244       (513)        --          11,731
                            --------    -------    --------       --------
Other Assets
  Goodwill, net...........    50,510        --          --          50,510
  Investments in and
   advances to
   affiliates.............    12,168     (4,651)        --           7,517
  Due from officers and
   employees..............       986        --          --             986
  Other...................    20,719        --          750 (a)     21,469
                            --------    -------    --------       --------
                              84,383     (4,651)        750         80,482
                            --------    -------    --------       --------
                            $374,535    $13,949    $    273       $388,757
                            ========    =======    ========       ========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current Liabilities
  Current portion of long-
   term debt..............  $    --     $   --     $  5,800 (b)   $  5,800
  Accounts payable and
   subcontractors
   payable................    76,304        --          --          76,304
  Accrued salaries and
   employee benefits......    59,721        --          --          59,721
  Accrued interest........     4,061        --          --           4,061
  Other accrued expenses..    14,869        --          --          14,869
  Deferred revenue........    14,648        --          --          14,648
  Other...................     6,296      3,633         --           9,929
                            --------    -------    --------       --------
    Total Current
     Liabilities..........   175,899      3,633       5,800        185,332
                            --------    -------    --------       --------
Long-term Liabilities
  Long-term debt, less
   current portion........   133,384        --       14,700 (a)    148,084
  Other...................     5,679        --          --           5,679
                            --------    -------    --------       --------
                             139,063        --       14,700        153,763
                            --------    -------    --------       --------
Commitments and
 Contingencies
Minority Interests in
 Subsidiaries.............     6,441        --          --           6,441
Redeemable Preferred
 Stock....................    19,940        --      (19,940)(c)        --
Common Stock..............       224        --          --             224
Additional Paid-in
 Capital..................    67,158        --          --          67,158
Notes Receivable Related
 to Common Stock..........    (1,732)       --          --          (1,732)
Retained Earnings
 (Deficit)................   (30,805)    10,316        (227)(b)    (20,776)
                                                        (60)(c)
Cumulative Translation
 Adjustment...............    (1,653)       --          --          (1,653)
                            --------    -------    --------       --------
                            $374,535    $13,949    $    273       $388,757
                            ========    =======    ========       ========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                             (1)            (2)           (3)              (4)
                                          PRO FORMA ADJUSTMENTS
                                        --------------------------      PRO FORMA
                         ICF KAISER     DISPOSITION      OTHER            AFTER
                         HISTORICAL        OF PCI     ADJUSTMENTS      ADJUSTMENTS
                         -------------  ------------  ------------     -------------
                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Gross Revenue........... $   1,023,410    $   (3,453)   $      --      $   1,019,957
  Subcontract and direct
   material costs.......      (592,295)          752           --           (591,543)
  Equity in income of
   joint ventures and
   affiliated
   companies............         2,532        (2,025)          --                507
                         -------------    ----------    ----------     -------------
Service Revenue.........       433,647        (4,726)          --            428,921
Operating Expenses
  Direct cost of
   services and
   overhead.............       354,658        (1,290)          --            353,368
  Administrative and
   general..............        49,979           --            --             49,979
  Depreciation and
   amortization.........         7,840          (355)           70 (a)         7,555
                         -------------    ----------    ----------     -------------
Operating Income........        21,170        (3,081)          (70)           18,019
Other Income (Expense)
  Interest income.......           944           (12)          --                932
  Interest expense......       (12,829)          --         (1,491)(a)       (13,912)
                                                               408 (d)
                         -------------    ----------    ----------     -------------
Income (Loss) Before
 Income Taxes and
 Minority Interests.....         9,285        (3,093)       (1,153)            5,039
  Income tax provision
   (benefit)............           840          (928)        1,600 (e)         1,512
                         -------------    ----------    ----------     -------------
Income (Loss) Before
 Minority Interests.....         8,445        (2,165)       (2,753)            3,527
  Minority interests in
   net income of
   subsidiaries.........         4,725           --            --              4,725
                         -------------    ----------    ----------     -------------
Net Income (Loss).......         3,720        (2,165)       (2,753)           (1,198)
  Preferred stock
   dividends and
   accretion............         1,631           --         (1,631)(c)           --
                         -------------    ----------    ----------     -------------
Net Income (Loss)
 Available for Common
 Shareholders........... $       2,089    $   (2,165)   $   (1,122)    $      (1,198)
                         =============    ==========    ==========     =============
Primary and Fully
 Diluted Net Income
 (Loss) Per Common
 Share.................. $        0.10                                 $       (0.05)
                         =============                                 =============
Primary and Fully Di-
 luted Weighted Average
 Common and Common
 Equivalent Shares Out-
 standing...............        21,955                                        21,955
                         =============                                 =============
OTHER DATA:
EBITDA (f).............. $      24,285    $   (3,436)   $      --      $      20,849
Cash interest expense...        11,840           --          1,463            13,303
Capital expenditures....         4,905           --            --              4,905
Depreciation and
 amortization...........         7,840          (355)          70              7,555

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       TEN MONTHS ENDED DECEMBER 31, 1995

                                  (1)         (2)         (3)           (4)
                                           PRO FORMA ADJUSTMENTS
                                          -----------------------    PRO FORMA
                               ICF KAISER DISPOSITION    OTHER         AFTER
                               HISTORICAL   OF PCI    ADJUSTMENTS   ADJUSTMENTS
                               ---------- ----------- -----------   -----------
                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                  AMOUNTS)
Gross Revenue.................  $916,744    $(4,004)    $   --       $912,740
  Subcontract and direct
   material costs.............  (493,971)       753         --       (493,218)
  Equity in income of joint
   ventures and affiliated
   companies..................     3,123     (1,240)        --          1,883
                                --------    -------     -------      --------
Service Revenue...............   425,896     (4,491)        --        421,405
Operating Expenses
  Direct cost of services and
   overhead...................   359,887     (1,292)        --        358,595
  Administrative and general..    40,647        --          250 (b)    40,897
  Depreciation and
   amortization...............     8,357       (433)         78 (a)     8,002
  Unusual items, net..........      (500)       --          --           (500)
                                --------    -------     -------      --------
Operating Income..............    17,505     (2,766)       (328)       14,411
Other Income (Expense)
  Gain on disposition of
   investment.................       --      11,336         --         11,336
  Interest income.............     2,053        (10)        --          2,043
  Interest expense............   (13,255)       --       (1,656)(a)   (14,548)
                                                            363 (d)
                                --------    -------     -------      --------
Income (Loss) Before Income
 Taxes and Minority
 Interests ...................     6,303      8,560      (1,621)       13,242
  Income tax provision
   (benefit)..................     2,091      1,712      (1,155)(e)     2,648
                                --------    -------     -------      --------
Income (Loss) Before Minority
 Interests ...................     4,212      6,848        (466)       10,594
  Minority interests in net
   income of subsidiaries.....     1,960        --          --          1,960
                                --------    -------     -------      --------
Net Income (Loss).............     2,252      6,848        (466)        8,634
  Preferred stock dividends
   and accretion..............     1,803        --       (1,803)(c)       --
                                --------    -------     -------      --------
Net Income Available for
 Common Shareholders..........  $    449    $ 6,848     $ 1,337      $  8,634
                                ========    =======     =======      ========
Primary and Fully Diluted Net
 Income Per Common Share......  $   0.02                             $   0.40
                                ========                             ========
Primary and Fully Diluted
 Weighted Average Common and
 Common Equivalent Shares
 Outstanding..................    21,517                               21,517
                                ========                             ========
OTHER DATA:
EBITDA (f)....................  $ 23,402    $(3,199)    $  (250)     $ 19,953
Cash interest expense.........    12,500        --        1,625        14,125
Capital expenditures..........     1,759        --          --          1,759
Depreciation and amortiza-
 tion.........................     8,357       (433)         78         8,002

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  Column 1 has been prepared from the Company's historical consolidated financial statements included elsewhere in this Prospectus. Column 2 has been prepared from the Company's accounts and represents the effect of the Disposition of PCI and the entities associated with the Disposition. Column 3 represents unaudited pro forma adjustments that the Company considers necessary to give effect to the Pro Forma Transactions other than the Disposition of PCI. Column 4 represents the unaudited pro forma results of operations and financial position of the Company after giving effect to the Pro Forma Transactions.

(a) To record the result of the issuance of the Old Notes that were used to repurchase partially the Series 2D Senior Preferred Stock on December 30, 1996. Estimated professional fees and discount of $0.3 million associated with the issuance of the Old Notes are shown as if they were amortized over 96 months. The Old Notes and common shareholders' equity have not been adjusted for the approximate $0.1 million value assigned to the warrants issued concurrently with the Old Notes. Annual interest expense on the Old Notes is assumed to be 13%.

(b) To record the borrowings under the Credit Facility and associated expenses. The borrowings were used to repurchase the balance of the Series 2D Senior Preferred Stock on December 30, 1996.

(c) To record the result of the repurchase of the Series 2D Senior Preferred Stock and the reversal of the effects of the associated dividends and accretion.

(d) To record, as a result of the Pro Forma Transactions, the effect of the reduction in interest expense of the Credit Facility. It is assumed that a portion of the cash provided by the Pro Forma Transactions will be used to repurchase the Series 2D Senior Preferred Stock, that the balance will be reinvested in the Company's business activities and that such activities will provide funds to allow the Company to reduce borrowings under the Credit Facility.

(e) To record the net effect on the income tax provision.

(f) EBITDA represents operating income (loss), excluding unusual items, plus depreciation and amortization minus minority interests. Management believes that EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  The Company is one of the nation's largest engineering, construction, program management and consulting services companies, providing fully integrated capabilities to clients in three related market areas: environment, infrastructure and basic metals and mining industries. The Company provides services to domestic and foreign clients in both the private and public sectors.

 Change in Fiscal Year

  The Company changed from a fiscal year ending February 28 to a fiscal year ending December 31, effective December 31, 1995. As a result, the accompanying financial statements include consolidated operations for the ten months ended December 31, 1995 and for the years ended February 28, 1995 and 1994. See Note S to the consolidated financial statements for the ten months ended December 31, 1995 for unaudited comparative operating results for the ten months ended December 31, 1994. In addition, the comparative period financial statements for the nine months ended September 30, 1995 have been restated to conform with the presentation used in the September 30, 1996 financial statements.

 Operating Results for Nine Months Ended September 30, 1996 and 1995

  The Company's operating income of $21.2 million for the nine months ended September 30, 1996 was an $8.0 million increase from the $13.2 million of operating income recorded for the nine months ended September 30, 1995. The increase in operating income partially resulted from a $3.9 million increase in operating income from the Company's operations at DOE's Hanford site, resulting from higher award fees earned at Hanford in 1996 and activities associated with the final phase of the Company's work at Hanford (see "Business Outlook"). An additional $6.8 million of the increase in operating income was due to earnings (before minority interests) from the Performance Based Integrating Management Contract at DOE's Rocky Flats Environmental Technology Site in Colorado ("Rocky Flats"). The Rocky Flats contract was awarded in April 1995 to Kaiser-Hill Company, LLC ("Kaiser-Hill"), a limited liability company owned equally by ICF Kaiser and CH2M Hill Companies, Ltd. ("CH2M Hill"). Work under the Rocky Flats contract began on July 1, 1995.

  Operating income for the Company's consulting group increased $1.3 million from 1995 to 1996, primarily due to new contracts and task orders awarded during 1996 and the recognition of revenue resulting from the acceleration in the cost approval process (see Note B to the consolidated financial statements for the nine months ended September 30, 1996). Prior to the third quarter of 1996, the Company had estimated and recorded revenue based on provisional rates. In 1996, the Company accelerated the procedures for obtaining approval from the U.S. government for the Company's actual costs incurred in current periods. As a result, in the third quarter of 1996, the Company's consulting group was able to accelerate its process of billing on certain cost-reimbursement contracts.

  The Company's operating income also increased $2.3 million for the nine months ended September 30, 1996 from the comparable period in 1995 as a result of the 1996 closing of an unprofitable business, and $1.1 million due to income from the Company's increased economic interest in an entity that owns the PCI facility. Additionally, the Company realized cost savings of certain corporate functions, resulting in an improvement in operating income in 1996. Finally, operating income from international operations increased $0.8 million, primarily due to improved operating results from the Company's Australian operations.

  Partially offsetting the operating income increases discussed above were declines of $4.6 million in operating income from engineering and construction operations and $4.2 million in operating income from other federal programs. The federal programs group had significant increases in its costs associated with marketing activities in pursuit of large-scale projects, including approximately $2.1 million of costs in 1996 associated with the Company's unsuccessful re-compete bid on the Hanford contract (see "-- Business Outlook") and significant costs associated with other DOE proposals. The engineering and construction group also experienced higher costs in 1996 associated with marketing activities. In addition, the comparative 1995 results for engineering and construction operations had included operating income from a major transit project in the Philippines.

 Operating Results for Ten Months Ended December 31, 1995 and 1994

  ICF Kaiser's operating income of $17.5 million for the ten months ended December 31, 1995 was a $4.6 million increase from the $12.9 million recorded for the ten months ended December 31, 1994. The increase in operating income (before minority interests) primarily resulted from a $5.7 million improvement in engineering and construction operations and $5.3 million in earnings from the Rocky Flats contract awarded in April 1995 to Kaiser-Hill. The improvement in engineering and construction operations was partially due to a major transit project in the Philippines, operating revenue of which had been previously deferred. Other improvements in engineering and construction operations were due to substantial growth in the group's industrial sector and a reduction in the group's overhead.

  An additional $3.0 million increase in operating income resulted from the Company's operations at Hanford because the award fees earned in 1995 were higher than those earned in 1994.

  A $4.9 million decline in the Company's operating income from other environmental work (excluding the Rocky Flats and Hanford contracts) partially offset the improvements in operating income discussed above between the ten-month periods ended December 31, 1995 and 1994. This decrease in other environmental operations was primarily due to a decline in operating income from private-sector environmental work, increases in bidding and proposal efforts required by large scale DOD and DOE contracts, and temporary delays in Federal environmental projects due to Federal government budgetary uncertainties.

  The Company's consulting operations also experienced a decline in operating revenues between the ten-month periods ended December 31, 1995 and 1994, resulting in a $0.9 million decrease in operating income for this group. The decrease was caused by a delay in task-order assignments under new contract awards and a significant increase in levels of business development activity. The Federal government's fiscal 1996 budget was not finalized during the ten months ended December 31, 1995, which led to the Federal governments operating under a continuing resolution (including two no-work furlough periods) since October 1, 1995. While under this resolution, the assignment of work under task-order contracts was delayed.

  A significant company-wide increase in marketing efforts further negatively impacted operating results for the ten months ended December 31, 1995 as compared to the ten months ended December 31, 1994. These efforts were in addition to the marketing activities discussed above within the environmental and consulting operations. The Company believes that ICF Kaiser's increased efforts in its business development activities should result in additional contract awards in both the public and private sectors of its business.

 Business Outlook

  The Company's contract backlog increased significantly to $4.4 billion at December 31, 1995 compared to $1.4 billion at February 28, 1995. The increase in backlog primarily resulted from the April 1995 award of the Rocky Flats contract, which added $3.0 billion to contract backlog. The fee structure for this five-year contract provides for a mixture of base and incentive fees earned through the achievement of cost reductions, attainment of certain milestones, and accomplishment of other goals. In August 1995, ICF Kaiser signed a contract estimated at $330 million to perform environmental restoration work at Federal installations for the U.S. Army Corps of Engineers ("USACE"), Baltimore District. This Total Environmental Restoration Contract ("TERC") is for four years with two, three-year options. The contract is a cost reimbursement delivery order contract, and the fee structure includes a combination of cost plus fixed fee, award fee, and incentive fees. In August 1995, ICF Kaiser also signed a five-year contract estimated at $50 million to provide environmental services to USACE, Savannah District.

  The Company's contract backlog was $3.9 billion at September 30, 1996 compared to $4.4 billion at December 31, 1995. The overall reduction in backlog is primarily due to Hanford (see below). In September 1996, the Company signed another TERC contract estimated at $260 million to perform environmental restoration work at federal installations in the South Pacific Division of the U.S. Army Corps of Engineers, Sacramento District. The TERC contract is for four years, with two, three-year options and is a cost reimbursement delivery order contract. The fee structure includes a combination of cost plus fixed fee, award fee, and incentive fees. In September 1996, the Company also signed a five-year contract, valued at more than $60 million, to support EPA's Green Lights and ENERGY STAR programs.

  In March 1996, the Company signed a two-year, $102 million contract to provide engineering and construction services for the initial phase of a mini-mill project for Nova Hut, an integrated steel maker based in the Ostrava region of the Czech Republic. The Company is currently negotiating a contract with Nova Hut for the next phase of the mini-mill project. Earnings associated with this contract for the next phase of work are expected to be material to the Company's operating results. Management expects to complete negotiations on this contract in the first quarter of 1997.

  The Company has sold its interest in entities owning and operating the PCI facility, the earnings and cash flows from which have been significant to the Company, in order to improve the Company's cash position in light of substantial near-term cash requirements (see "--Liquidity and Capital Resources"). The closing occurred in December 1996. The sale will result in a gain in the period in which the sale was finalized. The Company anticipates that any cash proceeds resulting from the sale that are not used to satisfy the substantial near-term cash requirements will be reinvested in the Company's business. See "Unaudited Pro Forma Consolidated Financial Statements."

  In August 1996, the Company, through its subsidiary, ICF Kaiser Hanford Company, was informed that the team of which it was a member was unsuccessful in its bid for DOE's new management and integration contract at Hanford. The new contract was effective October 1, 1996. The Company's existing contract to perform services at Hanford expires in March 1997, but was effectively terminated by DOE on October 1, 1996. As a result, and based on the Company's current assessment of the closeout of the Hanford contract, management believes the impact on earnings will be material in the fourth quarter of 1996, as well as future periods, unless replaced. In response to the reduction and eventual elimination of the Hanford contract, in August 1996 the Company initiated a significant operational efficiency and cost savings program, together with management changes, with the objective of minimizing the long-term impact associated with the termination of the Hanford contract. To date, the results of the cost savings program have been encouraging. Termination of the Hanford contract is not expected to significantly impact cash flows in the fourth quarter but may have a significant impact after 1996 if the cost savings program is not successful (see "--Liquidity and Capital Resources"). Profitable operating results in the fourth quarter of fiscal year 1996 are dependent on the success of the Company's ongoing marketing efforts (including Nova Hut), results from the cost savings program discussed above, and a gain on sale of the entities owning and operating PCI.

  The Company's consulting group showed improvement in operating results between the nine-month periods ended September 30, 1996 and 1995, aided by the recognition of revenue resulting from the accelerated cost approval process (see "--Overview--Operating Results for Nine Months Ended September 30, 1996 and 1995"). EPA historically has been the consulting group's principal federal government customer; for several years the consulting group has been diversifying its client base to international, private sector, and non-EPA federal government entities. EPA now accounts for only approximately 50% of the consulting group's service revenue. In 1996, the consulting group increased its business development efforts to diversify its client base and expects to make further progress in diversification in 1997.

  As discussed in Operating Results, the Company's domestic engineering and construction business has not met its financial goals during 1996. As a result, the Company continues in its efforts to enhance profitability of these operations. These efforts include both a continuation of cost reduction efforts and increases in marketing. In conjunction with the cost reduction efforts the Company has recently completed a realignment of several of its offices, including the termination of certain underutilized employees (see Note G to the consolidated financial statements for the nine months ended September 30, 1996). The Company will continue to seek other opportunities to save costs, and future actions may include additional office space consolidations and terminations.

RESULTS OF OPERATIONS

  The following table summarizes key elements in the Consolidated Statements of Operations for the years ended February 28, 1994 and 1995, the ten months ended December 31, 1994 and 1995 and the nine months ended September 30, 1995 and 1996.

                          YEAR ENDED       TEN MONTHS ENDED       NINE MONTHS ENDED
                         FEBRUARY 28,        DECEMBER 31,           SEPTEMBER 30,
                         ---------------  ------------------   -----------------------
                          1994     1995      1994      1995       1995        1996
                         ------   ------  ----------- ------   ----------- -----------
                                          (UNAUDITED)          (UNAUDITED) (UNAUDITED)
                                          (DOLLARS IN MILLIONS)
Gross revenue........... $651.7   $861.5    $732.4    $916.7     $731.8     $1,023.4
Service revenue......... $382.7   $459.8    $392.0    $425.9     $357.6     $  433.6
Service revenue as a
 percentage of gross
 revenue................   58.7%    53.4%     53.5%     46.5%      48.9%        42.4%
Operating expenses as a
 percentage of service
 revenue:
  Direct cost of
   services and
   overhead.............   84.6%    85.5%     86.0%     84.5%      83.5%        81.8%
  Administrative and
   general..............   12.0%     9.5%      8.7%      9.5%      10.8%        11.5%
  Depreciation and
   amortization.........    2.5%     2.0%      2.0%      2.0%       2.0%         1.8%
  Unusual items, net....    2.3%     --        --       (0.1)%      --           --
Operating income (loss)
 as a percentage of
 service revenue........   (1.4)%    3.0%      3.3%      4.1%       3.7%         4.9%

  Gross revenue represents services provided to customers with whom the Company has a primary contractual relationship. Included in gross revenue are costs of certain services subcontracted to third parties and other reimbursable direct project costs, such as materials procured by the Company on behalf of its customers.

  Service revenue is derived by deducting the costs of subcontracted services and direct project costs from gross revenue and adding the Company's share of the equity in income of unconsolidated joint ventures and affiliated companies. The Company believes that it is appropriate to analyze operating margins and other ratios in relation to service revenue because such revenue and ratios reflect the work performed directly by the Company.

  Operating profits (fees) generated by the Hanford and Rocky Flats contracts are based on performance and not revenue. A change in revenue between periods is likely to be disproportionate to the change in the fees earned. Consequently, changes in revenue may have an exaggerated impact on the Company's margins as measured on a percentage basis. In addition, because Kaiser-Hill is a consolidated subsidiary of the Company effective July 1, 1995, operating income includes the portion of income generated under the Rocky Flats contract attributable to CH2M Hill. CH2M Hill's interest in Kaiser-Hill is reflected as a minority interest in subsidiaries in the Company's financial statements (see Note C to the consolidated financial statements for the nine months ended September 30, 1996.)

 Nine Months Ended September 30, 1996 Versus Nine Months Ended September 30,
1995

  Revenue. Gross revenue for the nine months ended September 30, 1996 increased $291.6 million, or 39.8%, to $1,023.4 million. The increase in gross revenue was primarily attributable to the commencement of work under the Rocky Flats contract which generated a $291.8 million increase in gross revenue during the nine months ended September 30, 1996.

  Service revenue increased by $76.0 million for the nine-month period ended September 30, 1996 as compared to the nine-month period ended September 30, 1995. The increase was due primarily to an $82.3 million increase in service revenue generated under the Rocky Flats contract. Service revenue as a percentage of gross revenue decreased to 42.4% for the nine months ended September 30, 1996 from 48.9% for the nine months ended September 30, 1995. The decrease in service revenue as a percentage of gross revenue is a result of the nature of the Rocky Flats contract. A significant portion of the gross revenue derived from the Rocky Flats contract includes the costs of services subcontracted to third parties.

  Operating Expense. Direct cost of services and overhead increased $56.2 million between the nine-month periods ended September 30, 1996 and 1995. A $74.4 million increase in costs on the Rocky Flats contract was partially offset by a $13.0 million reduction in Hanford costs attributable to federal budget reductions at the Hanford site. The Company's direct cost of services and overhead as a percentage of service revenue for the nine months ended September 30, 1996 was comparable to the same period in the prior year.

  Administrative and general expense increased $11.4 million, or 29.4%, between the nine-month periods ended September 30, 1996 and 1995 and increased from 10.8% to 11.5% as a percentage of service revenue. The increase in these costs is primarily attributable to the Company's increased commitment to marketing activities in 1996, including costs associated with new marketing positions within the Company and proposing and bidding large-scale domestic and foreign contracts. The increase in administrative and general expenses as a percentage of service revenue resulting from increased marketing efforts was partially offset as a result of the increase in service revenue in 1996 from the Rocky Flats contract which does not have a proportionate increase in administrative and general expenses.

  Income Tax Expense. The Company's income tax provision was $0.8 million for the nine months ended September 30, 1996 compared with $1.3 million for the nine months ended September 30, 1995. The income tax provision for the nine months ended September 30, 1996 reflects a partial reversal of the valuation allowance for certain deferred tax assets. This partial reversal reduced tax expense by approximately $2.0 million for the nine-month period. The Company expects to have significant taxable income in the near-term from the sale of certain subsidiaries (see "--Business Outlook"). The remaining valuation allowance after this partial reversal in 1996 is for foreign tax benefits not currently assured of realization. Also, the income tax provision for the nine months ended September 30, 1996 was computed by excluding the minority interest in Kaiser-Hill's income because Kaiser-Hill is a flow-through entity for tax purposes and is partially owned by an outside party. This and the partial reversal of the valuation allowance had the effect of reducing the Company's effective tax rate. Since Kaiser-Hill commenced operations on July 1, 1995, its effect on the effective tax rate was relatively larger in the nine months ended September 30, 1996 than in 1995.

 Ten Months Ended December 31, 1995 Versus Ten Months Ended December 31, 1994

  Revenue. Gross revenue for the ten months ended December 31, 1995 increased $184.3 million, or 25.2%, to $916.7 million. The increase in gross revenue was attributable to the commencement of work under the Kaiser-Hill contract which generated $277.7 million in gross revenue during the ten-month period. The increase was partially offset by a $98.6 million reduction in gross revenue under the Hanford contract due to Federal budget reductions at the Hanford site.

  Service revenue increased by $33.9 million for the ten-month period ended December 31, 1995 as compared to the ten months ended December 31, 1994. The increase was due primarily to $91.2 million of service revenue generated under the Rocky Flats contract, offset by a $57.8 million decrease in service revenue under the Hanford contract. Service revenue as a percentage of gross revenue decreased to 46.5% for the ten months ended December 31, 1995 from 53.5% for the ten months ended December 31, 1994 as a result of the nature of the Rocky Flats contract. A significant portion of the gross revenue derived from the Rocky Flats contract includes the costs of services subcontracted to third parties.

  Operating Expenses. Direct cost of services and overhead increased $22.8 million between the ten-month periods ended December 31, 1995 and 1994. Costs on the new Rocky Flats contract ($85.3 million) were offset by a $60.9 million reduction in the Hanford contract costs (attributable to the Federal budget reductions discussed above). The remainder of the Company's direct cost of services and overhead as a percentage of service revenue for the ten months ended December 31, 1995 was comparable to the same period in the prior year.

  Administrative and general expenses increased $6.4 million, or 18.5%, between the ten-month periods ended December 31, 1995 and 1994 and increased from 8.7% to 9.5% as a percentage of service revenue. The increase in these costs was primarily attributable to the Company's increased marketing activities, including filling several key marketing positions and incurring relatively high levels of marketing expense associated with proposing and bidding large-scale DOD and DOE contracts.

  Interest Expense. ICF Kaiser's average debt outstanding and average effective interest rate for the ten months ended December 31, 1994 and 1995 were as follows.

                                                         TEN MONTHS ENDED
                                                     --------------------------
                                                     DECEMBER 31,  DECEMBER 31,
                                                         1994          1995
                                                     ------------  ------------
     Average debt outstanding....................... $122,674,000  $123,701,000
     Average effective interest rate................         12.8%         12.9%

  The average effective interest rate was comparable between the ten-month periods ended December 31, 1995 and 1994 due to consistent interest rates and indebtedness outstanding between the ten-month periods. The Company's principal debt outstanding consists of the Existing Notes (see "--Liquidity and Capital Resources").

  Income Tax Expense. ICF Kaiser's income tax provision was $2.1 million and $3.0 million for the ten months ended December 31, 1995 and 1994, respectively. Although pretax income for the ten months ended December 31, 1995 was $3.5 million greater than pretax income for the comparable period ended December 31, 1994, the Company's effective tax rate decreased due to a reduction in permanent differences (such as the nondeductibility of goodwill) as a percentage of pretax income, increased foreign tax benefits, and minority interest earnings of a consolidated subsidiary (see Note H to the consolidated financial statements for the ten months ended December 31, 1995). The ten months ended December 31, 1994 also included a repatriation of overseas funds to the United States which could not then be currently offset by foreign tax credits, resulting in additional income taxes for that period (see "--Results of Operations--Year Ended February 28, 1995 Versus Year Ended February 28, 1994--Income Tax Expense").

  Because of the reported losses for the year ended February 28, 1994, a $3.3 million valuation allowance was established in that year for deferred tax assets. Although the level of pretax income has increased substantially since that period (with a corresponding increase in taxable income), the Company maintained the valuation allowance as of December 31, 1995. At December 31, 1995, the Company had deferred tax assets of $0.7 million related to net operating loss carryforwards, of which $0.5 million expire in the next five years and $0.2 million expire in 2008. Additionally, the Company had deferred tax assets of $2.1 million related to tax credit carryforwards, the majority of which expire in 1998 to 2009.

  Unusual Items. During the ten months ended December 31, 1995, the Company recorded $0.5 million in additional income (net), consisting of the following unusual items: income in settlement of litigation against the Internal Revenue Service ("IRS"), associated with an affiliate of an acquired company, net of an accrual for related expenses ($6.8 million) (see "--Liquidity and Capital Resources"); a charge to accrue the net settlement cost and legal expenses of other litigation ($4.6 million); a charge to accrue for severance for the termination of 110 employees in the engineering and international groups ($1.0 million); and a charge to accrue for consolidation of office space ($0.7 million). Management expects that all actions associated with the termination of employees and office space consolidation will be completed by December 31, 1996.

  Year Ended February 28, 1995 Versus Year Ended February 28, 1994

  Revenue. Gross revenue for the year ended February 28, 1995 increased 32.2% to $861.5 million, while service revenue increased 20.1% to $459.8 million, versus the year ended February 28, 1994. These increases were attributable to the work performed at Hanford ($208.8 million of the gross revenue increase and $97.4 million of the service revenue increase). The Hanford revenue increases were offset partially by a decrease in the Company's engineering and construction revenue ($14.1 million gross revenue and $10.8 million service revenue).

  Service revenue as a percentage of gross revenue decreased to 53.4% for the year ended February 28, 1995, from 58.7% for the previous year, primarily because under an October 1993 amendment to the Hanford contract, the Company absorbed tasks utilizing a much higher proportion of subcontractors than Company personnel.

  Operating Expenses. The Company's direct cost of services and overhead was relatively flat as a percentage of service revenue for the year ended February 28, 1995 versus the previous year. Excluding Hanford, direct cost of services and overhead decreased to 76.2% of service revenue for the year ended February 28, 1995 from 79.2% for the year ended February 28, 1994. Administrative and general expense decreased $2.1 million. The decrease in these costs was attributable primarily to management cost-cutting initiatives.

  A restructuring plan initiated during the year ended February 28, 1994 to respond to operating losses included downsizing the work force, consolidating office space, renegotiating significant leases, and restructuring certain international operations. All actions have been completed, and there is no further liability outstanding as of December 31, 1995 associated with this plan.

  Interest Expense. ICF Kaiser's interest expense net of interest income (net interest) for the year ended February 28, 1995, increased $6.3 million from the prior year due to a recapitalization that took place in the fourth quarter of the year ended February 28, 1994 (see "--Liquidity and Capital Resources"). The increase in net interest was impacted favorably by $1.3 million in refunds of interest from the IRS recorded in the third quarter of the year ended February 28, 1995 associated with the Company's tax liabilities and those of an acquired company. The increase in net interest was offset partially by a reduction in preferred stock dividends.

  Income Tax Expense. The Company's income tax provision for the year ended February 28, 1995 was $2.9 million, even though pretax income was $1.2 million. This is due to several factors including the deemed dividend from the repatriation of overseas funds to the United States during the year ended February 28, 1995 that currently could not be offset by foreign tax credits and permanent differences, such as the nondeductibility of goodwill amortization. Nondeductible permanent differences comprised a very high percentage of pretax income. As such, the traditional percentage relationship between income tax expense and pretax income was not meaningful.

LIQUIDITY AND CAPITAL RESOURCES

 Cash Flows for Nine Months Ended September 30, 1996

  During the nine months ended September 30, 1996, cash and cash equivalents increased $4.7 million to $21.0 million. Operating activities generated $5.9 million in cash, primarily from operations at Kaiser-Hill which generated $8.8 million. An additional significant operating source of cash was $7.0 million received from the IRS in settlement of litigation (see "--Results of Operations--Ten Months Ended December 31, 1995 Versus Ten Months Ended December 31, 1994--Unusual Items"). Significant operating uses of cash included $15.4 million in interest payments on the Company's Existing Notes, a $3.7 million pension payment, and $4.2 million of payments for net settlement costs and legal expenses of litigation.

  The increase in contract receivables, net between December 31, 1995 and September 30, 1996 was primarily due to an increase in receivables under the Hanford contract resulting from the closeout of the contract. The decrease in prepaid expenses and other current assets in 1996 was attributable to collection from the IRS of $7.0 million, which was accrued in other current assets at December 31, 1995. The cash received from the IRS settlement is included in unusual items on the Statement of Cash Flows.

  During the nine months ended September 30, 1996, net borrowings under the Company's Credit Facility provided $8.0 million in cash (see Note E to the consolidated financial statements for the nine months ended September 30,
1996). Borrowings under the Credit Facility were used to fund operations (including the pension payment made in September 1996). Other significant uses of cash in investing and financing activities included purchases of fixed assets ($4.9 million), payment of dividends ($2.0 million), and investments in joint ventures and affiliates ($1.2 million ).

  In July 1996, EPA approved the Company's provisional billing rates for the year ended February 28, 1995. This approval permitted the Company to submit invoices for billing rate variances on cost-plus contracts with U.S. government agencies for costs incurred during that year. The Company expects to collect in excess of $1.5 million on these billings in future periods. In October 1996, the Company also obtained approval for provisional billing rates for the ten months ended December 31, 1995 which is expected to result in more than $2.0 million in additional invoicing.

 Cash Flows for Ten Months Ended December 31, 1995

  During the ten months ended December 31, 1995, cash and cash equivalents decreased $11.9 million to $16.4 million. Cash was primarily used in investing and financing activities for acquisitions and investments in joint ventures and affiliates ($2.0 million); purchases of fixed assets ($1.8 million); payments of dividends ($1.5 million); repurchases by the Company's insurance subsidiary of a portion of the Company's outstanding Existing Notes and related warrants ($1.4 million); and payments of other outstanding debt ($1.2 million). In addition, $6.1 million was used in operating activities. An interest payment of $7.5 million on the Company's Existing Notes was made in June 1995. An additional $7.5 million interest payment on the Existing Notes was due and paid on January 2, 1996.

  An increase in contract receivables, net between February 28, 1995 and December 31, 1995 was primarily due to $71.9 million in receivables from the commencement of work by Kaiser-Hill under the Rocky Flats contract. An increase in accounts payable, accrued expenses, and accrued salaries and employee benefits was also primarily due to the Rocky Flats contract which had $70.6 million of accounts payable, accrued expenses, and accrued salaries and employee benefits as of December 31, 1995.

  During the year ended February 28, 1995, the EPA approved the Company's revised provisional billing rates for fiscal years 1991 through 1994, thus authorizing the Company to submit invoices on cost-plus contracts with U.S. government agencies for work performed during these approved years. The Company collected in excess of $4 million as of December 31, 1995 on these contracts.

 Liquidity and Capital Resources Outlook

  Effective May 7, 1996, the Company's new $40 million Credit Facility replaced the then-existing revolving credit facility which was due to expire October 31, 1996. The Credit Facility contains Eurodollar and alternate base interest rate alternatives with margins dependent upon the Company's financial operating results and expires June 30, 1998. Effective December 17, 1996, the Company signed an amendment to the Credit Facility (the "Amendment") that approved the Disposition of PCI, provided for a temporary $5.0 million Over Advance Provision (as defined in the Amendment) and permitted the net proceeds from the issuance of the Old Notes and borrowings under the Over Advance Provision to be used to redeem the Series 2D Senior Preferred Stock. See "Description of the Credit Facility."

  The Credit Facility is provided by CoreStates Bank, N.A. as agent bank, and two other banks (the "Banks") with terms and covenants similar to those under the former credit facility. ICF Kaiser International, Inc. and certain of its subsidiaries, which are guarantors of the Credit Facility, granted the Banks a security interest in their accounts receivable and certain other assets, including the pledge of the stock of certain subsidiaries. The Credit Facility limits the payments of cash dividends on common stock and requires the maintenance of specified financial ratios. Total available credit is determined from a borrowing base calculation based on eligible accounts receivable (billed and unbilled). As of September 30, 1996, the Company had $13.0 million in cash borrowings and $21.3 million of letters of credit outstanding under the Credit Facility. The letters of credit outstanding under the Credit Facility are generally required to support performance guarantees, primarily on international projects. The Company had $5.7 million of additional credit available under the Credit Facility as of September 30, 1996. As of January 7, 1997, the Company had no cash borrowings outstanding, $18.6 million of letters of credit outstanding and the additional credit available under the Credit Facility was $21.4 million.

  Kaiser-Hill has a $50 million receivables purchase facility to support its working capital requirements under the Rocky Flats contract. The receivables purchase facility requires Kaiser-Hill to maintain a specified tangible net worth and contains certain default provisions for delinquent receivables. Program fees consist of 0.30% per annum of the unused portion of the facility and 0.45% per annum of the used portion of the facility. The receivables purchase facility is non-recourse to Kaiser-Hill's owners, ICF Kaiser and CH2M Hill, and expires on June 30, 1998.

  The Company has sold its interest in the entities owning and operating PCI, the earnings and cash flows from which have been significant to the Company (see "--Overview--Business Outlook").

  In January 1994, the Company issued its Existing Notes and 600,000 warrants, each to purchase one share of the Company's common stock at $5.00 per share. The net proceeds of the $125 million offering were used, in part, to retire senior subordinated notes and associated warrants, to repurchase preferred stock, and to repay the outstanding balance on the Company's then-existing revolving credit facility. The recapitalization resulted in a $6.0 million extraordinary charge (net of $0 tax benefit) for the early extinguishment of debt and a $1.9 million charge to net income available for common shareholders to repurchase redeemable preferred stock. As noted above, in November 1995, the Company's insurance subsidiary repurchased $1,450,000 of the Existing Notes and related warrants for $1.4 million. In March 1996, the interest rate on the Existing Notes was increased by one percent until the Company achieves and maintains a specified level of earnings (see Notes F and I to the consolidated financial statements for the ten months ended December 31, 1995). The Existing Notes mature on December 31, 2003 with semi-annual interest payments.

  The Company's Series 2D Senior Preferred Stock was subject to mandatory redemption on January 13, 1997 in the amount of $20 million plus accrued dividends. Because of technical limitations on the payment of dividends contained in the Existing Indenture, the Company did not pay the November 30, 1995 and February 29, 1996 accrued dividends in the aggregate amount of $975,000 until March 1996, following the signing of an amendment to the Indenture governing the Existing Notes which permitted the payment of all accrued and future dividends. As consideration for this amendment, the interest rate on the Existing Notes was increased as discussed above. The Company repurchased this preferred stock using the net proceeds of the issuance of the Old Notes and borrowings under the Credit Facility.

  As explained in "--Overview--Business Outlook," the loss of the Hanford contract may have a significant impact on the Company's cash flows after 1996 if the Company's cost savings and marketing programs are not successful. The Company believes it will be successful in its ability to generate adequate cash flows to fund operations throughout the next twelve months and in reducing overhead costs within the operating groups and corporate functions.

IMPACT OF NEW ACCOUNTING STANDARDS

  The Financial Accounting Standards Board (FASB) recently issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," effective for financial statements for fiscal years beginning after December 15, 1995. It is the Company's current policy to evaluate all long-lived assets on a periodic basis for asset impairment. Therefore, the adoption of this statement has no material adverse effect on the Company's financial position or operations.

  The FASB also recently issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which encourages companies to adopt a fair value method of accounting for employee stock options and similar equity instruments. The fair value method requires compensation cost to be measured at the grant date based on the value of the award and is recognized over the service period. Alternatively, SFAS No. 123 requires the provision of pro forma disclosures of net income and earnings per share as if the fair value method had been adopted when the fair value method is not reflected in the financial statements. The Company has elected to provide pro forma disclosures. Therefore, the adoption of SFAS No. 123 will not have a material adverse effect on the Company's financial position or result of operations. The requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995.

                                   BUSINESS


  ICF Kaiser International, Inc., through ICF Kaiser Engineers, Inc. and its other operating subsidiaries, is one of the nation's largest engineering, construction, program management and consulting services companies. The Company's Federal Programs, Engineers and Consulting Groups provide fully integrated services to domestic and foreign clients in the private and public sectors of the environment, infrastructure and basic metals and mining industry markets. For the latest twelve-month period ended September 30, 1996, ICF Kaiser had gross and service revenue of $1,337.5 million and $569.8 million, respectively, and EBITDA (as defined) of $30.8 million. Service revenue is derived by deducting the costs of subcontracted services and direct project costs from gross revenue and adding the Company's share of income
(loss) of joint ventures and affiliated companies. As of November 30, 1996, the Company employed 5,176 people located in more than 80 offices worldwide.

  The Company was incorporated in Delaware in 1987 under the name American Capital and Research Corporation. It is the successor to ICF Incorporated, a nationwide consulting firm organized in 1969. In 1988, the Company acquired the Kaiser Engineers business, which dates from 1914. The Company's headquarters is located at 9300 Lee Highway, Fairfax, Virginia 22031-1207, telephone number (703) 934-3600.

OVERVIEW OF MARKETS

  Environmental. In the environmental market, the Company provides services in connection with the remediation of hazardous and radioactive waste, waste minimization and disposal, risk assessment, global warming and acid rain, alternative fuels and clean up of harbors and waterways. Demand for ICF Kaiser's environmental consulting and engineering services is driven by a number of factors, including: the need to improve the quality of the environment; federal, state and municipal environmental regulation and enforcement; and increased liability associated with pollution-related injury and damage. Increasingly strict federal, state, and local government regulation has forced private industry and government agencies to clean up contaminated sites, to bring production facilities into compliance with current environmental regulations, and to minimize waste generation on an ongoing basis. In addition, ICF Kaiser is well-positioned to take advantage of the growing market arising from the increased awareness internationally of the need for additional and/or initial environmental regulations, studies and remediation.

  Significant environmental laws have been enacted in response to public concern about the environment. These laws and the implementing regulations affected nearly every industrial activity, and efforts to comply with the requirements of these laws create demand for the Company's services. The principal Federal legislation that has created a substantial market for the Company, and therefore has the most significant effect on the Company's business, includes the following: The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") of 1980, as amended by the Superfund Amendments and Reauthorization Act ("SARA") of 1986, established the Superfund program to clean up existing, often abandoned hazardous waste sites and provides for penalties and punitive damages for noncompliance with the EPA orders. The Resource Conservation and Recovery Act ("RCRA") of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984 ("HSWA"), provides a comprehensive scheme for the regulation of hazardous waste from the time of generation to its ultimate disposal (and sometimes thereafter), as well as the regulation of persons engaged in the treatment, storage and disposal of hazardous waste. The Clean Air Act as amended in 1970 empowered the EPA to establish and enforce National Ambient Air Quality Standards, National Emission Standards for Hazardous Air Pollutants and limits on the emission of various pollutants. The 1990 amendments to the Clean Air Act substantially increase the number of sources emitting a regulated air pollutant which will be required to obtain an operating permit; the amendments also address the issues of acid rain, ozone protection, and other areas in which the Company can provide expanded services. The Clean Water Act of 1972, originally the Federal Water Pollution Control Act of 1948, established a system of standards, permits and enforcement procedures for the discharge of pollutants to surface water from industrial, municipal, and other wastewater sources. The Toxic Substance Control Act, enacted in 1976, established requirements for identifying and controlling toxic chemical hazards to human health and the environment.

  Infrastructure. The global infrastructure market is driven by the need to maintain and expand among other things, ports, roads, highways, mass transit systems and airports. Increasingly, environmental concerns, such as wastewater treatment and reducing automotive air pollutant emissions, have become a driving force behind new infrastructure and transportation initiatives. This market is primarily funded by government dollars, although the private sector is seeking an increased role, particularly in international projects. The Company has capitalized on its specialized technical and environmental skills to win projects that provide consulting, planning, design and construction services. Internationally, there is a critical need for infrastructure projects where population growth of major cities has been and will continue to be extremely high. The Company provides engineering and construction management services for mass transit and wastewater treatment facilities in major metropolitan areas worldwide.

  Industry. ICF Kaiser assists its basic metals and mining industry clients by providing the engineering and construction skills needed to maintain and retrofit existing plants and replace aging production capacity with newer, more efficient and more environmentally responsible facilities. The Company's engineering and construction skills, as well as its access to process technologies, have helped establish it as a worldwide leader in serving the basic metals and mining industries, especially aluminum and steel. ICF Kaiser is currently expanding its operations internationally, particularly engineering and construction management services related to alumina production from bauxite, aluminum smelting and other basic industry facilities.

BUSINESS STRATEGY

  The Company's business strategy is based primarily on providing its clients:
(i) full front-end capability; (ii) value-added services; (iii) access to technology; and (iv) the benefits of the Company's strategic relationships.

  Full Front-end Capability. The Company's front-end skills include policy analysis and consulting; scientific analysis and health/risk assessments; facility siting and environmental assessments; remedial investigations and feasibility studies; and engineering design. By possessing these skills, the Company's involvement at the outset of any project places it in a position to participate in any follow-on engineering and construction work.

  Value-added Services. The Company provides value-added services within those markets that relate to environmental services through specialized environmental knowledge that (i) helps clients understand environmental threats and opportunities and alternative ways in which such threats can be managed and opportunities capitalized on; (ii) allows creation of customized solutions, including remedial design and remedial action, for the clients' environmental problems; and (iii) combines problem identification, solution, and implementation.

  Access to Technology. The Company has access to technologies that can assist clients clean up existing waste sites, reduce waste generated by ongoing and new production processes, reduce and monitor emissions, improve the quality of finished products, assist in the production in the basic metal and mining industries, and reduce costs. To increase its overall participation in clients' projects, the Company continues to expand its access to leading environmental and process technologies through various methods, including licensing and joint ventures.

  Strategic Relationships. The Company has established business relationships through joint ventures, marketing agreements, and direct equity investments that extend its presence and reduce its business development risks. These relationships are particularly important in the management of the Company's international operations, and they help reduce the cost and risks associated with the Company's entering new geographic regions.

BUSINESS GROUPS

  The Company is organized into three business groups: the Federal Programs Group; the ICF Kaiser Engineers Group; and the Consulting Group.

 Federal Programs Group

  The Company derives a substantial portion of its revenues from contracts with various agencies and departments of the Federal government. The Federal Programs Group's major clients are the DOE and the DOD.

  U.S. Department of Energy. An important DOE mission has changed over the years--from nuclear weapons production to environmental cleanup of former nuclear weapons production sites. To help accomplish DOE's cleanup goals pursuant to this new mission, the Company actively supports DOE at the following facilities: Argonne National Laboratory, Idaho National Engineering Laboratory, Lawrence Livermore National Laboratory, Los Alamos National Laboratory, Mound Plant Site, Oak Ridge National Laboratory, two Sandia National Laboratories, Hanford Site and Rocky Flats. The Company provides many services at these facilities, including (i) conducting comprehensive assessments related to environment, safety, and health; (ii) quality assurance; (iii) security and safeguards; (iv) assessing, managing, and remediating existing hazardous and solid wastes, mixed wastes, radioactive materials, highly volatile chemical compounds, unidentified mixed wastes, and exploded/unexploded munitions; and (v) architect, engineer, construction, and site operations.

  In 1995, the Company, through Kaiser-Hill, won DOE's Performance Based Integrating Management contract at Rocky Flats. Rocky Flats is a former DOE nuclear weapons production facility. Under the five-year contract, Kaiser-Hill oversees plutonium stabilization and storage, environmental restoration, waste management, decontamination and decommissioning, site safety and security, and construction activities of subcontractor companies. Under the performance-based contract signed by Kaiser-Hill, the concept which was developed in the DOE's 1994 Contract Reform Initiative, 85% of Kaiser-Hill's fees are based on performance, while only 15% are fixed. Kaiser-Hill's contract commits it to dealing with urgent risks first, and measurable results in the following "urgent risk" areas determines its incentive fee: stabilize plutonium and plutonium residues for specific time frames; consolidate plutonium in a single building; and clean up and remove all high-risk "hot spot" contamination. Finally, Kaiser-Hill is expected to reduce the number of employees at the site by the end of the contract term.

  In August 1996, the Company was informed that the team of which it was a member was unsuccessful in its bid for DOE's new management and integration contract at the DOE's Hanford Site, Richland, Washington, where the Company had worked since 1987. The Company's existing contract at Hanford effectively was terminated by DOE on October 1, 1996. As a result, and based on the Company's current assessment of the closeout of the Hanford contract, management believes the impact on earnings will be material in the fourth quarter of 1996, as well as future periods, unless replaced. In response to the reduction and eventual elimination of the Hanford contract, in August 1996 the Company initiated a significant operational efficiency and cost savings program, together with management changes, with the objective of minimizing the long-term impact associated with the termination of the Hanford contract. Termination of the Hanford contract is not expected to significantly impact cash flows in the fourth quarter of fiscal year 1996 but may have a significant impact after 1996 if the cost savings program is not successful.

  Effective October 1, 1996, ICF Kaiser Hanford Company acquired the Hanford Site General Support Services Contract from the MACTEC Division of Management Analysis Company of Golden, Colorado. The Company undertook the contract in order to maintain a presence at Hanford and to further its strategic alliance with MACTEC. Under the contract, ICF Kaiser provides administrative, engineering, and technical support services for major DOE projects at the Hanford Site, including tank waste remediation programs. In addition, the Company will work closely with DOE to aid its strategic initiatives associated with site cleanup and facility transition.

  U.S. Department of Defense. DOD estimates that its environmental expense will be directed primarily to cleaning up hundreds of military bases with thousands of contaminated sites. There is an urgent need to ensure that the hazardous wastes present at these sites (often located near population centers) do not pose a threat to the surrounding population, and, in connection with the closure of many of the bases, there is an economic incentive to make sure that the environmental restoration enables the sites of the former bases to be developed commercially by the private sector.

  DOD established the TERC program to clean up contaminated Army sites in a streamlined and efficient manner by partnering with private contractors. A TERC contract allows a single contractor to handle all aspects of remediation, resulting in quicker cleanup, more effective project management, and better coordination with federal and state regulators and the public. It also helps to build a culture of cooperation among the USACE, the contractor, the regulatory community, and the public.

  In September 1996, the Company signed a contract estimated at $260 million to perform environmental restoration work at federal installations in the South Pacific Division of the USACE. The TERC contract will be managed by the Sacramento District, lasts for four years with two, three-year options, and covers cleanup work at the Oakland (California) Army Base and at other Army bases and federal installations in California, Arizona, Nevada, and Utah. The Sacramento TERC was the second TERC awarded to ICF Kaiser. In August 1995, ICF Kaiser won the largest hazardous, toxic, and radioactive waste contract ever awarded by USACE, a $330 million TERC to remediate contaminated Army sites in USACE's Baltimore District. ICF Kaiser's Baltimore TERC covers cleanup work at Picatinny Arsenal in New Jersey, Aberdeen Proving Ground near Baltimore, and other Army bases and federal installations in New York, New Jersey, Pennsylvania, Delaware, Maryland, the District of Columbia, Virginia, and West Virginia. The Baltimore TERC is for four years with two three-year options. The contract is a cost reimbursement delivery order contract, and the fee structure includes a combination of cost plus fixed fee, award fee, and incentive fees.

  The Company also provides environmental services to USACE, Savannah (Georgia) District, under several contracts, including a $50 million contract to support the Corps' South Atlantic Division, as well as a $2 million contract under which the company is designing contaminated groundwater treatment systems at the Milan Army Ammunition Plant in Tennessee.

  Other Federal Government Work. Under a variety of smaller contracts, the Company provides the Federal government with numerous other services. Under an EPA contract awarded in 1995, the Company will continue to manage the EPA's quality assurance laboratory in Las Vegas, Nevada, and provide the laboratory with analytical support. The Company also supports the EPA's Superfund program under Alternative Remedial Contracting Strategy ("ARCS") contracts for remedial planning services. Architectural, engineering, and construction management services for facilities and infrastructure (such as post offices, court houses, and prisons) are provided to the U.S. Postal Service, Department of Justice, and General Services Administration.

 ICF Kaisers Engineers Group

  ICF Kaiser assists clients in private industry by providing the engineering and construction skills needed to maintain and retrofit existing plants and replace aging production capacity with newer, more environmentally responsible facilities. The Company has the engineering and construction skills, as well as access to process technologies, needed to establish a leadership position in serving the basic metals and mining industries, including aluminum, steel, copper, and coal.

  All of ICF Kaiser's markets are global in nature. To capitalize on international opportunities while minimizing its business development risks, the Company has established international business relationships through joint ventures, marketing agreements and direct equity investments. The Company has projects underway in over 25 countries.

  Environmental Consulting and Engineering Services. Demand for the Company's non-Federal environmental consulting and engineering services is driven by a number of factors, including: the need to improve the quality of the environment; environmental regulation and enforcement; and increased liability associated with pollution-related injury and damage. Significant environmental laws have been enacted in response to public concern over the environment, and these laws and the implementing regulations affect nearly every industrial activity. Increasingly strict Federal, state and local government regulation has forced private industry and state and local agencies to clean up contaminated sites, to bring production facilities into compliance with current environmental regulations, and to minimize waste generation on an ongoing basis. Although growth in this private-sector market is being hampered by uncertainty over continuing Federal regulations, the Company generates new business by increasing and expanding the services it sells to existing clients and by targeting new markets for the Company's full-service capabilities.

  The Company's environmental services have progressed beyond study and analysis to remediation. Following on its established market position in the consulting and front-end analysis phase of environmental services, the Company now offers alternative remediation approaches that may involve providing on-site waste containment, on-site treatment, management of on-site/off-site remediation, or waste removal. The Company also designs new processes (and redesigns ongoing production processes) to minimize or eliminate the generation of hazardous waste. Currently, the Company also provides site investigations and feasibility studies, compliance planning and audits, risk assessment, permitting, community relations services, and construction and construction management. See "--Potential Environmental Liability."

  Industry Services. ICF Kaiser's engineering design, project management, and construction services to the industrial market involve work with the steel, aluminum, alumina, copper and other minerals and metals industries as well as chemicals, petrochemicals, and refineries. In the coke, coal, and coal chemicals area, ICF Kaiser's services have included inspection of coke plants for environmental compliance, facility design and construction, and equipment sales and services. The Company has provided services related to coal cleaning, handling, and environmental controls. The Company recently announced that it is negotiating to sell the PCI facility that it designed, built, currently operates and jointly owns under a multiyear tolling agreement.

  The international market provides opportunities for the Company's industrial services. The Company's largest industrial project will be a mini-mill project for Nova Hut. Under a two-year contract signed in March 1996, the Company will oversee the construction of the continuous slab caster portion of the mini-mill as well as future production and environmental upgrades to Nova Hut's existing integrated steel-making facilities. The Company will provide project management, engineering, procurement, construction management, start-up, commissioning, and training services. This initial phase of the mini-mill project, which is scheduled to initiate production in June 1998, is part of a two-phase endeavor in which the second phase will provide Nova Hut with a new rolling mill with the capability of producing one million metric tons per year of hot rolled steel product. The Company is currently negotiating a contract with Nova Hut for the second phase of the mini-mill project. The Company expects earnings from the next phase to be material to the Company's operating results. Management expects to complete negotiations on this contract in the first quarter of 1997, although there can be no assurance with respect thereto. The Company also is assisting the International Finance Corporation in securing the financing for the next phase of the mini-mill project.

  Infrastructure Services. The Company also is helping rebuild the infrastructure of roads, highways, transit systems, harbors, airports, facilities, and buildings in domestic and international markets. Budget constraints at the Federal, state, and local government levels have hindered domestic infrastructure market growth, but the Company remains active in major U.S. metropolitan areas: Chicago (light rail transit system); Seattle (light rail project); San Francisco (commuter rail line extension); Atlanta (general engineering consulting services to the Metropolitan Atlanta Rapid Transit Authority); and Miami (Intermodal Transit Center, a project that will tie together air, light/heavy rail, buses, highway systems, and parking facilities).

  In the international infrastructure market, the Company's large-scale construction infrastructure skills are at work in Portugal where the Company, as part of a joint venture, provides project and construction management services for the modification and reconstruction of the main rail link between the cities of Lisbon and Oporto. The Company also provides program management services for the overhaul and upgrade of Portugal's main intercity freight and passenger rail lines. Those skills also are at work in the Philippines where the Company, as part of a joint venture, provides front-to-back-end services for a light rail transit line in Manila. In Brazil, the Company is developing the plan to remediate and clean up Guanabara Bay.

  The major ports of many of the world's cities have serious water pollution problems, and ICF Kaiser is helping to improve the condition of many harbors and waterways. In its largest harbor project, the Company continues as the construction manager of the cleanup of Boston Harbor, one of the largest environmental projects in the country, under a contract extension that runs through 1998. Since the inception of the project in 1988, the Company has served as its construction manager, and currently manages construction workers, engineers, architects, and support personnel working to construct a wastewater treatment plant on Deer Island in Boston Harbor.

  International Services. ICF Kaiser provides engineering, construction management, and consulting services through companies managed and staffed by local professionals in Australia, Taiwan, the Philippines, Mexico, Brazil, Portugal, France, England, Russia, and the Czech Republic, as well as project offices throughout the world. International projects include design engineering for the expansion of a major alumina refinery in Western Australia; and environmental remediation of hydrocarbon contamination in soil and groundwater in France and Mexico.

 Consulting Group

  The Consulting Group serves customers in domestic and international markets, including both public- and private-sector organizations. Among its major customers are U.S. government agencies, especially the EPA; U.S. private sector organizations, particularly major energy producers such as utilities and oil companies; and governments and businesses around the world, as well as various multinational banks, development organizations, and treaty organizations. The Consulting Group draws upon the talents of its multi-disciplinary professional staff to support customers within four primary lines of business.

  Environmental Consulting Services. This line of business assists customers in developing plans and policies, evaluating options for managing environmental responsibilities in the most cost-effective manner, and identifying and employing the best available technologies and practices. Life-cycle management strategies are emphasized. The group has special expertise in such areas as industrial and municipal waste management, air pollution control, chemical accident prevention, and ground-water and drinking water management. The Consulting Group also provides technical and regulatory support to the EPA's Office of Solid Waste, focusing on human health and ecological risk assessment and waste characterization.

  Global environmental issues are also a particular area of focus within the Consulting Group. Working with U.S. and international organizations that fund global environmental work and with numerous private sector organizations, the Consulting Group has conducted projects in over thirty countries and has been actively involved in supporting international environmental treaties. The group has achieved great success in implementing technology transfer programs through the creation of effective public-private partnerships. Working on global change issues for the EPA for 14 years, the Company supports the EPA's Global Change Division, providing services related to the reduction of methane and other greenhouse gases.

  In September 1996, the Consulting Group announced that it had signed a five-year contract, potentially valued at more than $60 million, to provide technical analysis and implementation support for EPA's Green Lights and ENERGY STAR programs. The Consulting Group has worked on EPA's voluntary public-private partnership programs on energy efficiency and methane reduction since their inception in 1990.

  In-career Education and Training Programs. Consulting services in this line of business range in subject matter from highly technical areas to broader, skill-based and management-oriented training. The Consulting Group's expertise in the development and delivery of workplace training, combined with expert knowledge in a wide variety of technologies and programmatic areas, enables it to provide high impact training that is specifically tailored to the needs of each customer organization. Environmental management programs cover regulation, technology, information reporting, emergency response, and pollution prevention.

  Information Management Programs. The Company assists clients in developing decision support systems that facilitate the collection and use of information to track performance, identify opportunities and improve decision making. The group offers a number of sophisticated simulation models and proprietary applications. By combining consulting expertise with information technology skills, the group helps its customers deal with the unique challenges of their business environment.

  Energy and Natural Resource Management Services. This line of business supports the development of corporate and technical plans for managing power resources and energy projects, provides economic assessments of short- and long-term market conditions for various fuels, and serves as an expert foundation in litigation and regulatory proceedings. The Consulting Group assists its customers in identifying market opportunities, commercializing new technologies, and developing public policy. Its contributions involve linking an in-depth understanding of the energy markets with an ongoing involvement with energy technology.

COMPETITION AND CONTRACT AWARD PROCESS

  The market for the Company's services is highly competitive. The Company and its subsidiaries compete with many other environmental consulting, engineering and construction firms ranging from small firms to large multinational firms having substantially greater financial, management, and marketing resources than the Company. Other competitive factors include quality of services, technical qualifications, reputation, geographic presence, price, and the availability of key professional personnel.

  Competition for private-sector work generally is based on several factors, including quality of work, reputation, price, and marketing approach. The Company's objective is to establish and maintain a strong competitive position in its areas of operations by adhering to its basic philosophy of delivering high-quality work in a timely fashion within its clients' budget constraints.

  Most of the Company's contracts with public-sector clients are awarded through a competitive bidding process that places no limit on the number or type of offerors. The process usually begins with a government Request for Proposal (RFP) that delineates the size and scope of the proposed contract. Proposals are evaluated by the government on the basis of technical merit (for example, response to mandatory solicitation provisions, corporate and personnel qualifications, and experience) and cost. The Company believes that its experience and ongoing work strengthen its technical qualifications and, thereby, enhance its ability to compete successfully for future government work.

  In both the private and public sectors, the Company, acting either as a prime contractor or as a subcontractor, may join with other firms to form a team that competes for a single contract or submits a single proposal. Because a team of firms almost always can offer a stronger set of qualifications than any firm standing alone, these teaming arrangements often are very important to the success of a particular competition or proposal. The Company maintains a large network of business relationships with other companies and has drawn repeatedly upon these relationships to form winning teams.

  The Company's subsidiaries operate under a number of different types of contract structures with its private- and public-sector clients, the most common of which are Cost Plus and Fixed Price. Under Cost Plus contracts, the Company's costs are reimbursed with a fee (either fixed or percentage of cost) and/or an incentive or award fee offered to provide inducement for effective project management. A variation of Cost Plus contracts are time and materials contracts under which the Company is paid at a specified fixed hourly rate for direct labor hours worked. Under Fixed Price contracts, the Company is paid a predetermined amount for all services provided as detailed in the design and performance specifications agreed to at the project's inception.

CUSTOMERS

  The Company's clients include DOE, EPA, and DOD; major corporations in the energy, transportation, chemical, steel, aluminum, mining, and manufacturing industries; utilities; and a variety of state and local government agencies throughout the United States. A substantial portion of the Company's work is repeat business from existing clients. In many cases, the Company has worked for the same client for many years, providing different services at different times. DOE accounted for approximately 68% of the Company's consolidated gross revenue for the ten months ended December 31, 1995; EPA accounted for another approximately 6%; and DOD and other Federal agencies collectively accounted for another approximately 4%. The Federal government accounted for approximately 73% of the Company's consolidated gross revenue in fiscal year 1995 and 65% in fiscal year 1994.

  The Company's international clients include both private firms and foreign government agencies in such countries as Australia, France, Portugal, and Taiwan. For the ten months ended December 31, 1995, foreign operations accounted for approximately 4.7% of the Company's consolidated gross revenue. For information concerning gross revenue, operating income, and identifiable assets of the Company's business by geographic area, see Note O to the Consolidated Financial Statements for the ten months ended December 31, 1995.

BACKLOG

  Backlog refers to the aggregate amount of gross contract revenue remaining to be earned pursuant to signed contracts extending beyond one year. At September 30, 1996, the Company's contract backlog was approximately $3.9 billion in gross revenue, down from approximately $4.4 billion in gross revenue at December 31, 1995. The Company expects that approximately 6.4% of the total backlog at September 30, 1996, will be worked off during the last fiscal quarter of fiscal year 1996. Because of the nature of its contracts, the Company is unable to calculate the amount or timing of service revenue that might be earned pursuant to these contracts. The Rocky Flats contract with Kaiser-Hill represents approximately $2.3 billion of the Company's $3.9 billion backlog at September 30, 1996. The Company believes that backlog is not a predictor of future gross or service revenue.

  Differences in contracting practices between the public and private sectors result in the Company's backlog being weighted heavily toward contracts associated with agencies of the Federal government. Backlog under contracts with agencies of the Federal government that extend beyond the government's current fiscal year includes the full contract amount, including in many cases amounts anticipated to be earned in option periods and certain performance fees, even though annual funding of the amounts under such contracts generally must be appropriated by Congress before the agency may expend funds during any year under such contracts. In addition, the agency must allocate the appropriated funds to these specific contracts and thereafter authorize work or task orders to be performed under these specific contracts. Such authorizations are generally for periods considerably shorter than the duration of the work the Company expects to perform under a particular contract and generally cover only a percentage of the contract revenue. Because of these factors, the amount of Federal government contract backlog for which funds have been appropriated and allocated, and task orders issued, at any given date is a substantially smaller amount than the total Federal government contract backlog as of that date. In the event that option periods under any given contract are not exercised or funds are not appropriated, allocated or authorized to be spent under any given contract, the amount of backlog attributable to that contract would not result in revenue to the Company. All contracts and subcontracts with agencies of the Federal government are subject to termination, reduction, or modification at any time at the discretion of the government agency.

ENVIRONMENTAL REGULATION

  Significant environmental laws have been enacted in response to public concern over the environment. These laws and the implementing regulations affect nearly every industrial activity. Efforts to comply with the requirements of these laws have increased demand for the Company's services. The principal Federal legislation having the most significant effect on the Company's business includes the following:

  The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"). CERCLA, as amended by the Superfund Amendments and Reauthorization Act, established the Superfund program to clean up hazardous waste sites and provides for penalties and punitive damages for noncompliance with EPA orders. Superfund may impose strict liability (joint and several as well as individual) on certain hazardous substance waste owners, operators, disposal "arrangers," transporters, and disposal facility owners and operators (Potentially Responsible Parties or PRPs) for the costs of removal or remedial action; for other necessary response costs and damages for injury, destruction, or loss of natural resources; and for the cost of health effects study. Under certain circumstances Federal funds may be used to pay for the cleanup.

  The Resource Conservation and Recovery Act ("RCRA"). RCRA, as amended by the Hazardous and Solid Waste Amendments of 1984, provides a comprehensive scheme for the regulation of hazardous waste from the time of generation to its ultimate disposal (and sometimes thereafter), as well as the regulation of persons engaged in the treatment, storage, and disposal of hazardous waste. The RCRA scheme includes both a permitting and a manifest tracking system and detailed regulations on the handling, treatment, transportation, storage, and disposal of hazardous and solid waste. Regulations have been issued pursuant to RCRA in the following areas (among others) of importance to the Company: permitting; remediation of releases associated with underground storage tanks; municipal solid waste disposal; waste minimization; corrective action; and treatment, transportation, and disposal of hazardous waste. HSWA has increased the number of hazardous waste generators subject to RCRA. HSWA also imposes land disposal restrictions/bans on certain listed and characteristic hazardous wastes that do not meet specified treatment standards.

  The Clean Air Act. Under the Clean Air Act, as amended in 1970 and 1990, EPA is empowered to establish and enforce National Ambient Air Quality Standards, National Emission Standards for Hazardous Air Pollutants, and limits on the emissions of various pollutants from specific types of facilities. The 1990 amendments require certain sources emitting an air pollutant regulated under the Clean Air Act to obtain an operating permit, which includes enforceable emissions limitations and compliance schedules. The Clean Air Act also addresses substantial expanded regulation of vehicle emissions, hazardous air pollutant emissions, stratospheric ozone protection, acid rain minimization (through the use of limitations on sulfur dioxide and nitrogen oxide emissions) and related enforcement issues. The use of "marketable allowances" to establish limits on total emissions while maintaining maximum market flexibility reflects a shift in environmental policy from command and control management to a more flexible approach.

  Other Statutes. Under the Safe Drinking Water Act of 1974, as amended, EPA is empowered to set drinking water standards for community water supply systems and to control subsurface injection of waste. The Clean Water Act, as amended in 1972 and 1990, established a system of standards, permits, and enforcement procedures for the discharge of pollutants to surface water from industrial, municipal and other wastewater sources. Under the Ocean Dumping Act of 1972, as amended in 1988, regulatory revisions to the Clean Water Act were made to eliminate ocean dumping of sludge. The Toxic Substance Control Act of 1976 establishes requirements for identifying and controlling toxic chemical hazards to human health and the environment. The Federal Insecticide, Fungicide, and Rodenticide Act of 1947, as amended in 1988, focuses on the health-based risk of pesticides and requires the registration of all pesticides, with a heavy emphasis on scientific data and risk assessment. The Oil Pollution Act of 1990 covers the discharge of oil and hazardous substances into navigable waters, adjoining shorelines or the exclusive economic zone of the United States.

POTENTIAL ENVIRONMENTAL LIABILITY

  The assessment, analysis, remediation, handling, management, and disposal of hazardous substances necessarily involve significant risks, including the possibility of damages or personal injuries caused by the escape of hazardous materials into the environment, and the possibility of fines, penalties or other regulatory action. These risks include potentially large civil and criminal liabilities for violations of environmental laws and regulations, and liabilities to customers and to third parties for damages arising from performing services for clients.

 Potential Liabilities Arising Out of Environmental Laws and Regulations

  All facets of the Company's business are conducted in the context of a rapidly developing and changing statutory and regulatory framework. The Company's operations and services are affected by and subject to regulation by a number of Federal agencies, including EPA, the Nuclear Regulatory Commission and the Occupational Safety and Health Administration, as well as applicable state and local regulatory agencies.

  As discussed above, CERCLA addresses cleanup of sites at which there has been a release or threatened release of hazardous substances into the environment. Increasingly, there are efforts to expand the reach of CERCLA to make environmental contractors responsible for cleanup costs by claiming that environmental contractors are owners or operators of hazardous waste facilities or that they arranged for treatment, transportation, or disposal of hazardous substances. Several recent court decisions have accepted these claims. Should the Company be held responsible under CERCLA for damages caused while performing services or otherwise, it may be forced to bear such liability by itself, notwithstanding the potential availability of contribution or indemnity from other parties.

  RCRA, also discussed above, governs hazardous waste generation, treatment, transportation, storage, and disposal. RCRA, or EPA-approved state programs at least as stringent, govern waste handling activities involving wastes classified as "hazardous." Substantial fees and penalties may be imposed under RCRA and similar state statutes for any violation of such statutes and the regulations thereunder.

 Potential Liabilities Involving Clients and Third Parties

  In performing services for its clients, the Company could potentially be liable for breach of contract, personal injury, property damage, and negligence (including improper or negligent performance or design, failure to meet specifications, and breaches of express or implied warranties). The damages available to a client, should it prevail in its claims, are potentially large and could include consequential damages.

  Environmental contractors, in connection with work performed for clients, potentially face liabilities to third parties from various claims, including claims for property damage or personal injury stemming from a release of hazardous substances or otherwise. Claims for damage to third parties could arise in a number of ways, including through a sudden and accidental release or discharge of contaminants or pollutants during the performance of services; through the inability, despite reasonable care, of a remedial plan to contain or correct an ongoing seepage or release of pollutants; through the inadvertent exacerbation of an existing contamination problem; or through reliance on reports or recommendations prepared by the Company. Personal injury claims could arise contemporaneously with performance of the work or long after completion of the project as a result of alleged exposure to toxic or hazardous substances. In addition, increasing numbers of claimants assert that companies performing environmental remediation should be adjudged strictly liable, i.e., liable for damages even though its services were performed using reasonable care, on the grounds that such services involved "abnormally dangerous activities."

  Clients frequently attempt to shift various of the liabilities arising out of remediation of their own environmental problems to contractors through contractual indemnities. Such provisions seek to require the Company to assume liabilities for damage or personal injury to third parties and property and for environmental fines and penalties. The Company has endeavored to protect itself from potential liabilities resulting from pollution or environmental damage by obtaining indemnification from its private-sector clients and intends to continue this practice in the future. Under most of these contracts, the Company has been successful in obtaining such indemnification; however, such indemnification generally is not available if such liabilities arise as a result of breaches by the Company of specified standards of care or if the indemnifying party has insufficient assets to cover the liability. The Company has a wholly owned subsidiary, ICF Kaiser Remediation Company, through which it intends to increase its remediation activities performed for public- and private-sector clients. The Company will continue its efforts to minimize the risks and potential liability associated with its remediation activities by performing all remediation contracts in a professional manner and by carefully reviewing any and all remediation contracts it signs in an effort to ensure that its environmental clients accept responsibility for their own environmental problems.

  For EPA contracts involving field services in connection with Superfund response actions, the Company is eligible for indemnification under Section 119 of CERCLA, for pollution and environmental damage liability resulting from release or threatened release of hazardous substances. Some of the Company's clients (including private clients, DOE, and DOD) are Potentially Responsible Parties (PRPs) under CERCLA. Under the Company's contracts with these PRPs, the Company has the right to seek contribution from these PRPs for liability imposed on the Company in connection with its work at these clients' CERCLA sites and, with respect to Federal government clients, generally qualifies for the limitations on liabilities under CERCLA Section 119(a). In addition, in connection with contracts involving field services at DOE weapons facilities, including the DOE's Hanford site, the Company is indemnified under the Price-Anderson Act, as amended, against liability claims arising out of contractual activities involving a nuclear incident. Recently, EPA has constricted significantly the circumstances under which it will indemnify its contractors against liabilities incurred in connection with CERCLA projects. There are other proposals both in Congress and at the regulatory agencies to further restrict indemnification of contractors from third-party claims.

  As discussed above, Kaiser-Hill signed a Performance Based Integrating Management contract with DOE. The terms of that contract provide that Kaiser-Hill shall not be held responsible for, and DOE shall pay all costs associated with, any liability (including without limitation, a claim involving strict or absolute liability and any civil fine or penalty, expense, or remediation cost, but limited to those of a civil nature), which may be incurred by, imposed on, or asserted against Kaiser-Hill arising out of any act or failure to act, condition, or exposure which occurred before Kaiser-Hill assumed responsibility on July 1, 1995 ("pre-existing conditions"). To the extent the acts or omissions of Kaiser-Hill constitute willful misconduct, lack of good faith, or failure to exercise prudent business judgment on the part of Kaiser-Hill's managerial personnel and cause or add to any liability, expense, or remediation cost resulting from pre-existing conditions, Kaiser-Hill shall be responsible, but only for the incremental liability, expense, or remediation caused by Kaiser-Hill.

  The Kaiser-Hill contract further provides that Kaiser-Hill shall be reimbursed for the reasonable cost of bonds and insurance allocable to the Rocky Flats contract and for liabilities (and expenses incidental to such liabilities, including litigation costs) to third parties not compensated by insurance or otherwise. The exception to this reimbursement provision applies to liabilities caused by the willful misconduct or lack of good faith of Kaiser-Hill's managerial personnel or the failure to exercise prudent business judgment by Kaiser-Hill's managerial personnel.

  In connection with its services to its environmental, infrastructure, and industrial clients, the Company works closely with Federal and state government environmental compliance agencies, and occasionally contests the conclusions those agencies reach regarding the Company's compliance with permits and related regulations. To date, the Company never has paid a fine in a material amount or had material liability imposed on it for pollution or environmental damage in connection with its services. However, there can be no assurance that the Company will not have substantial liability imposed on it for any such damage in the future.

INSURANCE

  The Company has a comprehensive risk management and insurance program that provides a structured approach to protecting the Company. Included in this program are coverages for general, automobile, pollution impairment, and professional liability; for workers' compensation; and for employer and property liability. The Company believes that the insurance it maintains, including self-insurance, is in such amounts and protects against such risks as is customarily maintained by similar businesses operating in comparable markets. At this time, the Company expects to continue to be able to obtain general, automobile, and professional liability; workers' compensation; and employers and property insurance in amounts generally available to firms in its industry. There can be no assurance that this situation will continue, and if insurance of these types is not available, it could have a material adverse effect on the Company.

  Consistent with industry experience and trends, the Company has obtained pollution insurance coverage on a claims-made basis, in amounts and on terms that are economically reasonable, against possible liabilities that may be incurred in connection with its conduct of its environmental business. An uninsured claim arising out of the Company's environmental activities, if successful and of sufficient magnitude, could have a material adverse effect on the Company.

REGULATION

  The Company has a substantial number of cost-reimbursement contracts with the U.S. government, the costs of which are subject to audit by the U.S. government. As a result of pending audits relating to fiscal years 1986 forward, the government has asserted, among other things, that certain costs claimed as reimbursable under government contracts either were not allowable or not allocated in accordance with federal procurement regulations. The Company is actively working with the government to resolve these issues. The Company has provided for the potential effect of disallowed costs for the periods currently under audit and for periods not yet audited, although the amounts at issue have not been quantified by the government or the Company. This provision will be reviewed periodically as discussions with the government progress. Based on the information currently available, management believes the potential effects of these pending audits will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

  The Company may from time to time, either individually or in conjunction with other government contractors operating in similar types of businesses, be involved in U.S. government investigations for alleged violations of procurement or other Federal laws and regulations. The Company currently is the subject of a number of U.S. government investigations and is cooperating with the responsible government agencies involved. No charges presently are known to have been filed against the Company by these agencies. Management does not believe that there will be any material adverse effect on the Company's financial position, operations, or cashflows as a result of these investigations.

  Federal agencies that are the Company's regular customers (including DOE, EPA, and DOD) have formal policies against awarding contracts that would present actual or potential conflicts of interest with other activities of the contractor. Because the Company provides a broad range of services in environmental and related fields for the Federal government, state governments, and private customers, there can be no assurance that government conflict-of-interest policies will not restrict the Company's ability to pursue business in the future.

  Because some of the Company's subsidiaries provide the Federal government with nuclear energy and defense-related services, these subsidiaries and a substantial number of their employees are required to have and maintain security clearances from the Federal government. These subsidiaries and their employees have been able to obtain these security clearances in the past, and the Company has no reason to believe that there would be any problems in this area in the future. However, there can be no assurance that the required security clearances will be obtained and maintained in the future. Because of its nuclear energy and defense-related services, the Company is subject to foreign ownership, control, and influence ("FOCI") regulations imposed by the Federal government and designed to prevent the release of classified information to contractors who are under foreign control or influence. Under these regulations, FOCI concerns may arise as a result of a variety of factors, including foreign ownership of substantial percentages of equity securities or debt, a high percentage of foreign revenue, and the number of directors and officers who are not U.S. citizens. Subsidiaries of the Company with facility security clearances or sensitive DOE contracts file reports with DOD and DOE with respect to events and changes that affect the potential for FOCI. The Company has implemented procedures designed to insulate such subsidiaries from any FOCI that might affect the Company. There can be no assurance that such measures will prevent FOCI policies from affecting the ability of the Company's subsidiaries to secure and maintain certain types of DOD and DOE contracts.

EMPLOYEES

  As of November 30, 1996, ICF Kaiser employed 5,176 people, and the Company believes that its relations with its employees are good. Of the total employees, 2,005 persons are employed at Kaiser-Hill's Rocky Flats site in Colorado. A total of 1,361 of the Rocky Flats personnel are represented by the United Steelworkers of America, Local 8031. The Company believes that its relations with the unions are good.

PROPERTIES

  All of the Company's operations are conducted either in leased facilities or in facilities provided by the Federal government or other clients. As of September 30, 1996, the Company leased an aggregate of approximately one million square feet of space. The terms of these leases range from month-to-month to 15 years, and some may be renewed for additional periods. Some of the space leased by the Company has been subleased to other entities under subleases expiring from 1996 to 2000.

  The Company's headquarters is located at 9300 Lee Highway, Fairfax, Virginia 22031-1207, and its telephone number is (703) 934-3600. The Company's four regional headquarters are located at 1800 Harrison St., Oakland, California 94612-3430 Telephone (510) 419-6000; 6440 Southpoint Parkway, Jacksonville, FL 32216 Telephone (904) 279-7200; Gateway View Plaza, 1600 West Carson St., Pittsburgh, PA 15220 Telephone (412) 497-2000; and 3D International Tower, 1900 West Loop South, Suite 1350, Houston, TX 77027 Telephone (713) 623-5000. Other offices include Livermore, Los Angeles; Rancho Cordova, San Diego, San Francisco, San Rafael and Universal City, CA; Golden and Lakewood, CO; Washington, DC; Ft. Lauderdale and Miami, FL; Chicago, IL; Gary, IN; Ruston, LA; Edgewood, Baltimore and Silver Spring, MD; Boston, MA; Las Vegas, NV; Iselin, NJ; Albuquerque and Los Alamos, NM; Richmond, VA; Richland and Seattle, WA. The Company's international offices are located in Perth, Australia; Prague, Czech Republic; London, England; Paris, France; Mexico City, Mexico; Makatic City and Mandaluyong City, Philippines; Lisbon, Portugal; Moscow, Russia; and Taipei, Taiwan.

LEGAL AND REGULATORY PROCEEDINGS

  The Company and its subsidiaries are involved in a number of lawsuits and government regulatory proceedings arising in the ordinary course of its business or arising in connection with the disposition or acquisition of certain businesses and investments. The Company believes that any ultimate liability resulting therefrom will not have a material adverse effect on its financial position, operations, or cash flows.

  In the course of the Company's normal business activities, various claims or charges have been asserted and litigation commenced against the Company arising from or related to properties, injuries to persons, and breaches of contract, as well as claims related to acquisitions and dispositions. Claimed amounts may not bear any reasonable relationship to the merits of the claim or to a final court award. In the opinion of management, an adequate reserve has been provided for final judgments, if any, in excess of insurance coverage, that might be rendered against the Company in such litigation.

  The Company may from time to time, either individually or in conjunction with other government contractors operating in similar types of businesses, be involved in U.S. government investigations for alleged violations of procurement or other Federal laws and regulations. The Company currently is the subject of a number of U.S. government investigations and is cooperating with the responsible government agencies involved. No charges presently are known to have been filed against the Company by these agencies. Management does not believe there will be any material adverse effect on the Company's financial position, operations, or cashflows as a result of these investigations.

  The Company has a substantial number of cost-reimbursement contracts with the U.S. government, the costs of which are subject to audit by the U.S. government. As a result of pending audits relating to fiscal years 1986 forward, the government has asserted, among other things, that certain costs claimed as reimbursable under government contracts either were not allowable or not allocated in accordance with federal procurement regulations. The Company is actively working with the government to resolve these issues. Management has provided for the potential effect of disallowed costs for the periods currently under audit and for periods not yet audited, although the amounts at issue have not been quantified by the government or the Company. This provision will be reviewed periodically as discussions with the government progress. Based on the information currently available, management believes the potential effects of these pending audits will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

                                  MANAGEMENT

  Set forth below is certain information concerning the directors and executive officers of the Company.

         NAME          AGE               POSITION(S) WITH COMPANY
         ----          ---               ------------------------
James O. Edwards......  53 Chairman of the Board and Chief Executive Officer
Michael K. Goldman....  44 Executive Vice President and Chief Administrative
                            Officer
Stephen W. Kahane.....  46 Executive Vice President and President of the
                            Federal Programs Group
Sudhakar Kesavan......  42 Executive Vice President and President of the
                            Consulting Group
Edward V. Lower.......  51 Executive Vice President
Richard K. Nason......  54 Director, Executive Vice President and Chief
                            Financial Officer
Marcy A. Romm.........  37 Senior Vice President and Director of Human
                            Resources
Marc Tipermas.........  48 Director, Executive Vice President and Director of
                            Corporate Development
David Watson..........  53 Executive Vice President and President of the ICF
                            Kaiser Engineers Group
Paul Weeks, II........  53 Senior Vice President, General Counsel and Secretary
Tony Coelho...........  54 Director
Maynard H. Jackson....  58 Director
Thomas C. Jorling.....  56 Director
Frederic V. Malek.....  59 Director
Rebecca P. Mark.......  42 Director
Robert W. Page, Sr....  69 Director

  James O. Edwards has been Chairman of the Board and Chief Executive Officer of ICF Kaiser International, Inc. since 1987. He also was President of ICF Kaiser International, Inc. from 1987 to 1990. In 1974, he joined ICF Incorporated, the predecessor of ICF Kaiser International, Inc. and was its Chairman and Chief Executive Officer from 1986 until the 1987 establishment of ICF Kaiser International, Inc. Mr. Edwards graduated from Northwestern University (B.S.I.E.) and Harvard University (M.B.A., High Distinction, George
F. Baker Scholar).

  Michael K. Goldman has been an Executive Vice President since 1990 and the Chief Administrative Officer of the Company since 1995. He has held senior management positions in several of the Company's operating subsidiaries since 1980. Prior to joining the Company, Mr. Goldman was in the private practice of law. Mr. Goldman graduated from Harvard University (B.A., M.B.A. High Distinction, George F. Baker Scholar) and the University of California at Berkeley (J.D.).

  Stephen W. Kahane has been an Executive Vice President of the Company since 1993 and President of the Company's Federal Programs Group since its creation in 1995. He has held senior management positions in several of the Company's operating subsidiaries since 1985. From 1981 to 1985, Dr. Kahane held a number of management positions at Jacobs Engineering Group, Inc.; he headed Environmental and Hazardous Waste Programs and was a Vice President when he left that firm. Dr. Kahane graduated from the University of California, Los Angeles (B.A., M.S.P.H., D. Env.).

  Sudhakar Kesavan has been an Executive Vice President of the Company and President of the Company's Consulting Group since December 1996. He has held senior management positions in the Company's Consulting Group since 1983. Prior to joining the Company, Mr. Kesavan worked for the Indian subsidiary of the Royal Dutch/Shell company. Mr. Kesavan graduated from the Indian Institute of Technology (B. Tech), Indian Institute of Management (P.G.D.M.) and the Massachusetts Institute of Technology (S.M.).

  Edward V. Lower has been an Executive Vice President of the Company and a Group Executive Vice President and Regional Manager (Northeast and Mid-Atlantic) of the ICF Kaiser Engineers Group since December 1995. In 1991, Dr. Lower joined EA Engineering, Science and Technology, Inc. as President and Chief Operating Officer; he became a member of that company's Board of Directors in 1994. Prior to joining

EA Engineering, Dr. Lower worked for Union Carbide in a variety of positions, most notably vice president/general manager. Dr. Lower graduated from the University of Delaware (B.S.), LaSalle University (LL.B.), West Virginia University (M.B.A.), and New York University (M.A.; Ph.D.).

  Richard K. Nason has been an Executive Vice President and the Chief Financial Officer of the Company since December 1994; he had been a Senior Vice President and the Treasurer of the Company from April to December 1994. He joined the Company as Senior Vice President--Internal Audit in June 1993. From 1991 to 1993, Mr. Nason was Executive Vice President and Chief Financial Officer for The Artery Organization, Inc., a private real estate development and management company in Bethesda, Maryland. From 1988 to 1991, Mr. Nason was Senior Vice President for Finance and Planning for Griffin Homes, a real estate development and home building company in California. Mr. Nason was Senior Vice President of Marriott Corporation and its subsidiary Host International, Inc. from 1977 to 1988. Mr. Nason has been a director of ICF Kaiser International, Inc. since June 1995. Mr. Nason graduated cum laude from Washington and Jefferson College (B.A.) and the Wharton Graduate School of Finance and Commerce, University of Pennsylvania (M.B.A.).

  Marcy A. Romm has been Senior Vice President and Director of Human Resources of the Company since 1993. She has held Human Resources positions at ICF Kaiser since 1984. Ms. Romm graduated from George Washington University (B.A., M.B.A.).

  Marc Tipermas has been Executive Vice President and Director of Corporate Development for ICF Kaiser International, Inc. since 1993. In November 1996 he accepted line responsibility for the Consulting Group and staff responsibility for governmental relations. He has held senior management positions in several of ICF Kaiser's operating subsidiaries since joining the Company in 1981. From 1977 to 1981, Dr. Tipermas was employed by the U.S. Environmental Protection Agency where he was the Director of the Superfund Policy and Program Management Office from 1980 to 1981. Prior to joining EPA, he was Assistant Professor of Political Science at the State University of New York at Buffalo from 1975 to 1977. Dr. Tipermas has been a director of ICF Kaiser International, Inc. since 1993. Dr. Tipermas graduated from the Massachusetts Institute of Technology (S.B.) and Harvard University (A.M., Ph.D.).

  David Watson has been an Executive Vice President and President of the Company's International Operations Group since December 1995. He became President of the combined Kaiser Engineers and International Groups in November 1996. From 1989 to November 1995, he was with Day & Zimmerman International, Inc., an engineering and construction firm. From 1989 to 1993 he was President of that firm's Advanced Dzign Systems; in 1993 he led that firm's venture into the international marketplace by taking the position of President of D&Z International, an off-shore international unit, where he established a strategy to pursue engineering and construction work in China and Russia. Prior to joining Day & Zimmerman, Mr. Watson was with Stearns Catalytic, Inc. and Burmah Oil Company. Mr. Watson graduated from Loughborough University of Technology, Loughborough, Leicestershire, England (B. Tech.).

  Paul Weeks, II has been Senior Vice President, General Counsel and Secretary of ICF Kaiser International, Inc. since 1990. He joined ICF Incorporated in May 1987 as its Vice President, General Counsel, and Secretary. From 1973 to 1987 he was employed by Communications Satellite Corporation, where from 1983 to 1987 he was Assistant General Counsel for Corporate Matters. Mr. Weeks graduated from Princeton University (B.S.E.E.) and The National Law Center of George Washington University (J.D.).

  Tony Coelho has been Chairman and Chief Executive Officer of Coelho Associates, LLC, a financial consulting firm, since July 1995. He also has been Chairman and Chief Executive Officer of ETC, the Washington, D.C.-based education, training, and communications subsidiary of Tele-Communications, Inc. since October 1995. From 1989 to July 1995 he had been a Managing Director of Wertheim Schroder & Co. Incorporated, a New York-based international investment banking and securities firm; from 1990 to 1995 he also served as President and Chief Executive Officer of Wertheim Schroder Investment Services, Inc. Mr. Coelho was appointed by President Clinton to serve as Chairman of the President's Committee on Employment of People with Disabilities in 1994 and to serve as a member of the Commission on the Roles and Capabilities of the

United States Intelligence Community in 1995. From 1979 to 1989, Mr. Coelho was a member of the U.S. House of Representatives from California, and from 1986 to 1989, he served as House Majority Whip. Mr. Coelho has been a director of ICF Kaiser International, Inc. since 1990. He also is a director of Circus Circus Enterprises, Inc.; Crop Growers Corporation; Specialty Retail Group, Inc.; Service Corporation International; Tanknology Environmental, Inc.; and Tele-Communications, Inc. He is a director of the National Foundation for Affordable Housing Solutions, the National Organization on Disability, the National Rehabilitation Hospital and Very Special Arts, and is an Honorary Lifetime Director of the Epilepsy Foundation of America. Mr. Coelho also serves on Fleishman-Hillard, Inc.'s International Advisory Board.

  Maynard H. Jackson has been Chairman of Jackson Securities Incorporated, an investment banking firm, since 1994. Mr. Jackson returned to private business in 1994 after completing his third term as mayor of Atlanta. He had served three terms as mayor, from 1974 to 1982 and again from 1990 to 1994. From 1982 to 1990, Mr. Jackson was a managing partner in public finance with the law firm of Chapman and Cutler; he also managed his own law firm from 1970 to 1974. Mr. Jackson is a Trustee of Morehouse College and a Trustee of FGIC Public Trust. Mr. Jackson has been a director of ICF Kaiser International, Inc. since September 1995. Mr. Jackson graduated from Morehouse College (B.A.) and the School of Law at North Carolina Central University (J.D.).

  Thomas C. Jorling has been Vice President, Environmental Affairs, of International Paper Company since 1994. Mr. Jorling joined International Paper Company in 1994 following a 28-year career that included serving for seven years as the Commissioner of the New York State Department of Environmental Conservation. Prior to that, Mr. Jorling was a professor of environmental studies at Williams College and a visiting professor at the University of California at Santa Cruz. In addition, Mr. Jorling served from 1977 to 1979 as Assistant Administrator for Water and Hazardous Material at the U.S. Environmental Protection Agency. Mr. Jorling has been a director of ICF Kaiser International, Inc. since August 1995. Mr. Jorling graduated from the University of Notre Dame (B.S.), Washington State University (M.S.), and Boston College (LL.B.).

  Frederic V. Malek has been Chairman of Thayer Capital Partners, a merchant bank, since April 1993. In 1992, he was Campaign Manager, Bush-Quayle '92; he also has been Co-chairman of the Board of Directors of CB Commercial Group (formerly Coldwell Banker Commercial Group) since 1989. He was Vice Chairman of Northwest Airlines from July 1990 to December 1991. He was President of Northwest Airlines from October 1989 to July 1990. From September 1978 to December 1988, Mr. Malek served as Executive Vice President of Marriott Corporation and from January 1981 to May 1988 as President of Marriott's Hotels and Resorts Division. Mr. Malek has been a director of ICF Kaiser International, Inc. since 1989. He also serves as a director of American Management Systems, Inc.; Automatic Data Processing, Inc.; Avis, Inc.; CB Commercial Group; FPL Group, Inc.; Intrav, Inc.; Manor Care, Inc.; National Education Corp.; Northwest Airlines; and Paine Webber Mutual Funds. Mr. Malek graduated from the United States Military Academy (B.S.) and Harvard University (M.B.A.).

  Rebecca P. Mark has been Chairman and Chief Executive Officer of Enron Development Corp., the international project development arm of Enron Corp., since 1991. She is responsible for Enron's project development activities worldwide (excluding the U.S.) in power generation, pipelines, LNG, and liquid fuels. Ms. Mark joined Enron Corp. in 1982 and was a member of Enron Power Corp.'s executive management team from its establishment in 1986 to 1991. Before joining Enron, Ms. Mark held executive positions with Continental Resources Company and First City National Bank of Houston. Ms. Mark has been a director of ICF Kaiser International, Inc. since 1993. Ms. Mark also is a director of the Institute of the Americas. Ms. Mark graduated from Baylor University (B.A. and M.I.M.) and Harvard University (M.B.A.).

  Robert W. Page, Sr. retired as an Executive Vice President at McDermott International, Inc., an energy services company, in 1993. Prior to joining McDermott in 1990, Mr. Page served as Assistant Secretary of the Army for Civil Works. He also served as Chairman of the Panama Canal Commission. From 1981 to 1987, Mr. Page worked for Kellogg Rust, Inc., of Houston, Texas, where he held the positions of Chairman and Chief

Executive Officer. From 1976 to 1981, Mr. Page was President and Chief Executive Officer of Rust Engineering. Mr. Page has been a director of ICF Kaiser International, Inc. since 1993. He holds a B.S. in architectural engineering from Texas A & M University.

COMPENSATION OF OUTSIDE DIRECTORS

  Directors who are not employees of the Company are paid $1,000 for attendance at each meeting of the Board of Directors and $750 for attendance at each meeting of a committee of the Board of Directors of which the director is a member. In addition, each non-employee director receives an annual retainer of $20,000, payable in advance in quarterly installments, and each is reimbursed for his or her expenses incurred in connection with his or her Board service. Directors of the Company who also are employees of the Company are not compensated separately for their service as directors.

  Under the ICF Kaiser International, Inc. Non-employee Directors Stock Option Plan, each director of the Company who is not an employee of the Company ("Non-employee director") receives a five-year option to purchase 3,000 shares of Common Stock on the day he or she commences his or her initial term of service as a director. In addition, each Non-employee director elected at or continuing in office following the Company's Annual Meeting of Shareholders receives an option to purchase 3,000 shares of Common Stock on the date of the meeting in each calendar year after the year in which the Non-employee director received his or her initial option grant. The purchase price of each share of Common Stock subject to an option granted under the plan is the fair market value of the Common Stock on the date the option is granted. Each option becomes fully exercisable at the close of business on the next business day following the date on which the option was granted. Options are not assignable or transferable other than by will or by the laws of descent and distribution. Options are exercisable during an optionee's lifetime only by the optionee or his or her guardian.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Non-employee directors of the Company who are voting members of the Compensation Committee are Tony Coelho (Chairman), Thomas C. Jorling, and Frederic V. Malek. Gian Andrea Botta also was a voting member of the Committee until his resignation as a director upon the Company's repurchase of the Series 2D Senior Preferred Stock on December 30, 1996. The full Board of Directors has designated an employee director of the Company, James O. Edwards (the CEO of the Company) as an ex-officio, non-voting member of the Committee. SEC rules require that whenever there is insider or employee participation in compensation decisions, certain disclosures must accompany the identification of the participating insiders. The following paragraphs provide these required disclosures with respect to Mr. Botta (as the representative of EXOR America, Inc.) and Mr. Edwards (as an employee director). All transactions with Mr. Botta and Mr. Edwards were on market terms, including then-current market interest rates.

  Gian Andrea Botta. Mr. Botta is the President of EXOR America, Inc., which was the holder of the Company's Series 2D Senior Preferred Stock. The Company repurchased the Series 2D Senior Preferred Stock on December 30, 1996. EXOR America is an affiliate of the former holder of the Company's Series 2D Warrants, which the Company also repurchased on December 30, 1996. Pursuant to the terms of the Series 2D Senior Preferred Stock, EXOR America had the right to designate a nominee for election to the Board of Directors. From March 1, 1993 until December 30, 1996, Mr. Botta was EXOR America's nominee to the Board of Directors.

  James O. Edwards. As part of his employment agreement which is described in the "Executive Compensation--Agreements and Transactions with Executive Officers Named in the Summary Compensation Table (Three of Whom also are Directors)" of this Offering Memorandum, Mr. Edwards' then-outstanding indebtedness to the Company was restructured effective December 31, 1994. Mr. Edwards had been indebted to the Company under promissory notes dated January 14, 1991, September 22, 1991, and January 24, 1992, in the respective principal amounts (and per annum interest rates) of $622,740 (at 9%), $50,000 (at 9%), and $150,000 (at 8%) (collectively, the "Predecessor Notes"). As of December 31, 1994, the accrued interest on the

Predecessor Notes totaled $205,326.27. All of these loans had been provided to Mr. Edwards pursuant to his previous compensation agreement with the Company in return for agreements restricting his ability to sell his stock, were secured by a pledge of 130,665 shares of ICF Kaiser Common Stock (the "Pledged Shares"), and were non-recourse to Mr. Edwards. Mr. Edwards signed an amended and restated promissory note in the amount of $1,028,066.27 dated December 31, 1994, which is a continuation of the Predecessor Notes, bears interest at 6.34% per annum, is secured by the Pledged Shares, is non-recourse to Mr. Edwards, and is due on December 31, 1997 (with accrued interest from December 31, 1994). The largest aggregate amount of Mr. Edwards' indebtedness to the Company outstanding at any time since March 1, 1995 was $1,081,816. It is the Company's intention to retire the debt when the value of the collateral reaches the amount owed. Executive compensation paid to Mr. Edwards during the ten-month fiscal period ended December 31, 1995 and fiscal years 1995 and 1994 is described in the "Executive Compensation" section of this Offering Memorandum.

                            EXECUTIVE COMPENSATION

  The following table shows the compensation received by the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for the three fiscal periods ended December 1995. Because of the Company's fiscal year-end change, the fiscal period that ended December 31, 1995, is only a ten-month period. The table shows the amounts received by each Named Executive Officer for all three fiscal periods.

                          SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION           LONG-TERM COMPENSATION AWARDS
                          -------------------------------- ------------------------------------
       (A)   (B)
       ---------            (C)      (D)         (E)           (F)                (G)               (I)
    NAME, PRINCIPAL                 BONUS    OTHER ANNUAL   RESTRICTED        SECURITIES
     POSITION, AND         SALARY    ($)     COMPENSATION     STOCK           UNDERLYING         ALL OTHER
     FISCAL PERIOD          ($)      (1)       ($) (2)     AWARD(S) ($)    OPTIONS/SARS (#)     COMPENSATION
    ---------------       -------- -------- -------------- ------------ ----------------------- ------------
James O. Edwards,
 Chairman and CEO(3)
 Ten-month 1995.........  $295,673 $152,500            (2)          0              0              $111,938(3)
 Fiscal 1995............  $324,519        0            (2)          0     53,000 new options      $113,166(3)
                                                                        97,000 repriced options
 Fiscal 1994............  $299,519        0            (2)          0              0              $123,596(3)
Stephen W. Kahane,
 Executive Vice
 President(4)
 Ten-month 1995.........  $219,808        0            (2)          0              0              $ 12,235(4)
 Fiscal 1995............  $249,423 $ 60,000            (2)          0     66,666 new options      $ 13,136(4)
                                                                        33,334 repriced options
 Fiscal 1994............  $220,000        0            (2)          0              0              $ 23,007(4)
Richard K. Nason,
 Executive Vice
 President and CFO(5)
 Ten-month 1995.........  $190,865 $ 25,000            (2)          0              0              $ 12,558(5)
 Fiscal 1995............  $168,749        0            (2)          0       52,000 options        $ 13,341(5)
 Fiscal 1994............  $100,077        0            (2)          0              0              $  8,932(5)
Alvin S. Rapp, Executive
 Vice President(6)
 Ten-month 1995.........  $245,096 $ 50,000            (2)          0              0              $ 11,608(6)
 Fiscal 1995............  $274,519 $150,000 $200,022(2)(7)          0              0              $278,702(6)
 Fiscal 1994............  $ 62,500 $147,159            (2)   $418,499       100,000 options       $ 35,729(6)
Marc Tipermas, Executive
 Vice President(7)
 Ten-month 1995.........  $248,942 $110,000            (2)          0              0              $ 11,788(7)
 Fiscal 1995............  $274,423 $ 45,000            (2)          0     74,463 new options      $ 12,878(7)
                                                                        50,537 repriced options
 Fiscal 1994............  $220,000        0            (2)          0              0              $ 22,735(7)

-------
  NOTE: Because of the Company's fiscal year-end change, the fiscal period ended December 31, 1995, is only a ten-month period. Fiscal 1995 is a twelve-month period running from March 1, 1994, through February 28, 1995. Fiscal 1994 is a twelve-month period running from March 1, 1993, through February 28, 1994.

(1) The amounts shown in this column were paid for services rendered during the ten months ended December 31, 1995, and include amounts paid during 1996 that were attributed to ten-month 1995 service.

(2) Any amounts shown in the "Other Annual Compensation" column do not include any perquisites and other personal benefits because the aggregate amount of such compensation for each of the Named Executive Officers did not exceed the lesser of (i) $50,000 or (ii) 10% of the combined salary and bonus for the Named Executive Officer for the stated fiscal period.

(3) The amounts shown in column (i) of the table for Mr. Edwards comprise the following:

   Ten-month 1995 $100,000 Special cash payment due under Mr. Edwards' previous
                           December 1990 compensation agreement
                  $  9,552 Company contribution under the Company's Retirement
                           Plan for ten-month 1995 made in September 1996
                  $  1,666 Company match under the Company's Section 401(k)
                           Plan
                  $    720 Imputed income for Company-paid life insurance
   Fiscal 1995    $100,000 Special cash payment under Mr. Edwards' December
                           1990 compensation agreement
                  $  2,726 Company match under the Company's Section 401(k)
                           Plan
                  $  9,576 Company contribution under the Company's Retirement
                           Plan for FY95 made in November 1995
                  $    864 Imputed income on Company-paid life insurance
   Fiscal 1994    $100,000 Special cash payment under Mr. Edwards' December
                           1990 compensation agreement
                  $ 16,563 Company contribution under the Company's Retirement
                           Plan for FY94 made in November 1995
                  $  1,452 Company match under the Company's Section 401(k)
                           Plan
                  $  4,717 Company 2% contribution under the Company's Employee
                           Stock Ownership Plan for FY94 made in November 1994
                  $    864 Imputed income on Company-paid life insurance

(4) The amounts shown in column (i) of the table for Dr. Kahane comprise the following:

   Ten-month 1995 $  2,248 Company match under the Company's Section 401(k)
                           Plan
                  $  9,552 Company contribution under the Company's Retirement
                           Plan for ten-month 1995 made in September 1996
                  $    435 Imputed income for Company-paid life insurance
   Fiscal 1995    $  3,254 Company match under the Company's Section 401(k)
                           Plan
                  $  9,576 Company contribution under the Company's Retirement
                           Plan for FY95 made in November 1995
                  $    306 Imputed income for Company-paid life insurance
   Fiscal 1994    $ 16,563 Company contribution under the Company's Retirement
                           Plan for FY94 made in FY95
                  $  1,421 Company match under the Company's Section 401(k)
                           Plan
                  $  4,717 Company 2% contribution under the Company's Employee
                           Stock Ownership Plan for FY94 made in FY95
                  $    306 Imputed income for Company-paid life insurance

(5) Mr. Nason became an executive officer of the Company in December 1994; he became an employee of the Company in June 1993. The amounts shown in column (i) of the table for Mr. Nason comprise the following:

   Ten-month 1995 $    614 Imputed income for Company-paid life insurance
                  $  9,552 Company contribution under the Company's Retirement
                           Plan for ten-month 1995 made in September 1996
                  $  2,392 Company match under the Company's Section 401(k)
                           Plan
   Fiscal 1995    $  3,121 Company match under the Company's Section 401(k)
                           Plan
                  $  9,576 Company contribution under the Company's Retirement
                           Plan for FY95 made in November 1995.
                  $    644 Imputed income for Company-paid life insurance
   Fiscal 1994    $    785 Company match under the Company's Section 401(k)
                           Plan
                  $    355 Imputed income for Company-paid life insurance
                           premium
                  $  5,773 Company contribution under the Company's Retirement
                           Plan for FY94 made in FY95
                  $  2,019 Company 2% contribution under the Company's Employee
                           Stock Ownership Plan for FY94 made in FY95

(6) Mr. Rapp joined the Company in November 1993 (fiscal year 1994). The amount shown in column (e) for fiscal year 1995 was an amount reimbursed for the payment of taxes. The amount shown in column (f) for fiscal year
    1994 is the value of 88,105 shares of Restricted Stock awarded to Mr. Rapp under the Company's Stock Incentive Plan determined by multiplying the number of shares by the $4.75 closing price per share of the Company's
    Common Stock on the New York Stock Exchange on November 8, 1993, the date of the grant. The restriction on these shares was lifted on November 9, 1994, when they vested; Mr. Rapp owns no other shares of Restricted Stock.
    The amounts shown in column (i) of the table for Mr. Rapp comprise the following:

   Ten-month 1995 $  1,778 Company match under the Company's Section 401(k)
                           Plan
                  $  9,552 Company contribution under the Company's Retirement
                           Plan for ten-month 1995 made in September 1996
                  $    278 Imputed income for Company-paid life insurance
   Fiscal 1995    $  2,353 Company match under the Company's Section 401(k)
                           Plan
                  $ 46,219 Reimbursed expenses associated with relocation from
                           California to Virginia
                  $219,155 Forgiveness of interest-free loans made to
                           facilitate the sale of Mr. Rapp's California
                           residence and his purchase of a Virginia residence
                           (includes imputed interest amounts)
                  $    880 Reimbursed accounting expenses associated with tax
                           considerations for Mr. Rapp's employment arrangement
                  $  9,576 Company contribution under Company's Retirement Plan for FY95 made in November 1995
                  $    519 Imputed income for Company-paid life insurance
   Fiscal 1994    $    462 Company match under the Company's Section 401(k)
                           Plan
                  $ 35,152 Reimbursed expenses associated with relocation from
                           California to Virginia
                  $    115 Imputed income for Company-paid life insurance

(7) The amounts shown in column (i) of the table for Dr. Tipermas comprise the following:

   Ten-month 1995  $ 2,236 Company match under the Company's Section 401(k) Plan
                   $ 9,552 Company contribution under the Company's Retirement Plan for ten-month 1995 made in September 1996
   Fiscal 1995     $ 3,302 Company match under the Company's Section 401(k) Plan
                   $ 9,576 Company contribution under the Company's Retirement Plan for FY95 made in November 1995
   Fiscal 1994     $16,563 Company contribution under the Company's Retirement Plan for FY94 made in FY95
                   $ 1,455 Company match under the Company's Section 401(k) Plan
                   $ 4,717 Company 2% contribution under the Company's Employee Stock Ownership Plan for FY94 made in FY95

  AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR
                                    VALUES

                                                         (D)
                             (B)                NUMBER OF SECURITIES                  (E)
                           SHARES      (C)     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                          ACQUIRED    VALUE         OPTIONS/SARS                  IN-THE-MONEY
      (A)                ON EXERCISE REALIZED      AT 12/31/95(#)           OPTIONS/SARS AT 12/31/95
      NAME                   (#)       ($)    EXERCISABLE/UNEXERCISABLE ($) EXERCISABLE/UNEXERCISABLE(*)
      ----               ----------- -------- ------------------------- --------------------------------
James O. Edwards........       0         0         37,500/112,500               $65,250/$195,750
Stephen W. Kahane.......       0         0          50,000/50,000                $38,500/$38,500
Richard K. Nason........       0         0          13,834/58,166                 $8,898/$21,323
Alvin S. Rapp...........       0         0          40,000/60,000                           (**)
Marc Tipermas...........       0         0          62,500/62,500                $48,125/$48,125

--------
(*) Calculated using the NYSE closing price of the Common Stock on December
    29, 1995 ($4.25 per share) less the per share option exercise price multiplied by the number of exercisable or unexercisable options, as the case may be.

(**) Mr. Rapp's options are not in-the-money.

SENIOR EXECUTIVE OFFICERS SEVERANCE PLAN

  In April 1994 the Compensation Committee of the Board of Directors approved the adoption of the Company's Senior Executive Officers Severance Plan (the "SEOSP"). In December 1994, the SEOSP was amended to clarify (a) that once an officer becomes a participant in the SEOSP, he or she will continue to be eligible for SEOSP benefits throughout his or her employment by the Company and (b) that the SEOSP is intended to set a minimum severance benefit for the participant. If a participant is entitled to a greater benefit under his or her employment agreement with the Company, then such arrangement prevails over the lower SEOSP benefit.

  The eligible participants in the SEOSP are the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the General Counsel, the Senior Vice President and Director of Human Resources, and any Executive Vice President and other officers of rank equivalent to Executive Vice President as designated by the Compensation Committee. As of November 30, 1996, there were eight persons whose severance payments are governed by the SEOSP.

  A participant is eligible to receive severance payments if the Company terminates his or her employment without "cause" or if the participant terminates his or her employment for "good reason." "Cause" and "good reason" are defined in the SEOSP. Severance benefits equal to three months of average salary will be paid if the participant's length of employment is three years or less; severance benefits equal to one month of average salary for each year of service (up to a maximum of 18 months) will be paid if a participant's length of employment is four or more years. Average salary is defined in the SEOSP as the participant's average monthly gross salary excluding all bonus for the nine months prior to employment termination. Severance benefits may be paid under the SEOSP in two installments or, with the approval of the Compensation Committee, in a lump sum. The SEOSP provides that severance pay will not be considered compensation for purposes of the Retirement Plan or the
Section 401(k) Plan; severance pay will not increase Years of Service for those Plans' purposes. No severance benefits have been paid under the Plan since the SEOSP was adopted.

AGREEMENTS AND TRANSACTIONS WITH NAMED EXECUTIVE OFFICERS (THREE OF WHOM ALSO ARE DIRECTORS)

  James O. Edwards. Effective December 31, 1994, the Company entered into a three-year employment agreement with Mr. Edwards for his services as Chairman and Chief Executive Officer of the Company. In addition to delineating Mr. Edwards' areas of responsibility and reporting line, the agreement provides for his salary; annual bonus compensation to be determined by the Compensation Committee; severance payments as provided under the Company's Senior Executive Officers Severance Plan; eligibility under the Company's employee benefit plans; cancellation of 97,000 existing options (89,000 of which were vested) to purchase the Company's Common Stock at exercise prices ranging from $9.51 to $16.23; the grant of 150,000 options (expiring on November 15, 1999, and vesting in 37,500 increments over four years beginning May 15, 1995) at fair market value on the date of grant ($2.51 on September 1, 1994); and a one-year non-competition period following voluntary or "for cause" employment termination. The Company's transactions with Mr. Edwards are described in the "Compensation Committee Interlocks and Insider Participation" section of this Offering Memorandum.

  Stephen W. Kahane. Effective March 1, 1994, the Company entered into a three-year employment agreement with Dr. Kahane for his services as an Executive Vice President and as Group President of the Company's re-named Federal Programs Group. In addition to delineating Dr. Kahane's areas of responsibility and reporting line, the agreement provides for his annual salary; annual bonus compensation to be determined by the Compensation Committee of the Company's Board of Directors (in amounts specified in the agreement and with minimum cash bonuses of $30,000 to be paid at the beginning of each of fiscal years 1996 and 1997); severance payments as provided under the Company's Senior Executive Officers Severance Plan; eligibility under the Company's employee benefit plans; cancellation of 40,000 existing options to purchase the Company's Common Stock at exercise prices ranging from $8.25 to $9.51; the grant of 100,000 options (vesting in 25,000 increments over four years and expiring on November 15, 1999) at fair market value on the date of grant ($3.48 on April 4, 1994); and a one-year non-competition period following voluntary or "for cause" employment termination.

  Alvin S. Rapp. In November 1993, the Company entered into an employment agreement with Mr. Rapp for his services as an Executive Vice President and as Group President of the Company's re-named ICF Kaiser Engineers Group. In addition to delineating Mr. Rapp's areas of responsibility and reporting line, the agreement provides for his salary, bonuses, options, other employee benefits, and interest-free loans to facilitate the sale of Mr. Rapp's California residence and the purchase of a new residence near the Company's Virginia headquarters. As of September 30, 1996, two of these loans had been forgiven under the terms of the employment agreement because the proceeds from the sale of Mr. Rapp's California residence were less than anticipated. The third loan (dated January 20, 1994) has a balance of $300,000 as of September 30, 1996, is secured by Mr. Rapp's Virginia residence, and is due and payable in full on the earliest to occur of (a) January 20, 1999, (b) termination of Mr. Rapp's employment by the Company, (c) provision of reasonably satisfactory substitute collateral, or (d) the occurrence of a defined event of default. The largest aggregate amount of Mr. Rapp's indebtedness to the Company outstanding at any time since March 1, 1994 was $648,546. As of November 8, 1996, Mr. Rapp is an employee, but no longer an executive officer, of the Company.

  Marc Tipermas. Effective March 1, 1994, the Company entered into a three-year employment agreement with Dr. Tipermas for his services as Executive Vice President and Director of Corporate Development of the Company. Dr. Tipermas also is a director of the Company. In addition to delineating Dr. Tipermas' areas of responsibility and reporting line, the agreement provides for his salary; annual bonus compensation to be determined by the Compensation Committee of the Company's Board of Directors (in amounts specified in the agreement); severance payments as provided under the Company's Senior Executive Officers Severance Plan; eligibility under the Company's employee benefit plans; cancellation of 60,000 existing options to purchase the Company's Common Stock at exercise prices ranging from $8.25 to $9.51; the grant of 125,000 options (vesting in 31,250 increments over four years and expiring on November 15, 1999) at fair market value on the date of grant ($3.48 on April 4, 1994); and a one-year non-competition period following voluntary or "for cause" employment termination.

AGREEMENTS AND TRANSACTIONS WITH OTHER EXECUTIVE OFFICERS

  Michael K. Goldman. Effective February 28, 1994, the Company and Mr. Goldman agreed to terminate Mr. Goldman's Amended Executive and Compensation Agreements originally signed in December 1990. Effective March 1, 1994, the Company and Mr. Goldman entered into an employment arrangement under which Mr. Goldman (a) serves as an employee of the Company at a specified annual salary;
(b) received the $50,000 special cash payment provided for in his December 1990 Compensation Agreement; and (c) was designated, with certain specified restrictions, as a participant in the Senior Executive Officers Severance Plan. In addition, all then-unvested options previously granted to Mr. Goldman vested as of March 1, 1994. The Company and Mr. Goldman also agreed to amend the terms of Mr. Goldman's outstanding loan with the Company as follows: the principal shall be due upon demand by the Company but no later than February 28, 1999; interest from May 16, 1994, shall accrue on the outstanding principal at 6% per annum; and payment of interest will be deferred until such time as the principal is due. No interest shall accrue or be payable on such deferred interest. Mr. Goldman's loan is secured by 33,134 shares of the Company's Common Stock and is non-recourse to Mr. Goldman. The Company and Mr. Goldman agreed that if the value of the pledged stock is less than the then-outstanding amount of principal and interest at the time of loan repayment demand (or February 28, 1999, at the latest), then the Company will retire the principal and interest by considering the pledged shares to have been sold back to the Company (within the constraints set forth in the Company's debt and equity instruments). The outstanding balance as of September 30, 1996, was $191,647, plus accrued interest. The largest aggregate amount of Mr. Goldman's indebtedness to the Company outstanding at any time since March 1, 1995 was $191,647.

                              SECURITY OWNERSHIP

        NAME AND ADDRESS OF 5% SHAREHOLDERS,           BENEFICIAL     PERCENT OF
          DIRECTORS, AND EXECUTIVE OFFICERS           OWNERSHIP(A)   COMMON STOCK
        ------------------------------------          ------------   ------------
DIRECTORS
  Tony Coelho........................................     17,000 (b)      *
  James O. Edwards...................................    424,431 (c)     1.9%
  Maynard H. Jackson.................................      6,000 (d)      *
  Thomas C. Jorling..................................      6,000 (e)      *
  Frederic V. Malek..................................     30,000 (f)      *
  Rebecca P. Mark....................................     12,000 (g)      *
  Richard K. Nason...................................     53,459 (h)      *
  Robert W. Page, Sr.................................     12,000 (i)      *
  Marc Tipermas......................................    260,262 (j)     1.2%
EXECUTIVE OFFICERS NAMED IN THE SUMMARY COMPENSATION
 TABLE
  James O. Edwards...................................    424,431 (c)     1.9%
   Chairman and Chief Executive Officer
  Stephen W. Kahane..................................    139,447 (k)      *
   Executive Vice President
  Richard K. Nason...................................     53,459 (h)      *
   Executive Vice President
  Alvin S. Rapp......................................    128,180 (l)      *
   Executive Vice President
  Marc Tipermas......................................    260,262 (j)     1.2%
   Executive Vice President
All Directors and Executive Officers
 as a Group (16 persons).............................  1,195,814 (m)     5.2%
5% COMMON SHAREHOLDERS
  ICF Kaiser International, Inc. Employee Stock        1,871,965 (n)     8.4%
   Ownership Trust...................................
  ICF Kaiser International, Inc. Retirement Plan.....    957,807 (o)     4.3%
  State of Wisconsin Investment Board................  2,055,000 (p)     9.2%
  Cowen & Company....................................  2,422,300 (q)    10.9%

--------
* = ownership of less than 1%

(a) Except as noted below, all information in the above table is as of December 31, 1996. To calculate the voting percentage, it was assumed that the individual or entity exercised all of his/her/its exercisable options, but that no other individuals or entities exercised theirs. A person is deemed to be a beneficial owner of the Company's stock if that person has voting or investment power (or voting and investment powers) over any shares of capital stock or has the right to acquire such shares within 60 days from December 30, 1996. With respect to the total number of shares held by the Company's Employee Stock Ownership Trust (the "ESOP"), the share information is current as of September 30, 1996; the unaudited information with respect to the number of shares allocated to individuals' accounts is current as of September 30, 1996. With respect to ownership of shares which are held in the Company's Section 401(k) Plan but allocated to individuals' accounts, the unaudited information is current as of September 30, 1996. For shares shown in the following footnotes as being held by the Company's Retirement Plan or in directed investment accounts in the Company's Retirement Plan, the unaudited information is current as of September 30, 1996.

(b) Mr. Coelho's share ownership includes 15,000 shares that may be acquired within 60 days of December 31, 1996, upon the exercise of stock options. He also owns 2,000 other shares.

(c) Mr. Edwards' share ownership includes 2,909 shares allocated to his ESOP account, 4,215 shares allocated to his Section 401(k) Plan account, 62,274 shares in his directed investment account under the Retirement Plan, and 75,000 shares that may be acquired within 60 days of December 31, 1996, upon the exercise of stock options. He also beneficially owns 280,033 other shares. Mr. Edwards disclaims beneficial ownership of the 2,900 shares of Common Stock owned by his spouse's IRA which are not included in the total shown for Mr. Edwards in the table. Mr. Edwards is a member of the ESOP Plan Committee and the Retirement Plan Committee; as such, he has shared investment power over 1,871,965 and 957,807 shares held by the ESOP and Retirement Plan, respectively. He has shared voting power over 717,301 shares held by the Retirement Plan that are not held in directed investment accounts. Mr. Edwards disclaims beneficial ownership of the shares held by the ESOP and the Retirement Plan.

(d) Mr. Jackson's share ownership includes 6,000 shares that may be acquired within 60 days of December 31, 1996, upon the exercise of stock options.

(e) Mr. Jorling's share ownership includes 6,000 shares that may be acquired within 60 days of December 31, 1996, upon the exercise of stock options.

(f) Mr. Malek's share ownership includes 15,000 shares that may be acquired within 60 days of December 31, 1996, upon the exercise of stock options. He also owns 15,000 other shares.

(g) Ms. Mark's share ownership includes 12,000 shares that may be acquired within 60 days of December 31, 1996, upon the exercise of stock options.

(h) Mr. Nason's share ownership includes 212 shares allocated to his ESOP account, 12,413 shares allocated to his Section 401(k) Plan account, and 38,834 shares that may be acquired within 60 days of December 31, 1996, upon the exercise of stock options. He also owns 2,000 other shares.

(i) Mr. Page's share ownership includes 12,000 shares that may be acquired within 60 days of December 31, 1996, upon the exercise of stock options.

(j) Dr. Tipermas' share ownership includes 8,028 shares allocated to his ESOP account, 12,734 shares in his directed investment account under the Retirement Plan, and 62,500 shares that may be acquired within 60 days of December 31, 1996, upon the exercise of stock options. He also owns 177,000 other shares.

(k) Dr. Kahane's share ownership includes 7,079 shares allocated to his ESOP account, 5,946 shares in his directed investment account under the Retirement Plan, and 50,000 shares that may be acquired within 60 days of December 31, 1996, upon the exercise of stock options. He also owns 76,422 other shares.

(l) Mr. Rapp's share ownership includes 60,000 shares that may be acquired within 60 days of December 31, 1996, upon the exercise of stock options. He also owns 68,180 other shares.

(m) This total includes 39,968 shares allocated to ESOP accounts, 18,823 shares in Section 401(k) Plan accounts, 84,376 shares in directed investment accounts under the Retirement Plan, and 341,556 shares that may be acquired within 60 days of December 31, 1996, upon the exercise of stock options. The 698,091 balance of the shares are owned directly.

(n) The ESOP Trustee is Vanguard Fiduciary Trust Company, 200 Vanguard Blvd., Malvern, PA 19355. All of the shares of Common Stock held by the ESOP are allocated to individual ESOP participants' accounts and are voted by those participants. The ESOP Plan Committee has investment power over all of the shares of Common Stock held by the ESOP, the members of which are James O. Edwards, Michael K. Goldman, and Marcy A. Romm. Each ESOP Plan Committee member disclaims beneficial ownership of the shares of Common Stock held by the ESOP. The individual shareholdings of Mr. Edwards are shown above in footnote (c). Mr. Goldman beneficially owns 94,856 shares of Common Stock, 11,334 of which are shares that may be acquired within 60 days of December 31, 1996, upon the exercise of stock options. Ms. Romm beneficially owns 25,983 shares of Common Stock, 5,813 of which are shares that may be acquired within 60 days of December 31, 1996, upon the exercise of stock options. The ESOP Plan Committee's address is 9300 Lee Highway, Fairfax, VA 22031.

(o) The Retirement Plan Trustee is Vanguard Fiduciary Trust Company, 200 Vanguard Blvd., Malvern, PA 19355. The members of the Retirement Plan Committee are James O. Edwards, Michael K. Goldman, and Marcy A. Romm; the individual shareholdings of the members are shown in footnotes (c) and
    (n). Mr. Goldman does not have any shares of Common Stock in his directed investment account under the Retirement Plan; Ms. Romm has 1,973 shares in her directed investment account. Of the 957,807 shares of Common Stock held by the Retirement Plan, a total of 240,506 at September 30, 1996, were held in directed investment accounts in which the participants have voting and investment powers over their allocated shares. The Retirement Plan Committee has investment and voting powers over the remaining shares held by the Retirement Plan in the ICF Stock Fund. The Retirement Plan Committee's address is 9300 Lee Highway, Fairfax, VA 22031.

(p) State of Wisconsin Investment Board, P.O. Box 7842, Madison, WI 53707. The information with respect to the shares of Common Stock beneficially owned by the State of Wisconsin Investment Board is based on a Report on
    Schedule 13G (Amendment No. 3 dated February 13, 1996) which was filed with the SEC and which reports share ownership information as of December 31, 1995.

(q) Cowen & Company, Financial Square, New York, New York, 10005-3597. The information with respect to the shares of Common Stock beneficially owned by Cowen & Company is based on a Report on Schedule 13G dated February 13, 1996, which was filed with the SEC reporting share ownership information as of December 31, 1995.

                      DESCRIPTION OF THE CREDIT FACILITY

  Effective on May 7, 1996, the Company entered into a revolving credit and letter of credit facility (the "Credit Facility"), with a syndicate of three banks (the "Banks"). The agent for the Banks (the "Agent") is CoreStates Bank, N.A. Capitalized terms and acronyms used but not defined in this description of the Credit Facility have the meanings assigned to them in the agreement governing the Credit Facility. Effective December 17, 1996, the Company and the Banks signed an Amendment to the Credit Facility (the "Amendment") that approved the Disposition of PCI, provided for a temporary Over Advance Provision (as defined in the Amendment) and permitted the net proceeds from the issuance of the Old Notes and borrowings under the Over Advance Provision to be used to redeem the Series 2D Senior Preferred Stock. Material terms of the Credit Facility and the Amendment are summarized below.

  Borrowing Availability and Termination Date. Under the Credit Facility, loans may be made to the Company and letters of credit may be issued at the request of the Company for an aggregate amount of the lesser of (i) $40 million or (ii) the Borrowing Base (85% of Eligible Billed Accounts Receivable and Certain Unbilled Accounts Receivable up to a maximum of $10 million). If the Company sells assets other than in the ordinary course of business while the Credit Facility is in effect, the borrowing availability will be reduced by the net cash proceeds from each sale; however, there is no mandatory reduction for the first approximately $5 million in aggregate net cash proceeds. The Credit Facility terminates on June 30, 1998. Under the Amendment, the Credit Facility has been increased to $45 million until March 31, 1997 and excludes the Disposition of PCI from the mandatory facility reduction requirement following certain asset sales.

  Interest. The Credit Facility and the Amendment contain LIBOR and Base Rate options, each with applicable margins determined from time to time based on the ratio of the Company's EBITDA to Consolidated Interest Expense, payable monthly. Under the Credit Facility and the Amendment, EBITDA is defined, for any period, as Consolidated Net Income plus the sum of (a) Consolidated Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) extraordinary or unusual losses or other losses not incurred in the ordinary course of business included in the calculation of net income, (f) any non-cash charge against net income required to be recognized in connection with the issuance of capital stock to employees (whether upon lapse of vesting restrictions, exercise of employee options or otherwise) and
(g) any non-cash charge against net income required to be recognized in connection with employee benefit plans less extraordinary or unusual gains or other gains not incurred in the ordinary course of business included in the calculation of net income, in each case to the extent such items are taken into account in determining Consolidated Net Income.

  Fee. The Company pays certain fees and commissions to the Banks, including a commitment fee of 5/8% per annum on the unused portion of the Credit Facility. Outstanding letters of credit bear a fee equal to the LIBOR applicable margin in effect over the period, payable quarterly. The Company paid certain fees and commissions for the Amendment.

  Subsidiary Guarantee. Certain Subsidiaries of the Company including the four Subsidiary Guarantors under the Indentures (the "Credit Facility Subsidiary Guarantors") entered into a joint and several guarantee of the Company's payment obligations under the Credit Facility. Each of the Credit Facility Subsidiary Guarantors also agreed to a number of covenants in favor of the Agent, including covenants (each with specified exceptions) (i) not to create, incur or permit to exist any Lien on its Collateral, (ii) not to sell, transfer, lease, or otherwise dispose of any of its Collateral, (iii) not to amend, modify, terminate or waive any provision of any agreement giving rise to an Account in a manner that could have a materially adverse effect upon the value of the Account as Collateral, and (iv) not to grant discounts, compromises, or extensions of Accounts except in the ordinary course of business.

  Collateral. To secure the payment and the punctual performance of all of the Obligations under the Credit Facility, the Company and each of the Credit Facility Subsidiary Guarantors granted to the Banks a general continuing lien upon and security interest in all the Collateral. The Collateral is defined as including all now-existing or hereafter acquired or arising (i) Accounts, (ii) General Intangibles, Chattel Paper and Instruments derived from or related to any Accounts, (iii) guarantees of any Accounts and all other security held for the payment or satisfaction thereof, (iv) goods or services the sale or lease of which gave rise to any Account, including returned goods, (v) the balance of any deposit, agency or other account with any Bank, (vi) Discounted Treasuries delivered by the Company or the Credit Facility Subsidiary Guarantors to the Agent pursuant to the Credit Facility and (vii) books, records and other property at any time evidencing or related to the foregoing, together with all products and Proceeds (including insurance Proceeds) of any of the foregoing. Under the Amendment, the Collateral also includes all intangible assets of the Company. The Company has pledged all of the stock of certain of its domestic subsidiaries and 65% of the stock of certain foreign subsidiaries as further security under the Credit Facility.

  Financial Covenants. The Credit Facility contains financial covenants that require the Company to maintain certain financial ratios above or below specified limits, including, but not limited to, those described below. The Company has agreed that it will not permit the ratios of (i) EBITDA less Capital Expenditures plus Consolidated Lease Expenses to Consolidated Fixed Charges (the "Fixed Charge Coverage Ratio") and (ii) EBITDA to Consolidated Interest Expense (the "Interest Coverage Ratio"), computed on a consolidated, rolling four quarters basis to be less than those set forth below:

      PERIOD ENDING         FIXED CHARGE COVERAGE RATIO INTEREST COVERAGE RATIO
      -------------         --------------------------- -----------------------
      June 30, 1997........          1.15:1.00                 1.70:1.00
      June 30, 1998........          1.20:1.00                 1.75:1.00

  Under the Amendment, the Fixed Charge Coverage Ratio from the date of the Amendment to September 30, 1997 has been reduced to 1.05:1.00 and the Interest Coverage Ratio has been reduced to 1.50:1.00 until September 30, 1997.

  The Company also covenanted that it will not permit the ratio of Senior Funded Indebtedness to EBITDA on the last day of any fiscal quarter, as of such day for the immediately preceding four fiscal quarters, to be greater than 2.5:1.0. Under the Amendment, the Company agreed that it will not permit the ratio of Total Funded Indebtedness to EBITDA on the last day of any fiscal quarter, as of such day for the immediately preceding four fiscal quarters, to be less than those set forth below:

                                                       TOTAL FUNDED INDEBTEDNESS
            TEST PERIOD                                        TO EBITDA
            -----------                                -------------------------
      December 31, 1996 through March 30, 1997........         6.25:1.00
      March 31, 1997 through June 30, 1997............         6.00:1.00
      July 1, 1997 through September 30, 1997.........         5.50:1.00
      October 1, 1997 through December 31, 1997.......         5.00:1.00
      January 1, 1998 through June 30, 1998...........         4.75:1.00

  Finally, the Company covenanted that it will not permit the ratio of Indebtedness for Borrowed Money to Total Capitalization on the last day of any fiscal quarter ending in the periods set forth below to be greater than the ratio set forth opposite such period:

                                           INDEBTEDNESS FOR BORROWED MONEY TO
                  TEST PERIOD                  TOTAL CAPITALIZATION RATIO
                  -----------              ----------------------------------
      May 7, 1996 through December 31,
       1996...............................             0.77:1.00
      January 1, 1997 through June 30,
       1998...............................             0.75:1.00

  Under the Amendment, the ratio of Indebtedness for Borrowed Money to Total Capitalization is 0.86:1.00 from the date of the Amendment through the termination of the Credit Facility.

  Under the Credit Facility as amended by the Amendment, the Company and its Subsidiaries agreed not to assume, incur, or create any Indebtedness for Borrowed Money except for (i) the loans and letters of credit under the Credit Facility, (ii) Subordinated Debt, (iii) Non-Recourse Indebtedness,
(iv) the Notes and (v) certain other Indebtedness for Borrowed Money specified in the Credit Facility.

  Restrictive Covenants. The Credit Facility contains other customary negative covenants and restrictions, including, without limitation, restrictions on (i) the creation of liens, (ii) mergers, consolidations, and other extraordinary transactions, (iii) guarantees, (iv) loans, and (v) transfers and sale of assets. Investments in project related joint ventures are limited to $500,000 in any 12-month period, and investments in project finance ventures are limited to an aggregate of $7.5 million. In addition, the Credit Facility limits Acquisitions to an aggregate of $5 million (excluding the value of the Company's Capital Stock used for Acquisitions), with any single Acquisition not to exceed $2 million; the Amendment provides that except for one specified investment, no acquisitions or investments can be made during the time the Over Advance Provision is outstanding. The Credit Facility also contains restrictions against the Company's making any redemptions, repurchases, dividends or distributions of any kind in respect of its Capital Stock, other than redemptions, repurchases, dividends or distributions payable in the form of the Company's Capital Stock or with the net proceeds of the sale of the Company's Capital Stock (other than to a Subsidiary or employee stock ownership plan of the Company).

  Events of Default. The Credit Facility provides for various events of default, including, among others: (i) the failure to pay any principal or interest on, or any other amount owing in respect of any loans under the Credit Facility when due and payable, (ii) the breach of certain specified covenants and restrictive covenants contained in the Credit Facility; (iii) the failure by the Company or any Subsidiary to pay when due any Indebtedness for Borrowed Money in excess of $1 million (other than that incurred pursuant to the Credit Facility); (iv) the failure of the Company to observe or perform any agreement, term, condition, or covenant relating to Indebtedness for Borrowed Money in the aggregate that remains unpaid, undischarged, unbonded, in excess of $1 million, where such failure gives the holders the right to accelerate payment thereof; (v) the occurrence of certain events of insolvency or bankruptcy (voluntary or involuntary); (vi) the entering of one or more judgments or decrees against the Company or any Subsidiary involving an aggregate liability in excess of $1 million in the aggregate that remains unpaid, undischarged, unbonded, undischarged or unstayed for 30 days; and
(vii) the attachment of or levy or garnishment on assets of the Company or any Subsidiary in an aggregate amount in excess of $1 million which have not been dissolved or satisfied within 30 days.

  Other Provisions. Affirmative covenants of the Company and its Subsidiaries include the obligations (i) to provide the Banks with financial statements, reports, and compliance certificates; (ii) to maintain their necessary and useful properties in good working order and condition; (iii) to comply in all material respects with ERISA provisions; (iv) to continue to engage in businesses of the same general type as now conducted; (v) to maintain insurance; and (vi) to promptly pay and discharge all of their debt, taxes, and lawful claims for labor, materials, and supplies.

     DESCRIPTION OF $125 MILLION OF 12% SENIOR SUBORDINATED NOTES DUE 2003

  On January 11, 1994, the Company completed a sale of $125,000,000 principal amount of 12% Senior Subordinated Notes due 2003. The terms of these Existing Notes are identical in all material respects to the terms of the Old Notes and the Exchange Notes offered pursuant to this Prospectus, except that (i) unlike the Old Notes, the Existing Notes were registered under the Securities Act and therefore do not have legends restricting their transfer, (ii) the Holders of the Existing Notes have priority over the Holders of the Notes with respect to the repurchase of the Existing Notes from the cash and Cash Equivalent portion of the Net Proceeds of Asset Sales (capitalized terms have the meanings assigned to them in the Existing Indenture relating to the Existing Notes),
(iii) certain definitions and covenants included in the Existing Indenture refer to, or have the effect as of, the date of, or dates preceding the date of, the Existing Indenture (January 11, 1994), whereas such definitions and covenants in the Indenture relating to the Old Notes and the Exchange Notes refer to, or have effect as of, the date of, or dates preceding the date of, the Indenture (December 23, 1996) and (iv) the Existing Notes are subordinated in right of payment to all existing and future senior indebtedness of the Company.

                           DESCRIPTION OF THE NOTES

  The Exchange Notes will be issued pursuant to an Indenture dated as of December 23, 1996 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), which also serves as the Trustee under the Existing Indenture. The terms of the Exchange Notes are the same in all respects (including principal amount, interest rate, maturity, security and ranking) as the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes (i) are freely transferable by holders thereof (except as provided below) and (ii) are not entitled to certain registration rights and certain additional interest provisions that are applicable to the Old Notes under the Registration Rights Agreement. Unless the context otherwise requires, all references herein to the "Notes" shall include the Old Notes and the Exchange Notes.

  The following is a summary of the material terms and provisions of the Notes. The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture and the Notes. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture. The Bank Credit Agreement referred to in the Indenture and herein is the Credit Facility. Certain definitions from the Indenture are set forth below under "--Certain Definitions."

GENERAL

  The Notes are senior unsecured obligations of the Company. The Notes bear interest at 12% per annum, payable on June 30 and December 31 of each year, to holders of record at the close of business on June 15 or December 15, as the case may be, immediately preceding the relevant interest payment date. The Notes will mature on December 31, 2003.

  The Exchange Notes will bear interest from December 31, 1996. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from December 31, 1996 to the date of the issuance of the Exchange Notes.

  The Exchange Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the Old Notes is payable and on the Exchange Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office of the Trustee. Payments may be paid by check mailed to the registered addresses of the holders of record (the "Holders") of the Notes. The Holders must surrender their Notes to the Paying Agent to collect principal payments. The Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with certain transfers or exchanges of the Notes. Initially, the Trustee under the Existing Indenture will be the Paying Agent and the Registrar under the Indenture. The Company or any of its Subsidiaries subsequently may act as the Paying Agent and the Registrar, and the Company may change any Paying Agent and any Registrar without prior notice to the Holders.

INTEREST RATE INCREASE

  The interest rate on the Old Notes is increased and on the Exchange Notes will be increased by one percent (from 12% to 13%) until the Company achieves and maintains $36 million of earnings after deducting minority interests and before interest, taxes, depreciation, and amortization calculated in accordance with generally accepted accounting principles ("Earnings"). The Company will measure its Earnings for trailing twelve month periods, each period to end on the last day of a fiscal quarter and to extend no further than March 31, 1998 (each a "Quarterly Measurement Period"). If, prior to March 31, 1998, the Company's Earnings equal or exceed $36 million for two consecutive Quarterly Measurement Periods, then the interest rate will revert to 12%. However, if the Company's Earnings do not equal or exceed $36 million for any subsequent Quarterly Measurement Period, up to and including the Quarterly Measurement Period ending March 31, 1998, the interest rate will increase to 13% until the Company's Earnings again equal or exceed $36 million for one fiscal quarter on a trailing twelve month basis. The Company's Earnings for the trailing twelve month period ended September 30, 1996, were approximately $31.3 million.

RANKING

  The Old Notes are and the Exchange Notes will be senior unsecured obligations of the Company, rank senior to all subordinated indebtedness of the Company and rank pari passu in right of payment with all existing and future senior indebtedness of the Company, including indebtedness under the Credit Facility.

SUBSIDIARY GUARANTEES

  Four wholly owned subsidiaries of the Company (the "Subsidiary Guarantors") have unconditionally guaranteed the payment of the principal, premium, if any, and interest on the Notes. The Subsidiary Guarantors are Cygna Consulting Engineers and Project Management, Inc., ICF Kaiser Government Programs, Inc., PCI Operating Company, Inc. and Systems Applications International, Inc. Cygna Consulting Engineers and Project Management, Inc. is incorporated under the laws of the State of California, and the other Subsidiary Guarantors are incorporated under the laws of the State of Delaware. All four Subsidiary Guarantors are Subsidiary Guarantors under the Existing Indenture and the Bank Credit Agreement.

OPTIONAL REDEMPTION OF THE NOTES

  The Notes may not be redeemed prior to December 31, 1998, but will be redeemable at the option of the Company, in whole or in part, at any time on or after December 31, 1998, at the following redemption prices (expressed as percentages of principal amount), together with accrued and unpaid interest, if any, thereon to the redemption date, if redeemed during the 12-month period beginning December 31:

                                                    OPTIONAL
         YEAR                                   REDEMPTION PRICE
         ----                                   ----------------
         1998..................................      108.0%
         1999..................................      106.4
         2000..................................      104.8
         2001..................................      103.2
         2002..................................      101.6

  If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, the Company will offer (a "Change of Control Offer") to purchase all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase.

  Within 30 days after any Change of Control, the Company, or the Trustee at the Company's request, will mail or cause to be mailed to all Holders on the date of the Change of Control a notice stating: (i) that a Change of Control has occurred and that the Holders have the right to require the Company to purchase any or all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (ii) the circumstances and relevant facts regarding such Change of Control; (iii) the purchase date; and (iv) the instructions that Holders must follow in order to have their Notes purchased. Any Change of Control Offer will be conducted in compliance with applicable tender offer rules, including Section 14(e) of the Securities Exchange Act of 1934, as amended, and Rule 14e-1 thereunder. The Change of Control purchase feature of the Notes in certain circumstances may discourage a sale or takeover of the Company or make such a sale or takeover more difficult.

  Change of Control is defined to include the sale, lease, conveyance, or other disposition of all or "substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a transfer or lease of the Company's assets to another person may be uncertain. There can be no assurance that, at the time of a Change of Control, the Company will have sufficient cash to repay all amounts due under the Existing Notes and the Notes.

CERTAIN COVENANTS

  Limitations on Additional Indebtedness. The Indenture provides that (i) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, extend the maturity of or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (including without limitation Acquired Indebtedness), other than
(a) Junior Subordinated Indebtedness incurred by the Company in compliance with the provisions of the immediately following sentence or (b) Indebtedness between the Company and its Wholly Owned Restricted Subsidiaries (provided that such Indebtedness of the Company to any Wholly Owned Restricted Subsidiary is expressly subordinated in right of payment to the Notes) or among such Wholly Owned Restricted Subsidiaries (provided, however, that any subsequent issue or transfer of any Capital Stock that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any transfer of such Indebtedness (other than to a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company) and (ii) the Company will not permit any of its Restricted Subsidiaries to issue (except to the Company or any of its Wholly Owned Restricted Subsidiaries) any Capital Stock having a preference in liquidation or with respect to the payment of dividends, unless, after giving effect thereto, the Company's Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least:

    (1) 2.25 to 1, if such date is on or prior to February 28, 1998; and

    (2) 2.50 to 1, if such date is after February 28, 1998,

in each case determined on a pro forma basis as if the incurrence of such additional Indebtedness or the issuance of such Capital Stock, as the case may be, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's Consolidated Fixed Charge Coverage Ratio. In addition, after the date hereof the Company will not directly or indirectly incur any Junior Subordinated Indebtedness unless, after giving effect thereto, the Company's Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 1.50 to 1, in each case determined on a pro forma basis as if the incurrence of such additional Indebtedness, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's Consolidated Fixed Charge Coverage Ratio.

  Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries may: (i) incur Indebtedness under the Bank Credit Agreement in an amount not to exceed $60,000,000; (ii) incur Indebtedness not otherwise permitted by any other provision hereof, so long as the aggregate principal amount of Indebtedness incurred under this clause (ii) does not exceed 7.5% of the Consolidated Tangible Assets of the Company; and (iii) incur Refinancing Indebtedness. In addition, notwithstanding the provisions of
Section 5.04(a): (A) Subsidiaries of the Company that are not Wholly Owned Restricted Subsidiaries may incur Indebtedness to the Company of any of its Wholly Owned Restricted Subsidiaries in the amounts and subject to the restrictions in Section 5.05(iii) and (B) Single Purpose Subsidiaries of the Company may incur Non-Recourse Indebtedness to the extent permitted by Section 5.05(iv).

  Notwithstanding the two preceding paragraphs, the Company may not incur any Indebtedness if such Indebtedness is subordinated or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Junior Subordinated Indebtedness. In addition, the Company may not incur any secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such secured Indebtedness for so long as such secured Indebtedness is secured by a Lien.

  Limitations on Subsidiary Debt and Preferred Stock. The Indenture further provides that the Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to create, incur, assume, guarantee, extend the maturity of or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (which, with respect to any Restricted Subsidiary, includes without limitation preferred stock of such Restricted Subsidiary) except: (i) guarantees by any Restricted Subsidiary of the payment of the principal of, premium, if any, and interest on the Indebtedness incurred pursuant to the Bank Credit Agreement and in compliance with the provisions of
Section 5.11; (ii) Indebtedness issued to and held by the Company or a Wholly Owned Restricted Subsidiary of the Company (provided, however, that any subsequent issue or transfer of any Capital Stock that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any transfer of such Indebtedness (other than to a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by such Restricted Subsidiary); (iii) Indebtedness to the Company or any of its Wholly Owned Restricted Subsidiaries incurred by Subsidiaries of the Company that are not Wholly Owned Restricted Subsidiaries that are engaged in Permitted Businesses in an aggregate amount (together with all Designated Investments made in Subsidiaries that are not Wholly Owned Restricted Subsidiaries in compliance with the provisions of
Section 5.06(b)(E)) not to exceed 5% of Consolidated Tangible Assets; and (iv) Non-Recourse Indebtedness incurred by a Single Purpose Subsidiary.

  Limitations on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted
Payment:

    (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

    (ii) the Company would be unable to incur an additional $1.00 of Senior Indebtedness under the covenant described in the first sentence of the first paragraph under "Limitations on Additional Indebtedness;" or

    (iii) the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments (other than those made pursuant to the provisions of clause (A), (C), (D), (E) or (G) of the immediately following paragraph) made after the date of this Indenture exceeds the sum of: (a) 50% of the Company's Consolidated Net Income accrued during the period from September 30, 1996 to the end of the Company's most recent fiscal quarter for which financial results have been reported at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit); plus (b) the aggregate amount of Net Reductions in Investments attributable to Designated Investments made by the Company or any Subsidiary subsequent to the date of this Indenture; provided, however, that (1) the Net Reductions in Investments attributable to any Designated Investment for purposes of this calculation shall not exceed the amount of such Designated Investment, (2) to the extent that cash or Cash Equivalents included in any Net Reductions in Investments pursuant to the definition thereof have been or will be included in the computation of Consolidated Net Income for purposes of determining the ability of the Company or any of its Restricted Subsidiaries to make Restricted Payments under clause (iii)(a) of this paragraph, such cash or Cash Equivalents shall not also be included in computing Net Reductions in Investments for purposes of this clause
  (iii)(b) and (3) the Company will not be permitted to make any Restricted Payment described in clause (i) or (ii) of the definition of Restricted Payment from any Net Reductions in Investments.

  Notwithstanding the foregoing, the provisions of clauses (ii) and (iii) of the immediately preceding paragraph will not prevent:

    (A) the Company or any Wholly Owned Restricted Subsidiary from making Investments in Subsidiaries, in an aggregate amount not to exceed $4,000,000, pursuant to contractual obligations in existence on the date of the Indenture or directly related to projects in existence on the date of the Indenture;

    (B) the Company from paying any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration without violation of this covenant;

    (C) the Company from purchasing or redeeming and retiring any shares of Capital Stock of the Company, and paying accrued and unpaid dividends on such shares at the time of such repurchase or redemption, in exchange for, or out of the net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan) of shares of Qualified Capital Stock of the Company;

    (D) the Company or any Subsidiary from making (1) Investments pursuant to the provisions of employee benefit plans of the Company or any of its Subsidiaries in an aggregate amount not to exceed $500,000 in any fiscal year, or (2) making loans to officers of the Company in connection with any relocation of residence, approved by a majority of the independent members of the Board of Directors of the Company, provided that the aggregate amount of Investments and loans under this clause (D) shall not exceed $1 million in any fiscal year;

    (E) the Company or any Wholly Owned Restricted Subsidiary from making Designated Investments (1) in Subsidiaries that are not Wholly Owned Restricted Subsidiaries in an aggregate amount (together with Indebtedness incurred by or on behalf of Subsidiaries that are not Wholly Owned Restricted Subsidiaries in compliance with the provisions of clause (iii) of the covenant described under "Limitations on Subsidiary Debt and Preferred Stock) not to exceed 5% of Consolidated Tangible Assets or (2) in Joint Ventures in an aggregate amount not to exceed 5% of Consolidated Tangible Assets, provided that: (x) the Person in whom the Investment is made is engaged only in Permitted Businesses; (y) the Company, directly or through Wholly Owned Restricted Subsidiaries of the Company, controls, under an operating and management agreement or otherwise, the day to day management and operation of such Person or otherwise has the right to exercise significant influence over the management and operation of such Person in all material respects (including without limitation the right to control or veto any material act or decision); and (z) after giving effect to such Investment, the aggregate amount of Indebtedness and Investments made by the Company and its Subsidiaries in such Person does not exceed $5 million;

    (F) the Company or any Wholly Owned Restricted Subsidiary from making Designated Investments in Subsidiaries that are not Wholly Owned Restricted Subsidiaries or in Joint Ventures; provided that such Designated Investments are made solely from (1) the net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan) of shares of Qualified Capital Stock of the Company,
  (2) 50% of the Company's Consolidated Net Income accrued during the period from September 30, 1996 to the end of the Company's most recent fiscal quarter for which financial results have been reported at the time of such Restricted Payment, or (3) the aggregate amount of Net Reductions in Investments (not to exceed the aggregate amount of such Designated Investments) made by the Company or any Subsidiary subsequent to the date of the Indenture;

    (G) the Company from redeeming for cash all (but not less than all) of the outstanding shares of the Company's Series 2D Senior Preferred Stock; provided, however, that such redemption shall not be at a price in excess of the redemption price set forth in Section 17.01 of the Company's Amended and Restated Certificate of Incorporation in effect as of January 11, 1994; and provided, further, that prior to January 13, 1997, the Company shall not redeem any of the outstanding shares of the Company's Series 2D Senior Preferred Stock until the Company delivers to the Trustee an Officers' Certificate certifying that the Company's earnings before interest and taxes for the most recent twelve (12) month period calculated in accordance with generally accepted accounting principles equaled or exceeded $27 million. Nothing contained in this further proviso shall affect the Company's right to redeem the Series 2D Senior Preferred Stock no later than January 13, 1997; or

    (H) the Company from (1) making all regular quarterly dividends, each such quarterly dividend payment not to exceed $487,500 in the aggregate or $2,437.50 per share, on the outstanding shares of the Company's Series 2D Senior Preferred Stock; and (2) making all payments of any dividends of up to 9.75% on the aggregate unpaid amount of any regular quarterly dividend on the outstanding shares of the Company's Series 2D Senior Preferred Stock from the date such regular quarterly dividend should have been paid to the date of the payment of such dividend; in consideration thereof, and except as provided below, the Company increased the Interest payable on the Notes by one percent (1%) (the "Additional Interest") from the date of the Indenture, such Additional Interest payable as provided for in the Notes. The Company files its financial results with the Securities and Exchange Commission on quarterly and annual reports, and these reports include the Company's earnings after deducting minority interests and before interest, taxes, depreciation, and amortization calculated in accordance with generally accepted accounting principles ("Earnings"). The Company will measure its Earnings for trailing twelve month periods, each period to end on the last day of a fiscal quarter and extend no further than March 31, 1998 (each a "Quarterly Measurement Period"). If the Company's Earnings equal or exceed $36 million for two consecutive Quarterly Measurement Periods, then the Company is relieved of its obligation to pay any future Additional Interest. However, if the Company's Earnings do not equal or exceed $36 million for any subsequent Quarterly Measurement Period, up to and including the Quarterly Measurement Period ending March 31, 1998, the Company is obligated to commence paying Additional Interest until the Company's Earnings again equal or exceed $36 million on a trailing twelve month basis calculated quarterly.

  Limitations on Restrictions on Distributions from Subsidiaries. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual Payment Restriction with respect to any of its Restricted Subsidiaries, except for (i) Payment Restrictions covering not more than $1,000,000 in the aggregate of retained earnings of ICF Kaiser Servicios Ambientales, S.A. de C.V., (ii) any such Payment Restriction contained in Existing Indebtedness or existing contracts to which the Company or any of its Restricted Subsidiaries are parties, (iii) any such Payment Restriction under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to the provisions of this Indenture, provided that such Payment Restriction only applies to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Company or its Restricted Subsidiaries and (iv) any such Payment Restriction arising in connection with Refinancing Indebtedness; provided that any such Payment Restrictions that arise under such Refinancing Indebtedness are not, taken as a whole, more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced.

  Limitations on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any loan, advance, guarantee or capital contribution to or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to or for the benefit of, or make any Investment in, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with or for the benefit of, any Affiliate of the Company or any of its Subsidiaries (each an "Affiliate Transaction"), other than Affiliate Transactions in the ordinary course of business and consistent with past practice that are fair to the Company of such Restricted Subsidiary, as the case may be, and are on terms at least as favorable as would have been obtainable at such time from an unaffiliated party, unless the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, pursuant to a Board Resolution reasonably and in good faith determines that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, and is on terms at least as favorable as would have been obtainable at such time from an unaffiliated party. In addition, the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Affiliate Transaction or series of Affiliate Transactions involving or having a value of more than (i) $1 million unless a majority of the members of the Board of Directors of the Company who are not affiliated with any other party to such Affiliate Transaction reasonably and in good faith shall have determined that such Affiliate Transaction or series of Affiliate Transactions is fair to the Company or such Restricted Subsidiary, as the case may be, and is on terms at least as favorable as would have been obtainable at such time from an unaffiliated party and (ii) $5 million unless the Company or such

Restricted Subsidiary, as the case may be, has received an opinion from an Independent Financial Advisor to the effect that the financial terms of such Affiliate Transaction are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

  The provisions of the foregoing paragraph shall not apply to: (i) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among any of the Company's Wholly Owned Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by the Indenture; (ii) arms-length transactions between the Company or any of its Wholly Owned Restricted Subsidiaries and the other owners of any Subsidiary or Joint Venture described in the last sentence of the definition of Affiliate; and (iii) reasonable compensation, indemnification and other benefits paid or made available to officers, directors and employees of the Company or any Subsidiary for services rendered in such Person's capacity as an officer, director or employee.

  Limitations on Asset Sales. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless: (i) the Company or its Restricted Subsidiaries receive consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock included in such Asset Sale; (ii) the aggregate fair market value of the consideration from such Asset Sale (other than consideration in the form of assumption of Indebtedness of the Company or one or more of its Restricted Subsidiaries from which the Company or such Restricted Subsidiaries, as the case may be, are released) that is not in the form of cash or Cash Equivalents shall not, when aggregated with the fair market value of all other non-cash or non-Cash Equivalent consideration received by the Company and its Restricted Subsidiaries from all previous Asset Sales since the date of this Indenture that have not yet been converted into cash or Cash Equivalents, exceed 5% of Consolidated Tangible Assets of the Company at the time of such Asset Sale; and (iii) if the aggregate fair market value of the assets or Capital Stock to be sold in such Asset Sale exceeds $3 million such Asset Sale has been approved by the Company's Board of Directors.

  Within six months after consummation of any such Asset Sale (the Business Day closest to the end of such six-month period is referred to as the "Asset Sale Offer Date"), the Company shall, or shall cause the applicable Restricted Subsidiary to: (i) reinvest the cash and Cash Equivalent portion of the Net Proceeds of such Asset Sale in a manner that would constitute a Related Business Investment; (ii) apply or cause to be applied the cash and Cash Equivalent portion of the Net Proceeds of such Asset Sale to repay outstanding Senior Indebtedness of the Company or any Restricted Subsidiary, provided, however, that any such repayment of Indebtedness under any revolving credit facility or similar agreement shall result in a permanent reduction in the lending commitment relating thereto in an amount equal to the principal amount so repaid; or (iii) apply or cause to be applied the cash and Cash Equivalent portion of the Net Proceeds of such Asset Sale that is neither reinvested as provided in clause (i) nor applied to the repayment of Senior Indebtedness as provided in clause (ii), (x) first to the purchase of Existing Notes tendered to the Company at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, pursuant to an offer to purchase made by the Company as set forth in
Article 3 and Section 5.09 of the Existing Indenture and the Indenture (an "Asset Sale Offer") and (y) second to the purchase of the Notes tendered to the Company at a purchase price equal to 100% of the principal thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, pursuant to an Asset Sale Offer, provided, however, that the Company may defer the Asset Sale Offer for the Existing Notes until the amount subject thereto would be at least $5 million, and provided, further, that the Company may defer the Asset Sale Offer for the Notes until remaining amount subject thereto would be at least $5 million.

  Notwithstanding the foregoing provisions: (i) to the extent that any or all of the Net Proceeds of any Foreign Asset Sale are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied in the manner set forth in this covenant but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to cause the applicable Foreign Subsidiary promptly to take all actions required by the applicable local law to permit such repatriation) and, once such repatriation of any such affected Net Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds will be applied in a manner set forth in this covenant; and (ii) to the extent that the Board of Directors has determined in good faith that repatriation of any or all of the Net Proceeds of any Foreign Asset Sale would have a material adverse tax consequence, the Net Proceeds so affected may be retained by the applicable Foreign Subsidiary for so long as such material adverse tax consequence would continue.

  Each Asset Sale Offer: (i) will be mailed to the record Holders of the Notes as shown on the register of Holders of Notes, with a copy to the Trustee; (ii) will specify the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed and not later than 240 days after the date of the Asset Sale giving rise to such Asset Sale Offer); and (iii) otherwise will comply with the procedures set forth in the Indenture. Upon receiving notice of the Asset Sale Offer, Holders of Notes may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the amount of Net Proceeds used to make the Asset Sale Offer, Notes of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered).

  The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to any Asset Sale Offer.

  Restrictions on Sale of Stock of Subsidiaries. The Indenture provides that the Company may not sell or otherwise dispose of any of the Capital Stock of any Restricted Subsidiary of the Company unless: (i) (a) (x) the Company shall retain ownership of more than 50% of the Common Equity of such Restricted Subsidiary or (y) all of the Capital Stock of such Restricted Subsidiary shall be sold or otherwise disposed of, and (b) the Net Proceeds from any such sale or disposition are applied in a manner consistent with the provisions described under "Limitations on Asset Sales"; or (ii) the Company elects to treat the amount of its remaining investment in any such Restricted Subsidiary that has become a Joint Venture as a result of such sale or other disposition as an Investment in such Joint Venture subject to the provisions described under "Limitations on Restricted Payments."

  Limitations on Mergers and Certain Other Transactions. The Indenture provides that the Company, in a single transaction or a series of related transactions, will not (i) consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, or assign any of its obligations under the Notes or the Indenture, to any Person or (ii) adopt a Plan of Liquidation unless, in either case: (a) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, one Person to which assets are transferred) (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Notes and the Indenture; (b) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (c) immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (1) the Consolidated Tangible Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction and (2) the Company or the Successor, as the case may be, could incur at least $1.00 of additional Senior Indebtedness under the covenant described under "Limitations on Additional Indebtedness."

  In addition, the Indenture will provide that the Company will not permit any Single Purpose Subsidiary that has outstanding Indebtedness to consolidate or merge with any other Person other than a Person the activities of which are limited to ownership of a portion of the same project in which the reference Single Purpose Subsidiary owns an interest.

  The foregoing provisions of the Indenture will not prohibit a transaction the sole purpose of which (as determined in good faith by the Board of Directors and evidenced by a Board Resolution) is to change the state of incorporation of the Company or a Single Purpose Subsidiary, as the case may be, and such transaction does not have as one of its purposes the evasion of the limitations described above.

  Limitations on Guarantees. The Indenture provides that the Company will not permit any of its Restricted Subsidiaries to guarantee any Indebtedness (other than (i) the Guarantors and (ii) guarantees delivered pursuant to the Bank Credit Agreement by Subsidiaries of the Company who have delivered similar guarantees prior to the date of the Indenture) unless the Company causes each such Subsidiary to execute and deliver to the Trustee, prior to or concurrently with the issuance of such guarantee, a supplemental indenture, in form satisfactory to the Trustee, pursuant to which such Subsidiary unconditionally guarantees the payment of principal of, premium, if any, and interest on the Notes. Any such guarantee will be substantially in the form of the Subsidiary Guarantee included as an Exhibit to the Indenture. See "-- Subsidiary Guarantees."

EVENTS OF DEFAULT

  An "Event of Default" is defined in the Indenture as (i) failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days; (ii) failure by the Company to pay the principal or premium of any of the Notes when they become due and payable, whether at stated maturity, upon redemption, upon acceleration or otherwise (including failure to make payment pursuant to a Change in Control Offer or an Asset Sale Offer); (iii) failure by the Company to comply with any covenant in the Indenture and continuance of such failure for 60 days after notice of such failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding; (iv) failure by the Company or any of its Subsidiaries to make any payment when due or during any applicable grace period, and the continuation of such failure for seven days, in respect of any Indebtedness of the Company or any of its Subsidiaries that has an aggregate outstanding principal amount of $2 million or more, other than Non-Recourse Indebtedness of a Single Purpose Subsidiary; (v) a default under any Indebtedness, other than Non-Recourse Indebtedness of a Single Purpose Subsidiary, if such default results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregate $2 million or more at any one time outstanding; (vi) one or more final judgments or orders that exceed $2 million in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments have not been satisfied, stayed, annulled, or rescinded within 60 days of being entered; and (vii) certain events of bankruptcy, insolvency or reorganization involving the Company or any of its Subsidiaries.

  If an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing under the Indenture, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. If an Event of Default results from bankruptcy, insolvency or reorganization involving the Company, all outstanding Notes shall become due and payable without any further action or notice. In certain cases, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive an existing Default or Event of Default and its consequences, except that a default in the payment of principal of, premium, if any, and interest on the Notes cannot be so waived.

  The Holders may not enforce the provisions of the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power; however, such direction may not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal of, premium, if any, or interest on the Notes) if the Trustee determines that withholding such notice is in the Holders' interest.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Company becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

DISCHARGE OF INDENTURE

  The Indenture permits the Company to terminate all of its obligations under the Indenture, other than the obligation to pay the principal of, premium, if any, and interest on the Notes, and certain other obligations at any time by
(i) depositing in trust with the Trustee, under an irrevocable trust agreement, money, or U.S. government obligations in an amount sufficient to pay principal of, premium, if any, and interest on the Notes to their maturity or redemption, and (ii) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that Holders will not recognize income, gain, or loss for Federal income tax purposes as a result of the Company's exercise of such right and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

AMENDMENT, SUPPLEMENT AND WAIVER

  Unless the consent of each Holder affected has been obtained, the Company may not: (i) extend the maturity of any Note; (ii) affect the terms of any scheduled payment of interest on or principal of the Notes (including without limitation any redemption provisions); (iii) modify or eliminate any of the provisions of the Indenture relating to a Change of Control; or (iv) reduce the percentage of Holders necessary to consent to an amendment, supplement, or waiver to the Indenture.

  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes or that resulted from the failure to comply with the covenant described under "Change of Control") with the consent of Holders of at least a majority in principal amount of the then outstanding Notes.

  Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders in the case of a merger or acquisition, or to make any change that does not adversely affect the rights of any Holder.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest as defined in the Indenture, it must eliminate such conflict or resign. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms that are used in the Indenture. Reference is made to the Indenture for the full definition of all such terms and certain other terms.

  "Acquired Indebtedness" means: (i) with respect to any Person that becomes a direct or indirect Subsidiary of the Company after the date of this Indenture, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company that was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company; and (ii) with respect to the Company or any of its Subsidiaries, any Indebtedness assumed by the Company or any of its Subsidiaries in connection with the acquisition of an asset from another Person that was not incurred by such other Person in connection with, or in contemplation of, such acquisition.

  "Affiliate" of any Person means any Person (i) which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of the referent Person or (iii) of which 10% or more of the Voting Stock (or, in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held by the referent Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" shall not include, with respect to the Company or any Wholly Owned Subsidiary of the Company, (a) any Wholly Owned Subsidiary of the Company or (b) any Subsidiary of the Company that is not a Wholly Owned Subsidiary or any Joint Venture, provided that such Subsidiary or Joint Venture is not under the control of, and does not have any Capital Stock (other than directors' qualifying shares) or Indebtedness owned or held by, any Affiliate of the Company.

  "Asset Sale" for any Person means the sale, lease, transfer or other disposition or series of sales, leases, transfers or other dispositions (including without limitation by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including without limitation the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary), whether owned on the date of this Indenture of subsequently acquired, excluding, however: (i) any sale, lease, transfer or other disposition between the Company and any of its Wholly Owned Restricted Subsidiaries; (ii) any transfer of assets of the Company or any of its Restricted Subsidiaries that constitutes and is treated as a Designated Investment; (iii) any transfer of assets of the Company or any of its Restricted Subsidiaries that constitutes a Change of Control and that is governed by and effected in accordance with the provisions of Section 5.03 and Article 6; and (iv) any sale, lease, transfer or other disposition, or series of sales, leases, transfers or other dispositions, of assets having a purchase price or transaction value, as the case may be, of $1,000,000 or less, provided that no Default or Event of Default exists at the time of such sale.

  "Attributable Indebtedness", when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the greater of
(i) the fair market value of the property subject to such Sale and Leaseback Transaction and (ii) the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

  "Bank Credit Agreement" means the Credit Agreement dated as of May 6, 1996 among the Company, certain banks and CoreStates Bank, N.A. as such agreement has been and may be amended, restated, supplemented or otherwise modified from time to time, and includes any successor bank credit agreement.

  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

  "Board Resolution" for any Person means a duly adopted resolution of the Board of Directors of such Person.

  "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity

(including without limitation common stock, preferred stock and partnership and joint venture interests) of such Person.

  "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

  "Cash Equivalents" means: (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Corporation and maturing not more than one year from the date of creation thereof; and (iii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation.

  "Change of Control" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions, provided that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transactions shall not be a Change of Control; (ii) the acquisition by the Company and any of its Subsidiaries of 50% or more of all classes of Common Equity of the Company in one transaction or a series of related transactions;
(iii) the approval by the Company of a Plan of Liquidation of the Company;
(iv) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Person, including a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Person, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Company or any Person that possesses "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Company, or (b) less than 50% (measured by the aggregate voting power of all classes) of the Company's Common Equity being registered under Section 12(b) or 12(g) of the Exchange Act; or (v) a majority of the Board of Directors of the Company not being comprised of Continuing Directors.

  "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

  "Consolidated Amortization Expense" of any Person for any period means the amortization expense of such Person and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

  "Consolidated Depreciation Expense" of any Person for any period means the depreciation expense of such Person and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

  "Consolidated Fixed Charge Coverage Ratio" of any Person means, with respect to any determination date, the ratio of (i) EBITDA for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date to (ii) the aggregate Fixed Charges of such Person for such four fiscal quarters; provided, however, that if any calculation of the Company's Consolidated Fixed Charge Coverage Ratio requires the use of any quarter beginning prior to the date of this Indenture, such calculation shall be made on a pro forma basis, giving effect to the issuance of the Notes and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation; and provided, further, that if any such calculation requires the use of any quarter prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any acquisition was effected, by the Company or any of its Restricted Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each such Asset Sale, incurrence of Indebtedness or acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation.

  "Consolidated Income Tax Expense" means, for any Person for any period, the provision for taxes based on income and profits of such Person and its Restricted Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income of such Person for such period.

  "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Restricted Subsidiary of the reference Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income has actually been received by the referent Person or any of its Wholly Owned Restricted Subsidiaries in the form of cash dividends or similar cash distributions during such period; (ii) except to the extent includible in the consolidated net income of the referent Person pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the referent Person or any of its Restricted Subsidiaries; (iii) the net income (or loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period (provided that the amount of loss excluded pursuant to this clause (iii) shall not exceed that amount of net income excluded pursuant to this clause (iii)); (iv) any gain (but not loss, except pursuant to clause (vii) below), together with any related provisions for taxes on any such gain, realized during such period by the referent Person or any of its Restricted Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its Restricted Subsidiaries or (b) any Asset Sale by the referent Person or any of its Restricted Subsidiaries; (v) any extraordinary gain (but not extraordinary loss, except pursuant to clause
(vii) below), together with any related provision for taxes on any such extraordinary gain, realized by the referent Person or any of its Restricted Subsidiaries during such period; (vi) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and (vii) in the case of the Company, any extraordinary loss directly related to the repurchase or repayment, substantially concurrently with the sale of the Notes, of (a) the Company's 13.5% Senior Subordinated Notes due 1999 and warrants issued in connection with the issuance of such notes, (b) the Bank Credit Agreement and (c) the Company's Series 2C Senior Preferred Stock and related Series 2C Warrants.

  "Consolidated Net Tangible Assets" of any Person as of any date means the Consolidated Tangible Assets of such Person and its Restricted Subsidiaries less the total current liabilities of such Person and its Restricted Subsidiaries, on a consolidated basis as of such date.

  "Consolidated Tangible Assets" of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, determined in accordance with GAAP, less all write-ups subsequent to September 30, 1996 in the book value of any asset owned by such Person or any of its Restricted Subsidiaries.

  "Consolidated Tangible Net Worth" of any Person as of any date means the stockholders' equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries (excluding any equity adjustment for foreign currency translation for any period subsequent to September 30, 1996 and any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to September 30, 1996 in the book value of any asset owned by such Person or any of its Restricted Subsidiaries.

  "Continuing Director" of the Company as of any date means a member of the Board of Directors of the Company who (i) was a member of the Board of Directors of the Company on the date of this Indenture or (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

  "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

  "Designated Investments" means Investments made after the date of this Indenture in (i) any Subsidiary of the Company that is not a Wholly Owned Restricted Subsidiary or (ii) any Joint Venture, provided that such Subsidiary or Joint Venture is engaged in one or more Permitted Businesses.

  "Disqualified Stock" means any Capital Stock that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by the issuer thereof or any of its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the final maturity date of the Notes.

  "EBITDA" means, with respect to any Person for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Income Tax Expense, (iii) Consolidated Amortization Expense (but only to the extent not included in Fixed Charges), (iv) Consolidated Depreciation Expense, (v) Fixed Charges and (vi) all other non-cash items reducing the Consolidated Net Income of such Person and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP (provided, however, that the amounts set forth in clauses
(ii) through (vi) shall be included only to the extent such amounts reduce Consolidated Net Income), less the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increase Consolidated Net Income.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Existing Indebtedness" means all of the Indebtedness of the Company and its Restricted Subsidiaries that is outstanding on the date of this Indenture.

  "Existing Indenture" means the Indenture dated as of January 11, 1994, as such Indenture has been and may be amended, restated, supplemented or otherwise modified from time to time.

  "Fixed Charges" means, with respect to any Person for any period, the aggregate amount of (i) interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such Person and its Restricted Subsidiaries (including (a) original issue discount on any Indebtedness and (b) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, in each case to the extent attributable to such period) and (ii) dividend requirements on preferred stock of such Person and its Subsidiaries (whether in cash or otherwise), but not including dividends payable solely in shares of Qualified Capital Stock, paid, accrued or schedules to be paid or accrued during such period (except to the extent accrued in a prior period), and excluding items eliminated in consolidation. For purposes of this definition,
(1) interest on a Capitalized Lease Obligation shall be deemed to accrue at the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, (2) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebtedness in effect on the last day of the period with respect to which Fixed Charges are being calculated, (3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as such Person may designate and (4) Fixed Charges shall be increased or reduced by the net cost (including without limitation amortization of discount) or benefit associated with Hedging Obligations attributable to such period. For purposes of clause (ii) above, dividend requirements (other than dividends payable solely in shares of Qualified Capital Stock) shall be increased to any amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is such dividend requirements and the denominator of which is 1 minus the applicable actual combined Federal, state, local and foreign income tax rate of such Person and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Fixed Charges.

  "Foreign Asset Sale" means any Asset Sale in respect of the Capital Stock or assets of a Foreign Subsidiary.

  "Foreign Subsidiary" means any Subsidiary of the Company that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on January 11, 1994.

  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

  "Indebtedness" of any Person at any date means, without duplication: (i) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit issued for the benefit of, or surety or performance bonds issued by, such Person in the ordinary course of business to the extent such letters of credit are not drawn upon; (iv) all obligations of such Person with respect to Hedging Obligations; (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which payable is not overdue according to industry practice or the original terms of sale unless such payable is being contested in good faith; (vi) the maximum fixed repurchase price of all Disqualified Stock of such Person; (vii) all Capitalized Lease Obligations of such Person; (viii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, other than a pledge by a Single Purpose Subsidiary of the Capital Stock of an Unrestricted Subsidiary or Joint Venture of such Single Purpose Subsidiary to secure Indebtedness of such Unrestricted Subsidiary or Joint Venture incurred to finance a project constituting one or more Permitted Businesses; (ix) all Indebtedness of others guaranteed by, or otherwise the Liability of, such Person to the extent of such guarantee or Liability; and (x) all Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (viii), the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches. For purposes of the first sentence hereof, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

  "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

  "Investments" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions or similar credit extensions constituting Indebtedness of such Person, and any guarantee of Indebtedness of any other Person, (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iii) all other items that would be classified as investments (including without limitation purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; provided, however, that advances to non-executive employees and extensions of trade credit and advances to customers and suppliers and other contractual and trade relationships, requiring repayment within reasonable commercial periods, to the extent made in the ordinary course of business consistent with past practice and in accordance with normal industry practice, shall not be deemed to constitute Investments.

  "Joint Venture" means (i) a corporation of which less than a majority of the aggregate voting power of all classes of the Common Equity is owned by the Company or its Restricted Subsidiaries and (ii) any entity other than a corporation in which the Company and its Restricted Subsidiaries own less than a majority of the Common Equity of such entity.

  "Junior Subordinated Indebtedness" of the Company at any date means Indebtedness of the Company which by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (i) is expressly subordinated in right of payment to the Notes and (ii) provides that no payment of principal of such Indebtedness by way sinking fund, mandatory redemption, defeasance or otherwise is required to be made by the Company (including without limitation at the option of the holder hereof) at any time prior to the maturity of the Notes.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including without limitation any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Net Proceeds" with respect to any Asset Sale by any Person means the aggregate net proceeds received by such Person from such Asset Sale (including without limitation the amount of cash applied to repay Indebtedness secured by any asset involved in such Asset Sale or otherwise received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale) after (i) provision for all income or other taxes measured by or resulting from such Asset Sale or the transfer of the proceeds of such Asset Sale to such Person and (ii) payment of all brokerage commissions and the underwriting and other fees and expenses related to such Asset Sale, whether such proceeds are in cash or property (valued at the fair market value thereof at the time of receipt as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution).

  "Net Reductions in Investments" means the amount of cash and Cash Equivalents, less all fees and expenses incurred or accrued in connection with the realization or collection of such cash and Cash Equivalents, and after giving effect to all taxes payable with respect thereto, received with respect to any Designated Investment, whether from the payment of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets from the Person in which such Designated Investment was made, but only to the extent that such cash or Cash Equivalents have been paid to the Company or one or more Wholly Owned Restricted Subsidiaries of the Company in compliance with all applicable laws, rules and regulations and all relevant documents, agreements and instruments.

  "Non-Recourse Indebtedness" of a Single Purpose Subsidiary means Indebtedness for which (i) the sole legal recourse for collection of principal, premium, if any, and interest on such Indebtedness is against (a) the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days of the acquisition of such property or (b) the Capital Stock of such Single Purpose Subsidiary, provided that such Single Purpose Subsidiary has no assets other than the specific property acquired with the proceeds of such Indebtedness plus a reasonable amount of working capital, (ii) no assets of such Single Purpose Subsidiary, other than those assets identified in clause (i)(a) of this definition, may be realized upon in collection of principal, premium, if any, or interest on such Indebtedness and (iii) neither the Company nor any Restricted Subsidiary of the Company, other than the referent Single Purpose Subsidiary, is directly or indirectly liable to make any payment thereon, has made any guarantee or payment or performance of such Indebtedness or has pledged or granted any lien or encumbrances on any assets as collateral or security with respect thereto, other than the Capital Stock of the referent Single Purpose Subsidiary.

  "Payment Restriction", with respect to a Subsidiary of any Person, means any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person or (c) transfer any of its properties or assets to such Person or any other Subsidiary of such Person or (ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances or (c) transfer of properties or assets.

  "Permitted Businesses" means the businesses of providing consulting, engineering or construction services to public and private sector clients in the environment, energy, infrastructure and industry markets.

  "Permitted Investments" means: (i) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof; (ii) certificates of deposit or Eurodollar deposits, due within 180 days of the date of acquisition thereof, with a commercial bank which is organized under the laws of the United States of America or any state thereof having capital funds of at least $500,000,000 or more; and (iii) commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 180 days from the date of acquisition thereof.

  "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

  "Plan of Liquidation", with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to Holders of Capital Stock of such Person.

  "Qualified Capital Stock" means Capital Stock that is not Disqualified
Stock.

  "Refinancing Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary of the Company issued in exchange for, or the proceeds from the issuance and sale of disbursement of which are used substantially concurrently to repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or constituting an amendment, modification or supplement to or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of the Company or any of its Restricted Subsidiaries existing immediately after the original issuance of the Notes or incurred pursuant to the provisions of Section 5.40 in a principal amount not in excess of the principal amount of the Indebtedness so refinanced; provided that: (i) the Refinancing Indebtedness is the obligation of the same Person, and is subordinated to the Notes, if at all, to the same extent, as the Indebtedness being repaid; (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being repaid or (b) after the maturity date of the Notes; and (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes.

  "Related Business Investment" means any Investment directly by the Company or one or more of its Wholly Owned Restricted Subsidiaries in any business that is closely related to or complements the business of the Company and its Subsidiaries as such business exists on the date hereof.

  "Restricted Debt Payment" means any purchase, redemption, defeasance (including without limitation in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Subsidiary of the Company, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Indebtedness of the Company that is subordinate in right of payment to the Notes other than a Restricted Debt Payment made with the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan) of the Company's Qualified Capital Stock, provided that all Indebtedness so purchased, redeemed, defeased or otherwise acquired or retired for value promptly is surrendered for cancellation to the trustee for such Indebtedness.

  "Restricted Investment", with respect to any Person, means any Investment by such Person in any of its Affiliates or in any Person other than a Wholly Owned Restricted Subsidiary other than (i) a Permitted Investment or (ii) an Investment made with the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan) of the Company's Qualified Capital Stock.

  "Restricted Payment" means with respect to any Person: (i) the declaration of any dividend (other than a dividend declared by a Wholly Owned Restricted Subsidiary to holders of its Common Equity) or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock, except that a dividend payable solely in Qualified Capital Stock of such Person shall not constitute a Restricted Payment (for purposes of this clause (i), the declaration of any such dividend, or the making of any other such distribution, by any Restricted Subsidiary shall only constitute an Restricted Payment to the extent of the amounts paid or payable to Persons other than the Company or a Wholly Owned Restricted Subsidiary); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly); (iii) any Restricted Investment; or (iv) any Restricted Debt Payment.

  "Restricted Subsidiary" means each of the Subsidiaries of the Company which, as of the determination date, is not an Unrestricted Subsidiary of the Company.

  "Sale and Leaseback Transaction" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. Notwithstanding the foregoing, no transaction exclusively between the Company and any Wholly Owned Restricted Subsidiary shall be deemed to constitute a Sale and Leaseback Transaction.

  "Senior Indebtedness" means all Indebtedness of the Company other than Indebtedness that is specifically designated, by the terms of the instrument creating or evidencing the same, as not being senior in right of payment to the Notes.

  "Single Purpose Subsidiary" of any Person means a Subsidiary of such Person which has no Subsidiaries other than Unrestricted Subsidiaries and the activities of which are limited to (i) ownership of all or a portion of the interests in a single project constituting one or more Permitted Businesses, either directly or through the ownership of Capital Stock of another Person and (ii) the development, engineering, design, project management, construction or operation of such project.

  "Subsidiary" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity.

  "Unrestricted Subsidiary" means American Venture Holdings, Inc., a Delaware corporation, American Venture Investments Incorporated, a Delaware corporation, Excell Development Construction, Inc., a Delaware corporation, ICF Kaiser Holdings Unlimited, Inc., a Delaware corporation, ICF Leasing Corporation, Inc., a Delaware corporation, International Systems, Inc., a Colorado corporation, Cygna Consulting Engineers and Project Management, Inc., a California corporation, ICF Kaiser Engineers Eastern Europe, Inc., a Delaware corporation, and ICF Kaiser Netherlands, B.V., a Netherlands corporation, and each of the other Subsidiaries of the Company so designated by a resolution adopted by the Board of Directors of the Company and whose creditors have no direct or indirect recourse (including without limitation recourse with respect to the payment of principal of or interest on Indebtedness of such Subsidiary) to the Company or a Restricted Subsidiary other than a Lien on the Capital Stock of such Unrestricted Subsidiary; provided, however, that (a) no Subsidiary may be an Unrestricted Subsidiary if it owns any Capital Stock of a Restricted Subsidiary and (b) the Board of Directors of the Company will be prohibited after the date of this Indenture from designating as an Unrestricted Subsidiary any Subsidiary existing on the date of this Indenture. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided that (i) any such designation shall be deemed to be an incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such designated Subsidiary for purposes of the provisions of Section 5.04 as of the date of such designation and (ii) immediately after giving effect to such designation and the incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could incur $1.00 of additional Senior Indebtedness pursuant to the provisions of Section 5.04. Any such designation or redesignation by the Board of Directors shall be evidenced to the Trustee by the filing with the trustee of a certified copy of the Board Resolution of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate, and upon which certificate the trustee shall conclusively rely without any investigation whatsoever.

  "Voting Stock", with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

  "Weighted Average Life to Maturity", when applied to any Indebtedness at any date, means the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" of the Company means a Restricted Subsidiary of the Company, of which 100% of the Common Equity (except for directors' qualifying shares of certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or through one or more Wholly Owned Restricted Subsidiaries of the Company.

  "Wholly Owned Subsidiary" of the Company means a Subsidiary of the Company, of which 100% of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or one or more Wholly Owned Subsidiaries of the Company.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is a summary of the material United States Federal income tax consequences relevant to the exchange of Old Notes for Exchange Notes and the ownership and disposition of the Exchange Notes by holders acquiring Exchange Notes pursuant to the Exchange Offer, and represents the opinion of Crowell & Moring LLP, special tax counsel to the Company, insofar as it relates to matters of law and legal conclusions. The discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority and administrative rulings and practice. Any of such authorities are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Exchange Notes. Further, there can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no rulings from the IRS have been or will be sought. This summary is for general informational purposes only and does not purport to address specific tax consequences that may be relevant to certain persons (including, for example, foreign persons, financial institutions, broker-dealers, insurance companies or tax-exempt organizations and persons in special situations such as those who hold Exchange Notes as part of a straddle).

EACH HOLDER OF OLD NOTES IS URGED TO CONSULT ITS OWN TAX ADVISORS WITH RESPECT TO FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE SPECIFIC TO IT, AS WELL AS WITH RESPECT TO ANY STATE, LOCAL OR FOREIGN TAX CONSIDERATIONS OF THE EXCHANGE OF OLD NOTES FOR EXCHANGE NOTES AND OF HOLDING OR DISPOSING OF THE EXCHANGE NOTES.

EXCHANGE OF NOTES

  The exchange of Exchange Notes for Old Notes pursuant to the Exchange Offer should not be treated as a taxable exchange for federal income tax purposes because, other than the fact that the Exchange Notes will be registered, the terms of the Exchange Notes will be identical in all material respects to the terms of the Old Notes. The Holder must continue to include interest and original issued discount in income as if the exchange had not occurred.

INTEREST AND ORIGINAL ISSUE DISCOUNT

  In general, a Holder of a debt instrument issued with original issue discount ("OID") must include a portion of the OID in gross income as interest in each taxable year or portion thereof in which the Holder holds the debt instrument even if the Holder has not received a cash payment in respect of such OID.

  Because the original Holders of the Old Notes also purchased warrants, each Old Note will be treated as part of an "investment unit" for federal income tax purposes. Under Treasury Regulations regarding OID (the "OID Regulations"), the issue price of an investment unit is equal to the first price at which a substantial amount of units are sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of an underwriter, placement agent or wholesaler). The issue price of a unit is then allocated between the securities comprising each unit based on their relative fair market values. Under the OID Regulations, the issuer's allocation is binding on all holders of the securities, unless a holder explicitly discloses to the IRS that its allocation differs from that of the issuer.

  The Company has allocated approximately $1.00 as the issue price of each warrant. This allocation reflects the Company's judgment as to the value of the warrants at the time of issuance. This allocation is not binding on the IRS.

  Each Old Note bears OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The stated redemption price at maturity of an Old Note and of an Exchange Note is the sum of its stated principal amount and all other payments including interest payments due thereunder. The OID Regulations, as modified by the contingent payment debt instrument rules described below, will apply to the Exchange Notes.

  A Holder is generally required to include OID in income periodically over the term of an Exchange Note without regard to when the cash or other payments attributable to such income are received. In general, a Holder must include in gross income for Federal income tax purposes the sum of the daily portions of OID with respect to the Exchange Note for each day during the taxable year on which such Holder holds the Exchange Note ("Accrued OID"). The daily portion is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of the OID allocable to such accrual period. The amount of such OID is equal to the adjusted issue price of the Exchange Note (the issue price of the Old Note increased by the Accrued OID for all prior accrual periods and decreased by any cash payments on the Old Note and the Exchange Note) at the beginning of the accrual period multiplied by the yield to maturity of the Exchange Note. For purposes of computing OID, the Company will use six-month accrual periods that generally correspond to the stated interest payment periods of the Exchange Notes, with the exception of an initial short accrual period. Any payment made under an Exchange Note will be treated first as a payment of OID (which was previously includable in income) to the extent of OID that has accrued as of the date of payment and has not been allocated to prior payments and second as a payment of principal (which, generally, is not includable in income).

CONTINGENT PAYMENT DEBT INSTRUMENTS

  The Exchange Notes provide that if certain Earnings targets are achieved by the Company, the Temporary Interest Rate of 13 percent will be reduced to 12 percent. See "Description of the Notes--Interest Rate Increase." Because the Exchange Notes provide for a change in the interest rate in the event a contingency is satisfied, the Exchange Notes will be treated as contingent payment debt instruments and will be subject to different OID rules than debt instruments providing only for noncontingent payments.

  Treasury Regulations provide that, with respect to a contingent payment debt instrument issued for money such as the Exchange Notes (the "Contingent Payment Debt Regulations"), interest on an Exchange Note must be taken into account under the so-called noncontingent bond method, whether or not the amount of any interest payment is fixed or determinable. The amount of interest that is taken into account for each accrual period is determined by constructing a projected payment schedule for the debt instrument and applying rules similar to those described above for accruing OID on a noncontingent debt instrument. If the actual amount of a contingent payment is not equal to the projected amount, appropriate adjustments are made to reflect the difference.

  Under this method, the amount of income, deductions, gain and loss with respect to an Exchange Note has been computed based on the following steps:

    Step 1: The Company has determined the "comparable yield" of an Exchange Note by computing the yield at which the Company could issue a fixed-rate debt instrument with terms and conditions similar to those of the Exchange Notes.

    Step 2: A "projected payment schedule" which will produce the comparable yield has been determined by the Company. The projected payment schedule includes each noncontingent payment on an Exchange Note and an amount for each contingent payment based on the expected value of the contingent payment as of the issue date.

    Step 3: The daily portions of interest on an Exchange Note for a taxable year have been determined by multiplying the comparable yield times the adjusted issue price of an Exchange Note at the beginning of an accrual period, and allocating to each day in the accrual period the ratable portion of interest accruing in the period. The "adjusted issue price" of an Exchange Note is equal to the Exchange Note's issue price (as defined above), increased by any interest previously accrued (without regard for adjustments described in the following paragraph), and decreased by the amount of any noncontingent payment and the projected amount of any contingent payment previously made on the Exchange Note.

    Step 4: Adjustments are then made to the amount of interest attributable to an Exchange Note during a taxable year for any differences between projected and actual contingent payments. A positive adjustment is made if the amount of a contingent payment is more than the projected amount of the contingent payment. A negative adjustment is made if the amount of a payment is less than the projected amount of the payment.

  Positive and negative adjustments are netted at the end of a tax year, and a net positive adjustment is treated as additional interest to a Holder, while a net negative adjustment would reduce the amount of interest that a Holder would otherwise account for with respect to an Exchange Note.

  The Company's calculation of the comparable yield on the Exchange Notes and the Company's projected payment schedule are used to determine a Holder's interest, accruals and adjustments unless these determinations are unreasonable and the Holder explicitly discloses to the IRS that its projected payment schedule differs from that of the issuer. The Company will provide the projected payment schedule to the Trustee for distribution to Holders of the Exchange Notes.

SALE OR RETIREMENT OF NOTES

  A Holder's basis in an Exchange Note will be increased by the interest previously accrued by the Holder on the Exchange Note as described above (determined without regard for any adjustments), and decreased by the amount of any noncontingent payment and the projected amount of any contingent payment previously made on the Exchange Note. Upon the sale, exchange, retirement or other disposition of an Exchange Note, a Holder will generally recognize gain or loss equal to the difference between the amount realized on the disposition and the Holder's adjusted tax basis in the Exchange Note. If any contingent payment remains unpaid at the time of sale, exchange or retirement of the Note, including a contingent payment due on the retirement of an Exchange Note, then any gain recognized by a Holder is treated as ordinary interest income for federal income tax purposes. Any loss recognized by a Holder on the sale, exchange or retirement of an Exchange Note is ordinary loss to the extent that the Holder's total interest inclusions on the Exchange Note exceed the total net negative adjustments on the Exchange Note that the Holder took into account as ordinary loss.

BOND PREMIUM, MARKET DISCOUNT, ACQUISITION PREMIUM NOT TO APPLY

  The Contingent Payment Debt Regulations provide that the premium and discount rules of the OID Regulations do not apply to Contingent Payment Debt Instruments. Instead, a Holder that purchases an Exchange Note for more or less than the Exchange Note's adjusted issue price accrues interest on the Exchange Notes based on the projected payment schedule determined as of the issue date by the Company. However, upon acquisition, the Holder must allocate any difference between the Exchange Note's adjusted issue price and the Exchange Note's basis to daily portions of interest or to projected payments over the remaining term of the Exchange Note. Where a Holder's basis is greater than the Exchange Note's adjusted issue price, the allocation is treated as a negative adjustment as described above. Where a Holder's basis is less than the Exchange Note's adjusted issue price, the allocation is treated as a positive adjustment as described above.

  The Contingent Payment Debt Regulations are very complex and this summary does not purport to be a complete analysis or listing of all the potential tax consequences which may be relevant to a decision to purchase the Exchange Notes. Investors are urged to consult their own tax advisers regarding the application of the Contingent Payment Debt Regulations to an investment in the Exchange Notes.

BACKUP WITHHOLDING

  A Holder of an Exchange Note may be subject to backup withholding at the rate of 31% with respect to interest paid on an Exchange Note and gross proceeds upon the sale or retirement of an Exchange Note unless such holder
(a) is a corporation or other exempt recipient and, when required, demonstrates this fact or (b) provides, when required, a correct taxpayer identification number, certifies that backup withholding is not in effect and otherwise complies with applicable requirements of the backup withholding rules. Furthermore, a Holder of an Exchange Note that does not provide the Company with the Holder's correct taxpayer identification number may be subject to penalties imposed by the IRS. Backup withholding will be made when cash payments are made with respect to the Exchange Notes. Backup withholding is not an additional tax; any amounts so withheld are creditable against the Holder's federal income tax liability.

              OLD NOTES REGISTRATION RIGHTS; ADDITIONAL INTEREST

  The Company and the Initial Purchaser have entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which the Company agreed, for the benefit of the holders of the Old Notes, that it would, at its own cost, (i) within 45 days after the date of original issuance of the Old Notes (December 23, 1996) (the "Issue Date"), file this Registration Statement with respect to this Exchange Offer for the Exchange Notes, which will have terms identical in all material respects to the Old Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), (ii) use its best efforts to cause this Registration Statement to be declared effective under the Securities Act within 135 days after the Issue Date and (iii) use its best efforts to consummate the Exchange Offer within 180 days after the Issue Date. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on each Exchange Note will accrue from December 31, 1996, the last interest payment date on which interest was paid on the Old Notes surrendered pursuant to the Exchange Offer.

  The Registration Rights Agreement also provides an agreement to include in this Prospectus certain information necessary to allow a broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than Old Notes acquired directly from the Company or one of its Affiliates) and any other person subject to the prospectus delivery requirements of the Securities Act to exchange such Old Notes pursuant to the Exchange Offer and to satisfy the prospectus delivery requirements in connection with resales of Exchange Notes received by such person in the Exchange Offer and to maintain the effectiveness of this Registration Statement and to amend and supplement this Prospectus contained therein for such purposes for a period not to exceed 180 days after consummation of the Exchange Offer.

  Under existing interpretations of the Commission contained in several no-action letters to third parties, the Exchange Notes would in general be freely tradable after the Exchange Offer without further registration under the Securities Act. However, any holder of Old Notes who is an Affiliate of the Company within the meaning of the Securities Act or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretation of the staff of the Commission,
(ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

  Each holder of Old Notes who participates in the Exchange Offer will be required to represent that at the time of commencement of the Exchange Offer such holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act and that such holder is not an Affiliate of the Company within the meaning of the Securities Act and is not acting on behalf of any persons or entities who could not truthfully make the foregoing representations.

  In the event that (i) any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 180 days after the Issue Date, (iii) if, under certain circumstances, after the consummation of the Exchange Offer, the Initial Purchaser continues to hold Exchange Notes and so requests, (iv) the holders of not less than a majority in aggregate principal amount of the Registrable Notes (as defined in the Registration Rights Agreement) determine that the interests of the holders would be materially adversely affected by consummation of the Exchange Offer or (v) in the case of any holder that participates in the Exchange Offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and Federal securities laws (other than due solely to the status of such holder as an Affiliate of the Company within the meaning of the Securities Act), then the Company shall promptly deliver to the holders and the Trustee written notice thereof and, at its cost, as promptly as reasonably practicable, file the Shelf Registration Statement.

The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable and to keep the Shelf Registration Statement continuously effective under the Securities Act until three years after the Issue Date or such shorter period ending when all Old Notes covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Old Notes copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Old Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have its Old Notes included in the Shelf Registration Statement and to benefit from the provisions regarding liquidated damages set forth in the following paragraph.

  Although the Company intends that this Registration Statement become effective, there can be no assurance that it will become effective. If the Company fails to comply with the above provisions or if the Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Old Notes as follows:

    (i) if this Registration Statement or the Shelf Registration Statement is not filed within 45 days after the Issue Date, Additional Interest shall be accrued on the Old Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the 45th day after the Issue Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

    (ii) if this Registration Statement or the Shelf Registration Statement is not declared effective within 135 days after the Issue Date, then, commencing on the 136th day after the Issue Date, Additional Interest shall be accrued on the Old Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the 135th day after the Issue Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

    (iii) if either (A) the Company has not exchanged the Exchange Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 180 days after the Issue Date, or (B) this Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the third anniversary of the Issue Date, then Additional Interest shall accrue on the Old Notes (over and above any interest otherwise payable on the Old Notes) at a rate of .50% per annum for the first 90 days commencing on (x) the 181st day after the Issue Date, in the case of clause (A) above, or (y) the date this Registration Statement ceases to be effective without being declared effective within five business days, in the case of clause (B) above, or (z) the day the Shelf Registration Statement ceases to be effective, in the case of clause (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period:

provided, however, that the Additional Interest rate on the Old Notes may not exceed 2% per annum in the aggregate; provided further, that (1) upon the filing of this Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of this Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Old Notes tendered (in the case of clause (iii)(A) above) or upon the effectiveness of this Registration Statement that has ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of the Shelf Registration Statement that has ceased to remain effective (in the case of clause (iii)(C) above), Additional

Interest on the Old Notes as a result of such clause (i), (ii) or (iii) above (or the relevant subclause thereof), as the case may be, shall cease to accrue.

  Any amounts of Additional Interest due pursuant to clause (i), (ii) or (iii) above will be payable in cash, semiannually on each June 30 and December 31 of each year, commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year consisting of twelve 30-day months) and the denominator of which is 360.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is an exhibit to this Registration Statement and is available without charge by writing to the Company at 9300 Lee Highway, Fairfax, Virginia, 22031, Attention: Secretary or by telephone at (703) 934-3600.

                        OLD NOTES TRANSFER RESTRICTIONS

  Because the following restrictions will apply to any Old Notes held by holders who do not participate in the Exchange Offer, holders of Old Notes are advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Old Notes.

  None of the Old Notes have been registered under the Securities Act and they may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Old Notes were sold only (i) to a limited number of "qualified institutional buyers" (as defined in Rule 144A promulgated under the Securities Act) ("QIBs") in compliance with Rule 144A; (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act) ("Accredited Investors") that, prior to their purchase of any Old Notes delivered to the Initial Purchaser a letter containing certain representations and agreements; and (iii) outside the United States to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act. As used herein, the term "United States" and "U.S. person" have the meanings given to them in Regulation S under the Securities Act.

  Each purchaser of Old Notes has been deemed to have represented and agreed as follows:

    1. It purchased the Old Notes (and the related guarantees) for its own account or account with respect to which it exercises sole investment discretion and that it and any such account is (i) a QIB, and is aware that the sale to it is being made in reliance on Rule 144A; (ii) an Accredited Investor; or (iii) a foreign purchaser that is outside the United States (or a foreign purchaser that is a dealer or other fiduciary as referred to above).

    2. It acknowledged that the Old Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below.

    3. It shall not resell or otherwise transfer any of such Old Notes within three years after the original issuance of the Notes except (i) to the Company or any subsidiary thereof, (ii) inside the United States to a QIB in compliance with Rule 144A, (iii) inside the United States to an Accredited Investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Old Notes (the form of which letter can be obtained from the Trustee), (v) outside the United States in compliance with Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available), or (vi) pursuant to an effective registration under the Securities Act.

    4. It agreed that it will give to each person to whom it transfers Old Notes notice of any restrictions on transfer of such Old Notes.

    5. It understands that the Old Notes bear, and if not exchanged pursuant to the Exchange Offer will continue to bear, a legend substantially to the following effect unless otherwise agreed by the Company and the holder thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) PROMULGATED UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A PROMULGATED UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 PROMULGATED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

    6. It acknowledged that the Trustee will not be required to accept for registration of transfer any Old Note acquired by it, except upon presentation of evidence satisfactory to the Company and the Trustee that the restrictions set forth herein have been complied with.

    7. It acknowledged that the Company, the Initial Purchaser and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agreed that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of Old Notes are no longer accurate, it shall promptly notify the Company and the Initial Purchaser. If it acquired any Notes as a fiduciary or agent for one or more investor accounts, it represented that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each account.

  Holders of Old Notes shall not sell or transfer Old Notes to, and each purchaser of Old Notes represented and covenanted that it did not acquire the Old Notes for or on behalf of, any pension or welfare plan (as defined in Section 3 or the Employee Retirement Income Security Act of 1974 ("ERISA")), except that such a purchase for or on behalf of a pension or welfare plan shall be permitted:

      (1) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the applicable conditions of Prohibited Transaction Exemption 91-38 issued by the Department of Labor are satisfied;

      (2) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Units are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the applicable conditions of Prohibited Transaction Exemption 90-1 issued by the Department of Labor are satisfied;

      (3) to the extent such purchase is made on behalf of a plan by (A) an investment adviser registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50,000,000 and had shareholders' or partners' equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (B) a bank as defined in Section 202(a) of the Investment Advisers Act of 1940 with equity capital in excess of $1,000,000 as of the last day of its most recent fiscal year and, in either case, such investment adviser or bank is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and manager by such investment advisor or bank, do not represent more than 20% of the total client assets managed by such investment advisor or bank and the applicable conditions of Prohibited Transaction Exemption 84-14 are otherwise satisfied; or

      (4) to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA or Section 4975 of the Code.

  Each purchaser of Old Notes also represented that (a) if it is an insurance company, no part of the funds used to purchase the Old Notes purchased by it constitutes assets allocated to any separate account maintained by it such that the use of such funds constitutes a transaction in violation of Section 406 of ERISA or a Prohibited Transaction, as such term is defined in Section 4975 of the Code, which could be subject to, respectively, a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed by Section 4975 of the Code and (b) if it is not an insurance company, that no part of the funds used to purchase the Old Notes purchased by it constitutes assets allocated to any trust, plan or account which contains the assets of any employee pension benefit plan, welfare plan or account prohibited pursuant to the preceding paragraph of this "Transfer Restrictions."

  Holders of Old Notes are advised that the Prohibited Transaction Exemptions described above do not relieve a fiduciary or other party from all prohibited transaction provisions of the Code and ERISA and from ERISA's general fiduciary responsibilities including, but not limited to, a fiduciary's obligation to discharge his, her, or its duties solely in the interests of participants and beneficiaries. As a result of the foregoing restrictions, holders of Old Notes are advised to consult legal counsel prior to making any offer, resale, pledge, hypothecation or other transfer or disposition of the Old Notes or any interest therein.

                         BOOK-ENTRY; DELIVERY AND FORM

  Old Notes are represented by a single, global Old Note in registered form, registered in the name of the nominee of DTC. The Exchange Notes exchanged for Old Notes represented by the global Old Note will be represented by one or more global Exchange Notes in registered form (the "Global Note"), registered in the name of the nominee of DTC. Exchange Notes issued to persons other than QIBs or Accredited Investors in exchange for Old Notes held by such investors will be issued only in certificated, fully registered, definitive form ("Certificated Notes"). Except as described herein, Exchange Notes in the form of Certificated Notes will not be issued in exchange for the Global Note or interests therein.

THE GLOBAL NOTE

  The Company expects that pursuant to procedures established by the DTC (i) upon deposit of the Global Note, DTC or its custodian will credit, on its internal system, portions of the Global Note which shall comprise the corresponding respective principal amount of the Global Note to the respective accounts of Persons who have accounts with such depository and (ii) ownership of the Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of Persons other than participants). Ownership of beneficial interests in the Global Note will be limited to Persons who have accounts with DTC ("participants") or Persons who hold interests through participants. QIBs may hold their interests in the Global Note directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

  So long as DTC, or its nominee, is the registered owner or holder of the Global Note, DTC or such nominee will be considered the sole owner or holder of the Exchange Notes represented by the Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer such interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

  Payments of the principal of, premium (if any) and interest on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company expects DTC or its nominee, upon receipt of any payment of the principal of, premium (if any) and interest on, the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in any such Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Note for any reason, including to sell Exchange Notes to Persons in states that require physical delivery of such Exchange Notes or to pledge such Exchange Notes, such holder must transfer its interest in the Global Note in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.

  DTC has advised the Company that DTC will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Note is credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Notes which it will distribute to its participants.

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither of the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

  If DTC is at any time unwilling or unable to continue as a depository for the Global Note and a successor depository is not appointed by the Company within 90 days, the Company will issue Certificated Notes in exchange for the Global Note.

                             PLAN OF DISTRIBUTION

  Based on interpretations by the Staff set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder that is (i) an Affiliate of the Company, (ii) a broker-dealer who acquired Old Notes directly from the Company or (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Old Notes to the Initial Purchaser) by means of this Prospectus. Pursuant to the Registration Rights Agreement, the Company has agreed to permit Participating Broker Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Exchange Notes. The Company has agreed that, for a period of 180 days after the Exchange Date, it will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

  Each holder of the Old Notes who wishes to exchange its Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company as set forth in "The Exchange Offer--Terms and Conditions of the Letter of Transmittal." In addition, each holder who is a broker-dealer and who receives Exchange Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Exchange Notes.

  The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The Company has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concession of any brokers or dealers and will indemnify holders of Registrable Notes (as defined in the Registration Rights Agreement) (including any brokers-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                 LEGAL MATTERS

  Matters relating to the legality of the Exchange Notes and the related Guarantees have been passed upon for the Company by Paul Weeks, II, Esq., Senior Vice President, General Counsel and Secretary of the Company. As of December 31, 1996, Mr. Weeks owned 36,011 shares of Common Stock, of which 6,474 are held by the Company's ESOP and allocated to his ESOP account and 862 of which are held in a directed investment account under the Company's Retirement Plan. As of December 31, 1996, Mr. Weeks had options to purchase 26,667 shares of Common Stock (11,667 of which are exercisable during the 60-day period beginning December 31, 1996).

                                    EXPERTS

  The ICF Kaiser International, Inc. and Subsidiaries consolidated balance sheets as of December 31, 1995, and February 28, 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the ten months ended December 31, 1995, and for each of the two years in the period ended February 28, 1995, are included in this Prospectus in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                         ICF KAISER INTERNATIONAL, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets--September 30, 1996 and December 31, 1995..  F-2
Consolidated Statements of Operations--Nine Months Ended September 30,
 1996 and 1995.........................................................  F-3
Consolidated Statements of Cash Flows--Nine Months Ended September 30,
 1996 and 1995.........................................................  F-4
Notes to Consolidated Financial Statements.............................  F-5-9
Report of Independent Accountants......................................  F-10
Consolidated Balance Sheets as of December 31, 1995, and February 28,
 1995..................................................................  F-11
Consolidated Statements of Operations for the ten months ended December
 31, 1995,
 and for the years ended February 28, 1995 and February 28, 1994.......  F-12
Consolidated Statements of Shareholders' Equity for the ten months ended December 31, 1995,
 and for the years ended February 28, 1995 and February 28, 1994.......  F-13
Consolidated Statements of Cash Flows for the ten months ended December
 31, 1995,
 and for the years ended February 28, 1995 and February 28, 1994.......  F-14
Notes to Consolidated Financial Statements.............................  F-15-38

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                         (IN THOUSANDS, EXCEPT SHARES)

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1996          1995
                                                     ------------- ------------
                                                      (UNAUDITED)
                       ASSETS
Current Assets
  Cash and cash equivalents.........................   $ 21,022      $ 16,357
  Contract receivables, net.........................    234,168       228,239
  Prepaid expenses and other current assets.........     10,780        20,911
  Deferred income taxes.............................     11,938        11,934
                                                       --------      --------
    Total Current Assets............................    277,908       277,441
                                                       --------      --------
Fixed Assets
  Furniture, equipment, and leasehold improvements..     48,839        42,909
  Less depreciation and amortization................    (36,595)      (33,369)
                                                       --------      --------
                                                         12,244         9,540
                                                       --------      --------
Other Assets
  Goodwill, net.....................................     50,510        49,259
  Investments in and advances to affiliates.........     12,168        10,213
  Due from officers and employees...................        986         1,053
  Other.............................................     20,719        22,011
                                                       --------      --------
                                                         84,383        82,536
                                                       --------      --------
                                                       $374,535      $369,517
                                                       ========      ========
        LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Current portion of long-term debt.................   $    --       $  5,041
  Accounts payable and subcontractors payable.......     76,304        86,429
  Accrued salaries and employee benefits............     59,721        53,060
  Accrued interest..................................      4,061         7,414
  Other accrued expenses............................     14,869        18,594
  Income taxes payable..............................        399           801
  Deferred revenue..................................     14,648        14,327
  Other.............................................      5,897         7,186
                                                       --------      --------
    Total Current Liabilities.......................    175,899       192,852
                                                       --------      --------
Long-term Liabilities
  Long-term debt, less current portion..............    133,384       120,112
  Other.............................................      5,679         5,706
                                                       --------      --------
                                                        139,063       125,818
                                                       --------      --------
Commitments and Contingencies
Minority Interests in Subsidiaries..................      6,441         2,633
Redeemable Preferred Stock, Liquidation value
 $20,000............................................     19,940        19,787
Common Stock, par value $.01 per share:
  Authorized--90,000,000 shares
  Issued and outstanding--22,351,209 and 21,263,828
   shares...........................................        224           213
Additional Paid-in Capital..........................     67,158        64,654
Notes Receivable related to Common Stock............     (1,732)       (1,732)
Retained Earnings (Deficit).........................    (30,805)      (32,894)
Cumulative Translation Adjustment...................     (1,653)       (1,814)
                                                       --------      --------
                                                       $374,535      $369,517
                                                       ========      ========

                See notes to consolidated financial statements.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                        ---------------------
                                                           1996       1995
                                                        ----------  ---------
                                                            (UNAUDITED)
GROSS REVENUE.......................................... $1,023,410  $ 731,795
  Subcontract and direct material costs................   (592,295)  (377,281)
  Equity in income of joint ventures and affiliated
   companies...........................................      2,532      3,068
                                                        ----------  ---------
SERVICE REVENUE........................................    433,647    357,582
OPERATING EXPENSES
  Direct cost of services and overhead.................    354,658    298,466
  Administrative and general...........................     49,979     38,619
  Depreciation and amortization........................      7,840      7,326
                                                        ----------  ---------
OPERATING INCOME.......................................     21,170     13,171
OTHER INCOME (EXPENSE)
  Interest income......................................        944      1,488
  Interest expense.....................................    (12,829)   (12,117)
                                                        ----------  ---------
INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS......      9,285      2,542
  Income tax provision.................................        840      1,300
                                                        ----------  ---------
INCOME BEFORE MINORITY INTERESTS.......................      8,445      1,242
  Minority interests in net income of subsidiaries.....      4,725      1,315
                                                        ----------  ---------
NET INCOME (LOSS)......................................      3,720        (73)
  Preferred stock dividends and accretion..............      1,631      1,616
                                                        ----------  ---------
NET INCOME (LOSS) AVAILABLE FOR COMMON SHAREHOLDERS.... $    2,089  $  (1,689)
                                                        ==========  =========
Primary and Fully Diluted Net Income (Loss) Per Common
 Share................................................. $     0.10  $   (0.08)
                                                        ==========  =========
Primary and Fully Diluted Weighted Average Common and
 Common Equivalent Shares Outstanding..................     21,955     21,427
                                                        ==========  =========


                See notes to consolidated financial statements.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                          -------------------
                                                            1996      1995
                                                          --------  ---------
                                                             (UNAUDITED)
OPERATING ACTIVITIES:
Net income (loss)........................................ $  3,720  $     (73)
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities:
 Depreciation and amortization...........................    7,840      7,326
 Provision for losses on contract receivables............    1,255      1,382
 Provision for deferred income taxes.....................     (386)       916
 Earnings in excess of cash distributions from joint
  ventures and affiliated companies......................     (282)    (1,547)
 Unusual items, net......................................    1,498        --
 Minority interests in net income of subsidiaries........    4,725      1,315
 Changes in operating assets and liabilities, net of
  acquisitions:
  Contract receivables, net..............................   (7,379)  (105,645)
  Prepaid expenses and other current assets..............    2,139    (10,885)
  Other assets...........................................   (1,293)    (3,841)
  Accounts payable and accrued expenses..................   (4,698)   101,017
  Income taxes payable...................................     (402)    (1,210)
  Deferred revenue.......................................      546      2,350
  Other liabilities......................................   (1,510)       380
 Other operating activities..............................      156        --
                                                          --------  ---------
    Net Cash Provided by (Used in) Operating Activities..    5,929     (8,515)
                                                          --------  ---------
INVESTING ACTIVITIES:
Purchase of fixed assets.................................   (4,905)    (1,720)
Sale of fixed assets.....................................       22        768
Sale of subsidiaries and subsidiary assets...............      --         735
Investments in subsidiaries and affiliates, net of cash
 acquired................................................   (1,241)    (2,240)
                                                          --------  ---------
    Net Cash Used in Investing Activities................   (6,124)    (2,457)
                                                          --------  ---------
FINANCING ACTIVITIES:
Borrowings under credit facility agreement...............   65,000     13,000
Principal payments on credit facility agreement..........  (57,000)   (13,000)
Principal payments on other borrowings...................      --      (1,238)
Reacquisition of senior subordinated notes and related
 warrants................................................      (46)       --
Distribution of income to minority interest..............     (823)       --
Subsidiary capital contribution from minority interest...      --         500
Proceeds from issuances of common stock..................      313        383
Repurchases of common stock..............................      --        (256)
Preferred stock dividends................................   (1,965)      (975)
Debt issuance costs......................................     (449)       --
Other financing activities...............................     (247)        55
                                                          --------  ---------
    Net Cash Provided by (Used in) Financing Activities..    4,783     (1,531)
                                                          --------  ---------
Effect of Exchange Rate Changes on Cash..................       77       (863)
                                                          --------  ---------
Increase (Decrease) in Cash and Cash Equivalents.........    4,665    (13,366)
Cash and Cash Equivalents at Beginning of Period.........   16,357     27,967
                                                          --------  ---------
Cash and Cash Equivalents at End of Period............... $ 21,022  $  14,601
                                                          ========  =========
SUPPLEMENTAL INFORMATION:
Cash payments for interest............................... $ 16,182  $  15,712
Cash payments (refunds) for income taxes................. $    945  $     (28)
NON-CASH TRANSACTIONS:
Issuance of common stock in connection with
 acquisitions............................................ $  1,600  $     765
Issuance of common stock pursuant to an agreement with a
 former employee......................................... $    500  $     --

                See notes to consolidated financial statements.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE A--BASIS OF PRESENTATION

  The accompanying consolidated financial statements of ICF Kaiser International, Inc. and subsidiaries (the Company) (including Kaiser-Hill Company, LLC, effective July 1, 1995), except for the December 31, 1995 balance sheet, are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. These statements should be read in conjunction with the Company's audited consolidated financial statements and footnotes thereto for the ten months ended December 31, 1995 and the information included in the Company's Transition Report to the Securities and Exchange Commission on Form 10-K for the ten months ended December 31, 1995. Certain reclassifications have been made to the prior period financial statements to conform to the presentation used in the September 30, 1996 financial statements.

NOTE B--SIGNIFICANT ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities (see Note F) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  In 1996, the Company accelerated the procedures for obtaining approval from the U.S. government for the Company's actual costs incurred in current periods. As a result, in the third quarter of 1996, the Company's consulting group was able to accelerate its process of billing on certain cost-reimbursement contracts. The net effect of this accelerated process is the recognition of an additional $2.3 million of operating income in the third quarter of 1996.

NOTE C--MINORITY INTERESTS IN SUBSIDIARIES

  Certain of the Company's subsidiaries are partially owned by outside parties. For financial reporting purposes, the assets, liabilities, results of operations, and cash flows of these subsidiaries are included in the Company's consolidated financial statements and the outside parties' interests are reflected as minority interests.

NOTE D--NET INCOME (LOSS) PER COMMON SHARE

  Net income (loss) per common share is computed using net income (loss) available for common shareholders, as adjusted under the modified treasury stock method, and the weighted average number of common stock and common stock equivalents outstanding during the periods presented. Common stock equivalents include stock options and warrants and additional shares which will be or may be issued in connection with acquisitions. The adjustments required by the modified treasury stock method and for acquisition-related contingencies were anti-dilutive for the loss period presented and immaterial to the income periods presented. Therefore, the adjustments were excluded from earnings per share computations.

NOTE E--LONG-TERM DEBT

  The Company's $40 million revolving credit facility became effective May 7, 1996, replacing the former credit facility which was due to expire October 31, 1996. The new credit facility expires June 30, 1998 and is provided by CoreStates Bank, as agent bank, and two other banks (the Banks) with terms and covenants similar to those under the former credit facility. ICF Kaiser International, Inc. and certain of its subsidiaries, which are guarantors of the new credit facility, have granted the Banks a security interest in their accounts receivable and

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

certain other assets. The new credit facility limits the payments of cash dividends on common stock and requires the maintenance of specified financial ratios. Total available credit is determined from a borrowing base calculation based on eligible accounts receivable (billed and unbilled).

NOTE F--CONTINGENCIES

  In the course of the Company's normal business activities, various claims or charges have been asserted and litigation commenced against the Company arising from or related to properties, injuries to persons, and breaches of contract, as well as claims related to acquisitions and dispositions. Claimed amounts may not bear any reasonable relationship to the merits of the claim or to a final court award. In the opinion of management, an adequate reserve has been provided for final judgments, if any, in excess of insurance coverage, that might be rendered against the Company in such litigation.

  The Company may from time to time, either individually or in conjunction with other government contractors operating in similar types of businesses, be involved in U.S. government investigations for alleged violations of procurement or other federal laws and regulations. The Company currently is the subject of a number of U.S. government investigations and is cooperating with the responsible government agencies involved. No charges presently are known to have been filed against the Company by these agencies. Management does not believe that there will be any material adverse effect on the Company's financial position, results of operations, or cash flows as a result of these investigations.

  The Company has a substantial number of cost-reimbursement contracts with the U.S. government, the costs of which are subject to audit by the U.S. government. As a result of pending audits relating to fiscal years 1986 forward, the government has asserted, among other things, that certain costs claimed as reimbursable under government contracts either were not allowable or not allocated in accordance with federal procurement regulations. The Company is actively working with the government to resolve these issues. Management has provided for the potential effect of disallowed costs for the periods currently under audit and for periods not yet audited, although the amounts at issue have not been quantified by the government or the Company. This provision will be reviewed periodically as discussions with the government progress. Based on the information currently available, management believes the potential effects of these pending audits will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

NOTE G--UNUSUAL ITEMS

  During the ten months ended December 31, 1995, the Company recorded $0.5 million in additional income (net), consisting of the following unusual items: income in settlement of litigation against the IRS, associated with an affiliate of an acquired company, net of an accrual for related expenses ($6.8 million); a charge to accrue the net settlement cost and legal expenses of other litigation ($4.6 million); a charge to accrue for severance for the termination of 110 employees in the engineering and international groups ($1.0 million); and a charge to accrue for consolidation of office space ($0.7 million). During the nine months ended September 30, 1996, the net litigation income was received and $4.2 million of net settlement costs and legal expenses were paid. As of September 30, 1996, the Company had substantially completed its termination of employees in the Company's engineering group and its consolidation of office space. The termination of employees in several foreign offices within the international group is approximately 50% complete as of September 30, 1996 and management expects that all actions will be completed by December 31, 1996. As of September 30, 1996, a $0.1 million accrual remains outstanding associated with the termination of employees in the international group.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                                  (UNAUDITED)


NOTE H--GUARANTOR SUBSIDIARIES

  In connection with the registration of 12% Senior Notes due 2003, Series B (Exchange Notes), the Company is required to provide financial information for four wholly owned subsidiaries of ICF Kaiser International, Inc. (Subsidiary Guarantors). The Subsidiary Guarantors unconditionally guarantee the payment of the principal, premium, if any, and interest on the Company's $15 million of 12% Senior Notes due 2003, Series A issued in December 1996 (Series A Notes) and the Exchange Notes. The Company is offering to exchange the Exchange Notes for the Series A Notes. The Subsidiary Guarantors are Cygna Consulting Engineers and Project Management, Inc., ICF Kaiser Government Programs, Inc., PCI Operating Company, Inc., and Systems Applications International, Inc.

  Presented below is condensed consolidating financial information for ICF Kaiser International, Inc. (Parent Company), the Subsidiary Guarantors, and the non-guarantor subsidiaries as of and for the nine months ended September 30, 1996.

  Investments in subsidiaries have been presented using the equity method of accounting. ICF Kaiser International, Inc. does not have a formal tax sharing arrangement with its subsidiaries and has allocated taxes to its subsidiaries based on the Company's effective tax rate. In the Company's opinion, separate financial statements for Subsidiary Guarantors would not provide additional information that is material to investors. Therefore, the Subsidiary Guarantors are combined in the presentation below.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

                         ICF KAISER INTERNATIONAL, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET
                               SEPTEMBER 30, 1996
                           (UNAUDITED, IN THOUSANDS)

                                                                              ICF KAISER
                           PARENT   SUBSIDIARY NON-GUARANTOR              INTERNATIONAL, INC.
                          COMPANY   GUARANTORS SUBSIDIARIES  ELIMINATIONS    CONSOLIDATED
                          --------  ---------- ------------- ------------ -------------------
ASSETS
Current Assets
  Cash and cash
   equivalents..........  $   (327)  $ 8,272     $  14,546     $ (1,469)       $ 21,022
  Contract receivables,
   net..................    (4,311)   73,179       165,300          --          234,168
  Intercompany
   receivables, net.....   129,572    (7,055)     (122,517)         --              --
  Prepaid expenses and
   other current
   assets...............     4,696       732         8,377       (3,025)         10,780
  Deferred income
   taxes................    13,119      (789)         (392)         --           11,938
                          --------   -------     ---------     --------        --------
    Total Current
     Assets.............   142,749    74,339        65,314       (4,494)        277,908
                          --------   -------     ---------     --------        --------
Fixed Assets
  Furniture, equipment,
   and leasehold
   improvements.........     6,843     3,556        38,440          --           48,839
  Less depreciation and
   amortization.........    (3,167)   (2,919)      (30,509)         --          (36,595)
                          --------   -------     ---------     --------        --------
                             3,676       637         7,931          --           12,244
                          --------   -------     ---------     --------        --------
Other Assets
  Goodwill, net.........       --        --         50,510          --           50,510
  Investments in and
   advances to
   affiliates...........    58,899        41        13,292      (60,064)         12,168
  Due from officers and
   employees............       353       144           489          --              986
  Other.................     4,642     2,700        13,377          --           20,719
                          --------   -------     ---------     --------        --------
                            63,894     2,885        77,668      (60,064)         84,383
                          --------   -------     ---------     --------        --------
                          $210,319   $77,861     $ 150,913     $(64,558)       $374,535
                          ========   =======     =========     ========        ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current Liabilities
  Current portion of
   long-term debt.......  $    --    $   --      $     --      $    --         $    --
  Accounts payable and
   other accrued
   expenses.............    12,778    34,634        46,200       (2,439)         91,173
  Accrued salaries and
   employee benefits....      (798)   30,650        29,869          --           59,721
  Accrued interest......     4,143       --              4          (86)          4,061
  Income taxes payable..    (2,622)      --          3,021          --              399
  Deferred revenue......      (103)      518        14,233          --           14,648
  Other.................     4,077        31         1,789          --            5,897
                          --------   -------     ---------     --------        --------
    Total Current
     Liabilities........    17,475    65,833        95,116       (2,525)        175,899
                          --------   -------     ---------     --------        --------
Long-term Liabilities
  Long-term debt, less
   current portion......   135,301       --             45       (1,962)        133,384
  Other.................     2,758       --          2,921          --            5,679
                          --------   -------     ---------     --------        --------
                           138,059       --          2,966       (1,962)        139,063
                          --------   -------     ---------     --------        --------
Minority Interests in
 Subsidiaries...........       --      6,441           --           --            6,441
Redeemable Preferred
 Stock..................    19,940       --            --           --           19,940
Common Stock............       224       108           167         (275)            224
Additional Paid-in
 Capital................    67,158       224        44,825      (45,049)         67,158
Notes Receivable Related
 to Common Stock........    (1,732)      --            --           --           (1,732)
Retained Earnings
 (Deficit)..............   (30,805)    5,255         9,492      (14,747)        (30,805)
Cumulative Translation
 Adjustment.............       --        --         (1,653)         --           (1,653)
                          --------   -------     ---------     --------        --------
                          $210,319   $77,861     $ 150,913     $(64,558)       $374,535
                          ========   =======     =========     ========        ========

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

                         ICF KAISER INTERNATIONAL, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                           (UNAUDITED, IN THOUSANDS)

                                                                               ICF KAISER
                           PARENT   SUBSIDIARY  NON-GUARANTOR              INTERNATIONAL, INC.
                          COMPANY   GUARANTORS  SUBSIDIARIES  ELIMINATIONS    CONSOLIDATED
                          --------  ----------  ------------- ------------ -------------------
Gross Revenue...........  $  1,165  $ 442,478     $ 581,405     $ (1,638)      $1,023,410
  Subcontract and direct
   material costs.......      (524)  (302,444)     (289,327)         --          (592,295)
  Equity in income of
   joint ventures and
   affiliated companies
   and subsidiaries.....    11,707        --          3,127      (12,302)           2,532
                          --------  ---------     ---------     --------       ----------
Service Revenue.........    12,348    140,034       295,205      (13,940)         433,647
Operating Expenses
  Operating expenses....    (4,771)   130,515       280,534       (1,641)         404,637
  Depreciation and
   amortization.........     1,638        904         5,298          --             7,840
                          --------  ---------     ---------     --------       ----------
Operating Income........    15,481      8,615         9,373      (12,299)          21,170
  Interest income.......       223        286           675         (240)             944
  Interest expense......   (12,832)      (129)          (54)         186          (12,829)
                          --------  ---------     ---------     --------       ----------
Income Before Income
 Taxes and Minority
 Interests..............     2,872      8,772         9,994      (12,353)           9,285
  Income tax (provision)
   benefit..............       848       (789)         (899)         --              (840)
                          --------  ---------     ---------     --------       ----------
Income Before Minority
 Interests..............     3,720      7,983         9,095      (12,353)           8,445
  Minority interests in
   net income of
   subsidiaries.........       --      (4,725)          --           --            (4,725)
                          --------  ---------     ---------     --------       ----------
Net Income..............     3,720      3,258         9,095      (12,353)           3,720
  Preferred stock
   dividends and
   accretion............     1,631        --            --           --             1,631
                          --------  ---------     ---------     --------       ----------
Net Income Available for
 Common Shareholders....  $  2,089  $   3,258     $   9,095     $(12,353)      $    2,089
                          ========  =========     =========     ========       ==========
                         ICF KAISER INTERNATIONAL, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                           (UNAUDITED, IN THOUSANDS)

Net Cash Provided by
 (Used in) Operating
 Activities.............  $ (7,619) $   9,014     $   4,639     $   (105)      $    5,929
                          --------  ---------     ---------     --------       ----------
INVESTING ACTIVITIES
Investments in
 subsidiaries and
 affiliates, net of cash
 acquired...............       --         --         (1,241)         --            (1,241)
Purchases of fixed
 assets.................    (2,488)      (257)       (2,160)         --            (4,905)
Proceeds from sale of
 fixed assets...........       --         --             22          --                22
                          --------  ---------     ---------     --------       ----------
  Net Cash Used in
   Investing
   Activities...........    (2,488)      (257)       (3,379)         --            (6,124)
                          --------  ---------     ---------     --------       ----------
FINANCING ACTIVITIES
Borrowings under credit
 facility agreement.....    65,000        --            --           --            65,000
Principal payments on
 credit facility and
 other borrowings.......   (57,247)       --            247          --           (57,000)
Reacquisition of senior
 subordinated notes and
 related warrants.......       --         --            (46)         --               (46)
Distribution of income
 to minority interest...       --        (823)          --           --              (823)
Proceeds from issuances
 of common stock........       313        --            --           --               313
Preferred stock
 dividends..............    (1,965)       --            --           --            (1,965)
Debt issuance costs.....      (449)       --            --           --              (449)
Other financing
 activities.............       --         --           (247)         --              (247)
                          --------  ---------     ---------     --------       ----------
  Net Cash Provided by
   (Used in) Financing
   Activities...........     5,652       (823)          (46)         --             4,783
                          --------  ---------     ---------     --------       ----------
Effect of Exchange Rate
 Changes on Cash........       --         --             77          --                77
                          --------  ---------     ---------     --------       ----------
Increase (Decrease) in
 Cash and Cash
 Equivalents............    (4,455)     7,934         1,291         (105)           4,665
Cash and Cash
 Equivalents at
 Beginning of Period....     4,128      1,015        12,578       (1,364)          16,357
                          --------  ---------     ---------     --------       ----------
Cash and Cash
 Equivalents at End of
 Period.................  $   (327) $   8,949     $  13,869     $ (1,469)      $   21,022
                          ========  =========     =========     ========       ==========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
ICF Kaiser International, Inc.

  We have audited the consolidated balance sheets of ICF Kaiser International, Inc. and subsidiaries as of December 31, 1995 and February 28, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994 and the related financial statement Schedule II, Valuation and Qualifying Accounts. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ICF Kaiser International, Inc. and subsidiaries as of December 31, 1995 and February 28, 1995, and the consolidated results of their operations and their cash flows for the ten months ended December 31, 1995, and for each of the two years in the period ended February 28, 1995, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          Coopers & Lybrand L.L.P.

Washington, D.C.
March 8, 1996, except for Note T,
as to which the date is January 7, 1997

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                         (IN THOUSANDS, EXCEPT SHARES)

                                                      DECEMBER 31, FEBRUARY 28,
                                                          1995         1995
                                                      ------------ ------------
                       ASSETS
Current Assets
  Cash and cash equivalents..........................   $ 16,357     $ 28,233
  Contract receivables, net..........................    228,239      139,860
  Prepaid expenses and other current assets..........     20,911       10,872
  Deferred income taxes..............................     11,934       13,553
                                                        --------     --------
    Total Current Assets.............................    277,441      192,518
                                                        --------     --------
Fixed Assets
  Furniture, equipment, and leasehold improvements...     42,909       42,557
  Less depreciation and amortization.................    (33,369)     (29,648)
                                                        --------     --------
                                                           9,540       12,909
                                                        --------     --------
Other Assets
  Goodwill, net......................................     49,259       47,945
  Investments in and advances to affiliates..........     10,213        8,022
  Due from officers and employees....................      1,053        1,826
  Other..............................................     22,011       18,202
                                                        --------     --------
                                                          82,536       75,995
                                                        --------     --------
                                                        $369,517     $281,422
                                                        ========     ========
        LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Current portion of long-term debt..................   $  5,041     $    578
  Accounts payable and subcontractors payable........     86,429       33,452
  Accrued salaries and employee benefits.............     53,060       30,549
  Accrued interest...................................      7,414        2,528
  Other accrued expenses.............................     18,594       13,359
  Income taxes payable...............................        801          644
  Deferred revenue...................................     14,327       11,013
  Other..............................................      7,186        8,755
                                                        --------     --------
    Total Current Liabilities........................    192,852      100,878
                                                        --------     --------
Long-term Liabilities
  Long-term debt, less current portion...............    120,112      126,733
  Other..............................................      5,706        6,397
                                                        --------     --------
                                                         125,818      133,130
                                                        --------     --------
Commitments and Contingencies
Minority Interests in Subsidiaries...................      2,633          173
Redeemable Preferred Stock, liquidation value
 $20,000.............................................     19,787       19,617
Common Stock, par value $.01 per share:
  Authorized--90,000,000 shares
  Issued and outstanding--21,263,828 and 21,011,369
   shares............................................        213          210
Additional Paid-in Capital...........................     64,654       63,786
Notes Receivable Related to Common Stock.............     (1,732)      (1,732)
Retained Earnings (Deficit)..........................    (32,894)     (33,343)
Cumulative Translation Adjustment....................     (1,814)      (1,297)
                                                        --------     --------
                                                        $369,517     $281,422
                                                        ========     ========

                See notes to consolidated financial statements.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          TEN MONTHS
                                            ENDED     YEAR ENDED FEBRUARY 28,
                                         DECEMBER 31, ------------------------
                                             1995        1995         1994
                                         ------------ -----------  -----------
GROSS REVENUE...........................  $ 916,744   $   861,518  $   651,657
  Subcontract and direct material
   costs................................   (493,971)     (405,819)    (272,169)
  Equity in income of joint ventures and
   affiliated companies.................      3,123         4,087        3,220
                                          ---------   -----------  -----------
SERVICE REVENUE.........................    425,896       459,786      382,708
OPERATING EXPENSES
  Direct cost of services and overhead..    359,887       393,096      323,828
  Administrative and general............     40,647        43,770       45,842
  Depreciation and amortization.........      8,357         9,232        9,559
  Unusual items, net....................       (500)          --         8,709
                                          ---------   -----------  -----------
OPERATING INCOME (LOSS).................     17,505        13,688       (5,230)
OTHER INCOME (EXPENSE)
  Gain (loss) on sale of investment.....        --            551         (925)
  Interest income.......................      2,053         1,799        1,490
  Interest expense......................    (13,255)      (14,799)      (8,212)
                                          ---------   -----------  -----------
INCOME (LOSS) BEFORE INCOME TAXES,
 MINORITY INTERESTS, AND EXTRAORDINARY
 ITEM...................................      6,303         1,239      (12,877)
  Income tax provision (benefit)........      2,091         2,900         (349)
                                          ---------   -----------  -----------
INCOME (LOSS) BEFORE MINORITY INTERESTS
 AND EXTRAORDINARY ITEM.................      4,212        (1,661)     (12,528)
  Minority interests in net income of
   subsidiaries.........................      1,960           --           --
                                          ---------   -----------  -----------
NET INCOME (LOSS) BEFORE EXTRAORDINARY
 ITEM...................................      2,252        (1,661)     (12,528)
  Extraordinary loss on early
   extinguishment of debt...............        --            --        (5,969)
                                          ---------   -----------  -----------
NET INCOME (LOSS).......................      2,252        (1,661)     (18,497)
  Preferred stock dividends and
   accretion............................      1,803         2,154        4,896
  Redemption of redeemable preferred
   stock................................        --            --         1,929
                                          ---------   -----------  -----------
NET INCOME (LOSS) AVAILABLE FOR COMMON
 SHAREHOLDERS...........................  $     449   $    (3,815) $   (25,322)
                                          =========   ===========  ===========
Primary and Fully Diluted Net Income
 (Loss) Per Common Share:
  Before extraordinary item.............  $    0.02   $     (0.18) $     (0.92)
  Extraordinary loss on early
   extinguishment of debt...............        --            --         (0.29)
                                          ---------   -----------  -----------
    Total...............................  $    0.02   $     (0.18) $     (1.21)
                                          =========   ===========  ===========
Primary and Fully Diluted Weighted
 Average Common and Common Equivalent
 Shares Outstanding.....................     21,517        20,957       20,886
                                          =========   ===========  ===========

                See notes to consolidated financial statements.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                         (IN THOUSANDS, EXCEPT SHARES)

                          SERIES 1 JUNIOR                                     NOTES
                            CONVERTIBLE                                     RECEIVABLE
                          PREFERRED STOCK      COMMON STOCK      ADDITIONAL  RELATED   RETAINED    CUMULATIVE     ESOP
                          ---------------- ---------------------  PAID-IN   TO COMMON  EARNINGS   TRANSLATION  GUARANTEED
                          SHARES PAR VALUE   SHARES    PAR VALUE  CAPITAL     STOCK    (DEFICIT)  ADJUSTMENT   BANK LOAN
                          ------ --------- ----------  --------- ---------- ---------- ---------  ------------ ----------
Balance, March 1, 1993..    69    $6,900   21,303,807    $213     $65,040    $(2,725)  $ (4,206)    $(1,701)    $(5,000)
 Net loss...............   --        --           --      --          --         --     (18,497)        --          --
 Preferred stock
  dividends.............   --        --           --      --          --         --      (4,670)        --          --
 Preferred stock
  accretion.............   --        --           --      --          --         --        (226)        --          --
 Redemption of
  redeemable preferred
  stock.................   --        --           --      --          --         --      (1,929)        --          --
 Repurchase of preferred
  stock.................   (69)   (6,900)         --      --        2,050        --         --          --          --
 Issuances of common
  stock.................   --        --       231,249       2       1,056        --         --          --          --
 Repurchases of common
  stock.................   --        --      (610,468)     (6)     (3,716)       --         --          --          --
 Issuance of warrants...   --        --           --      --          900        --         --          --          --
 Repurchase of
  warrants..............   --        --           --      --       (1,909)       --         --          --          --
 Payments received on
  notes receivable......   --        --           --      --          --         993        --          --          --
 Decrease in loan
  balance...............   --        --           --      --          --         --         --          --        5,000
 Foreign currency
  translation
  adjustment............   --        --           --      --          --         --         --          (40)        --
 Other..................   --        --           --      --          151        --         --          --          --
                           ---    ------   ----------    ----     -------    -------   --------     -------     -------
Balance, February 28,
 1994...................   --        --    20,924,588     209      63,572     (1,732)   (29,528)     (1,741)        --
 Net loss...............   --        --           --      --          --         --      (1,661)        --          --
 Preferred stock
  dividends.............   --        --           --      --          --         --      (1,950)        --          --
 Preferred stock
  accretion.............   --        --           --      --          --         --        (204)        --          --
 Issuances of common
  stock.................   --        --       161,781       2         393        --         --          --          --
 Repurchases of common
  stock.................   --        --       (75,000)     (1)       (179)       --         --          --          --
 Foreign currency
  translation
  adjustment............   --        --           --      --          --         --         --          444         --
                           ---    ------   ----------    ----     -------    -------   --------     -------     -------
Balance, February 28,
 1995...................   --        --    21,011,369     210      63,786     (1,732)   (33,343)     (1,297)        --
 Net income.............   --        --           --      --          --         --       2,252         --          --
 Preferred stock
  dividends.............   --        --           --      --          --         --      (1,633)        --          --
 Preferred stock
  accretion.............   --        --           --      --          --         --        (170)        --          --
 Issuances of common
  stock.................   --        --       314,422       4       1,167        --         --          --          --
 Repurchases of common
  stock.................   --        --       (61,963)     (1)       (256)       --         --          --          --
 Foreign currency
  translation
  adjustment............   --        --           --      --          --         --         --         (517)        --
Other...................   --        --           --      --          (43)       --         --          --          --
                           ---    ------   ----------    ----     -------    -------   --------     -------     -------
Balance, December 31,
 1995...................   --     $  --    21,263,828    $213     $64,654    $(1,732)  $(32,894)    $(1,814)    $   --
                           ===    ======   ==========    ====     =======    =======   ========     =======     =======

                See notes to consolidated financial statements.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                           TEN MONTHS
                                             ENDED     YEAR ENDED FEBRUARY 28,
                                          DECEMBER 31, ------------------------
                                              1995        1995         1994
                                          ------------ -----------  -----------
OPERATING ACTIVITIES
Net income (loss).......................    $  2,252   $    (1,661) $   (18,497)
Adjustments to reconcile net income
 (loss) to net cash provided by (used
 in) operating activities:
 Depreciation and amortization..........       8,357         9,232        9,559
 Provision for losses on contract
  receivables...........................         601         1,320        2,241
 Provision for deferred income taxes....       1,253         2,500         (714)
 Earnings less than (in excess of) cash
  distributions from joint ventures and
  affiliated companies..................      (1,105)          972       (1,708)
 Minority interests in net income of
  subsidiaries..........................       1,960           --           --
 (Gain) loss on sale of investment......         --           (551)         925
 Unusual items, net of cash.............        (500)          --         7,786
 Extraordinary loss on early
  extinguishment of debt................         --            --         5,969
 Premium paid on reacquisition of senior
  subordinated notes....................         --            --        (4,250)
 Changes in operating assets and
  liabilities, net of acquisitions:
  Contract receivables, net.............     (88,743)      (13,014)      26,292
  Prepaid expenses and other current
   assets...............................      (3,826)        4,471        4,614
  Other assets..........................      (4,953)       (1,268)        (745)
  Accounts payable and accrued
   expenses.............................      78,801         2,218      (10,233)
  Income taxes payable..................         157           297       (2,478)
  Deferred revenue......................       3,314         2,551       (2,412)
  Other liabilities.....................      (3,625)       (5,103)      (2,660)
 Other operating activities.............         --            219          418
                                            --------   -----------  -----------
    Net Cash Provided by (Used in)
     Operating Activities...............      (6,057)        2,183       14,107
                                            --------   -----------  -----------
INVESTING ACTIVITIES
Investments in subsidiaries and
 affiliates, net of cash acquired.......      (2,010)         (622)      (2,755)
Sales of subsidiaries and subsidiary
 assets.................................         735         2,600          --
Purchases of fixed assets...............      (1,759)       (2,426)      (1,388)
Proceeds from sales of fixed assets.....       1,035           --           --
Other investing activities..............         --           (600)         --
                                            --------   -----------  -----------
    Net Cash Used in Investing
     Activities.........................      (1,999)       (1,048)      (4,143)
                                            --------   -----------  -----------
FINANCING ACTIVITIES
Borrowings under credit facility
 agreement..............................      16,000         5,000       10,000
Principal payments on credit facility
 agreement and other borrowings.........     (17,173)       (1,172)     (47,010)
Proceeds from issuance of senior
 subordinated notes and related
 warrants...............................         --            --       121,488
Reacquisition of senior subordinated
 notes and related warrants.............      (1,363)          --       (31,559)
Repurchases of redeemable preferred
 stock and related warrants.............         --           (799)     (27,363)
Repurchase of preferred stock...........         --            --        (4,850)
Subsidiary capital contribution from
 minority interest......................         500           --           --
Proceeds from issuances of common
 stock..................................         406           395          640
Repurchases of common stock.............        (257)         (180)      (3,722)
Principal payments from notes receivable
 related to common stock................         --            --           993
Preferred stock dividends...............      (1,471)       (1,950)      (5,321)
Debt issuance costs.....................         --           (149)      (6,307)
Other financing activities..............          55           --           151
                                            --------   -----------  -----------
    Net Cash Provided by (Used in)
     Financing Activities...............      (3,303)        1,145        7,140
                                            --------   -----------  -----------
Effect of Exchange Rate Changes on
 Cash...................................        (517)          444          (40)
                                            --------   -----------  -----------
Increase (Decrease) in Cash and Cash
 Equivalents............................     (11,876)        2,724       17,064
Cash and Cash Equivalents, Beginning of
 Period.................................      28,233        25,509        8,445
                                            --------   -----------  -----------
Cash and Cash Equivalents, End of
 Period.................................    $ 16,357   $    28,233  $    25,509
                                            ========   ===========  ===========

                See notes to consolidated financial statements.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--ORGANIZATION AND NATURE OF OPERATIONS

  ICF Kaiser International, Inc. (ICF Kaiser or the Company) was formed on October 19, 1987, as a holding company for the ICF Kaiser family of companies developed and acquired. These companies provide engineering, construction, program management, and consulting services primarily to the public and private environmental, infrastructure, industry, and energy markets domestically and internationally.

NOTE B--SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation: The consolidated financial statements include all subsidiaries (including Kaiser-Hill Company, LLC, effective July 1, 1995) that are controlled by ICF Kaiser. Certain of ICF Kaiser's subsidiaries are partially owned by outside parties. For financial reporting purposes, the assets, liabilities, results of operations, and cash flows of these subsidiaries are included in ICF Kaiser's consolidated financial statements and the outside parties' interests are reflected as minority interests. Investments in unconsolidated joint ventures and affiliated companies are accounted for using the equity method. The difference between the carrying value of investments accounted for under the equity method and the Company's underlying equity is amortized on a straight-line basis over the lives of the underlying assets. All significant intercompany balances and transactions have been eliminated.

  Significant Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Change in Fiscal Year: The Company changed from a fiscal year ending February 28 to a fiscal year ending December 31, effective December 31, 1995. As a result, the accompanying financial statements include consolidated operations for the ten months ended December 31, 1995 and for the years ended February 28, 1995 and 1994.

  Revenue Recognition: Revenue is recorded on cost-type contracts as costs are incurred. Revenue on time-and-materials contracts is recognized to the extent of billable rates times hours delivered plus materials expense incurred. Revenue on long-term, fixed-price contracts is recognized generally using the percentage-of-completion method and, therefore, includes a proportion of expected earnings based on costs incurred to total estimated costs.

  Foreign Currency Translation: Results of operations for foreign entities are translated using the average exchange rates during the period. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect at the balance sheet date. Resulting translation adjustments are reflected in shareholders' equity as cumulative translation adjustment.

  Cash Equivalents and Restricted Cash: ICF Kaiser considers all highly liquid financial instruments purchased with original maturities of three months or less to be cash equivalents. Other assets as of December 31, 1995 and February 28, 1995 included $600,000 of restricted cash and short-term investments, which supported a letter of credit for one of ICF Kaiser's subsidiaries.

  Fixed Assets: Furniture and equipment are carried at cost, or fair value at acquisition if acquired through a purchase of a business, and are depreciated using the straight-line method over their estimated useful lives ranging from three to ten years. Leasehold improvements are carried at cost and are amortized using the straight-line method over the remaining lease term.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

  Goodwill: Goodwill represents the excess of cost over the fair value of the net assets of acquired businesses and is amortized using the straight-line method over periods ranging from five to 40 years. The Company evaluates the recoverability of goodwill on an annual basis by examining undiscounted operating income. Accumulated amortization was $12,785,000 and $11,148,000 at December 31, 1995 and February 28, 1995, respectively.

  Income Taxes: The Company provides for deferred income taxes using the liability method on temporary differences between financial reporting and income tax reporting, which primarily relate to reserves for adjustments and allowances. If necessary, management records a valuation allowance for deferred tax assets. The most significant permanent differences between book and taxable income are nondeductible goodwill amortization, minority interest earnings of a consolidated subsidiary, the effect of foreign taxes, and differences between the book and tax basis of businesses sold.

  Income taxes have not been provided for the undistributed earnings of the Company's foreign subsidiaries, because the Company intends to continue the operations and reinvest the undistributed earnings indefinitely. Undistributed earnings of foreign subsidiaries for which income taxes have not been provided amounted to approximately $5.7 million at December 31, 1995.

  Net Income (Loss) Per Common Share: Net income (loss) per common share is computed using net income (loss) available for common shareholders, as adjusted under the modified treasury stock method, and the weighted average number of common stock and common stock equivalents outstanding during the periods presented. Common stock equivalents include stock options and warrants and additional shares which will be or may be issued in connection with acquisitions. The adjustments required by the modified treasury stock method and for acquisition-related contingencies were anti-dilutive for all loss periods presented and immaterial to the income period presented. Therefore, the adjustments were excluded from earnings per share computations.

  Concentrations of Credit Risk: The Company maintains cash balances primarily in overnight Eurodollar deposits, investment-grade commercial paper, bank certificates of deposit, and U.S. government securities. ICF Kaiser grants uncollateralized credit to its customers. Approximately 64% of ICF Kaiser's contract receivables at December 31, 1995 are from the U.S. government (see Note D). When practical and in order to mitigate its credit risk to commercial customers, ICF Kaiser obtains advance funding of costs for industrial construction work.

  Long-Lived Assets: The Financial Accounting Standards Board (FASB) recently issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", effective for financial statements for fiscal years beginning after December 15, 1995. It is the Company's current policy to evaluate all long-lived assets on a periodic basis for asset impairment. Therefore, upon formal adoption of this statement in 1996, management does not expect that there will be a material adverse effect on the Company's financial position or operations.

  Stock-Based Compensation: The FASB also recently issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), which encourages companies to adopt a fair value method of accounting for employee stock options and similar equity instruments. The fair value method requires compensation cost to be measured at the grant date based on the value of the award and is recognized over the service period. Alternatively, SFAS No. 123 requires the provision of pro forma disclosures of net income and earnings per share as if the fair value method had been adopted when the fair value method is not reflected in the financial statements. The Company has not yet determined whether it will adopt a fair value method of accounting for stock-based compensation or provide pro forma disclosures. The impact of the adoption of this statement on the financial statements cannot be reasonably estimated at this time. The requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

  Reclassifications: Certain reclassifications have been made to the prior period financial statements to conform to the presentation used in the December 31, 1995 financial statements.

NOTE C--DIVESTITURES

  The Company sold a 20% interest in a subsidiary during the year ended February 28, 1995, resulting in a $551,000 pretax gain. During the year ended February 28, 1994, ICF Kaiser sold a portion of its energy engineering business, resulting in a $925,000 pretax loss.

NOTE D--CONTRACT RECEIVABLES

  Contract receivables consist of the following (in thousands):

                                                      DECEMBER 31, FEBRUARY 28,
                                                          1995         1995
                                                      ------------ ------------
     U.S. government agencies:
       Currently due................................    $ 26,162     $ 36,752
       Retention....................................       1,870        2,026
       Unbilled.....................................     123,890       34,273
                                                        --------     --------
                                                         151,922       73,051
                                                        --------     --------
     Commercial clients and state and municipal
      governments:
       Currently due................................      64,121       69,317
       Retention....................................       5,361        4,522
       Unbilled.....................................      16,270        2,834
                                                        --------     --------
                                                          85,752       76,673
                                                        --------     --------
                                                         237,674      149,724
     Less allowances for uncollectible receivables..       9,435        9,864
                                                        --------     --------
                                                        $228,239     $139,860
                                                        ========     ========

  U.S. government receivables arise from U.S. government prime contracts and subcontracts. The significant increase in the unbilled U.S. government receivables is due primarily to a contract between the U.S. Department of Energy (DOE) and Kaiser-Hill Company, LLC (Kaiser-Hill) to perform services at DOE's Rocky Flats Environmental Technology Site in Colorado. Unbilled receivables result from revenue that has been earned but was not billed as of the end of the period. The unbilled receivables can be invoiced at contractually defined intervals and milestones, as well as upon completion of the contract or the federal government cost audit. Generally, retention is not expected to be realized within one year; consistent with industry practice, these receivables are classified as current. Management anticipates that the remaining unbilled receivables will be substantially billed and collected within one year.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE E--JOINT VENTURES AND AFFILIATED COMPANIES

  ICF Kaiser has ownership interests in certain unconsolidated corporate joint ventures and affiliated companies. The Company's net investments in and advances to these corporate joint ventures and affiliated companies are summarized as follows (in thousands):

                                           OWNERSHIP
                                          INTEREST AT
                                          DECEMBER 31, DECEMBER 31, FEBRUARY 28,
                                              1995         1995         1995
                                          ------------ ------------ ------------
   Gary PCI Ltd. L.P. ...................     50%        $ 5,257       $4,315
   LIFAC North America...................     50%          1,535        1,914
   Other.................................  20% to 50%      3,421        1,793
                                                         -------       ------
                                                         $10,213       $8,022
                                                         =======       ======

  Combined summarized financial information of all of ICF Kaiser's corporate joint ventures and affiliated companies is as follows (in thousands):

                                          DECEMBER 31, FEBRUARY 28, FEBRUARY 28,
                                              1995         1995         1994
                                          ------------ ------------ ------------
   Current assets........................   $19,082      $15,103      $27,041
   Non-current assets....................    42,400       12,723        6,608
   Current liabilities...................    31,703       15,875       19,034
   Non-current liabilities...............       446           55          455
   Gross revenue.........................    41,262       52,616       51,282
   Net income............................     6,606        8,430        8,908

NOTE F--LONG-TERM DEBT

  ICF Kaiser's long-term debt is as follows (in thousands):

                                                     DECEMBER 31, FEBRUARY 28,
                                                         1995         1995
                                                     ------------ ------------
   12% senior subordinated notes due 2003...........   $123,550     $125,000
   Revolving credit facility (interest at 9.0% at
    December 31, 1995)..............................      5,000        5,000
   Other notes, with interest at varying rates,
    payable in installments through 1998............         92        1,209
                                                       --------     --------
                                                        128,642      131,209
   Less unamortized discount on 12% senior
    subordinated notes..............................      3,489        3,898
                                                       --------     --------
                                                        125,153      127,311
   Less current maturities..........................      5,041          578
                                                       --------     --------
     Long-term debt.................................   $120,112     $126,733
                                                       ========     ========

  Scheduled maturities of long-term debt outstanding at December 31, 1995, are as follows: $5,041,000 in 1996, $21,000 in 1997, $30,000 in 1998, and
$123,550,000 in 2003.

  On January 11, 1994, ICF Kaiser issued 125,000 Units, each Unit consisting of $1,000 principal amount of the Company's 12% Senior Subordinated Notes due 2003 (12% Notes) and 4.8 warrants, each to purchase one share of the Company's common stock at an exercise price of $5.00 per share. The warrants expire on December 31, 1998, and additional warrants may be issued under certain anti-dilution provisions. Of the net issue price of

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

$121,487,500 ($125,000,000 less a $3,512,500 discount), $900,000 was allocated to the value of the 600,000 warrants and $120,587,500 to the 12% Notes. The net proceeds were used, in part, to retire the Company's 13.5% Senior Subordinated Notes due 1999 (13.5% Notes), to repurchase preferred stock, to repay the outstanding balance on the Company's then-existing revolving credit facility, and to repurchase warrants associated with the 13.5% Notes and preferred stock. The recapitalization resulted in a $6.0 million extraordinary charge (net of $0 tax benefit due to the unanticipated decline in fiscal 1994's fourth-quarter results) for the early extinguishment of debt and a $1.9 million charge to net income available for common shareholders to repurchase the Series 2C Senior Preferred Stock. In November 1995, the Company's insurance subsidiary repurchased 1,450 of the Units for $1.4 million. In March 1996, the interest rate on the 12% Notes was increased by one percent until the Company achieves and maintains a specified level of earnings (see Note I).

  The Company's obligations under the 12% Notes are subordinate to its obligations under the Company's revolving credit facility. Interest payments are due semiannually. The 12% Notes may not be prepaid at the Company's option prior to December 31, 1998. Subsequent to that date, the Company may prepay the 12% Notes at a premium. In addition, the Company agreed to certain business and financial covenants, including restrictions on indebtedness, dividends, acquisitions, and certain types of investments and asset sales. At December 31, 1995, the fair value of the 12% Notes was approximately $116.4 million. The fair value was computed using an average of recently quoted market prices obtained from financial institutions. Net debt issuance costs of $3.8 million and $4.2 million associated with the 12% Notes are classified as other assets at December 31, 1995 and February 28, 1995, respectively, in the accompanying balance sheets. These costs and the discount on the 12% Notes are being amortized over the life of the notes.

  The Company has a $60 million revolving credit facility (the Credit Facility) provided by a consortium of banks (the Banks). ICF Kaiser International, Inc. and certain of its subsidiaries, which are guarantors of the Credit Facility, granted the Banks a security interest in their accounts receivable and certain other assets. The Credit Facility limits the payment of cash dividends, requires the maintenance of specified financial ratios, and has a $20 million limitation on cash borrowings. Total available credit is determined from a borrowing base calculation based on accounts receivable. ICF Kaiser and the Banks entered into amendments in 1995 that modified financial ratios and other terms of the Credit Facility. As of December 31, 1995, there were $5.0 million in borrowings outstanding under the Credit Facility, in addition to letters of credit, and the Company had $23.5 million of available credit under the Credit Facility. The Credit Facility contains Eurodollar and alternate base interest rate alternatives with margins dependent upon the Company's financial operating results, and expires on October 31, 1996. The outstanding letters of credit were $7.1 million at December 31, 1995, and issued principally to support performance guarantees under certain contracts.

  One of the Company's subsidiaries has a $50 million receivables purchase facility to support the working capital requirements of the subsidiary under its contract. The receivables purchase facility requires the subsidiary to maintain a specified tangible net worth and contains certain default provisions for delinquent receivables. Program fees consist of 0.30% per annum of the unused portion of the facility and 0.45% per annum of the used portion of the facility. The receivables purchase facility is non-recourse to ICF Kaiser International, Inc. and expires on June 30, 1998.

  There are 275,088 common stock warrants that were issued with the 13.5% Notes that remained outstanding following the repurchase of the other warrants in January 1994. The warrants expire on May 15, 1999, and are exercisable at any time for shares of ICF Kaiser Common Stock at $6.87 per share. Additional warrants may be required to be issued under certain anti-dilution provisions.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE G--CONTINGENCIES

  In the course of the Company's normal business activities, various claims or charges have been asserted and litigation commenced against the Company arising from or related to properties, injuries to persons, and breaches of contract, as well as claims related to acquisitions and dispositions. Claimed amounts may not bear any reasonable relationship to the merits of the claim or to a final court award. In the opinion of management, an adequate reserve has been provided for final judgments, if any, in excess of insurance coverage, that might be rendered against the Company in such litigation.

  The Company may from time to time, either individually or in conjunction with other government contractors operating in similar types of businesses, be involved in U.S. government investigations for alleged violations of procurement or other federal laws and regulations. The Company currently is the subject of a number of U.S. government investigations and is cooperating with the responsible government agencies involved. No charges presently are known to have been filed against the Company by these agencies. Management does not believe that there will be any material adverse effect on the Company's financial position, operations, or cash flows as a result of these investigations.

  The Company has a substantial number of cost-reimbursement contracts with the U.S. government, the costs of which are subject to audit by the U.S. government. As a result of such audits, the government asserts, from time to time, that certain costs claimed as reimbursable under government contracts either were not allowable or not allocated in accordance with federal procurement regulations. Management believes that the potential effect of disallowed costs, if any, for the periods currently under audit and for periods not yet audited, has been provided for adequately and will not have a material adverse effect on the Company's financial position, operations, or cash flows.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE H--INCOME TAXES

  The components of income (loss) before income taxes and minority interests and the related provision (benefit) for income taxes are as follows (in thousands):

                                         TEN MONTHS
                                           ENDED     YEAR ENDED FEBRUARY 28,
                                        DECEMBER 31, -----------------------
                                            1995        1995        1994
                                        ------------ ---------- ------------
   Income (loss) before income taxes,
    minority interests, and
    extraordinary item:
     Domestic..........................   $ 7,419    $    1,217 $    (11,894)
     Foreign...........................    (1,116)           22         (983)
                                          -------    ---------- ------------
                                          $ 6,303    $    1,239 $    (12,877)
                                          =======    ========== ============
   Provision (benefit) for income
    taxes:
    Federal:
     Current...........................   $   171    $      120 $        --
     Deferred..........................     2,020         2,328         (652)
                                          -------    ---------- ------------
                                            2,191         2,448         (652)
                                          -------    ---------- ------------
    State:
     Current...........................       258           100          --
     Deferred..........................       293           172          (62)
                                          -------    ---------- ------------
                                              551           272          (62)
                                          -------    ---------- ------------
    Foreign:
     Current...........................       409           180          365
     Deferred..........................    (1,060)          --           --
                                          -------    ---------- ------------
                                             (651)          180          365
                                          -------    ---------- ------------
                                          $ 2,091    $    2,900 $       (349)
                                          =======    ========== ============

  The tax effects of the principal temporary differences and carryforwards that give rise to the Company's deferred tax asset are as follows (in thousands):

                                                      DECEMBER 31, FEBRUARY 28,
                                                          1995         1995
                                                      ------------ ------------
   Reserves for adjustments and allowances...........   $ 8,984      $ 8,507
   Vacation and incentive compensation accruals......     6,655        5,443
   Litigation settlement.............................    (2,676)         --
   Joint ventures....................................    (1,969)      (1,610)
   Net operating loss carryforwards..................       711        2,247
   Tax credit carryforwards..........................     2,077        1,063
   Other.............................................     1,482        1,233
                                                        -------      -------
   Deferred income tax asset.........................    15,264       16,883
   Valuation allowance...............................    (3,330)      (3,330)
                                                        -------      -------
     Deferred income tax asset, net..................   $11,934      $13,553
                                                        =======      =======

  Because of the reported losses for the year ended February 28, 1994, a $3.3 million valuation allowance was established in that year for deferred tax assets. Although the level of pretax income has increased

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES substantially since that period (with a corresponding increase in taxable income), the Company has maintained the valuation allowance. At December 31, 1995, the Company had deferred tax assets of $0.7 million related to net operating loss carryforwards, of which $0.5 million expire within the next five years and $0.2 million expire in 2008. Additionally, the Company has deferred tax assets of $2.1 million related to tax credit carryforwards, the majority of which expire in 1998 to 2009. Management believes that the Company's expected levels of pretax earnings, when adjusted for nondeductible expenses such as goodwill amortization, will generate sufficient future taxable income to realize the $11.9 million deferred tax asset (net) within the next five years.

  The effective income tax (benefit) rate varied from the federal statutory income tax rate because of the following differences:

                                                  TEN MONTHS   YEAR ENDED
                                                    ENDED     FEBRUARY 28,
                                                 DECEMBER 31, --------------
                                                     1995      1995    1994
                                                 ------------ ------  ------
   Statutory tax rate (benefit).................     34.0%      34.0%  (34.0)%
                                                    -----     ------  ------
   Changes in tax rate (benefit) from:
     Goodwill amortization......................     11.7       69.9     9.9
     Minority interest earnings of a consoli-
      dated subsidiary..........................    (11.0)       --      --
     Differences between book and tax basis of
      businesses sold...........................      --         7.4     7.3
     State income taxes.........................      5.8       14.5    (0.3)
     Foreign taxes (benefit)....................     (9.2)      67.8     4.8
     Valuation allowance........................      --         --      9.2
     Business meals, entertainment, and dues....      5.1       30.9     1.4
     R&D credits................................     (5.5)       --      --
     Subsidiary preferred dividends.............      --         1.9     0.1
     Adjustment of prior years' accruals........      2.1        3.8    (2.4)
     Other......................................      0.2        3.8     1.3
                                                    -----     ------  ------
                                                     (0.8)     200.0    31.3
                                                    -----     ------  ------
                                                     33.2%     234.0%   (2.7)%
                                                    =====     ======  ======

  One of the Company's consolidated subsidiaries, Kaiser-Hill, is a flow-through entity for tax purposes and is partially owned by an outside party. Accordingly, the provision for income taxes in the accompanying financial statements was computed based on the Company's taxable share of Kaiser-Hill's income. The tax rate effect of the outside party's share of income is reflected above as minority interest earnings of a consolidated subsidiary. Kaiser-Hill began operations during the ten months ended December 31, 1995.

  The tax provision for the year ended February 28, 1995 reflects the deemed dividend from the repatriation of overseas funds to the United States that currently could not be offset by foreign tax credits. For the past several years, the Company has had ongoing negotiations, filings, and litigation with the Internal Revenue Service (IRS) related to settlement of its tax liabilities and the liabilities associated with affiliates of acquired companies. During the year ended February 28, 1995, ICF Kaiser's 1989-1992 tax returns were accepted as filed, resulting in the receipt of refunds from the IRS with interest. An agreement also was reached with the IRS as to the amount of interest owed in connection with previously settled years (1977-1986). The overall impact on pretax earnings for the year ended February 28, 1995 was a reduction of net interest expense of $1.3 million related to interest refunds.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE I--PREFERRED STOCK

  Preferred Stock of the Company is as follows (in thousands):

                                                     DECEMBER 31, FEBRUARY 28,
                                                         1995         1995
                                                     ------------ ------------
   Series 2D Senior Preferred Stock, par value
    $0.01 per share; liquidation value $20,000,000;
    200 shares designated, issued, and outstand-
    ing............................................    $20,000      $20,000
   Less unamortized discount, warrant value, and
    issue costs....................................       (213)        (383)
                                                       -------      -------
     Redeemable Preferred Stock....................    $19,787      $19,617
                                                       =======      =======

  Series 2D Senior Preferred Stock: The Series 2D Senior Preferred Stock (Series 2D Preferred Stock) together with five-year detachable warrants (Series 2D Warrants) were issued in fiscal 1992 for a price of $20,000,000 (less a discount of $100,000). Of the net price of $19,900,000, $400,000 was allocated to the value of the warrants and $19,500,000 was allocated to the value of the stock. The value of the Series 2D Preferred Stock was reduced further by issue costs.

  Dividends on the Series 2D Preferred Stock are $9,750 per share per annum, cumulative. Each of the shares has a liquidation preference of $100,000 ($20 million in the aggregate). The issue carries voting rights equal to 2,380,952 shares of ICF Kaiser Common Stock. The Series 2D Preferred Stock may be redeemed at ICF Kaiser's option at 106.25% of the original price and is subject to mandatory redemption at liquidation value on January 13, 1997. Because of technical limitations on the payment of dividends contained in the Indenture governing the Company's 12% Notes (see Note F), the Company did not pay the November 30, 1995 and February 29, 1996 accrued dividends in the aggregate amount of $975,000. Dividends in arrears at December 31, 1995 were $487,500. If dividends are in arrears in excess of 100 days or redemption does not occur in January 1997, the holder of the Series 2D Preferred Stock will have the exclusive right to elect two additional directors and to prohibit or limit the Company from taking certain specified extraordinary actions without the holder's consent. In March 1996, the Company and the holders of the 12% Notes amended the Indenture to permit payment of all accrued but unpaid dividends (which were then paid) and all future dividends. As consideration for this amendment, the interest rate on the 12% Notes was increased by one percent from March 1996 until the Company achieves and maintains a specified level of earnings.

  The Series 2D Warrants expire in November 1997 and may be exercised for 2,680,952 shares of ICF Kaiser Common Stock at an exercise price of $6.90 per share. In lieu of exercising the warrants, the holder may, at the holder's option, require the Company to pay it cash or issue shares of ICF Kaiser's Common Stock equal to the difference between the current market price of the Company's common stock and 90% of the warrants' current exercise price. In the event that the Company cannot make a cash payment to the holder of the warrants without violating certain covenants contained in the Company's agreements relating to certain indebtedness, the Company will make such payment in common stock. Additional warrants may be issued under certain anti-dilution provisions.

  Junior Preferred Stock: The Company has authorized 200 shares of Series 1 Junior Convertible Preferred Stock, par value $0.01 per share, with a liquidation value of $20,000,000 and 500,000 shares of Series 4 Junior Preferred Stock, par value $0.01 per share, with a liquidation value of $500,000. There were no shares issued or outstanding on either series as of December 31, 1995 and February 28, 1995.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE J--COMMON STOCK

  Notes Receivable Related to Common Stock: Notes receivable related to ICF Kaiser Common Stock pertain to promissory notes from certain current and former members of senior management in accordance with their compensation agreements collateralized by shares of ICF Kaiser Common Stock.

  Shareholder Rights Plan: The Shareholder Rights Plan (Rights Plan) is designed to provide the Board of Directors (the Board) with the ability to negotiate with a person or group that might, in the future, make an unsolicited attempt to acquire control of ICF Kaiser, whether through the accumulation of shares in the open market or through a tender offer that does not offer an adequate price. The Rights Plan provides for one Right (Right) for each outstanding share of ICF Kaiser Common Stock. Each Right entitles the holder to purchase 1/100 of a share of Series 4 Junior Preferred Stock at a purchase price of $50. The Rights generally may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board because the Board may, at its option, following the acquisition by any person or group of 20% of the outstanding shares of ICF Kaiser Common Stock, redeem the Rights upon payment of the redemption price of $0.01 per Right. The Rights are not triggered by the acquisition of beneficial ownership of more than 20% of ICF Kaiser Common Stock by the initial holder of the Series 2D Preferred Stock. Unless redeemed earlier by the Board, unexercised Rights expire on January 13, 2002.

  Other: At December 31, 1995, ICF Kaiser was obligated to issue 396,167 shares of the Company's common stock pursuant to an agreement with a former employee. Accordingly, this liability has been recognized in the accompanying financial statements. The shares were issued in March 1996. 275,000 of these shares are being held by the Company pursuant to a pledge agreement as security for an amount receivable from the former employee.

NOTE K--LEASES

  Future minimum payments on noncancelable operating leases for office space and on other noncancelable operating leases with initial or remaining terms in excess of one year are as follows on December 31, 1995 (in thousands):

          1996......................................................... $ 24,066
          1997.........................................................   19,949
          1998.........................................................   17,366
          1999.........................................................   15,701
          2000.........................................................   12,586
        Thereafter.....................................................   20,312
                                                                        --------
                                                                        $109,980
                                                                        ========

  The total rental expense for all operating leases was $24,950,000, $31,176,000, and $30,833,000 for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994, respectively. Sublease rental income was $3,189,000, $3,944,000, and $2,225,000, for the ten months ended
December 31, 1995 and the years ended February 28, 1995 and 1994, respectively. Minimum future sublease rentals to be received under noncancelable subleases during 1996 are approximately $1,967,000.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE L--STOCK OPTIONS

  The ICF Kaiser Stock Incentive Plan provides for the issuance of options, stock appreciation rights, restricted shares, and restricted stock units of up to an aggregate of 6,000,000 shares of ICF Kaiser Common Stock. Awards are made to employees of ICF Kaiser at the discretion of the Compensation Committee of the Board. The plan provides that the option price is not to be less than the fair market value on the date of grant.

  Stock option activity under this plan and other options granted for the periods indicated is as follows:

                                                      SHARES     OPTION PRICE
                                                     ---------  ---------------
   Balance, March 1, 1993........................... 1,946,000  $5.99 to $17.00
     Granted........................................   390,000  $4.17 to $ 6.79
     Canceled.......................................   (10,000) $8.25 to $12.83
     Expired........................................   (30,000) $5.04 to $12.83
                                                     ---------
   Balance, February 28, 1994....................... 2,296,000  $4.17 to $17.00
     Granted........................................   824,000  $2.34 to $ 4.41
     Canceled.......................................  (453,000) $2.64 to $16.23
     Expired........................................  (250,000) $4.41 to $16.23
                                                     ---------
   Balance, February 28, 1995....................... 2,417,000  $2.34 to $17.00
     Granted........................................   678,000  $3.50 to $ 4.42
     Canceled.......................................  (257,000) $8.25
     Expired........................................  (382,000) $2.64 to $16.23
     Exercised......................................    (4,000) $2.64 to $ 2.68
                                                     ---------
   Balance, December 31, 1995....................... 2,452,000  $2.34 to $17.00
                                                     =========
   Exercisable at December 31, 1995................. 1,090,000  $2.34 to $17.00
                                                     =========

  At December 31, 1995, 1,985,835 shares were available for the granting of options. There were 242,000 exercisable options outstanding at an option price below the fair market value of ICF Kaiser Common Stock at December 31, 1995. In March 1995, the Company canceled 257,000 options granted to employees at an exercise price of $8.25 and granted 86,000 options to them at an exercise price of $4.09.

NOTE M--EMPLOYEE BENEFIT PLANS

  ICF Kaiser and certain of its subsidiaries sponsor a number of benefit plans covering substantially all employees who meet minimum length of service requirements. These plans include the ICF Kaiser International, Inc. Retirement Plan (Retirement Plan), a defined-contribution profit sharing plan that provides for contributions by the Company based on a percentage of covered compensation; the ICF Kaiser International, Inc. Section 401(k) Plan (401(k) Plan), a cash or deferred-compensation arrangement that allows employees to defer portions of their salary, subject to certain limitations; and the ICF Kaiser International, Inc. Employee Stock Ownership Plan (ESOP) under which the Company made contributions based on a percentage of covered compensation. Effective March 1, 1993, the Company made contributions equal to 20% of the first 4% of employee contributions to the 401(k) Plan and 2% of covered compensation to the ESOP. Effective March 1, 1994, the Company increased its matching contribution to the 401(k) Plan to 50% of the first 4% of employee contributions and discontinued contributions to the ESOP. Total expense for these plans for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994 was $5,711,000, $6,466,000, and
$8,041,000, respectively. As of December 31, 1995, the Retirement Plan, 401(k) Plan, and ESOP owned 1,036,437, 175,937, and 2,104,240 shares, respectively, of ICF Kaiser Common Stock.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

  Certain of the Company's employees are covered by union-sponsored, collectively bargained, multi-employer pension plans. Contributions and costs are determined in accordance with the provisions of negotiated labor contracts or terms of the plans. Pension expense for these plans was $3,676,000, $2,525,000, and $2,150,000 for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994, respectively.

NOTE N--OTHER POSTRETIREMENT BENEFITS

  The Company provides certain postretirement benefits to a limited group of retirees. The cost of these benefits is funded when paid and limited to a fixed amount per participant. The Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", as of March 1, 1993, and recorded the transition obligation on the delayed recognition basis.

  The funded status of the plan is as follows (in thousands):

                                                    DECEMBER 31, FEBRUARY 28,
                                                        1995         1995
                                                    ------------ ------------
   Accumulated postretirement benefit obligation
    (APBO).........................................   $  7,843     $  9,537
   Unamortized transition obligation...............    (11,427)     (12,257)
   Unrecognized net gain...........................      5,554        4,121
                                                      --------     --------
   Accrued postretirement benefit cost.............   $  1,970     $  1,401
                                                      ========     ========

  The net periodic postretirement benefit cost consists of the following (in thousands):

                                                       TEN MONTHS   YEAR ENDED
                                                         ENDED     FEBRUARY 28,
                                                      DECEMBER 31, -------------
                                                          1995      1995   1994
                                                      ------------ ------ ------
   Interest cost.....................................    $  541    $  920 $  938
   Amortization of transition obligation.............       830       980    981
   Amortization of unrecognized net gain.............      (214)      --     --
                                                         ------    ------ ------
     Net periodic postretirement benefit cost........    $1,157    $1,900 $1,919
                                                         ======    ====== ======

  All service cost related to the participants' benefits was included in the transition obligation.

  The discount rate at both December 31, 1995 and February 28, 1995 was 7%. The 1995 health care cost trend rate is 5%, effective until 2008 when the cost will be in excess of the Company's maximum obligation. If the trend rate was increased by 1% for each year, the APBO as of December 31, 1995 would increase by approximately 3%. Due to changes in assumptions made, including reductions in premiums paid by the Company, the APBO was reduced by approximately $1.6 million during the ten months ended December 31, 1995. These reductions in the APBO will be amortized over the average remaining life expectancy of the plan's participants.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE O--BUSINESS SEGMENT, MAJOR CUSTOMERS, AND FOREIGN OPERATIONS

  Business Segment: ICF Kaiser operates predominantly in one industry segment in which it provides engineering, construction, program management, and consulting services.

  Major Customers: Gross revenue from major customers is as follows (in thousands):

                                            TEN MONTHS
                                              ENDED     YEAR ENDED FEBRUARY 28,
                                           DECEMBER 31, -----------------------
                                               1995        1995        1994
                                           ------------ ----------- -----------
   U.S. Department of Energy..............   $623,149   $   517,478 $   312,889
   U.S. Environmental Protection Agency...     55,527        62,783      63,109
   Other U.S. government agencies.........     41,182        44,969      49,105
                                             --------   ----------- -----------
     Total U.S. government................   $719,858   $   625,230 $   425,103
                                             ========   =========== ===========

  Foreign Operations: Gross revenue and operating income from foreign operations and foreign assets of all consolidated subsidiaries and branches were as follows (in thousands):

                                          TEN MONTHS
                                            ENDED     YEAR ENDED FEBRUARY 28,
                                         DECEMBER 31, ------------------------
                                             1995        1995         1994
                                         ------------ -----------  -----------
   Foreign gross revenue:
     Europe.............................   $ 14,237   $    16,758  $    11,600
     Pacific............................     28,002        35,189       21,997
     Other..............................      1,189         2,122        2,793
                                           --------   -----------  -----------
                                             43,428        54,069       36,390
   Domestic gross revenue...............    873,316       807,449      615,267
                                           --------   -----------  -----------
       Total gross revenue..............   $916,744   $   861,518  $   651,657
                                           ========   ===========  ===========
   Foreign operating income (loss):
     Europe.............................   $  1,426   $     2,600  $     1,742
     Pacific............................      2,511          (350)      (1,899)
     Other..............................         20           (44)        (255)
                                           --------   -----------  -----------
                                              3,957         2,206         (412)
   Domestic operating income (loss).....     13,548        11,482       (4,818)
                                           --------   -----------  -----------
       Total operating income (loss)....   $ 17,505   $    13,688  $    (5,230)
                                           ========   ===========  ===========
   Foreign assets:
     Europe.............................   $ 12,905   $     9,950  $     6,410
     Pacific............................     11,024        14,813       14,626
     Other..............................        137           182           14
                                           --------   -----------  -----------
                                             24,066        24,945       21,050
   Domestic assets......................    345,451       256,477      260,148
                                           --------   -----------  -----------
       Total assets.....................   $369,517   $   281,422  $   281,198
                                           ========   ===========  ===========

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE P--UNUSUAL ITEMS

  During the ten months ended December 31, 1995, the Company recorded $0.5 million in additional income (net), consisting of the following unusual items: income in settlement of litigation against the IRS, associated with an affiliate of an acquired company, net of an accrual for related expenses ($6.8 million); a charge to accrue the net settlement cost and legal expenses of other litigation ($4.6 million); a charge to accrue for severance for the termination of 110 employees in the engineering and international groups ($1.0 million); and a charge to accrue for consolidation of office space ($0.7 million). As a part of management's continuing efforts to identify areas in which costs can be reduced, the Company has chosen to terminate a group of underutilized employees and consolidate office space. Management expects that all actions associated with the termination of employees and office space consolidation will be completed by December 31, 1996.

  During the year ended February 28, 1994, the Company completed a corporate reorganization, performed a comprehensive review of its key business lines and its cost structure, and designed and implemented action plans intended to return the Company to long-term profitability. As a result, the Company recorded an $8.7 million pretax charge to cover the cost of downsizing the work force ($2.5 million), consolidating office space and renegotiating significant leases ($5.1 million), and restructuring certain international operations ($1.1 million). All actions have been completed, and there is no further liability outstanding as of December 31, 1995 associated with this plan.

NOTE Q--SUPPLEMENTAL CASH FLOW INFORMATION

  Supplemental cash flow information is as follows (in thousands):

                                         TEN MONTHS
                                           ENDED     YEAR ENDED FEBRUARY 28,
                                        DECEMBER 31, ------------------------
                                            1995        1995         1994
                                        ------------ -----------  -----------
   Cash payments for interest..........    $7,898    $    14,961  $    10,565
   Cash payments (refunds) for income
    taxes..............................     1,306         (1,026)        (106)
   Non-cash transactions:
     Issuance of common stock in
      connection with an acquisition...       765            --           --
     Decrease of ESOP guaranteed bank
      loan.............................       --             --        (5,000)
     Sale of investment................       --             735        2,600

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE R--SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

  Quarterly financial information for full fiscal quarters for the ten months ended December 31, 1995 and the year ended February 28, 1995 is presented in the following tables (in thousands, except per share amounts):

  Ten Months Ended December 31, 1995:

                                                  THIRD     SECOND    FIRST
                                                 QUARTER   QUARTER   QUARTER
                                                 --------  --------  --------
   Gross revenue......................           $319,870  $268,274  $192,983
   Service revenue....................           $147,391  $117,645  $105,498
   Operating income...................           $  5,815  $  5,497  $  3,762
   Net income.........................           $    896  $    575  $    163
   Primary and fully diluted net
    income (loss) per common share....           $   0.02  $   0.00  $  (0.02)
   Market price per share:
     High.............................           $   4.75  $   4.63  $   5.00
     Low..............................           $   3.25  $   3.75  $   3.75

  Year Ended February 28, 1995:

                                        FOURTH    THIRD     SECOND    FIRST
                                       QUARTER   QUARTER   QUARTER   QUARTER
                                       --------  --------  --------  --------
   Gross revenue...................... $206,154  $235,912  $208,961  $210,491
   Service revenue.................... $111,372  $125,345  $109,919  $113,150
   Operating income................... $  3,234  $  2,962  $  3,273  $  4,219
   Net income (loss).................. $   (943) $   (323) $   (613) $    218
   Primary and fully diluted net
    income (loss) per common share.... $  (0.07) $  (0.04) $  (0.05) $  (0.02)
   Market price per share:
     High............................. $   4.38  $   4.13  $   2.63  $   3.88
     Low.............................. $   2.63  $   2.38  $   2.00  $   2.25

  At February 29, 1996 there were 21,398,053 shares of common stock outstanding held by 1,356 holders of record.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE S--COMPARATIVE STATEMENT OF OPERATIONS INFORMATION (UNAUDITED)

  Unaudited operating results for the ten months ended December 31, 1994 are as follows (in thousands):

     GROSS REVENUE................................................. $ 732,370
       Subcontract and direct material costs.......................  (343,369)
       Equity in income of joint ventures and affiliated
        companies..................................................     2,995
                                                                    ---------
     SERVICE REVENUE...............................................   391,996
     OPERATING EXPENSES
       Direct cost of services and overhead........................   337,120
       Administrative and general..................................    34,292
       Depreciation and amortization...............................     7,688
                                                                    ---------
     OPERATING INCOME..............................................    12,896
     OTHER INCOME (EXPENSE)
       Gain on sale of investment..................................       551
       Interest income.............................................     1,492
       Interest expense............................................   (12,138)
                                                                    ---------
     INCOME BEFORE INCOME TAXES....................................     2,801
       Income tax provision........................................     2,962
                                                                    ---------
     NET LOSS...................................................... $    (161)
                                                                    =========

NOTE T--GUARANTOR SUBSIDIARIES

  In connection with the registration of 12% Senior Notes due 2003, Series B (Exchange Notes), the Company is required to provide financial information for four wholly owned subsidiaries of ICF Kaiser International, Inc. (Subsidiary Guarantors). The Subsidiary Guarantors unconditionally guarantee the payment of the principal, premium, if any, and interest on the Company's $15 million of 12% Senior Notes due 2003, Series A issued in December 1996 (Series A Notes) and the Exchange Notes. The Company is offering to exchange the Exchange Notes for the Series A Notes. The Subsidiary Guarantors are Cygna Consulting Engineers and Project Management, Inc., ICF Kaiser Government Programs, Inc., PCI Operating Company, Inc., and Systems Applications International, Inc.

  Presented below is condensed consolidating financial information for ICF Kaiser International, Inc. (Parent Company), the Subsidiary Guarantors, and the non-guarantor subsidiaries as of and for the ten months ended December 31, 1995, and the years ended February 28, 1995 and 1994.

  Investments in subsidiaries have been presented using the equity method of accounting. ICF Kaiser International, Inc. does not have a formal tax sharing arrangement with its subsidiaries and has allocated taxes to its subsidiaries based on the Company's effective tax rate. In the Company's opinion, separate financial statements for Subsidiary Guarantors would not provide additional information that is material to investors. Therefore, the Subsidiary Guarantors are combined in the presentation below.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                         ICF KAISER INTERNATIONAL, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET

                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                              ICF KAISER
                           PARENT   SUBSIDIARY NON-GUARANTOR              INTERNATIONAL, INC.
                          COMPANY   GUARANTORS SUBSIDIARIES  ELIMINATIONS    CONSOLIDATED
                          --------  ---------- ------------- ------------ -------------------
ASSETS
Current Assets
  Cash and cash
   equivalents..........  $  4,128   $ 1,015     $  12,578     $ (1,364)       $ 16,357
  Contract receivables,
   net..................    (2,970)   75,407       155,802          --          228,239
  Intercompany
   receivables, net.....   145,228    (8,516)     (136,712)         --              --
  Prepaid expenses and
   other current
   assets...............     5,093     4,092        12,942       (1,216)         20,911
  Deferred income
   taxes................    12,169       --           (235)         --           11,934
                          --------   -------     ---------     --------        --------
    Total Current
     Assets.............   163,648    71,998        44,375       (2,580)        277,441
                          --------   -------     ---------     --------        --------
Fixed Assets
  Furniture, equipment,
   and leasehold
   improvements.........     2,957     1,507        38,445          --           42,909
  Less depreciation and
   amortization.........    (2,555)     (788)      (30,026)         --          (33,369)
                          --------   -------     ---------     --------        --------
                               402       719         8,419          --            9,540
                          --------   -------     ---------     --------        --------
Other Assets
  Goodwill, net.........       --        --         49,259          --           49,259
  Investments in and
   advances to
   affiliates...........    45,592         1        10,782      (46,162)         10,213
  Due from officers and
   employees............       294       188           571          --            1,053
  Other.................     5,520     3,624        12,867          --           22,011
                          --------   -------     ---------     --------        --------
                            51,406     3,813        73,479      (46,162)         82,536
                          --------   -------     ---------     --------        --------
                          $215,456   $76,530     $ 126,273     $(48,742)       $369,517
                          ========   =======     =========     ========        ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current Liabilities
  Current portion of
   long-term debt.......  $  5,000   $     4     $      37     $    --         $  5,041
  Accounts payable and
   other accrued
   expenses.............    16,250    47,127        42,776       (1,130)        105,023
  Accrued salaries and
   employee benefits....    10,053    24,505        18,502          --           53,060
  Accrued interest......     7,500       --            --           (86)          7,414
  Income taxes payable..    (1,729)      --          2,530          --              801
  Deferred revenue......        15       212        14,100          --           14,327
  Other.................     3,779        38         3,369          --            7,186
                          --------   -------     ---------     --------        --------
    Total Current
     Liabilities........    40,868    71,886        81,314       (1,216)        192,852
                          --------   -------     ---------     --------        --------
Long-term Liabilities
  Long-term debt, less
   current portion......   121,470       --             51       (1,409)        120,112
  Other.................     3,090       --          2,616          --            5,706
                          --------   -------     ---------     --------        --------
                           124,560       --          2,667       (1,409)        125,818
                          --------   -------     ---------     --------        --------
Minority Interests in
 Subsidiaries...........       --      2,539            94          --            2,633
Redeemable Preferred
 Stock..................    19,787       --            --           --           19,787
Common Stock............       213       108           165         (273)            213
Additional Paid-in
 Capital................    64,654       --         43,225      (43,225)         64,654
Notes Receivable Related
 to Common Stock........    (1,732)      --            --           --           (1,732)
Retained Earnings
 (Deficit)..............   (32,894)    1,997           622       (2,619)        (32,894)
Cumulative Translation
 Adjustment.............       --        --         (1,814)         --           (1,814)
                          --------   -------     ---------     --------        --------
                          $215,456   $76,530     $ 126,273     $(48,742)       $369,517
                          ========   =======     =========     ========        ========

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                         ICF KAISER INTERNATIONAL, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                       TEN MONTHS ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                  NON-                      ICF KAISER
                         PARENT   SUBSIDIARY   GUARANTOR                INTERNATIONAL, INC.
                         COMPANY  GUARANTORS  SUBSIDIARIES ELIMINATIONS    CONSOLIDATED
                         -------  ----------  ------------ ------------ -------------------
Gross Revenue            $ 1,539  $ 285,037    $ 630,168      $ --           $ 916,744
  Subcontract and direct
   material costs.......  (1,037)  (189,607)    (303,327)       --            (493,971)
  Equity in income of
   joint ventures and
   affiliated companies
   and subsidiaries.....     754        --         3,358       (989)             3,123
                         -------  ---------    ---------      -----          ---------
Service Revenue.........   1,256     95,430      330,199       (989)           425,896
Operating Expenses
  Operating expenses....  (2,502)    90,502      312,589        (55)           400,534
  Depreciation and
   amortization.........   1,349        850        6,158        --               8,357
  Usual items, net......   1,700        --        (2,200)       --                (500)
                         -------  ---------    ---------      -----          ---------
Operating Income........     709      4,078       13,652       (934)            17,505
  Interest income.......     488        269        1,319        (23)             2,053
  Interest expense......   1,147       (475)     (13,950)        23            (13,255)
                         -------  ---------    ---------      -----          ---------
Income Before Income
 Taxes and Minority
 Interests..............   2,344      3,872        1,021       (934)             6,303
  Income tax provision..     (92)      (556)      (1,443)       --              (2,091)
                         -------  ---------    ---------      -----          ---------
Income (Loss) Before
 Minority Interests.....   2,252      3,316         (422)      (934)             4,212
  Minority interests in
   net (income) loss of
   subsidiaries.........     --      (2,039)          79        --              (1,960)
                         -------  ---------    ---------      -----          ---------
Net Income (Loss).......   2,252      1,277         (343)      (934)             2,252
  Preferred stock
   dividends and
   accretion............   1,803        --           --         --               1,803
                         -------  ---------    ---------      -----          ---------
Net Income (Loss)
 Available for Common
 Shareholders........... $   449  $   1,277    $    (343)     $(934)         $     449
                         =======  =========    =========      =====          =========

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                         ICF KAISER INTERNATIONAL, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                       TEN MONTHS ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                  NON-                      ICF KAISER
                          PARENT   SUBSIDIARY  GUARANTOR                INTERNATIONAL, INC.
                          COMPANY  GUARANTORS SUBSIDIARIES ELIMINATIONS    CONSOLIDATED
                          -------  ---------- ------------ ------------ -------------------
Net Cash Provided by
 (Used in) Operating
 Activities.............  $(6,297)   $  655     $   949      $(1,364)         $(6,057)
                          -------    ------     -------      -------          -------
INVESTING ACTIVITIES
Investments in
 subsidiaries and
 affiliates, net of cash
 acquired...............   (1,000)      --       (1,010)         --            (2,010)
Sale of subsidiaries and
 subsidiary assets......      --        --          735          --               735
Purchases of fixed
 assets.................      (92)     (148)     (1,519)         --            (1,759)
Proceeds from sale of
 fixed assets...........      --        --        1,035          --             1,035
                          -------    ------     -------      -------          -------
    Net Cash Used in
     Investing
     Activities.........   (1,092)     (148)       (759)         --            (1,999)
                          -------    ------     -------      -------          -------
FINANCING ACTIVITIES
Borrowings under credit
 facility agreement.....   16,000       --          --           --            16,000
Principal payments on
 credit facility and
 other borrowings.......  (16,000)      --       (1,173)         --           (17,173)
Reacquisition of senior
 subordinated notes and
 related warrants.......      --        --       (1,363)         --            (1,363)
Subsidiary capital
 contribution from
 minority interest......      --        500         --           --               500
Proceeds from issuance
 of common stock........      406       --          --           --               406
Repurchases of common
 stock..................     (257)      --          --           --              (257)
Preferred stock
 dividends..............   (1,471)      --          --           --            (1,471)
Other financing
 activities.............      --        --           55          --                55
                          -------    ------     -------      -------          -------
    Net Cash Provided by
     (Used in) Financing
     Activities.........   (1,322)      500      (2,481)         --            (3,303)
                          -------    ------     -------      -------          -------
Effect of Exchange Rate
 Changes on Cash........      --        --         (517)         --              (517)
                          -------    ------     -------      -------          -------
Increase (Decrease) in
 Cash and Cash
 Equivalents............   (8,711)    1,007      (2,808)      (1,364)         (11,876)
Cash and Cash
 Equivalents at
 Beginning of Period....   12,839         8      15,386          --            28,233
                          -------    ------     -------      -------          -------
Cash and Cash
 Equivalents at End of
 Period.................  $ 4,128    $1,015     $12,578      $(1,364)         $16,357
                          =======    ======     =======      =======          =======

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                         ICF KAISER INTERNATIONAL, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET
                               FEBRUARY 28, 1995
                                 (IN THOUSANDS)

                                                                              ICF KAISER
                           PARENT   SUBSIDIARY NON-GUARANTOR              INTERNATIONAL, INC.
                          COMPANY   GUARANTORS SUBSIDIARIES  ELIMINATIONS    CONSOLIDATED
                          --------  ---------- ------------- ------------ -------------------
ASSETS
Current Assets
  Cash and cash
   equivalents..........  $ 12,839    $    8     $ 15,386      $    --         $ 28,233
  Contract receivables,
   net..................    (3,331)    4,593      138,598           --          139,860
  Intercompany
   receivables, net.....   133,776    (3,856)    (129,920)          --              --
  Prepaid expenses and
   other current
   assets...............     5,349       137        6,058          (672)         10,872
  Deferred income
   taxes................    13,788       --          (235)          --           13,553
                          --------    ------     --------      --------        --------
    Total Current
     Assets.............   162,421       882       29,887          (672)        192,518
                          --------    ------     --------      --------        --------
Fixed Assets
  Furniture, equipment,
   and leasehold
   improvements.........     2,865     1,359       38,333           --           42,557
  Less depreciation and
   amortization.........    (2,196)     (441)     (27,011)          --          (29,648)
                          --------    ------     --------      --------        --------
                               669       918       11,322           --           12,909
                          --------    ------     --------      --------        --------
Other Assets
  Goodwill, net.........       --        --        47,945           --           47,945
  Investments in and
   advances to
   affiliates...........    42,797       --         8,848       (43,623)          8,022
  Due from officers and
   employees............       262       --         1,564           --            1,826
  Other.................     5,766        83       12,353           --           18,202
                          --------    ------     --------      --------        --------
                            48,825        83       70,710       (43,623)         75,995
                          --------    ------     --------      --------        --------
                          $211,915    $1,883     $111,919      $(44,295)       $281,422
                          ========    ======     ========      ========        ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current Liabilities
  Current portion of
   long-term debt.......  $    --     $    4     $    574      $    --         $    578
  Accounts payable and
   other accrued
   expenses.............    17,766       494       29,223          (672)         46,811
  Accrued salaries and
   employee benefits....     7,255       280       23,014           --           30,549
  Accrued interest......     2,528       --           --            --            2,528
  Income taxes payable..        42       --           602           --              644
  Deferred revenue......       --        256       10,757           --           11,013
  Other.................     5,934        21        2,800           --            8,755
                          --------    ------     --------      --------        --------
    Total Current
     Liabilities........    33,525     1,055       66,970          (672)        100,878
                          --------    ------     --------      --------        --------
Long-term Liabilities
  Long-term debt, less
   current portion......   126,102       --           631           --          126,733
  Other.................     3,750       --         2,647           --            6,397
                          --------    ------     --------      --------        --------
                           129,852       --         3,278           --          133,130
                          --------    ------     --------      --------        --------
Minority Interests in
 Subsidiaries...........       --        --           173           --              173
Redeemable Preferred
 Stock..................    19,617       --           --            --           19,617
Common Stock............       210       108          159          (267)            210
Additional Paid-in
 Capital................    63,786       --        41,674       (41,674)         63,786
Notes Receivable Related
 to Common Stock........    (1,732)      --           --            --           (1,732)
Retained Earnings
 (Deficit)..............   (33,343)      720          962        (1,682)        (33,343)
Cumulative Translation
 Adjustment.............       --        --        (1,297)          --           (1,297)
                          --------    ------     --------      --------        --------
                          $211,915    $1,883     $111,919       (44,295)       $281,422
                          ========    ======     ========      ========        ========

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                         ICF KAISER INTERNATIONAL, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED FEBRUARY 28, 1995
                                 (IN THOUSANDS)

                                                 NON-                      ICF KAISER
                         PARENT   SUBSIDIARY  GUARANTOR                INTERNATIONAL, INC.
                         COMPANY  GUARANTORS SUBSIDIARIES ELIMINATIONS    CONSOLIDATED
                         -------  ---------- ------------ ------------ -------------------
Gross Revenue........... $ 1,293   $10,220     $851,586     $(1,581)        $861,518
  Subcontract and direct
   material costs.......    (711)   (4,463)    (400,645)        --          (405,819)
  Equity in income of
   joint ventures and
   affiliated companies
   and subsidiaries.....  (3,168)      --         4,753       2,502            4,087
                         -------   -------     --------     -------         --------
Service Revenue.........  (2,586)    5,757      455,694         921          459,786
Operating Expenses
  Operating expenses.... (18,357)    4,381      452,423      (1,581)         436,866
  Depreciation and
   amortization.........   1,616       324        7,292         --             9,232
                         -------   -------     --------     -------         --------
Operating Income
 (Loss).................  14,155     1,052       (4,021)      2,502           13,688
  Gain on sale of
   investment...........     --        --           551         --               551
  Interest income.......     954        11          971        (137)           1,799
  Interest expense...... (14,683)      --          (253)        137          (14,799)
                         -------   -------     --------     -------         --------
Income (Loss) Before
 Income Taxes...........     426     1,063       (2,752)      2,502            1,239
  Income tax provision..  (2,087)     (397)        (416)        --            (2,900)
                         -------   -------     --------     -------         --------
Net Income (Loss).......  (1,661)      666       (3,168)      2,502           (1,661)
  Preferred stock
   dividends and
   accretion............   2,154       --           --          --             2,154
                         -------   -------     --------     -------         --------
Net Income (Loss)
 Available for Common
 Shareholders........... $(3,815)  $   666     $ (3,168)    $ 2,502         $ (3,815)
                         =======   =======     ========     =======         ========

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                         ICF KAISER INTERNATIONAL, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED FEBRUARY 28, 1995
                                 (IN THOUSANDS)

                                                   NON-         ICF KAISER
                           PARENT   SUBSIDIARY  GUARANTOR   INTERNATIONAL, INC.
                           COMPANY  GUARANTORS SUBSIDIARIES    CONSOLIDATED
                           -------  ---------- ------------ -------------------
Net Cash Provided by
 (Used in) Operating
 Activities..............  $(3,942)   $ 990      $ 5,135          $ 2,183
                           -------    -----      -------          -------
INVESTING ACTIVITIES
Investments in
 subsidiaries and
 affiliates, net of cash
 acquired................      --       --          (622)            (622)
Sale of subsidiaries and
 subsidiary assets.......      --       --         2,600            2,600
Purchases of fixed
 assets..................      (13)    (992)      (1,421)          (2,426)
Other investing
 activities..............     (600)     --           --              (600)
                           -------    -----      -------          -------
  Net Cash Provided by
   (Used in) Investing
   Activities............     (613)    (992)         557           (1,048)
                           -------    -----      -------          -------
FINANCING ACTIVITIES
Borrowings under credit
 facility agreement......    5,000      --           --             5,000
Principal payments on
 other borrowings........      --       --        (1,172)          (1,172)
Repurchases of redeemable
 preferred stock and
 related warrants........      --       --          (799)            (799)
Proceeds from issuances
 of common stock.........      395      --           --               395
Repurchases of common
 stock...................     (180)     --           --              (180)
Preferred stock
 dividends...............   (1,950)     --           --            (1,950)
Debt issuance costs......     (149)     --           --              (149)
                           -------    -----      -------          -------
  Net Cash Provided by
   (Used in) Financing
   Activities............    3,116      --        (1,971)           1,145
                           -------    -----      -------          -------
Effect of Exchange Rate
 Changes on Cash.........      --       --           444              444
                           -------    -----      -------          -------
Increase (Decrease) in
 Cash and Cash
 Equivalents.............   (1,439)      (2)       4,165            2,724
Cash and Cash Equivalents
 at Beginning of Period..   14,278       10       11,221           25,509
                           -------    -----      -------          -------
Cash and Cash Equivalents
 at End of Period........  $12,839    $   8      $15,386          $28,233
                           =======    =====      =======          =======

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                         ICF KAISER INTERNATIONAL, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED FEBRUARY 28, 1994
                                 (IN THOUSANDS)

                                                   NON-                      ICF KAISER
                           PARENT   SUBSIDIARY  GUARANTOR                INTERNATIONAL, INC.
                          COMPANY   GUARANTORS SUBSIDIARIES ELIMINATIONS    CONSOLIDATED
                          --------  ---------- ------------ ------------ -------------------
Gross Revenue             $    804   $18,337     $633,940     $(1,424)        $651,657
  Subcontract and direct
   material costs.......      (443)   (4,850)    (266,876)        --          (272,169)
  Equity in income of
   joint ventures and
   affiliated companies
   and subsidiaries.....   (16,834)      --           328      19,726            3,220
                          --------   -------     --------     -------         --------
Service Revenue.........   (16,473)   13,487      367,392      18,302          382,708
Operating Expenses
  Operating expenses....   (17,630)   16,776      371,948      (1,424)         369,670
  Depreciation and
   amortization.........     1,770       207        7,582         --             9,559
  Usual items, net......     6,580       --         2,129         --             8,709
                          --------   -------     --------     -------         --------
Operating Loss..........    (7,193)   (3,496)     (14,267)     19,726           (5,230)
  Loss on sale of
   investment...........       --        --          (925)        --              (925)
  Interest income.......       843         6          641         --             1,490
  Interest expense......     (7995)      (28)        (189)        --            (8,212)
                          --------   -------     --------     -------         --------
Loss Before Income Taxes
 and Extraordinary
 Item...................   (14,345)   (3,518)     (14,740)     19,726          (12,877)
  Income tax (provision)
   benefit..............     1,817       626       (2,094)        --               349
                          --------   -------     --------     -------         --------
Net Loss Before
 Extraordinary Item.....   (12,528)   (2,892)     (16,834)     19,726          (12,528)
  Extraordinary loss on
   early extinguishment
   of debt..............    (5,969)      --           --          --            (5,969)
                          --------   -------     --------     -------         --------
Net Loss................   (18,497)   (2,892)     (16,834)     19,726          (18,497)
  Preferred stock
   dividends and
   accretion............     4,896       --           --          --             4,896
  Redemption of
   redeemable preferred
   stock................     1,929       --           --          --             1,929
                          --------   -------     --------     -------         --------
Net Loss Available for
 Common Shareholders....  $(25,322)  $(2,892)    $(16,834)    $19,726         $(25,322)
                          ========   =======     ========     =======         ========

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES

                         ICF KAISER INTERNATIONAL, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED FEBRUARY 28, 1994
                                 (IN THOUSANDS)

                                                  NON-         ICF KAISER
                          PARENT   SUBSIDIARY  GUARANTOR   INTERNATIONAL, INC.
                         COMPANY   GUARANTORS SUBSIDIARIES    CONSOLIDATED
                         --------  ---------- ------------ -------------------
Net Cash Provided by
 Operating Activities... $  3,057     $ 16      $11,034         $ 14,107
                         --------     ----      -------         --------
INVESTING ACTIVITIES
Investments in
 subsidiaries and
 affiliates, net of cash
 acquired...............      --       --        (2,755)          (2,755)
Purchases of fixed
 assets.................     (553)     (15)        (820)          (1,388)
                         --------     ----      -------         --------
    Net Cash Used in
     Investing
     Activities.........     (553)     (15)      (3,575)          (4,143)
                         --------     ----      -------         --------
FINANCING ACTIVITIES
Borrowings under credit
 facility agreement.....   10,000      --           --            10,000
Principal payments on
 credit facility and
 other borrowings.......  (45,070)     --        (1,940)         (47,010)
Proceeds from issuance
 of senior subordinated
 notes and related
 warrants...............  121,488      --           --           121,488
Reacquisition of senior
 subordinated notes and
 related warrants.......  (31,559)     --           --           (31,559)
Repurchases of
 redeemable preferred
 stock and related
 warrants...............  (26,564)     --          (799)         (27,363)
Repurchase of preferred
 stock..................   (4,850)     --           --            (4,850)
Proceeds from issuances
 of common stock........      640      --           --               640
Repurchases of common
 stock..................   (3,722)     --           --            (3,722)
Principal payments from
 notes receivable
 related to common
 stock..................      993      --           --               993
Preferred stock
 dividends..............   (5,321)     --           --            (5,321)
Debt issuance costs.....   (6,307)                                (6,307)
Other financing
 activities.............      151      --           --               151
                         --------     ----      -------         --------
    Net Cash Provided by
     (Used in) Financing
     Activities.........    9,879      --        (2,739)           7,140
                         --------     ----      -------         --------
Effect of Exchange Rate
 Changes on Cash........      --       --           (40)             (40)
                         --------     ----      -------         --------
Increase in Cash and
 Cash Equivalents.......   12,383        1        4,680           17,064
Cash and Cash
 Equivalents at
 Beginning of Period....    1,895        9        6,541            8,445
                         --------     ----      -------         --------
Cash and Cash
 Equivalents at End of
 Period................. $ 14,278     $ 10      $11,221         $ 25,509
                         ========     ====      =======         ========

================================================================================

 NO DEALER, SALESMAN, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-TION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS EXCHANGE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECU-RITY OTHER THAN THOSE TO WHICH IT RELATES NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIV-ERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUM-STANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE OTHER INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................   7
Use of Proceeds..........................................................  13
The Exchange Offer.......................................................  14
Capitalization...........................................................  22
Selected Consolidated Financial Data.....................................  23
Unaudited Pro Forma Consolidated Financial Statements....................  24
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  29
Business.................................................................  39
Management...............................................................  52
Executive Compensation...................................................  57
Security Ownership.......................................................  62
Description of the Credit Facility.......................................  64
Description of $125 Million of 12% Senior Subordinated Notes due 2003....  66
Description of the Notes.................................................  67
Certain Federal Income Tax Considerations................................  87
Old Notes Registration Rights; Additional Interest.......................  90
Old Notes Transfer Restrictions..........................................  92
Book Entry; Delivery and Form............................................  95
Plan of Distribution.....................................................  96
Legal Matters............................................................  97
Experts..................................................................  97
Index to Consolidated Financial Statements............................... F-1

================================================================================
================================================================================

                          ---------------------------

                                  PROSPECTUS

                          ---------------------------

                       [LOGO OF IFC KAISER APPEARS HERE]

                           OFFER TO EXCHANGE $1,000
                           PRINCIPAL AMOUNT OF ITS
                         12% SENIOR SUBORDINATED NOTES
                              DUE 2003, SERIES B
                     WHICH HAVE BEEN REGISTERED UNDER THE
                        SECURITIES ACT FOR EACH $1,000
                     PRINCIPAL AMOUNT OF ITS OUTSTANDING
                        12% SENIOR SUBORDINATED NOTES
                              DUE 2003, SERIES A

                          The Exchange Agent for the
                              Exchange Offer is:

                             Bankers Trust Company

                                 By Facsimile:

                       (212) 250-6961 or (212) 250-6392

                          Confirmation by Telephone:

                                (800) 735-7777

                                   By Mail:

                            Bankers Trust Company
                       Corporate Trust and Agency Group
                           Reorganization Department
                     P.O. Box 1458, Church Street Station
                            New York, NY 10008-1458

                          By Hand/Overnight Delivery:

                             Bankers Trust Company
                       Corporate Trust and Agency Group
                           Receipt & Delivery Window
                       123 Washington Street, 1st Floor
                           New York, New York 10006

                                        , 1997

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the expenses payable by the Registrants with respect to the offering described in this Registration Statement, all of which expenses, except for the Commission registration fee, are estimates:

     Securities and Exchange Commission registration fee........... $  4,568.18
     Legal fees and expenses.......................................   50,000.00
     Printing and engraving fees and expenses......................   50,000.00
     Accounting fees and expenses..................................   10,000.00
     Blue Sky fees and expenses....................................   10,000.00
     Exchange Agent fees and expenses..............................    1,000.00
     Miscellaneous expenses........................................    5,000.00
                                                                    -----------
         Total..................................................... $130,568.18
                                                                    ===========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under the Delaware General Corporation Law ("Delaware Law"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the person's past or present service as a director, officer, employee, or agent of the corporation or of the person's past or present service, at the corporation's request, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Under the Delaware Law, a corporation may indemnify such persons against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement that are actually and reasonably incurred by that person in connection with such action. The Delaware Law provides, however, that such person must have acted in good faith and in a manner that such person reasonably believed to be in (or not opposed to) the corporation's best interests. In respect of any criminal action or proceeding, an indemnifiable person must have no reasonable cause to believe such conduct to be unlawful. In addition, the Delaware Law permits no indemnification in any action by or in the right of the corporation where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in spite of liability adjudication.

  The sections of the Company's Restated Certificate of Incorporation and Amended and Restated By-laws, and of the Certificates of Incorporation and By-laws of each of the Subsidiary Guarantors incorporated in the state of Delaware, relating to indemnification of directors and officers provide for mandatory indemnification of directors and officers on generally the same terms as permitted by the Delaware Law.

  The California General Corporation Law provides for the indemnification of directors and officers in terms sufficiently broad to indemnify directors of Cygna Consulting Engineers and Project Management, Inc. ("Cygna") under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Cygna's Bylaws provide for the indemnification of directors and officers against monetary damages to the fullest extent permissible under California law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  On March 21, 1995, in connection with the termination of the employment of Mr. John G. Balch from the employ of a subsidiary of the Registrant, the Registrant agreed to issue 396,167 shares of Common Stock to Mr. Balch; all of the 396,167 shares were issued on November 15, 1995. All of the shares are restricted and legended against transfer. The issuance of the shares was effected without registration, in reliance upon the exemption available under
Section 4(2) of the Securities Act. The shares subsequently were registered for resale (No. 33-64655).

  On July 28, 1995, in connection with the acquisition of EDA Incorporated, the Registrant issued an aggregate of 722,500 shares of Common Stock to a total of five former shareholders of such company, each of whom gave an investment representation with respect to the Registrant's shares acquired by him. All of the shares are restricted and legended against transfer. The issuance of the shares was effected without registration, in reliance upon the exemption available under Section 4(2) of the Securities Act. The shares subsequently were registered for resale (No. 33-64655).

  On January 31, 1996, in connection with the acquisition of the assets of The IPC Company, the Registrant issued an aggregate of 100,000 shares of Common Stock to The IPC Company which indicated an intent subsequently to distribute all of the 100,000 shares to five of its shareholders. The IPC Company and the five IPC shareholders each gave an investment representation with respect to the Registrant's shares acquired by it or him. All of the shares are restricted and legended against transfer. The issuance of the shares was effected without registration, in reliance upon the exemption available under
Section 4(2) of the Securities Act. The shares subsequently were registered for resale (No. 33-64655).

  On July 1, 1996, in connection with the acquisition of Georgia A. Wilson & Associates, Inc., the Registrant issued an aggregate of 454,545 shares of Common Stock to a total of three former shareholders of such company, each of whom gave an investment representation with respect to the Registrant's shares acquired by her or him. All of the shares are restricted and legended against transfer. The issuance of the shares was effected without registration, in reliance upon the exemption available under Section 4(2) of the Securities Act. These shares subsequently were registered for resale (No. 333-16937).

  On December 23, 1996, the Company sold 15,000 Units consisting of $15,000,000 aggregate principal amount of its 12% Senior Notes due 2003, Series A, and Warrants to purchase 105,000 shares of the Company's Common Stock. The Units were sold to BT Securities Corporation, as Initial Purchaser, pursuant to a Purchase Agreement, dated December 19, 1996. The aggregate offering price for the Units was $14,700,000, and the aggregate Initial Purchaser's Discount was $499,500. The issuance of the Units was effected without registration, in reliance upon the exemption available under Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  The following exhibits and financial statement schedule are filed as part of this Registration Statement.

  (A) EXHIBITS

Exhibit No. 3--Articles of Incorporation and By-laws

   3(a) Restated Certificate of Incorporation of ICF Kaiser International, Inc.
        (restated through June 26, 1993) (Incorporated by reference to Exhibit
        No. 3(a) to Quarterly Report on Form 10-Q (Registrant No. 1-12248) for the second quarter of fiscal 1994 filed with the Commission on October
        15, 1993)
   3(b) Amended and Restated By-laws of ICF Kaiser International, Inc. (as amended through June 23, 1995) (Incorporated by reference to Exhibit
        No. 3(b) to Quarterly Report on Form 10-Q Registrant No. 1-12248 for the second quarter of fiscal 1995 filed with the Commission on October
        13, 1995)
   3(c) Articles of Incorporation of Cygna Consulting Engineers and Project
        Management, Inc.
   3(d) By-laws of Cygna Consulting Engineers and Project Management, Inc.
   3(e) Certificate of Incorporation of ICF Kaiser Government Programs, Inc.
   3(f) By-laws of ICF Kaiser Government Programs, Inc.
   3(g) Certificate of Incorporation of PCI Operating Company, Inc.
   3(h) By-laws of PCI Operating Company, Inc.
   3(i) Certificate of Incorporation of Systems Applications International,
        Inc.
   3(j) By-laws of Systems Applications International, Inc.

Exhibit No. 4--Instruments Defining the Rights of Security Holders, including
Indentures

   4(a) Indenture dated as of January 11, 1994, between ICF Kaiser
        International, Inc. and The Bank of New York, as Trustee (Incorporated by reference to Exhibit No. 4(a) to Quarterly Report on Form 10-Q

           Registrant No. 1-12248 for the third quarter of fiscal 1994 filed with the Commission on January 14, 1994)
        1. First Supplemental Indenture dated as of February 17, 1995.
           (Incorporated by reference to Exhibit No. 4(a)(1) to Annual Report on Form 10-K Registrant No. 1-12248 for fiscal year 1995 filed with the Commission on May 23, 1995)
        2. Second Supplemental Indenture dated September 1, 1995
           (Incorporated by reference to Exhibit No. 4(a) (2) to Registration
           Statement on Form S-1 Registration No. 33-64655 filed with the
           Commission on November 30, 1995)
        3. Third Supplemental Indenture dated October 20, 1995 (Incorporated by reference to Exhibit No. 4(a)(3) to Registration Statement on
           Form S-1 Registration No. 33-64655 filed with the Commission on
           November 30, 1995)
        4. Fourth Supplemental Indenture dated as of March 8, 1996
           (Incorporated by reference to Exhibit No. 4 (a) (4) to Transition
           Report on Form 10-K Registrant No. 1-12248 for the transition period from March 1, 1995 to December 31, 1995 filed with the
           Commission on March 29, 1996)
        5. Fifth Supplemental Indenture dated as of June 24, 1996
           (Incorporated by reference to Exhibit No. 4(a)(5) to Registration
           Statement on Form S-1 Registration No. 333-16937 filed with the
           Commission on November 27, 1996)
    4(b)   Form of 12% Senior Subordinated Note due 2003 (Incorporated by
           reference to Exhibit No. 4(b) to Quarterly Report on Form 10-Q
           Registrant No. 1-12248 for the third quarter of fiscal 1994 filed with the Commission on January 14, 1994)
    4(c)   Form of Common Stock Purchase Warrant expiring May 15, 1999 (as amended and restated through January 11, 1994) (Incorporated by reference to Exhibit No. 4(e) to Quarterly Report on Form 10-Q
           Registrant No. 1-12248 for the third quarter of fiscal 1994 filed with the Commission on January 14, 1994)
    4(d)   Rights Agreement, dated as of January 13, 1992, between ICF Kaiser
           International, Inc. and Office of the Secretary, ICF Kaiser
           International, Inc. as Rights Agent, including
        1. Form of Certificate of Designations of Series 4 Junior Preferred
           Stock
        2. Form of Rights Certificate
        3. Summary of Rights to Purchase Preferred Stock (Incorporated by
           reference to Exhibit No. 4(h) to Quarterly Report on Form 10-Q
           Registrant No. 0-18025 for the third quarter of fiscal 1992 filed with the Commission on January 14, 1992)
    4(e)   Warrant Agreement dated as of January 11, 1994, between ICF Kaiser
           International, Inc. and The Bank of New York, as Warrant Agent
           (Incorporated by reference to Exhibit No. 4(c) to Quarterly Report on Form 10-Q Registrant No. 1-12248 for the third quarter of fiscal 1994 filed with the Commission on January 14, 1994)
    4(f)   Form of Warrant expiring December 31, 1998 issued under Warrant
           Agreement dated as of January 11, 1994 (Incorporated by reference to Exhibit No. 4(d) to Quarterly Report on Form 10-Q Registrant
           No. 1-12248 for the third quarter of fiscal 1994 filed with the
           Commission on January 14, 1994)
    4(g)   Indenture dated as of December 23, 1996, between ICF Kaiser
           International, Inc. and The Bank of New York, as Trustee,
           including Guarantees, dated December 23, 1996, by each of the
           Subsidiary Guarantors
    4(h)   Form of 12% Senior Note due 2003, Series A
    4(i)   Form of 12% Senior Note due 2003, Series B
    4(j)   Warrant Agreement dated as of December 23, 1996, between ICF
           Kaiser International, Inc. and The Bank of New York, as Warrant
           Agent
    4(k)   Form of Warrant expiring December 31, 1999 issued under Warrant
           Agreement dated as of December 23, 1996
    4(l)   Registration Rights Agreement dated as of December 23, 1996 between ICF Kaiser International, Inc. and BT Securities
           Corporation, as Initial Purchaser

Exhibit No. 5 -- Opinion and Consent of Paul Weeks, II

Exhibit No. 8 -- Opinion of Crowell & Moring LLP as to tax matters

Exhibit No. 10 -- Material Contracts

   10(a) Credit Agreement dated as of May 6, 1996, with CoreStates N.A., as agent (Incorporated by reference to Exhibit No. 10(r) to Quarterly
           Report on Form 10-Q Registrant No. 1-12248 for the second quarter of fiscal 1996 filed with the Commission on August 14, 1996)
        1. Amendment No. 1 to Credit Agreement dated as of December 17, 1996
   10(b) ICF Kaiser International, Inc. Employee Stock Ownership Plan (as amended and restated as of March 1, 1993) (and further amended with respect to name change only as of June 26, 1993) (Incorporated by reference to Exhibit No. 10(c) to Quarterly Report on Form 10-Q
           Registrant No. 1-12248 for the second quarter of fiscal 1994 filed with the Commission on October 15, 1993)
        1. Amendment No. 1 dated April 24, 1995 (Incorporated by reference to
           Exhibit No. 10(l)(1) to Annual Report on Form 10-K Registrant No. 1-
           12248 for fiscal 1995 filed with the Commission on May 23, 1995)
        2. Amendment No. 2 dated December 15, 1995 (Incorporated by reference to Exhibit No. 10(b)(2) to Transition Report on Form 10-K Registrant
           No. 1-12248 for the transition period from March 1, 1995 to December
           31, 1995 filed with the Commission on March 29, 1996)
        3. Amendment No. 3 dated December 13, 1996
   10(c)   Trust Agreement with Vanguard Fiduciary Trust Company dated as of
           August 31, 1995, for ICF Kaiser International Employee Stock
           Ownership Plan (Incorporated by reference to Exhibit No. 10(c) to
           Registration Statement on Form S-1 Registrant No. 33-64655 filed with the Commission on November 30, 1995)
   10(d) ICF Kaiser International, Inc. Retirement Plan (as amended and restated as of March 1, 1993) (and further amended with respect to name change only as of June 26, 1993) (Incorporated by reference to Exhibit No. 10(d) to Quarterly Report on Form 10-Q Registrant No. 1-
           12248 for the second quarter of fiscal 1994 filed with the Commission on October 15, 1993)
        1. Amendment No. 1 dated April 24, 1995 (Incorporated by reference to
           Exhibit No. 10(d)(1) to Annual Report on Form 10-K Registrant No. 1-
           12248 filed with the Commission on May 23, 1995.)
        2. Amendment No. 2 dated December 15, 1995 (Incorporated by reference to Exhibit No. 10(d)(2) to Transition Report on Form 10-K Registrant
           No. 1-12248 for the transition period from March 1, 1995 to December
           31, 1995 filed with the Commission on March 29, 1996)
        3. Amendment No. 3 dated December 13, 1996
   10(e)   Trust Agreement with Vanguard Fiduciary Trust Company dated as of
           August 31, 1995, for ICF Kaiser International, Inc. Retirement Plan
           (Incorporated by reference to Exhibit No. 10(e) to Registration
           Statement on Form S-1 (Registrant No. 33-64655) filed with the
           Commission on November 30, 1995)
   10(f)   Lease Agreement between HMCE Associates (as Landlord) and ICF Kaiser
           Incorporated (as Tenant), dated January 30, 1987, for the lease of the Registrant's headquarters in Fairfax, Virginia (Incorporated by reference to Exhibit No. 10(a) to Registration Statement on Form S-1
           (No. 33-31473) filed with the Commission on October 6, 1989)
        1. First Amendment entered into August 31, 1987 (Incorporated by reference to Exhibit No. 10(a) to Registration Statement on Form S-1
           (No. 33-31473) filed with the Commission on October 6, 1989)
        2. Second Amendment entered into September 23, 1987 (Incorporated by reference to Exhibit No. 10(a) to Registration Statement on Form S-1
           (No. 33-31473) filed with the Commission on October 6, 1989)
        3. Third Amendment entered into as of February 12, 1990 (Incorporated by reference to Exhibit No. 10(a) to Annual Report on Form 10-K
           Registrant No. 0-18025 filed with the Commission on April 25, 1990)

   10(g)   Lease Agreement between HMCE Associates Limited Partnership (as
           Landlord) and American Capital and Research Corporation (as Tenant),
           dated April 27, 1988, for the lease of space in the building adjacent to the Registrant's headquarters in Fairfax, Virginia
           (Incorporated by reference to Exhibit No. 10(b) to Registration
           Statement on Form S-1 (No. 33-31473) filed with the Commission on
           October 6, 1989)
        1. First Amendment entered into July 29, 1988. (Incorporated by reference to Exhibit No. 10(b) to Annual Report on Form 10-K
           (Registrant No. 0-18025) filed with the Commission on April 25,
           1990)
        2. Second Amendment entered into as of February 12, 1990 (Incorporated by reference to Exhibit No. 10(b) to Annual Report on Form 10-K
           Registrant No. 0-18025 filed with the Commission on April 25, 1990)
        3. Third Amendment entered into as of December 22, 1992 (Incorporated by reference to Exhibit No. 10(h)(3) to Annual Report on Form 10-K
           Registrant No. 1-12248 for the fiscal year ended February 28, 1993 filed with the Commission on May 21, 1993)
   10(h)   Amended and Restated Lease Agreement by and between Kaiser
           Engineers, Inc. and 1800 Harrison Limited Partnership, dated as of
           July 1, 1988, for the lease of the Registrant's offices in Oakland,
           California (Incorporated by reference to Exhibit No. 10(c) to
           Registration Statement on Form S-1 (No. 33-31576) filed with the
           Commission on October 13, 1989)
        1. First Amendment made as of March 27, 1991 (Incorporated by reference to Exhibit No. 10(a)(1) to Quarterly Report on Form 10-Q (Registrant
           No. 0-18025) for the first quarter of fiscal 1993 filed with the
           Commission on July 10, 1992)
        2. Second Amendment made as of June 1992 (Incorporated by reference to
           Exhibit No. 10(a)(2) to Quarterly Report on Form 10-Q (Registrant
           No. 0-18025) for the first quarter of fiscal 1993 filed with the
           Commission on July 10, 1992)
        3. Third Amendment made as of April 27, 1993 (Incorporated by reference to Exhibit No. 10(i)(3) to Annual Report on Form 10-K (Registrant
           No. 1-12248) for the fiscal year ended February 28, 1993 filed with the Commission on May 21, 1993)
   10(i)   Guaranty provided by American Capital and Research Corporation to
           1800 Harrison Limited Partnership, dated as of March 27, 1991, and
           First Amendment thereto dated as of June 1992, guaranteeing the performance of Kaiser Engineers, Inc. under an Amended and Restated
           Lease Agreement by and between Kaiser Engineers, Inc. and the
           California Public Employee's Retirement System, dated as of July 1,
           1988, for the lease of the Registrant's offices in Oakland,
           California (Incorporated by reference to Exhibit No. 10(b) to
           Quarterly Report on Form 10-Q Registrant No. 0-18025 for the first quarter of fiscal 1993 filed with the Commission on July 10, 1992)
   10(j)   ICF Kaiser International, Inc. Stock Incentive Plan (as amended and restated through March 1, 1996) (Incorporated by reference to
           Exhibit No. 10(j) to Registration Statement on Form S-1 Registration
           No. 333-16937 filed with the Commission on November 27, 1996)
   10(l)   Purchase Order dated March 8, 1995 (WHC-380393, Mod. 1) issued by
           Westinghouse Hanford Company to ICF Kaiser Hanford Company (DOE
           Reference No. DE-AC06-87RL1930) (Incorporated by reference to
           Exhibit No. 10(m) to Annual Report on Form 10-K Registrant
           No. 1-12248 for fiscal year 1995 filed with the Commission on May
           23, 1995)
   10(m)   Assignment Agreement between the U.S. Department of Energy, Kaiser
           Engineers Hanford Company, and Westinghouse Hanford Company, with an effective date of October 1, 1993 (Contract No. DE-A06-93RL12359)
           (Incorporated by reference to Exhibit No. 10(a) to Quarterly Report on Form 10-Q Registrant No. 1-12248 for the second quarter of fiscal
           1994 filed with the Commission on October 15, 1993)
        1. Modification No. 1 dated October 25, 1993 (Incorporated by reference to Exhibit No. 10(n)(1) to Annual Report on Form 10-K Registrant No.
           1-12248 filed with the Commission on May 25, 1994).

   10(n)   Hanford Termination Notice effective October 1, 1996, from the U.S.
           Department of Energy.
   10(o)   Massachusetts Water Resources Authority Agreement with ICF Kaiser
           Engineers, Inc. through its wholly owned subsidiary of ICF Kaiser
           Engineers of Massachusetts, Inc. for construction management services for Boston Harbor Project--Deer Island Related Facilities,
           Contract No. 5622 (June 1990) (Incorporated by reference to Exhibit
           No. 10(h) to Quarterly Report on Form 10-Q Registrant No. 0-18025 for the second quarter of fiscal 1991 filed with the Commission on October 12, 1990) (Amendment Nos. 1-3 incorporated by reference to
           Exhibit No. 10(n)(1-3) to Annual Report on Form 10-K Registrant No.
           0-18025 for the fiscal year ended February 28, 1993 filed with the Commission on May 21, 1993).
        1. Amendment No. 4 and Amendment No. 4A each dated December 2, 1993
           [IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS EXHIBIT NO.
           10(n)(1) to Annual Report on Form 10-K Registrant No. 1-12248 for fiscal 1994 FILED IN PAPER ON MAY 20, 1994, ON FORM SE PURSUANT TO A
           CONTINUING HARDSHIP EXEMPTION is incorporated herein by reference thereto]
        2. Amendment No. 5 dated December 6, 1994 [IN ACCORDANCE WITH RULE 202
           OF REGULATION S-T, THIS EXHIBIT NO. 10(n)(2) to Annual Report on
           Form 10-K Registrant No. 1-12248 for fiscal 1995 FILED IN PAPER ON
           MAY 23, 1995, ON FORM SE PURSUANT TO A CONTINUING HARDSHIP EXEMPTION is incorporated herein by reference thereto]
        3. Amendment No. 6 to the Agreement with the Massachusetts Water
           Resources Authority for Construction Management Services (January
           1996) (Amendment No. 6 incorporated by reference to Exhibit No.
           10(n)(3) to Quarterly Report on Form 10-Q Registrant No. 1-12248 for the fiscal quarter ended March 31, 1996 filed with the Commission on May 15, 1996).
   10(p) Contract (#DE-AC3495RF00825) between Kaiser-Hill Company, LLC, a subsidiary of the Corporation, and the U.S. Department of Energy dated as of April 4, 1995. [IN ACCORDANCE WITH RULE 202 OF
           REGULATION S-T, THIS EXHIBIT NO. 10(o) WAS FILED IN PAPER ON MAY 23,
           1995, ON FORM SE PURSUANT TO A CONTINUING HARDSHIP EXEMPTION is incorporated herein by reference thereto]
        1. Modifications to Contract #DE-AC3495RF00825. (Incorporated by reference to Exhibit No. 10(p)(1) to Registration Statement on Form
           S-1 Registration No. 333-16937 filed with the Commission on November
           27, 1996)
   10(q) ICF Kaiser International, Inc. Section 401(k) Plan (as amended and restated as of March 1, 1993) (and further amended with respect to name change only as of June 26, 1993) (Incorporated by reference to Exhibit No. 10(f) to Quarterly Report on Form 10-Q Registrant No. 1-
           12248 (Registrant No. 1-12248) for the second quarter of fiscal 1994 filed with the Commission on October 15, 1993)
        1. Amendment No. 1 dated April 24, 1995 (Incorporated by reference to
           Exhibit No. 10(p)(1) to Annual Report on Form 10-K Registrant No. 1-
           12248 for fiscal 1995 filed with the Commission on May 23, 1995).
        2. Amendment No. 2 dated December 15, 1995 (Incorporated by reference to Exhibit No. 10(p)(2) to Transition Report on Form 10-K Registrant
           No. 1-12248 for the transition period from March 1, 1995 to December
           31, 1995 filed with the Commission on March 29, 1996).
        3. Amendment No. 3 dated December 13, 1996
   10(r)   Trust Agreement with Vanguard Fiduciary Trust Company dated as of
           March 1, 1989, for the ICF Kaiser International, Inc. Section 401(k)
           Plan (Incorporated by reference to Exhibit No. 28(b) to Registration
           Statement on Form S-8 (Registration No. 33-51460) filed with the
           Commission on August 31, 1992).

Exhibit No. 10--Material Contracts (management contracts, compensatory plans, or arrangements.)

   10(aa) Employment Agreement with James O. Edwards dated as of December 31,
          1994 (Incorporated by reference to Exhibit No. 10 (bb) to Annual
          Report on Form 10-K for fiscal 1995 Registrant
          No. 1-12248 filed with the Commission on May 23, 1995).

   10(bb) ICF Kaiser International, Inc. Corporate Incentive Compensation Plan:
          Annual Incentive Plan (dated as of September 29, 1993) (Incorporated by reference to Exhibit No. 10(aa) to Quarterly Report on Form 10-Q
          Registrant No. 1-12248 for the second quarter of fiscal 1994 filed with the Commission on October 15, 1993).
   10(cc) ICF Kaiser International, Inc. Non-employee Director Stock Option
          Plan (as amended and restated as of June 26, 1993) (Incorporated by reference to Exhibit No. 10(bb) to Quarterly Report on Form 10-Q
          (Registrant No. 1-12248) for the second quarter of fiscal 1994 filed with the Commission on October 15, 1993).
   10(dd) Agreement with Alvin S. Rapp, Executive Vice President of the
          Registrant, dated November 1, 1993 (Incorporated by reference to
          Exhibit No. 10(ll) to Amendment No. 1 to Registration Statement on
          Form S-1 (No. 33-70986) filed with the Commission on November 22,
          1993).
   10(ee) Employment Agreement with Marc Tipermas, Executive Vice President of the Registrant, effective as of March 1, 1994 (Incorporated by reference to Exhibit No. 10(ll) to Annual Report on Form 10-K
          (Registrant No. 1-12248) filed with the Commission on May 25, 1994).
   10(ff) Employment Agreement with Stephen W. Kahane, Executive Vice President of the Registrant, effective as of March 1, 1994 (Incorporated by reference to Exhibit No. 10(mm) to Annual Report on Form 10-K
          (Registrant No. 1-12248) filed with the Commission on May 25, 1994).
   10(gg) ICF Kaiser International, Inc. Senior Executive Officers Severance
          Plan as approved by the Compensation Committee of the Board of Directors on April 4, 1994, and adopted by the Board of Directors on May 5, 1994 (Incorporated by reference to Exhibit No. 10(nn) to
          Annual Report on Form 10-K (Registrant No. 1-12248) filed with the
          Commission on May 25, 1994).
   10(hh) Employment Agreement with Michael K. Goldman, Executive Vice
          President of the Registrant, effective as of February 28, 1994.
          (Incorporated by reference to Exhibit No. 10(jj) to Annual Report on
          Form 10-K Registrant No. 1-12248 for fiscal 1995 filed with the
          Commission on May 23, 1995).
   10(ii) Employment Agreement dated May 17, 1993, and February 1, 1995, with
          Richard K. Nason, Executive Vice President and Chief Financial
          Officer of the Registrant (Incorporated by reference to Exhibit No.
          10(ii) to Transition Report on Form 10-K Registrant No. 1-12248 for the transition period from March 1, 1995 to December 31, 1995 filed with the Commission on March 29, 1996).
   10(jj) ICF Kaiser International, Inc. Stock Incentive Plan (as amended and restated through March 1, 1996) (Incorporated by reference to Exhibit
          No. 10(j) to Registration Statement on Form S-1 Registration No. 333-
          16937 filed with the Commissionon November 27, 1996)

Exhibit No. 11--Computation of Primary and Fully Diluted Earnings Per Share
(Incorporated by reference to Exhibit No. 11 to (a) Transition Report on Form
10-K Registrant No. 1-12248 for the transition period from March 1, 1995 to
December 31, 1995, filed with the Commission on March 29, 1996, and (b)
Quarterly Report on Form 10-Q Registrant No. 1-12248 for the third quarter ended September 30, 1996 filed with the Commission on November 14, 1996).

Exhibit No. 12--Statement re Computation of Ratio of Earnings to Fixed Changes

Exhibit No. 21--Consolidated Subsidiaries of the Registrant as of December 31,
1996

Exhibit No. 23--Consents

   23(a) Consent of Coopers & Lybrand L.L.P.
   23(b) Consent of Paul Weeks, II, is contained in Exhibit No. 5
   23(c) Consent of Crowell & Moring LLP is contained in Exhibit No. 8

Exhibit No. 24--Powers of Attorney (see pages II-10 through II-16).

Exhibit No. 25--Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee of the Indenture relating to the 12% Senior Notes due 2003, Series B

Exhibit No. 99--Additional Exhibits

   99(a)  Letter of Transmittal
   99(b)  Notice of Guaranteed Delivery
   99(c)  Letter to Securities Dealers, Commercial Banks, Trust Companies and Other Nominees
   99(d)  Letter to Clients
   99(e)  Guidelines for Certification of Taxpayer Identification Number on Form W-9

  (B) FINANCIAL STATEMENT SCHEDULE

  The following Supplemental Schedule Relating to the Consolidated Financial Statements of ICF Kaiser International, Inc. and Subsidiaries for each of the ten months ended December 31, 1995 and for the two years in the period ended February 28, 1995.

     a.  Schedule II: Valuation and qualifying accounts ...................  S-1

  All Schedules except the one listed above have been omitted because they are not applicable or not required or because the required information is included elsewhere in the financial statements in this filing.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

    (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include a prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (h) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE COUNTY OF FAIRFAX, THE COMMONWEALTH OF VIRGINIA, ON THIS 31ST DAY OF DECEMBER, 1996.

                                          ICF Kaiser International, Inc.
                                                (Registrant)

Date: December 31, 1996
                                          By       /s/ James O. Edwards
                                             ----------------------------------
                                                     JAMES O. EDWARDS,
                                                   CHAIRMAN OF THE BOARD
                                                AND CHIEF EXECUTIVE OFFICER


                               POWER OF ATTORNEY

    Each of the undersigned hereby appoints James O. Edwards, Marc Tipermas, Richard K. Nason, Paul Weeks, II, and Cynthia L. Hathaway, and each of them severally, his or her true and lawful attorneys to execute (in the name of and on behalf of and as attorneys for the undersigned) this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                        (1) Principal executive officer

Date: December 31, 1996
                                          By       /s/ James O. Edwards
                                             ----------------------------------
                                                      JAMES O. EDWARDS,
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                 (2) Principal financial and accounting officer

Date: December 31, 1996
                                          By       /s/ Richard K. Nason
                                             ----------------------------------
                                                     RICHARD K. NASON,
                                                EXECUTIVE VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

   EACH OF THE UNDERSIGNED HEREBY APPOINTS JAMES O. EDWARDS, MARC TIPERMAS, RICHARD K. NASON, PAUL WEEKS, II, AND CYNTHIA L. HATHAWAY, AND EACH OF THEM SEVERALLY, HIS OR HER TRUE AND LAWFUL ATTORNEYS TO EXECUTE (IN THE NAME OF AND ON BEHALF OF AND AS ATTORNEYS FOR THE UNDERSIGNED) THIS REGISTRATION STATEMENT AND ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION.


                           (3) The Board of Directors

Date: December 31, 1996
                                          By          /s/ Tony Coelho
                                             ----------------------------------
                                                         TONY COELHO,
                                                           DIRECTOR

Date: December 31, 1996
                                          By       /s/ James O. Edwards
                                             ----------------------------------
                                                       JAMES O. EDWARDS,
                                                           DIRECTOR

Date: December 31, 1996

                                          By      /s/ Maynard H. Jackson
                                             ----------------------------------
                                                      MAYNARD H. JACKSON,
                                                           DIRECTOR

Date: December 31, 1996
                                          By       /s/ Thomas C. Jorling
                                             ----------------------------------
                                                      THOMAS C. JORLING,
                                                          DIRECTOR

Date: December 31, 1996
                                          By       /s/ Frederic V. Malek
                                             ----------------------------------
                                                       FREDERIC V. MALEK,
                                                           DIRECTOR

Date: December 31, 1996
                                          By        /s/ Rebecca P. Mark
                                             ----------------------------------
                                                        REBECCA P. MARK,
                                                           DIRECTOR

Date: December 31, 1996
                                          By       /s/ Richard K. Nason
                                             ----------------------------------
                                                       RICHARD K. NASON,
                                                           DIRECTOR

Date: December 31, 1996
                                          By      /s/ Robert W. Page, Sr.
                                             ----------------------------------
                                                      ROBERT W. PAGE, SR.,
                                                           DIRECTOR

Date: December 31, 1996
                                          By         /s/ Marc Tipermas
                                             ----------------------------------
                                                        MARC TIPERMAS,
                                                          DIRECTOR

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE COUNTY OF FAIRFAX, THE COMMONWEALTH OF VIRGINIA, ON THIS 31ST DAY OF DECEMBER, 1996.

                                          Cygna Consulting Engineers and
                                           Project Management, Inc.
                                                    (Registrant)

Date: December 31, 1996
                                          By      /s/ Michael K. Goldman
                                             ----------------------------------
                                                    MICHAEL K. GOLDMAN
                                                         PRESIDENT


                               POWER OF ATTORNEY

   EACH OF THE UNDERSIGNED HEREBY APPOINTS JAMES O. EDWARDS, MARC TIPERMAS, RICHARD K. NASON, PAUL WEEKS, II, AND CYNTHIA L. HATHAWAY, AND EACH OF THEM SEVERALLY, HIS OR HER TRUE AND LAWFUL ATTORNEYS TO EXECUTE (IN THE NAME OF AND ON BEHALF OF AND AS ATTORNEYS FOR THE UNDERSIGNED) THIS REGISTRATION STATEMENT AND ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION.


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                        (1) Principal executive officer

Date: December 31, 1996
                                          By      /s/ Michael K. Goldman
                                             ----------------------------------
                                                    MICHAEL K. GOLDMAN,
                                                         PRESIDENT

                 (2) Principal financial and accounting officer

Date: December 31, 1996
                                          By       /s/ Richard K. Nason
                                             ----------------------------------
                                                     RICHARD K. NASON,
                                                         TREASURER


                               POWER OF ATTORNEY

   EACH OF THE UNDERSIGNED HEREBY APPOINTS JAMES O. EDWARDS, MARC TIPERMAS, RICHARD K. NASON, PAUL WEEKS, II, AND CYNTHIA L. HATHAWAY, AND EACH OF THEM SEVERALLY, HIS OR HER TRUE AND LAWFUL ATTORNEYS TO EXECUTE (IN THE NAME OF AND ON BEHALF OF AND AS ATTORNEYS FOR THE UNDERSIGNED) THIS REGISTRATION STATEMENT AND ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION.


                           (3) The Board of Directors

Date: December 31, 1996
                                          By      /s/ Michael K. Goldman
                                             ----------------------------------
                                                    MICHAEL K. GOLDMAN
                                                       SOLE DIRECTOR

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE COUNTY OF FAIRFAX, THE COMMONWEALTH OF VIRGINIA, ON THIS 31ST DAY OF DECEMBER, 1996.

                                          ICF Kaiser Government Programs, Inc.
                                                   (Registrant)

Date: December 31, 1996
                                          By       /s/ James O. Edwards
                                             ----------------------------------
                                                     JAMES O. EDWARDS
                                                         PRESIDENT


                               POWER OF ATTORNEY

   Each of the undersigned hereby appoints James O. Edwards, Marc Tipermas, Richard K. Nason, Paul Weeks, II, and Cynthia L. Hathaway, and each of them severally, his or her true and lawful attorneys to execute (in the name of and on behalf of and as attorneys for the undersigned) this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                        (1) Principal executive officer

Date: December 31, 1996
                                          By       /s/ James O. Edwards
                                             ----------------------------------
                                                     JAMES O. EDWARDS
                                                         PRESIDENT

                 (2) Principal financial and accounting officer

Date: December 31, 1996
                                          By       /s/ Richard K. Nason
                                             ----------------------------------
                                                     RICHARD K. NASON
                                                         TREASURER

                               POWER OF ATTORNEY

   Each of the undersigned hereby appoints James O. Edwards, Marc Tipermas, Richard K. Nason, Paul Weeks, II, and Cynthia L. Hathaway, and each of them severally, his or her true and lawful attorneys to execute (in the name of and on behalf of and as attorneys for the undersigned) this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


                           (3) The Board of Directors

Date: December 31, 1996
                                          By       /s/ James O. Edwards
                                             ----------------------------------
                                                     JAMES O. EDWARDS
                                                         DIRECTOR

Date: December 31, 1996
                                          By         /s/ Marc Tipermas
                                             ----------------------------------
                                                       MARC TIPERMAS
                                                         DIRECTOR

Date: December 31, 1996
                                          By      /s/ Kenneth A. Schweers
                                             ----------------------------------
                                                    KENNETH A. SCHWEERS
                                                         DIRECTOR

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE COUNTY OF FAIRFAX, THE COMMONWEALTH OF VIRGINIA, ON THIS 31ST DAY OF DECEMBER, 1996.

                                          PCI Operating Company, Inc.
                                              (Registrant)

Date: December 31, 1996
                                          By      /s/ Michael K. Goldman
                                             ----------------------------------
                                                    MICHAEL K. GOLDMAN
                                                  CHIEF EXECUTIVE OFFICER


                               POWER OF ATTORNEY

   Each of the undersigned hereby appoints James O. Edwards, Marc Tipermas, Richard K. Nason, Paul Weeks, II, and Cynthia L. Hathaway, and each of them severally, his or her true and lawful attorneys to execute (in the name of and on behalf of and as attorneys for the undersigned) this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                        (1) Principal executive officer

Date: December 31, 1996
                                          By      /s/ Michael K. Goldman
                                             ----------------------------------
                                                    MICHAEL K. GOLDMAN
                                                  CHIEF EXECUTIVE OFFICER

                 (2) Principal financial and accounting officer

Date: December 31, 1996
                                          By       /s/ Richard K. Nason
                                             ----------------------------------
                                                     RICHARD K. NASON
                                                         TREASURER


                               POWER OF ATTORNEY

   Each of the undersigned hereby appoints James O. Edwards, Marc Tipermas, Richard K. Nason, Paul Weeks, II, and Cynthia L. Hathaway, and each of them severally, his or her true and lawful attorneys to execute (in the name of and on behalf of and as attorneys for the undersigned) this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


                           (3) The Board of Directors

Date: December 31, 1996
                                          By      /s/ Michael K. Goldman
                                             ----------------------------------
                                                    MICHAEL K. GOLDMAN
                                                       SOLE DIRECTOR

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE COUNTY OF FAIRFAX, THE COMMONWEALTH OF VIRGINIA, ON THIS 31ST DAY OF DECEMBER, 1996.

                                        Systems Applications International, Inc.
                                                      (Registrant)

Date: December 31, 1996
                                          By      /s/ Michael K. Goldman
                                             ----------------------------------
                                                    MICHAEL K. GOLDMAN
                                                  CHIEF EXECUTIVE OFFICER


                               POWER OF ATTORNEY

   Each of the undersigned hereby appoints James O. Edwards, Marc Tipermas, Richard K. Nason, Paul Weeks, II, and Cynthia L. Hathaway, and each of them severally, his or her true and lawful attorneys to execute (in the name of and on behalf of and as attorneys for the undersigned) this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                        (1) Principal executive officer

Date: December 31, 1996
                                          By      /s/ Michael K. Goldman
                                             ----------------------------------
                                                    MICHAEL K. GOLDMAN,
                                                  CHIEF EXECUTIVE OFFICER

                 (2) Principal financial and accounting officer

Date: December 31, 1996
                                          By       /s/ Cheryl R. Aratoon
                                             ----------------------------------
                                                    CHERYL R. ARATOON,
                                              SENIOR VICE PRESIDENT AND CHIEF
                                                     FINANCIAL OFFICER


                               POWER OF ATTORNEY

   Each of the undersigned hereby appoints James O. Edwards, Marc Tipermas, Richard K. Nason, Paul Weeks, II, and Cynthia L. Hathaway, and each of them severally, his or her true and lawful attorneys to execute (in the name of and on behalf of and as attorneys for the undersigned) this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


                           (3) The Board of Directors

Date: December 31, 1996
                                          By      /s/ Michael K. Goldman
                                             ----------------------------------
                                                    MICHAEL K. GOLDMAN
                                                       SOLE DIRECTOR

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES
                                (in thousands)

             COLUMN A                        COLUMN B             COLUMN C                COLUMN D        COLUMN E
----------------------------------------------------------------------------------------------------------------------
                                                                  Additions
                                                           ------------------------
                                            Balance at     Charged to                                    Balance at
                                            beginning      costs and                                       end of
            Description                     of period       expenses       Other         Deductions        period
----------------------------------------------------------------------------------------------------------------------
Ten months ended December 31, 1995:
  Deducted from asset account
  Allowance for doubtful accounts            $9,864          $601          $62 (4)       $1,092 (1)      $9,435

  Deducted from asset account and
    included in other liabilities
  Provision for future losses
    on contracts                                843         1,119          545 (5)          233 (3)       2,274
                                            --------------------------------------------------------------------------
                                            $10,707        $1,720         $607           $1,325         $11,709
                                            ==========================================================================


Year ended February 28, 1995:
  Deducted from asset account
  Allowance for doubtful accounts           $10,197        $1,406           --           $1,739 (1)      $9,864

  Deducted from asset account and
    included in other liabilities
  Provision for future losses
    on contracts                                179           664           --               --             843
                                            --------------------------------------------------------------------------
                                            $10,376        $2,070           --           $1,739         $10,707
                                            ==========================================================================


Year ended February 28, 1994:
  Deducted from asset account
  Allowance for doubtful accounts            $8,977        $2,509           --           $1,289 (2)     $10,197

  Included in other liabilities
  Provision for future losses
    on contracts                                464            --           --              285 (3)         179
                                            --------------------------------------------------------------------------
                                             $9,441        $2,509           --           $1,574         $10,376
                                            ==========================================================================

(1) Reflects amounts written of against the allowance and related accounts receivable accounts and settlement of doubtful accounts.
(2) Reflects amounts written off against the allowance and related accounts receivable accounts.
(3)  Reflects losses charged against the provision for contract losses.
(4) Reflects net allowance for doubtful accounts from the purchase of a subsidiary.
(5) Reflects provision for future contract losses provided for in connection with the purchase of a subsidiary.

                                 EXHIBIT INDEX


 EXHIBIT                               DESCRIPTION
 -------                               -----------
Exhibit No. 3--Articles of Incorporation and By-laws

 3(a)    Restated Certificate of Incorporation of ICF Kaiser International,
         Inc. (restated through June 26, 1993) (Incorporated by reference to
         Exhibit No. 3(a) to Quarterly Report on Form 10-Q (Registrant
         No. 1-12248) for the second quarter of fiscal 1994 filed with the
         Commission on October 15, 1993)
 3(b)    Amended and Restated By-laws of ICF Kaiser International, Inc. (as amended through June 23, 1995) (Incorporated by reference to Exhibit
         No. 3(b) to Quarterly Report on Form 10-Q Registrant No. 1-12248 for
         the second quarter of fiscal 1995 filed with the Commission on October
         13, 1995)
 3(c)    Articles of Incorporation of Cygna Consulting Engineers and Project
         Management, Inc.
 3(d)    By-laws of Cygna Consulting Engineers and Project Management, Inc.
 3(e)    Certificate of Incorporation of ICF Kaiser Government Programs, Inc.
 3(f)    By-laws of ICF Kaiser Government Programs, Inc.
 3(g)    Certificate of Incorporation of PCI Operating Company, Inc.
 3(h)    By-laws of PCI Operating Company, Inc.
 3(i)    Certificate of Incorporation of Systems Applications International,
         Inc.
 3(j)    By-laws of Systems Applications International, Inc.

Exhibit No. 4--Instruments Defining the Rights of Security Holders, including
Indentures

 4(a)    Indenture dated as of January 11, 1994, between ICF Kaiser
         International, Inc. and The Bank of New York, as Trustee (Incorporated
         by reference to Exhibit No. 4(a) to Quarterly Report on Form 10-Q
         Registrant No. 1-12248 for the third quarter of fiscal 1994 filed with the Commission on January 14, 1994)
      1. First Supplemental Indenture dated as of February 17, 1995.
         (Incorporated by reference to Exhibit No. 4(a)(1) to Annual Report on
         Form 10-K Registrant No. 1-12248 for fiscal year 1995 filed with the
         Commission on May 23, 1995)
      2. Second Supplemental Indenture dated September 1, 1995 (Incorporated by reference to Exhibit No. 4(a) (2) to Registration Statement on Form S-
         1 Registration No. 33-64655 filed with the Commission on November 30,
         1995)
      3. Third Supplemental Indenture dated October 20, 1995 (Incorporated by reference to Exhibit No. 4(a)(3) to Registration Statement on Form S-1
         Registration No. 33-64655 filed with the Commission on November 30,
         1995)
      4. Fourth Supplemental Indenture dated as of March 8, 1996 (Incorporated by reference to Exhibit No. 4 (a) (4) to Transition Report on Form 10-
         K Registrant No. 1-12248 for the transition period from March 1, 1995 to December 31, 1995 filed with the Commission on March 29, 1996)
      5. Fifth Supplemental Indenture dated as of June 24, 1996 (Incorporated by reference to Exhibit No. 4(a)(5) to Registration Statement on Form
         S-1 Registration No. 333-16937 filed with the Commission on November
         27, 1996)
  4(b)   Form of 12% Senior Subordinated Note due 2003 (Incorporated by
         reference to Exhibit No. 4(b) to Quarterly Report on Form 10-Q
         Registrant No. 1-12248 for the third quarter of fiscal 1994 filed with the Commission on January 14, 1994)
  4(c)   Form of Common Stock Purchase Warrant expiring May 15, 1999 (as amended and restated through January 11, 1994) (Incorporated by reference to Exhibit No. 4(e) to Quarterly Report on Form 10-Q
         Registrant No. 1-12248 for the third quarter of fiscal 1994 filed with the Commission on January 14, 1994)

 EXHIBIT                               DESCRIPTION
 -------                               -----------
  4(d)   Rights Agreement, dated as of January 13, 1992, between ICF Kaiser
         International, Inc. and Office of the Secretary, ICF Kaiser
         International, Inc. as Rights Agent, including
      1. Form of Certificate of Designations of Series 4 Junior Preferred Stock
      2. Form of Rights Certificate
      3. Summary of Rights to Purchase Preferred Stock (Incorporated by
         reference to Exhibit No. 4(h) to Quarterly Report on Form 10-Q
         Registrant No. 0-18025 for the third quarter of fiscal 1992 filed with the Commission on January 14, 1992)
  4(e)   Warrant Agreement dated as of January 11, 1994, between ICF Kaiser
         International, Inc. and The Bank of New York, as Warrant Agent
         (Incorporated by reference to Exhibit No. 4(c) to Quarterly Report on
         Form 10-Q Registrant No. 1-12248 for the third quarter of fiscal 1994 filed with the Commission on January 14, 1994)
  4(f)   Form of Warrant expiring December 31, 1998 issued under Warrant
         Agreement dated as of January 11, 1994 (Incorporated by reference to
         Exhibit No. 4(d) to Quarterly Report on Form 10-Q Registrant No. 1-
         12248 for the third quarter of fiscal 1994 filed with the Commission on January 14, 1994)
  4(g)   Indenture dated as of December 23, 1996, between ICF Kaiser
         International, Inc. and The Bank of New York, as Trustee, including
         Guarantees, dated December 23, 1996, by each of the Subsidiary
         Guarantors
  4(h)   Form of 12% Senior Note due 2003, Series A
  4(i)   Form of 12% Senior Note due 2003, Series B
  4(j)   Warrant Agreement dated as of December 23, 1996, between ICF Kaiser
         International, Inc. and The Bank of New York, as Warrant Agent
  4(k)   Form of Warrant expiring December 31, 1999 issued under Warrant
         Agreement dated as of December 23, 1996
  4(l)   Registration Rights Agreement dated as of December 23, 1996 between
         ICF Kaiser International, Inc. and BT Securities Corporation, as
         Initial Purchaser


Exhibit No. 5 -- Opinion and Consent of Paul Weeks, II

Exhibit No. 8 -- Opinion of Crowell & Moring LLP as to tax matters

Exhibit No. 10 -- Material Contracts

 10(a) Credit Agreement dated as of May 6, 1996, with CoreStates N.A., as agent (Incorporated by reference to Exhibit No. 10(r) to Quarterly
         Report on Form 10-Q Registrant No. 1-12248 for the second quarter of fiscal 1996 filed with the Commission on August 14, 1996)
      1. Amendment No. 1 to Credit Agreement dated as of December 17, 1996
 10(b) ICF Kaiser International, Inc. Employee Stock Ownership Plan (as amended and restated as of March 1, 1993) (and further amended with respect to name change only as of June 26, 1993) (Incorporated by reference to Exhibit No. 10(c) to Quarterly Report on Form 10-Q
         Registrant No. 1-12248 for the second quarter of fiscal 1994 filed with the Commission on October 15, 1993)
      1. Amendment No. 1 dated April 24, 1995 (Incorporated by reference to
         Exhibit No. 10(l)(1) to Annual Report on Form 10-K Registrant No. 1-
         12248 for fiscal 1995 filed with the Commission on May 23, 1995)
      2. Amendment No. 2 dated December 15, 1995 (Incorporated by reference to
         Exhibit No. 10(b)(2) to Transition Report on Form 10-K Registrant No.
         1-12248 for the transition period from March 1, 1995 to December 31, 1995 filed with the Commission on March 29, 1996)
      3. Amendment No. 3 dated December 13, 1996
 10(c)   Trust Agreement with Vanguard Fiduciary Trust Company dated as of
         August 31, 1995, for ICF Kaiser International Employee Stock Ownership
         Plan (Incorporated by reference to Exhibit No. 10(c) to Registration
         Statement on Form S-1 Registrant No. 33-64655 filed with the
         Commission on November 30, 1995)

 EXHIBIT                               DESCRIPTION
 -------                               -----------
 10(d)   ICF Kaiser International, Inc. Retirement Plan (as amended and restated as of March 1, 1993) (and further amended with respect to name change only as of June 26, 1993) (Incorporated by reference to
         Exhibit No. 10(d) to Quarterly Report on Form 10-Q Registrant No. 1-
         12248 for the second quarter of fiscal 1994 filed with the Commission on October 15, 1993)
      1. Amendment No. 1 dated April 24, 1995 (Incorporated by reference to
         Exhibit No. 10(d)(1) to Annual Report on Form 10-K Registrant No. 1-
         12248 filed with the Commission on May 23, 1995.)
      2. Amendment No. 2 dated December 15, 1995 (Incorporated by reference to
         Exhibit No. 10(d)(2) to Transition Report on Form 10-K Registrant No.
         1-12248 for the transition period from March 1, 1995 to December 31,
         1995 filed with the Commission on March 29, 1996)
      3. Amendment No. 3 dated December 13, 1996
 10(e)   Trust Agreement with Vanguard Fiduciary Trust Company dated as of
         August 31, 1995, for ICF Kaiser International, Inc. Retirement Plan
         (Incorporated by reference to Exhibit No. 10(e) to Registration
         Statement on Form S-1 (Registrant No. 33-64655) filed with the
         Commission on November 30, 1995)
 10(f)   Lease Agreement between HMCE Associates (as Landlord) and ICF Kaiser
         Incorporated (as Tenant), dated January 30, 1987, for the lease of the
         Registrant's headquarters in Fairfax, Virginia (Incorporated by reference to Exhibit No. 10(a) to Registration Statement on Form S-1
         (No. 33-31473) filed with the Commission on October 6, 1989)
      1. First Amendment entered into August 31, 1987 (Incorporated by reference to Exhibit No. 10(a) to Registration Statement on Form S-1
         (No. 33-31473) filed with the Commission on October 6, 1989)
      2. Second Amendment entered into September 23, 1987 (Incorporated by reference to Exhibit No. 10(a) to Registration Statement on Form S-1
         (No. 33-31473) filed with the Commission on October 6, 1989)
      3. Third Amendment entered into as of February 12, 1990 (Incorporated by reference to Exhibit No. 10(a) to Annual Report on Form 10-K
         Registrant No. 0-18025 filed with the Commission on April 25, 1990)
 10(g)   Lease Agreement between HMCE Associates Limited Partnership (as
         Landlord) and American Capital and Research Corporation (as Tenant),
         dated April 27, 1988, for the lease of space in the building adjacent to the Registrant's headquarters in Fairfax, Virginia (Incorporated by reference to Exhibit No. 10(b) to Registration Statement on Form S-1
         (No. 33-31473) filed with the Commission on October 6, 1989)
      1. First Amendment entered into July 29, 1988. (Incorporated by reference to Exhibit No. 10(b) to Annual Report on Form 10-K (Registrant No. 0-
         18025) filed with the Commission on April 25, 1990)
      2. Second Amendment entered into as of February 12, 1990 (Incorporated by reference to Exhibit No. 10(b) to Annual Report on Form 10-K
         Registrant No. 0-18025 filed with the Commission on April 25, 1990)
      3. Third Amendment entered into as of December 22, 1992 (Incorporated by reference to Exhibit No. 10(h)(3) to Annual Report on Form 10-K
         Registrant No. 1-12248 for the fiscal year ended February 28, 1993 filed with the Commission on May 21, 1993)
 10(h)   Amended and Restated Lease Agreement by and between Kaiser Engineers,
         Inc. and 1800 Harrison Limited Partnership, dated as of July 1, 1988, for the lease of the Registrant's offices in Oakland, California
         (Incorporated by reference to Exhibit No. 10(c) to Registration
         Statement on Form S-1 (No. 33-31576) filed with the Commission on
         October 13, 1989)
      1. First Amendment made as of March 27, 1991 (Incorporated by reference to Exhibit No. 10(a)(1) to Quarterly Report on Form 10-Q (Registrant
         No. 0-18025) for the first quarter of fiscal 1993 filed with the
         Commission on July 10, 1992)
      2. Second Amendment made as of June 1992 (Incorporated by reference to
         Exhibit No. 10(a)(2) to Quarterly Report on Form 10-Q (Registrant No.
         0-18025) for the first quarter of fiscal 1993 filed with the
         Commission on July 10, 1992)
      3. Third Amendment made as of April 27, 1993 (Incorporated by reference to Exhibit No. 10(i)(3) to Annual Report on Form 10-K (Registrant No.
         1-12248) for the fiscal year ended February 28, 1993 filed with the
         Commission on May 21, 1993)

 EXHIBIT                               DESCRIPTION
 -------                               -----------
 10(i)   Guaranty provided by American Capital and Research Corporation to 1800
         Harrison Limited Partnership, dated as of March 27, 1991, and First
         Amendment thereto dated as of June 1992, guaranteeing the performance of Kaiser Engineers, Inc. under an Amended and Restated Lease
         Agreement by and between Kaiser Engineers, Inc. and the California
         Public Employee's Retirement System, dated as of July 1, 1988, for the lease of the Registrant's offices in Oakland, California (Incorporated by reference to Exhibit No. 10(b) to Quarterly Report on Form 10-Q
         Registrant No. 0-18025 for the first quarter of fiscal 1993 filed with the Commission on July 10, 1992)
 10(j)   ICF Kaiser International, Inc. Stock Incentive Plan (as amended and restated through March 1, 1996) (Incorporated by reference to Exhibit
         No. 10(j) to Registration Statement on Form S-1 Registration No. 333-
         16937 filed with the Commission on November 27, 1996)
 10(l)   Purchase Order dated March 8, 1995 (WHC-380393, Mod. 1) issued by
         Westinghouse Hanford Company to ICF Kaiser Hanford Company (DOE
         Reference No. DE-AC06-87RL1930) (Incorporated by reference to Exhibit
         No. 10(m) to Annual Report on Form 10-K Registrant No. 1-12248 for
         fiscal year 1995 filed with the Commission on May 23, 1995)
 10(m)   Assignment Agreement between the U.S. Department of Energy, Kaiser
         Engineers Hanford Company, and Westinghouse Hanford Company, with an effective date of October 1, 1993 (Contract No. DE-A06-93RL12359)
         (Incorporated by reference to Exhibit No. 10(a) to Quarterly Report on
         Form 10-Q Registrant No. 1-12248 for the second quarter of fiscal 1994 filed with the Commission on October 15, 1993)
      1. Modification No. 1 dated October 25, 1993 (Incorporated by reference to Exhibit No. 10(n)(1) to Annual Report on Form 10-K Registrant No.
         1-12248 filed with the Commission on May 25, 1994).
 10(n)   Hanford Termination Notice effective October 1, 1996, from the U.S.
         Department of Energy.
 10(o)   Massachusetts Water Resources Authority Agreement with ICF Kaiser
         Engineers, Inc. through its wholly owned subsidiary of ICF Kaiser
         Engineers of Massachusetts, Inc. for construction management services for Boston Harbor Project--Deer Island Related Facilities, Contract
         No. 5622 (June 1990) (Incorporated by reference to Exhibit No. 10(h)
         to Quarterly Report on Form 10-Q Registrant No. 0-18025 for the second quarter of fiscal 1991 filed with the Commission on October 12, 1990)
         (Amendment Nos. 1-3 incorporated by reference to Exhibit No. 10(n)(1-
         3) to Annual Report on Form 10-K Registrant No. 0-18025 for the fiscal year ended February 28, 1993 filed with the Commission on May 21,
         1993).
      1. Amendment No. 4 and Amendment No. 4A each dated December 2, 1993
         [IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS EXHIBIT NO.
         10(n)(1) to Annual Report on Form 10-K Registrant No. 1-12248 for
         fiscal 1994 FILED IN PAPER ON MAY 20, 1994, ON FORM SE PURSUANT TO A
         CONTINUING HARDSHIP EXEMPTION is incorporated herein by reference thereto]
      2. Amendment No. 5 dated December 6, 1994 [IN ACCORDANCE WITH RULE 202 OF
         REGULATION S-T, THIS EXHIBIT NO. 10(n)(2) to Annual Report on Form 10-
         K Registrant No. 1-12248 for fiscal 1995 FILED IN PAPER ON MAY 23,
         1995, ON FORM SE PURSUANT TO A CONTINUING HARDSHIP EXEMPTION is
         incorporated herein by reference thereto]
      3. Amendment No. 6 to the Agreement with the Massachusetts Water
         Resources Authority for Construction Management Services (January
         1996) (Amendment No. 6 incorporated by reference to Exhibit No.
         10(n)(3) to Quarterly Report on Form 10-Q Registrant No. 1-12248 for
         the fiscal quarter ended March 31, 1996 filed with the Commission on
         May 15, 1996).
 10(p)   Contract (#DE-AC3495RF00825) between Kaiser-Hill Company, LLC, a subsidiary of the Corporation, and the U.S. Department of Energy dated as of April 4, 1995. [IN ACCORDANCE WITH RULE 202 OF REGULATION S-T,
         THIS EXHIBIT NO. 10(o) WAS FILED IN PAPER ON MAY 23, 1995, ON FORM SE
         PURSUANT TO A CONTINUING HARDSHIP EXEMPTION is incorporated herein by reference thereto]

 EXHIBIT                               DESCRIPTION
 -------                               -----------
      1. Modifications to Contract #DE-AC3495RF00825. (Incorporated by
         reference to Exhibit No. 10(p)(1) to Registration Statement on Form S-
         1 Registration No. 333-16937 filed with the Commission on November 27,
         1996)
 10(q)   ICF Kaiser International, Inc. Section 401(k) Plan (as amended and restated as of March 1, 1993) (and further amended with respect to name change only as of June 26, 1993) (Incorporated by reference to
         Exhibit No. 10(f) to Quarterly Report on Form 10-Q Registrant No. 1-
         12248 (Registrant No. 1-12248) for the second quarter of fiscal 1994 filed with the Commission on October 15, 1993)
      1. Amendment No. 1 dated April 24, 1995 (Incorporated by reference to
         Exhibit No. 10(p)(1) to Annual Report on Form 10-K Registrant No. 1-
         12248 for fiscal 1995 filed with the Commission on May 23, 1995).
      2. Amendment No. 2 dated December 15, 1995 (Incorporated by reference to
         Exhibit No. 10(p)(2) to Transition Report on Form 10-K Registrant No.
         1-12248 for the transition period from March 1, 1995 to December 31,
         1995 filed with the Commission on March 29, 1996).
      3. Amendment No. 3 dated December 13, 1996
 10(r)   Trust Agreement with Vanguard Fiduciary Trust Company dated as of
         March 1, 1989, for the ICF Kaiser International, Inc. Section 401(k)
         Plan (Incorporated by reference to Exhibit No. 28(b) to Registration
         Statement on Form S-8 (Registration No. 33-51460) filed with the
         Commission on August 31, 1992).

Exhibit No. 10--Material Contracts (management contracts, compensatory plans, or arrangements.)

 10(aa)  Employment Agreement with James O. Edwards dated as of December 31,
         1994 (Incorporated by reference to Exhibit No. 10 (bb) to Annual
         Report on Form 10-K for fiscal 1995 Registrant
         No. 1-12248 filed with the Commission on May 23, 1995).
 10(bb)  ICF Kaiser International, Inc. Corporate Incentive Compensation Plan:
         Annual Incentive Plan (dated as of September 29, 1993) (Incorporated by reference to Exhibit No. 10(aa) to Quarterly Report on Form 10-Q
         Registrant No. 1-12248 for the second quarter of fiscal 1994 filed with the Commission on October 15, 1993).
 10(cc)  ICF Kaiser International, Inc. Non-employee Director Stock Option Plan
         (as amended and restated as of June 26, 1993) (Incorporated by reference to Exhibit No. 10(bb) to Quarterly Report on Form 10-Q
         (Registrant No. 1-12248) for the second quarter of fiscal 1994 filed with the Commission on October 15, 1993).
 10(dd)  Agreement with Alvin S. Rapp, Executive Vice President of the
         Registrant, dated November 1, 1993 (Incorporated by reference to
         Exhibit No. 10(ll) to Amendment No. 1 to Registration Statement on
         Form S-1 (No. 33-70986) filed with the Commission on November 22,
         1993).
 10(ee) Employment Agreement with Marc Tipermas, Executive Vice President of the Registrant, effective as of March 1, 1994 (Incorporated by reference to Exhibit No. 10(ll) to Annual Report on Form 10-K
         (Registrant No. 1-12248) filed with the Commission on May 25, 1994).
 10(ff) Employment Agreement with Stephen W. Kahane, Executive Vice President of the Registrant, effective as of March 1, 1994 (Incorporated by reference to Exhibit No. 10(mm) to Annual Report on Form 10-K
         (Registrant No. 1-12248) filed with the Commission on May 25, 1994).
 10(gg)  ICF Kaiser International, Inc. Senior Executive Officers Severance
         Plan as approved by the Compensation Committee of the Board of Directors on April 4, 1994, and adopted by the Board of Directors on May 5, 1994 (Incorporated by reference to Exhibit No. 10(nn) to Annual
         Report on Form 10-K (Registrant No. 1-12248) filed with the Commission on May 25, 1994).
 10(hh) Employment Agreement with Michael K. Goldman, Executive Vice President of the Registrant, effective as of February 28, 1994. (Incorporated by reference to Exhibit No. 10(jj) to Annual Report on Form 10-K
         Registrant No. 1-12248 for fiscal 1995 filed with the Commission on May 23, 1995).

 EXHIBIT                               DESCRIPTION
 -------                               -----------
 10(ii)  Employment Agreement dated May 17, 1993, and February 1, 1995, with
         Richard K. Nason, Executive Vice President and Chief Financial Officer
         of the Registrant (Incorporated by reference to Exhibit No. 10(ii) to
         Transition Report on Form 10-K Registrant No. 1-12248 for the
         transition period from March 1, 1995 to December 31, 1995 filed with the Commission on March 29, 1996).
 10(jj)  ICF Kaiser International, Inc. Stock Incentive Plan (as amended and restated through March 1, 1996) (Incorporated by reference to Exhibit
         No. 10(j) to Registration Statement on Form S-1 Registration No. 333-
         16937 filed with the Commissionon November 27, 1996)

Exhibit No. 11--Computation of Primary and Fully Diluted Earnings Per Share
            (Incorporated by reference to Exhibit No. 11 to (a) Transition
            Report on Form 10-K Registrant No. 1-12248 for the transition period from March 1, 1995 to December 31, 1995, filed with the Commission on March 29, 1996, and (b) Quarterly Report on Form 10-
            Q Registrant No. 1-12248 for the third quarter ended September 30,
            1996 filed with the Commission on November 14, 1996).

Exhibit No. 12--Statement re Computation of Ratio of Earnings to Fixed Changes

Exhibit No. 21--Consolidated Subsidiaries of the Registrant as of December 31,
1996

Exhibit No. 23--Consents

 23(a)   Consent of Coopers & Lybrand L.L.P.
 23(b)   Consent of Paul Weeks, II, is contained in Exhibit No. 5
 23(c)   Consent of Crowell & Moring LLP is contained in Exhibit No. 8

Exhibit No. 24--Powers of Attorney (see pages II-10 through II-16).

Exhibit No. 25--Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York, as
            Trustee of the Indenture relating to the 12% Senior Notes due
            2003, Series B

Exhibit No. 99--Additional Exhibits

 99(a)   Letter of Transmittal
 99(b)   Notice of Guaranteed Delivery
 99(c)   Letter to Securities Dealers, Commercial Banks, Trust Companies and
         Other Nominees
 99(d)   Letter to Clients
 99(e)   Guidelines for Certification of Taxpayer Identification Number on Form
         W-9